Filed Pursuant to Rule 424(b)(5)
Registration No. 333-189409

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 13, 2014

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 24, 2013)

The Korea Development Bank

US$             Floating Rate Notes due 20

US$                                  % Notes due 20

Our US$             aggregate principal amount of floating rate notes due 20     (the “Floating Rate Notes”) will bear interest at a rate equal to Three-Month USD LIBOR (as defined herein) plus     % per annum, payable quarterly in arrears on January    , April    , July     and October     of each year, beginning on April     , 2014. The first interest payment on the Floating Rate Notes will be made on April    , 2014 in respect of the period from (and including) January    , 2014 to (but excluding) April    , 2014. The Floating Rate Notes will mature on             , 20    .

Our US$             aggregate principal amount of notes due 20     (the “Fixed Rate Notes”, and together with the Floating Rate Notes, the “Notes”) will bear interest at a rate of     % per annum. Interest on the Fixed Rate Notes is payable semi-annually in arrears on January              and July              of each year, beginning on July             , 2014. The Fixed Rate Notes will mature on             , 20        .

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein). However, under The Korea Development Bank Act, as amended (the “KDB Act”), the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDB Financial Group (“KDBFG”), subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Floating Rate Notes			Fixed Rate Notes
	Per Note		Total	Per Note		Total
Public offering price		%	US$		%	US$
Underwriting discount		%	US$		%	US$
Proceeds to us (before deduction of expenses)		%	US$		%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including January             , 2014.

Application will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing of the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission of the Notes to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about January             , 2014.

Joint Bookrunners and Lead Managers

Barclays
BNP PARIBAS
BofA Merrill Lynch
Citigroup
HSBC
KDB Asia
Morgan Stanley
Standard Chartered Bank

Lead Manager

ANZ Securities

Prospectus Supplement Dated             , 2014

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Unless otherwise indicated, all references to “Floating Rate Notes” contained in this prospectus supplement are to the US$             aggregate principal amount of floating rate notes due 20     and all references to “Fixed Rate Notes” are to the US$             aggregate principal amount of     % notes due 20    . Unless otherwise indicated, all references to the “Notes” are to the Floating Rate Notes and Fixed Rate Notes, collectively.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Commencing in 2011, we prepare our financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and our separate and consolidated financial information as of December 31, 2012, June 30, 2013 and September 30, 2013, for the six months ended June 30, 2012 and 2013 and for the nine months ended September 30, 2012 and 2013 included in this prospectus supplement has been prepared in accordance with Korean IFRS. References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 24, 2013. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-189409, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made or opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission of the Notes to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$             aggregate principal amount of floating rate notes due             , 20     (the “Floating Rate Notes”) and US$             aggregate principal amount of     % notes due             , 20     (the “Fixed Rate Notes”, and together with the Floating Rate Notes, the “Notes”).

Floating Rate Notes

The Floating Rate Notes will bear interest for each Interest Period (as defined herein) at a rate equal to Three-Month USD LIBOR plus     % per annum, payable quarterly in arrears on January     , April     , July     and October     of each year, beginning on April     , 2014. The first interest payment on the Floating Rate Notes will be made on April     , 2014 in respect of the period from (and including) January     , 2014 to (but excluding) April      , 2014. Interest on the Notes will accrue from January    , 2014, and will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360.

Fixed Rate Notes

The Fixed Rate Notes will bear interest at a rate of         % per annum, payable semi-annually in arrears on January              and July             , beginning on July             , 2014. Interest on the Fixed Rate Notes will accrue from January             , 2014 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. However, under the KDB Act, the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDBFG, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

We do not have any right to redeem the Notes prior to maturity.

Listing

Application will be made to the SGX-ST for the listing of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. The Notes will be traded on the SGX-ST in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies) for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require. Accordingly, the Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under

“Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January             , 2014, which will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$            . We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 24, 2013. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Overview

As of June 30, 2013, we had ￦95,868.9 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ￦146,469.6 billion and total equity of ￦17,690.2 billion, as compared to ￦91,875.2 billion of loans outstanding, ￦142,997.3 billion of total assets and ￦18,218.4 billion of total equity as of December 31, 2012. For the six months ended June 30, 2013, we recorded interest income of ￦2,389.1 billion, interest expense of ￦1,523.4 billion and net loss of ￦266.5 billion, as compared to ￦2,549.7 billion of interest income, ￦1,641.1 billion of interest expense and ￦619.4 billion of net income for the six months ended June 30, 2012.

In April 2013, the Government launched a task force for considering and planning the reorganization of policy roles for Government-owned banks and financial corporations, including us, KDB Financial Group (“KDBFG”) and Korea Finance Corporation (“KoFC”). The task force, composed of representatives from various government branches responsible for overseeing such Government-owned entities as well as members of the academia, collected views and considered various reorganization options with respect to policy financing functions.

In August 2013, pursuant to the findings of the task force, the Financial Services Commission announced the Government’s plan to reorganize Government-owned policy banks and financial corporations in order to streamline their overlapping functions and reinforce their policy financing roles for start-ups and small- and medium-sized enterprises, new growth industries and overseas projects. The plan calls for, among other things, (i) the merger of KoFC and KDBFG into us and the transfer of KoFC’s overseas assets of approximately ￦2 trillion to The Export-Import Bank of Korea by July 2014, (ii) the sale of KDB Capital Corp., KDB Asset Management Co., Ltd. and KDB Life, our subsidiaries that do not have policy financing roles and (iii) the gradual reduction of our retail banking services. Furthermore, the Government announced that it will maintain its controlling stake of at least 50% plus one share in us.

The plan announced by the Government is subject to the legislative approval of the National Assembly and will require an amendment of the KDB Act. In December 2013, a bill was introduced in the National Assembly to amend the KDB Act and enact the Government’s merger plan. As the bill is still in the early stages of the legislative approval process, we cannot predict whether the final form of the bill will mirror the merger plan announced by the Government or be passed at all.

Capitalization

As of September 30, 2013, our authorized capital was ￦15,000 billion and capitalization was as follows:

September 30, 2013(1)
(billions of won) (unaudited)
Long-term debt(2)(3):
Won currency borrowings	4,343.1
Foreign currency borrowings	6,580.3
Industrial finance bonds	50,871.6

Total long-term debt	61,795.0

Capital:
Issued capital	9,251.9
Capital surplus	44.4
Retained earnings(4)	7,955.2
Accumulated other comprehensive income	530.6

Total capital	17,782.1

Total capitalization	79,577.1

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2013.
(2)	We have translated borrowings in foreign currencies into Won at the rate of ￦1,075.6 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2013.
(3)	As of September 30, 2013, we had contingent liabilities totaling ￦7,451.3 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes planned regulatory reserve for possible loan losses of ￦320.2 billion as of September 30, 2013. Under Korean IFRS, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Selected Financial Statement Data

Recent Developments

As of September 30, 2013, we had ￦98,109.3 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ￦148,362.4 billion and total equity of ￦17,782.1 billion, as compared to ￦91,875.2 billion of loans outstanding, ￦142,997.3 billion of total assets and ￦18,218.4 billion of total equity as of December 31, 2012, on a separate K-IFRS basis. For the nine months ended September 30, 2013, we recorded interest income of ￦3,581.0 billion, interest expense of ￦2,283.5 billion and net loss of ￦199.6 billion, as compared to ￦3,788.5 billion of interest income, ￦2,482.2 billion of interest expense and ￦754.3 billion of net income for the nine months ended September 30, 2012, on a separate K-IFRS basis.

The following tables present selected separate financial information for the nine months ended September 30, 2012 and 2013 and as of December 31, 2012 and September 30, 2013, which has been derived from our unaudited separate financial statements as of December 31, 2012 and September 30, 2013 and for the nine months ended September 30, 2012 and 2013 prepared in accordance with Korean IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2012	2013
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	3,788.5	3,581.0
Total Interest Expenses	2,482.2	2,283.5
Net Interest Income	1,306.2	1,297.4
Operating Income	1,002.7	(297.5)
Net Income	754.3	(199.6)

	As of December 31, 2012	As of September 30, 2013
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	91,875.2	98,109.3
Total Borrowings(2)	108,406.7	115,758.7
Total Assets	142,997.3	148,362.4
Total Liabilities	124,779.0	130,580.3
Equity	18,218.4	17,782.1

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

The following tables present selected consolidated financial information for the nine months ended September 30, 2012 and 2013 and as of December 31, 2012 and September 30, 2013, which has been derived from our unaudited consolidated financial statements as of December 31, 2012 and September 30, 2013 and for the nine months ended September 30, 2012 and 2013 prepared in accordance with Korean IFRS.

Consolidated K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2012	2013
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	4,085.5	3,884.1
Total Interest Expenses	2,539.3	2,331.2
Net Interest Income	1,546.2	1,552.9
Operating Income (Expenses)	878.3	(303.3)
Net Income (Loss)	725.7	(296.9)

	As of December 31, 2012	As of September 30, 2013
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	93,991.7	100,340.1
Total Borrowings(2)	113,862.2	121,277.2
Total Assets	165,779.6	171,502.9
Total Liabilities	144,889.1	151,194.1
Equity	20,890.5	20,308.8

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at FVTPL, due to customers, borrowings and debt issued.

Nine Months Ended September 30, 2013

For the nine months ended September 30, 2013, we had net loss of ￦199.6 billion compared to net income of ￦754.3 billion for the nine months ended September 30, 2012, on a separate K-IFRS basis.

Principal factors for the net loss of ￦199.6 billion for the nine months ended September 30, 2013 compared to the net income of ￦754.3 billion for the nine months ended September 30, 2012 included:

•

an increase in provision for loan losses to ￦978.9 billion in the nine months ended September 30, 2013 from ￦384.5 billion in the corresponding period of 2012, primarily due to an increase in non-performing loans;

•

an increase in net loss on foreign currency transactions to ￦212.6 billion in the nine months ended September 30, 2013 from ￦112.6 billion in the corresponding period of 2012, primarily due to the fluctuation of foreign exchange rates;

•

a decrease in net fees and commission income to ￦311.3 billion in the nine months ended September 30, 2013 from ￦395.7 billion in the corresponding period of 2012, primarily due to a decrease in fees from financial advisory, syndication and underwriting;

•

a decrease in dividend income to ￦106.6 billion in the nine months ended September 30, 2013 from ￦185.8 billion in the corresponding period of 2012, primarily due to a decrease in dividend income from our subsidiaries;

•

net loss on available-for-sale financial assets of ￦113.3 billion in the nine months ended September 30, 2013 compared to net gain of ￦58.1 billion in the corresponding period of 2012, primarily due to impairment losses on the stock of companies under restructuring procedures (including STX Pan Ocean Co., Ltd.) in the nine months ended September 30, 2013; and

•

a decrease in net gain on derivatives to ￦192.1 billion in the nine months ended September 30, 2013 from ￦253.3 billion in the corresponding period of 2012, primarily due to a decrease in valuation gain on derivative financial instruments.

The above factors were partially offset by net gain on financial liabilities designated at fair value through profit or loss of ￦30.6 billion in the nine months ended September 30, 2013 compared to net loss of ￦78.8 billion in the corresponding period of 2012, primarily due to an increase in valuation gains from financial liabilities designated at fair value through profit or loss.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Inc., Daehan Shipbuilding Co., Ltd., Shina SB Yard Co., STX Pan Ocean and Tong Yang Cement Corporation. As of September 30, 2013, our credit extended to these companies totaled ￦2,122.6 billion, accounting for 1.4% of our total assets as of such date.

As of September 30, 2013, our exposure (including loans classified as substandard or below and equity investments classified as estimated loss or below) to Kumho Tires increased to ￦1,204.7 billion from ￦1,174.5 billion as of December 31, 2012, primarily due to extension of additional loans. As of September 30, 2013, our exposure to Daehan Shipbuilding was ￦213.4 billion, an increase from ￦195.7 billion as of December 31, 2012, primarily due to extension of additional loans. As of September 30, 2013, our exposure to Shina SB Yard increased to ￦258.6 billion from ￦228.2 billion as of December 31, 2012, primarily due to extension of additional loans. As of September 30, 2013, our exposure to STX Pan Ocean decreased to ￦224.9 billion from ￦358.8 billion as of December 31, 2012, primarily due to a decrease in valuation of shares of common stock of STX Pan Ocean. We downgraded the classification of our exposure to Tong Yang Cement from normal to estimated loss in September 2013. As of September 30, 2013, our exposure to Tong Yang Cement was ￦221.0 billion.

As of September 30, 2013, we established provisions of ￦40.5 billion for our exposure to Kumho Tires, ￦12.6 billion for Daehan Shipbuilding, ￦52.7 billion for Shina SB Yard, ￦152.0 billion for STX Pan Ocean and ￦3 billion for Tong Yang Cement.

In the nine months ended September 30, 2013, we sold 90,749 shares of common stock in Kumho Industrial, and as a result, our equity interest in Kumho Industrial decreased from 5.44% to 4.74%.

Based on our unaudited internal management accounts, as of September 30, 2013, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was ￦1,204.7 billion, ￦167.5 billion, ￦1,414.8 billion and ￦871.6 billion, respectively. As of September 30, 2013, we established provisions of ￦40.5 billion, ￦4.2 billion, ￦0.4 billion and ￦0.9 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

For the nine months ended September 30, 2013, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

Results of Operations

The following tables present selected separate financial information as of December 31, 2012 and June 30, 2013 and for the six months ended June 30, 2012 and 2013, which has been derived from our unaudited separate financial statements as of December 31, 2012 and June 30, 2013 and for the six months ended June 30, 2012 and 2013 prepared in accordance with Korean IFRS and included in this prospectus supplement. You should read the following financial statement data together with the separate financial statements and notes included in this prospectus supplement:

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2012	2013
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,549.7	2,389.1
Total Interest Expenses	1,641.1	1,523.4
Net Interest Income	908.6	865.7
Operating Income (Expenses)	821.2	(393.4)
Net Income (Loss)	619.4	(266.5)

	As of December 31, 2012	As of June 30, 2013
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	91,875.2	95,868.9
Total Borrowings(2)	108,406.7	113,623.8
Total Assets	142,997.3	146,469.6
Total Liabilities	124,779.0	128,779.4
Equity	18,218.4	17,690.2

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Six Months Ended June 30, 2013

For the six months ended June 30, 2013, we had net loss of ￦266.5 billion compared to net income of ￦619.4 billion for the six months ended June 30, 2012, on a separate basis.

Principal factors for the net loss of ￦266.5 billion for the six months ended June 30, 2013 compared to the net income of ￦619.4 billion for the six months ended June 30, 2012 included:

•

an increase in provision for loan losses to ￦660.7 billion in the six months ended June 30, 2013 from ￦210.9 billion in the corresponding period of 2012, primarily due to an increase in non-performing loans;

•

net loss on derivatives of ￦137.1 billion in the six months ended June 30, 2013 compared to net gain of ￦152.6 billion in the corresponding period of 2012, primarily due to valuation losses on derivative financial instruments in the six months ended June 30, 2013;

•

net loss on available-for-sale financial assets of ￦184.9 billion in the six months ended June 30, 2013 compared to net gain of ￦34.9 billion in the corresponding period of 2012, primarily due to impairment losses on the stock of companies under restructuring procedures during the first half of 2013; and

•

a decrease in dividend income to ￦74.2 billion in the six months ended June 30, 2013 from ￦157.4 billion in the corresponding period of 2012, primarily due to a decrease in dividend income from our subsidiaries.

The above factors were partially offset by net gain on foreign currency transactions of ￦58.4 billion in the six months ended June 30, 2013 compared to net loss of ￦37.7 billion in the corresponding period of 2012.

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2013, we established provisions of ￦1,291.9 billion for possible loan losses under Korean IFRS. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings. See Note 22 of the notes to our separate financial statements included in this prospectus supplement.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2013, we have provided loans of ￦3,298.0 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ￦1,448.7 billion following debt-equity swaps. As of June 30, 2013, we had established provisions of ￦658.3 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of June 30, 2013(1)
		Loan Amount		Loan Loss Provisions
		(in billions of won, except percentages)
Loan Classification	Normal(2)	￦	89,870.5	￦	227.9
	Precautionary		3,969.4		422.1
	Substandard		1,505.0		342.1
	Doubtful		30.3		20.1
	Expected Loss		493.7		279.8

	Total	￦	95,868.9	￦	1,292.0

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.
(3)	See note 2 of the notes to our separate financial statements for a summary of significant accounting policies with respect to impairment of loans.

As of June 30, 2013, our non-performing loans totaled ￦2,029.0 billion, representing 2.1% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2013, our legal reserve was ￦6,022.3 billion, representing 6.3% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Inc., Daehan Shipbuilding Co., Ltd., Shina SB Yard Co., STX Pan Ocean and Hanil Engineering & Construction. As of June 30, 2013, our credit extended to these companies totaled ￦2,068.0 billion, accounting for 1.4% of our total assets as of such date.

As of June 30, 2013, our exposure (including loans classified as substandard or below and equity investments classified as estimated loss or below) to Kumho Tires increased to ￦1,247.4 billion from ￦1,174.5 billion as of December 31, 2012, primarily due to extension of additional loans. As of June 30, 2013, our exposure to Daehan Shipbuilding was ￦200.4 billion, an increase from ￦195.7 billion as of December 31, 2012, primarily due to extension of additional loans. As of June 30, 2013, our exposure to Shina SB Yard Co. increased to ￦244.3 billion, from ￦228.2 billion as of December 31, 2012, primarily due to extension of additional loans. As of June 30, 2013, our exposure to STX Pan Ocean decreased to ￦200.9 billion from ￦358.8 billion as of December 31, 2012, primarily due to a decrease in valuation of shares of common stock of STX Pan Ocean. As of June 30, 2013, our exposure to Hanil Engineering & Construction increased to ￦175.0 billion from ￦173.4 billion as of December 31, 2012.

As of June 30, 2013, we established provisions of ￦42.2 billion for our exposure to Kumho Tires, ￦11.9 billion for Daehan Shipbuilding, ￦44.5 billion for Shina SB Yard, ￦156.0 billion for STX Pan Ocean and ￦1.1 billion for Hanil Engineering and Construction.

In the first half of 2013, we sold 51,789 shares of common stock in Kumho Industrial, and as a result, our equity interest in Kumho Industrial decreased from 5.44% to 5.17%.

Based on our unaudited internal management accounts, as of June 30, 2013, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was ￦1,247.4 billion, ￦150.4 billion, ￦1,424.4 billion and ￦759.1 billion, respectively. As of June 30, 2013, we established provisions of ￦42.2 billion, ￦1.7 billion, ￦0.4 billion and ￦0.9 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

For the six months ended June 30, 2013, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2013:

Loans(1)

	June 30, 2013
	(billions of won)
Equipment Capital Loans:
Domestic currency	￦	32,228.9
Foreign currency(2)		7,668.3
Working Capital Loans:
Domestic currency(3)		27,577.4
Foreign currency(2)		5,257.2
Other Loans(4)		23,137.1

Total loans	￦	95,868.9

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ￦8,457.4 billion as of June 30, 2013. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.
(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2013, we had ￦95,868.9 billion in outstanding loans, a 4.3% increase from December 31, 2012.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2013		As % of June 30, 2013 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	￦	32,007.5	44.0%
Loans with remaining maturities of more than one year		40,724.3	56.0

Total	￦	72,731.8	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2013:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2013		As % of June 30, 2013 Total
	(billions of won, except percentages)
Manufacturing	￦	42,214.2	58.0%
Banking and Insurance		6,745.0	9.3
Transportation and Communication		5,805.8	8.0
Public Administration		32.0	0.1
Electric, Gas and Water Supply Industry		2,127.7	2.9
Others		15,807.1	21.7

Total	￦	72,731.8	100.0%

Percentage increase from December 31, 2012		5.7%

(1)	Includes loans extended to affiliates.

The manufacturing sector accounted for 58.0% of our outstanding equipment capital and working capital loans as of June 30, 2013. As of June 30, 2013, loans to the manufacture of other transport equipment businesses and the manufacture of basic metal products businesses accounted for 16.3% and 13.4%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Hyundai Steel was our single largest borrower as of June 30, 2013, accounting for 1.4% of our outstanding equipment capital and working capital loans. As of June 30, 2013, our five largest borrowers and 20 largest borrowers accounted for 6.1% and 16.8%, respectively, of our outstanding equipment capital and working capital loans. The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2013 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2013 Total Outstanding Equipment Capital and Working Capital Loans
Manufacturing	64.0%
Banking and Insurance	8.2
Transportation and Communication	11.0
Others	16.8

Total	100.0%

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2013:

	Equipment Capital Loans(1)			Working Capital Loans(1)
	June 30, 2013%			June 30, 2013%
	(billions of won, except percentages)
Industrial fund loans	￦	28,749.3	72.1%	￦	24,371.6	77.9%
Foreign currency loans		6,452.7	16.2		1,340.8	4.3
Offshore loans in foreign currencies		1,215.6	3.0		3,252.5	10.4
Government fund loans		617.9	1.5		—	—
Overdraft		—	—		937.6	3.0
Others		2,861.2	7.2		1,388.2	4.4

Total	￦	39,896.7	100.0%	￦	31,290.7	100.0%

(1)	Excludes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2013:

	June 30, 2013
	(billions of won)
Acceptances	￦	831.3
Guarantees on local borrowing		689.2
Guarantees on foreign borrowing		6,714.4
Letter of guarantee for importers		47.5

Total	￦	8,282.4

Investments

Our equity investments increased slightly to ￦8,443.2 billion as of June 30, 2013 from ￦8,439.6 billion as of December 31, 2012.

As of June 30, 2013, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ￦8,443.2 billion, equal to 27.6% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2013:

Equity Investments

	Book Value as of June 30, 2013
	(billions of won)
Electric, Gas and Water Supply Industry	￦	93.8
Construction		110.0
Banking and Insurance		4,790.0
Real Estate Business		126.8
Manufacturing		2,941.9
Transportation and Communication		179.6
Others		201.1

Total	￦	8,443.2

As of June 30, 2013, we held total equity investments, on a book value basis, of ￦0 in our five largest borrowers and ￦1,799.5 billion in six of our 20 largest borrowers.

As of June 30, 2013, the aggregate value of our equity investments accounted for approximately 110.6% of their aggregate cost basis. For a discussion on how we determine the value of our equity investments, see “The Korea Development Bank — Operations — Investments” in the accompanying prospectus.

Other Activities

As of June 30, 2013, we held in trust cash and other assets totaling ￦27,688.2 billion, and we generated in the first half of 2013 trust fee income equaling ￦148.1 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2013:

Type of Funds Borrowed	Amount as of June 30, 2013
	(billions of won)
General purpose	￦	619.7
Special purpose		4,074.8

Total	￦	4,694.5

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2013:

Outstanding Balance	Amount as of June 30, 2013
	(billions of won)
Denominated in Won	￦	32,113.2
Denominated in other currencies		18,673.2

Total	￦	50,786.4

As of June 30, 2013, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2013) was ￦60,151.0 billion, equal to 13.5% of our authorized amount under the KDB Act, which was ￦446,796.7 billion.

Foreign Currency Borrowings

As of June 30, 2013, the outstanding amount of our foreign currency borrowings was US$13.1 billion.

Our long term and short term foreign currency borrowings increased to ￦15,029.0 billion as of June 30, 2013 from ￦12,341.3 billion as of December 31, 2012.

Deposits

As of June 30, 2013, demand deposits held by us totaled ￦1,812.4 billion and time and savings deposits held by us totaled ￦34,682.9 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2013:

Debt Principal Repayment Schedule

	Maturing on or before June 30,
Currency(1)(2)	2013		2014		2015		2016		2017		Thereafter
	(billions of won)
Won	￦	7,185	￦	12,367	￦	5,984	￦	2,556	￦	2,037	￦	6,715
Foreign		12,850		8,013		3,934		3,612		2,858		3,300

Total Won Equivalent	￦	20,035	￦	20,380	￦	9,918	￦	6,168	￦	4,895	￦	10,015

(1)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2013, as announced by the Seoul Money Brokerage Services Ltd.
(2)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

As of June 30, 2013, we employed 2,908 persons with 1,628 located in our Seoul head office.

Financial Statements and the Auditors

Korea Development Bank

Separate Interim Statements of Financial Position

As of June 30, 2013, December 31 and January 1, 2012

(Unaudited)

(In millions of won)	Notes	June 30, 2013		December 31, 2012 (Restated)	January 1, 2012 (Restated)
Assets
Cash and due from banks	4,43,44,47	￦	3,345,279	2,695,848	1,965,839
Financial assets held for trading	5,43,44,47		1,755,660	1,877,364	2,585,909
Available-for-sale financial assets	6,43,44,47		25,795,600	24,886,010	25,701,034
Held-to-maturity financial assets	7,43,44,47		47,441	88,690	110,844
Loans	8,43,44,47		94,552,810	91,034,405	80,414,794
Derivative financial assets	9,43,44,45,47		4,627,855	5,177,890	5,597,095
Investments in subsidiaries and associates	10,46		6,021,888	5,984,613	5,716,820
Property and equipment, net	11,46		436,592	439,773	439,726
Investment property, net	12,46		87,692	92,486	86,899
Intangible assets, net	13,46		70,187	71,503	58,969
Deferred tax assets	33		46,974	17,432	—
Other assets	14,43,44,47		9,681,638	10,631,333	5,204,055

Total assets		￦	146,469,616	142,997,347	127,881,984

Liabilities
Financial liabilities designated at fair value through profit or loss	15,43,44,47	￦	841,696	875,197	992,136
Deposits	16,43,44,47		37,490,967	38,652,332	25,222,278
Borrowings	17,43,44,47		24,504,729	21,977,467	25,842,421
Bonds	18,43,44,47		50,786,366	46,901,677	47,196,659
Derivative financial liabilities	9,43,44,45,47		4,010,804	4,086,856	4,289,264
Defined benefit liabilities	19		36,200	18,885	17,536
Provisions	20		287,150	89,143	261,855
Deferred tax liabilities	34		—	198,738	359,521
Income taxes payable			45,228	153,321	128,204
Other liabilities	21,43,44,47		10,776,288	11,825,334	5,908,341

Total liabilities			128,779,428	124,778,950	110,218,215

Equity
Issued capital	22		9,251,861	9,251,861	9,251,861
Capital surplus	22		44,373	44,373	44,373
Accumulated other comprehensive income	22		505,595	534,181	578,557
Retained earnings	22		7,888,359	8,387,982	8,387,982
(Regulatory reserve for loan loss of ￦1,306,925 and ￦1,034,949 as of June 30, 2013 and December 31, 2012, respectively)	22
(Planned regulatory reserve for loan losses of ￦126,663 and ￦271,976 and 1,034,949 as of June 30, 2013 and December 31, 2012 and January 1, 2012, respectively)

Total equity			17,690,188	18,218,397	17,663,769

Total liabilities and equity		￦	146,469,616	142,997,347	127,881,984

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Comprehensive Income (Loss)

For the three-month and six-month periods ended June 30, 2013 and 2012

(Unaudited)

(In millions of won, except earnings per share information)		June 30, 2013			June 30, 2012 (Restated)
	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	23	￦	1,200,187	2,389,053	1,300,887	2,549,742
Interest expense	23		(753,264)	(1,523,375)	(823,636)	(1,641,120)

Net interest income	46		446,923	865,678	477,251	908,622

Net fees and commission income	24		128,210	221,486	165,024	275,197
Dividend income	25		24,925	74,206	61,635	157,437
Net gain (loss) on financial assets held for trading	26		(27,659)	(14,600)	2,496	(397)
Net gain (loss) on financial liabilities designated at fair value through profit or loss	27		56,455	32,150	(19,965)	(16,727)
Net gain (loss) on available-for-sale financial assets	28		(232,860)	(184,860)	(12,807)	34,915
Net gain (loss) on derivatives	29		(83,743)	(137,125)	(2,171)	152,624
Net foreign currency transaction gain (loss)	30		10,842	58,353	44,086	(37,701)
Other operating loss, net	31		(142,024)	(373,089)	(115,043)	(179,396)

Non-interest income (loss), net			(265,854)	(323,479)	123,255	385,952

Provision for loan loss	8		492,860	660,704	104,550	210,878

General and administrative expenses	32,46		154,275	274,913	156,162	262,535

Operating income (loss)	46		(466,066)	(393,418)	339,794	821,161

Impairment loss on investments in subsidiaries and associates			(11,167)	(11,167)	(272)	(272)
Other non-operating income	33		1,002	3,892	664	1,376
Other non-operating expense	33		(1,341)	(2,028)	(8,585)	(9,808)

Non-operating expense, net			(11,506)	(9,303)	(8,193)	(8,704)

Profit (loss) before income taxes			(477,572)	(402,721)	331,601	812,457

Income tax expense (benefit)	34		(155,224)	(136,245)	86,344	193,045

Profit (loss) for the period
(Profit (loss) for the period adjusted for regulatory reserve for possible loan losses : (-)￦356,603 million and (-)￦393,139 million for the three-month and six-month periods ended June 30, 2013, respectively; ￦177,853 million and ￦481,085 million for the three-month and six-month periods ended June 30, 2012, respectively)	22		(322,348)	(266,476)	245,257	619,412

Other comprehensive income (loss) for the period, net of tax Items that are or may be reclassified subsequently to profit or loss:
Valuation gain (loss) on available-for-sale financial assets, net	22		(26,254)	(59,874)	(43,005)	6,481
Exchange differences on translation of foreign operations	22		14,250	31,288	7,971	(4,399)

			(12,004)	(28,586)	(35,034)	2,082

Total comprehensive income (loss) for the period		￦	(334,352)	(295,062)	210,223	621,494

Earnings (loss) per share
Basic and diluted earnings (loss) per share (won)	35	￦	(174)	(144)	133	335

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Changes in Equity

For the six-month periods ended June 30, 2013 and 2012

(Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2012	￦	9,251,861	44,373	565,577	7,796,236	17,658,047
Cumulative effect of changing accounting policies, etc.		—	—	12,980	(7,258)	5,722

Balance at January 1, 2012 (Restated)		9,251,861	44,373	578,557	7,788,978	17,663,769
Dividends		—	—	—	(347,870)	(347,870)

		9,251,861	44,373	578,557	7,441,108	17,315,899

Profit for the period		—	—	—	619,412	619,412
Changes in valuation gain on available-for-sale financial assets		—	—	8,517	—	8,517
Changes in exchange differences on translation of foreign operations		—	—	(5,803)	—	(5,803)
Income tax effect		—	—	(632)	—	(632)

Total comprehensive income for the period		—	—	2,082	619,412	621,494

Balance at June 30, 2012	￦	9,251,861	44,373	580,639	8,060,520	17,937,393

Balance at January 1, 2013	￦	9,251,861	44,373	521,720	8,400,611	18,218,565
Cumulative effect of changing accounting policies, etc.		—	—	12,461	(12,629)	(168)

Balance at January 1, 2013 (Restated)		9,251,861	44,373	534,181	8,387,982	18,218,397
Dividends		—	—	—	(233,147)	(233,147)

		9,251,861	44,373	534,181	8,154,835	17,985,250

Loss for the period		—	—	—	(266,476)	(266,476)
Changes in valuation loss on available-for-sale financial assets		—	—	(78,962)	—	(78,962)
Changes in exchange differences on translation of foreign operations		—	—	41,277	—	41,277
Income tax effect		—	—	9,099	—	9,099

Total comprehensive loss for the period		—	—	(28,586)	(266,476)	(295,062)

Balance at June 30, 2013	￦	9,251,861	44,373	505,595	7,888,359	17,690,188

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Cash Flows

For the six-month periods ended June 30, 2013 and 2012

(Unaudited)

(In millions of won)	Notes	2013		2012
Cash flows from operating activities
Profit (loss) for the period		￦	(266,476)	619,412
Adjustments for:
Income tax expense (benefit)	34		(136,245)	193,045
Interest income	23		(2,389,053)	(2,549,742)
Interest expense	23		1,523,375	1,641,120
Dividend income	25		(74,206)	(157,437)
Loss (gain) on valuation of financial assets held for trading	26		5,769	(134)
Loss (gain) on valuation of financial liabilities designated at fair value through profit or loss	27		(32,033)	17,541
Gain on disposal of available-for-sale financial assets	28		(255,849)	(109,308)
Impairment loss on available-for-sale financial assets	28		440,709	74,393
Loss (gain) on valuation of derivatives	29		324,912	(134,200)
Net gain on fair value hedged items	29		(57,467)	(146,189)
Loss (gain) on foreign exchange translations	30		(108,844)	8,714
Loss on disposal of investments in subsidiaries and associates	31		142	—
Impairment loss on investments in subsidiaries and associates			11,167	272
Provision for loan loss	8		660,704	210,878
Defined benefit costs	19,32		18,398	14,356
Depreciation of property and equipment	11,32		14,054	9,600
Loss (gain) on disposal of property and equipment	33		15	(197)
Depreciation of investment property	12,33		874	610
Amortization of intangible assets	13,32		9,042	7,576
Impairment loss on intangible assets	33		—	160
Other operating income (loss), net			201,365	(148,012)

			156,829	(1,066,954)

Changes in operating assets and liabilities:
Due from banks			(935,100)	(585,375)
Financial assets held for trading			113,518	837,512
Loans			(5,940,957)	(2,620,858)
Derivative financial assets			3,943,926	1,719,412
Other assets			1,122,586	(1,893,796)
Financial liabilities designated at fair value through profit or loss			(1,467)	(158,256)
Deposits			(1,161,365)	7,907,369
Derivative financial liabilities			(3,577,168)	(1,584,503)
Defined benefit liabilities			(1,082)	(4,281)
Provisions			—	(314)
Other liabilities			(369,574)	2,422,401

			(6,806,683)	6,039,311

Income taxes paid			(107,493)	(203,127)
Interest received			2,420,158	2,569,767
Interest paid			(1,527,486)	(1,551,472)
Dividends received			131,546	110,988

Net cash provided by (used in) operating activities		￦	(5,999,605)	6,517,925

Korea Development Bank

Separate Interim Statements of Cash Flows—(Continued)

For the six-month periods ended June 30, 2013 and 2012

(Unaudited)

(In millions of won)	Notes	2013		2012
Cash flows from investing activities
Disposal of available-for-sale financial assets	6	￦	13,837,244	20,148,412
Acquisition of available-for-sale financial assets	6		(14,583,927)	(21,663,087)
Disposal of held-to-maturity financial assets	7		41,830	15,492
Acquisition of held-to-maturity financial assets	7		(379)	(884)
Disposal of property and equipment	11		806	493
Acquisition of property and equipment	11		(7,527)	(12,539)
Disposal of intangible assets	13		5	—
Acquisition of intangible assets	13		(7,664)	(7,516)
Disposal of investments in subsidiaries and associates			30,137	48,634
Acquisition of investments in subsidiaries and associates			(75,815)	(175,081)

Net cash used in investing activities			(765,290)	(1,646,076)

Cash flows from financing activities
Proceeds from borrowings			60,646,965	88,679,688
Repayment of borrowings			(58,456,421)	(89,783,689)
Issuance of bonds			11,133,338	8,589,658
Repayment of bonds			(7,662,332)	(8,598,169)
Dividends paid	22		(233,147)	(347,870)

Net cash provided by (used in) financing activities			5,428,403	(1,460,382)

Effects from changes in foreign currency exchange rate for cash and cash equivalents			(691,515)	18,514

Net increase (decrease) in cash and cash equivalents			(2,028,007)	3,429,981

Cash and cash equivalents at beginning of period			5,625,503	2,019,774

Cash and cash equivalents at end of period	41	￦	3,597,496	5,449,755

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Notes to the Separate Interim Financial Statements

June 30, 2013

(Unaudited)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects, in order to expedite industrial development and enhance the national economy.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

The Bank is a fully-owned subsidiary of the KDB Finance Group (“KDBFG”), which is owned by the Korean government and Korea Finance Corporation (“KoFC”), and its capital stocks amount to ￦9,251,861 million as of June 30, 2013.

The Bank’s head office is located in Yeouido-dong, Yeongdeungpo-gu, Seoul and its service network as of June 30, 2013, is as follows:

	Head Office	Domestic branches	Overseas branches	Overseas subsidiaries	Overseas representative offices	Total
KDB	1	82	8	5	4	100

2. Basis of Preparation

(1) Statement of compliance

These separate interim financial statements were prepared in accordance with K-IFRS No. 1034, ‘Interim Financial Reporting’ as part of the period covered by Bank’s K-IFRS annual separate financial statements.

(2) Basis of measurement

The interim financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments designated at fair value through profit or loss

•	Available-for-sale financial instruments measured at fair value

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets and unrecognized past service costs

(3) Functional and presentation currency

These financial statements are presented in Korean won (“￦”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(4) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are evaluated on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Information about significant judgments made by management in applying the Bank’s accounting policies that have significant effect on the amounts recognized in the separate interim financial statements is included in the following notes:

•	Note 3.(6)—Impairment of financial assets

•	Note 3.(15)—Employee benefits

Information on key sources of uncertainties in estimations and assumptions that have a significant risk of resulting in a material adjustment within the next financial year is included in the following notes:

•	Note 8—Loans and allowance for possible loan loss

•	Note 19—Defined benefit liabilities

•	Note 20—Provisions

3. Significant Accounting Policies

The accounting policies applied by the Bank in these separate interim financial statements are the same as those applied by the Bank in its separate interim financial statements as of and for the year ended December 31, 2012.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate interim financial statements in accordance with K-IFRS No.1027 ‘Consolidated and Separate Financial Statements,’ and account the investment of stocks in subsidiaries and associates on a cost basis, not by performance and net asset reported by the investee. On the other hand, dividends received from subsidiaries and associates are recognized as income as of the time the right to receive the dividends is established.

(2) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognizes the CEO as the chief operating decision maker.

(3) Foreign currency

(i) Foreign currency transactions

Transactions made in currencies, apart from the functional currency of the Bank, are translated to the respective functional currency at the exchange rate of the date of transaction. Monetary items denominated in

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Notes to the Separate Interim Financial Statements—(Continued)

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foreign currencies are translated according to the closing exchange rates at the end of the reporting date. Non-monetary items measured at fair value in a foreign currency are translated at the exchange rates at the date the fair value was determined. Moreover, non-monetary items measured in terms of historical cost in a foreign currency are translated at the exchange rate of the date of transaction.

Foreign currency differences arising from translation of monetary items, except differences that arise at the settlement time of monetary items, and exchange differences of foreign operating net investment and financial liabilities in a qualifying cash flow hedge, are recognized in profit or loss.

In the case that profit or loss incurring from non-monetary items is recognized as other comprehensive income, or profit or loss, the effects from translation of such items are recognized in other comprehensive income and in profit or loss, respectively.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyper inflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the moment the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognized as comprehensive profit or loss in the financial statement, and re-categorized to profit or loss as of the disposal of the related net investment.

(4) Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, deposits held at call with banks, and other short-term highly fluid investments with three months or less until maturity.

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

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(5) Non-derivative financial assets

The Bank recognizes and measures non-derivative financial assets by the following four categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables, and available-for-sale financial assets. Moreover, the Bank recognizes financial assets on the statement of financial position as of the time the Bank becomes a party to the contractual provisions of the instruments.

Non-derivative financial assets are measured at fair value upon initial recognition and, unless designated at fair value through profit or loss, transaction costs directly regarding acquisition and issuance of such assets are summed to the initial fair value.

(i) Financial assets at fair value through profit or loss

Any financial asset classified as held-for-trading or designated at fair value through profit or loss at initial recognition is categorized under financial assets at fair value through profit or loss. Financial assets at fair value through profit or loss (“FVTPL”) are measured at fair value upon initial recognition, and changes therein are recognized as profit or loss. Furthermore, transaction costs regarding acquisition upon initial recognition are recognized as profit or loss as incurred.

(ii) Held-to-maturity financial assets

If a non-derivative financial asset has a fixed maturity with a fixed or determinable payment, and the Bank has positive intent and ability to hold such an asset, it is classified as held-to-maturity financial assets. Subsequent to initial recognition, held-to-maturity financial assets are measured at amortized costs using the effective interest rate (“EIR”) method.

(iii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest rate method. Furthermore, the effective interest rate method is applied to recognize interest incomes on financial investments, except short-term loans and receivables, in which the method is immaterial.

(iv) Available-for-sale financial assets

Any non-derivative financial asset, not classified as financial assets at fair value through profit or loss, held-to-maturity financial assets, or loans and receivables, is classified as available-for-sale financial assets. Subsequent to initial recognition, such assets are measured at fair value. However, equity instruments that do not have a quoted market price in an active market and cannot be reliably measured, and any derivatives that are linked to these instruments and need to be settled upon the delivery of such equity instruments are measured at cost. Accumulated other comprehensive income, reflected in equity as fair value changes, is recognized as profit or loss as of the time the related available-for-sale asset is disposed of or the impairment loss is recognized. Furthermore, dividends earned whilst holding available-for-sale financial assets are recognized in the statement of comprehensive income upon the establishment of the right to receive the payment.

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

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(v) De-recognition of financial assets

The Bank de-recognizes a financial asset when the rights to receive cash flow from an asset expire, or when it transfers the rights to receive cash flow and substantially all the risks and rewards from the ownership of a financial asset. In the case that the Bank has neither transferred nor retained substantially all the risks and rewards of an asset, the Bank de-recognizes any assets if it does not have control, and recognizes any assets to the extent of the Bank’s continuing involvement if it does have control. In the latter case, any associated liabilities are recognized by the Bank. In the case the Bank retains substantially all the risks and rewards from the ownership of an asset it does not have control of, the Bank continues to recognize the financial asset, and recognizes consideration received as financial liabilities.

(vi) Offsetting between financial assets and financial liabilities

Financial assets and liabilities are set-off only under the conditions that the Bank has legal rights to set-off the recognized amounts, and the intention to settle on a net basis or to realize assets and settle liabilities at the same time.

(6) Impairment of financial assets

The Bank assesses the possibility of objective evidence that may indicate any impairment of financial assets, except those designated at fair value through profit or loss, at each reporting date. A financial asset is defined as impaired if, as a result of one or more events after initial recognition, the estimated future cash flow of the asset has been affected. However, expected impairments from future events are not recognized, regardless of their likelihood.

Upon the finding of objective evidence to believe an asset is impaired, the impairment is measured and recognized in profit or loss as follows, according to the asset category:

(i) Impairment of loans and receivables

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of loans and receivables exist. Upon the finding of objective evidence to believe impairment has occurred, the amount of the loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows, discounted using the initial effective interest rate (“EIR”). Furthermore, the carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the statement of comprehensive income.

For individually significant impaired assets, the Bank determines allowances on losses through individual assessment. For those that do not have objective evidence to believe impairment exist or are not individually significant, the Bank groups such assets with similar characteristics and determines allowances on losses through collective assessment.

In individual assessment, allowances on losses are computed using the discounted expected recoverable value, estimated by operating cash flows or collateral cash flow; in collective assessment, allowances on losses are computed using statistical methods based on obtainable historical loss experience.

The present value of estimated future cash flows is measured using the asset’s initial EIR. If the loan has a floating interest rate, the Bank uses the current EIR for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

For the purpose of a collective assessment of impairment, assets are analyzed on the basis of the Bank’s internal credit rating system that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows of the assets collectively assessed are estimated on the basis of historical loss experience for assets with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based, and to remove the effects of conditions in the historical period that no longer exist. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred loss in the Bank and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(ii) Impairment of available-for-sale financial assets

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of available-for-sale assets exists. Upon the finding of objective evidence to believe impairment has occurred, the amount of the loss is measured as the difference between the acquisition cost and the current fair value.

An available-for-sale financial asset is defined as impaired if the current fair value of the asset falls significantly or continuously below the acquisition cost. Accordingly, the Bank considers a 30% or higher fall in the current fair value, in comparison to the acquisition cost, a ‘significant decline.’ Moreover, in the case that the market price of a marketable equity security falls below the acquisition cost for a time equivalent to or longer than 6 months, the fall is considered a ‘prolonged decline.’

If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the available-for-sale financial asset.

(iii) Impairment of held-to-maturity financial assets

The Bank assesses individually, at each reporting date, whether there is objective evidence that a held-to-maturity financial asset is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial EIR, and recognized in the statement of comprehensive income. If, in a subsequent period, the fair value of a financial asset held to maturity increases and the increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the held-to-maturity financial asset.

(iv) Loss events of financial assets

Objective evidences that a financial asset is impaired include the following loss events:

•	Significant financial difficulty of the issuer or obligor

•	A breach of contract, such as a default or delinquency in interest or principal payments

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•	The granting of a concession to the borrower, for economic or legal reasons, that the lender would not otherwise consider

•	A state with high probability that the borrower will enter bankruptcy or other financial reorganization

•	The disappearance of an active market for that financial asset due to financial difficulties

•

The presence of observable data indicating a measurable decrease in the estimated future cash flows of a group of financial assets since the initial recognition of the group, although the decrease cannot yet be identified with the individual financial asset within the group

(7) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognized at the fair value upon agreement of the contract, and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as stated below.

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether or not hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and that the actual result was so.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognized in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

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Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecasted transaction is ultimately recognized in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

(ii) Embedded derivative instruments

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives. The Bank records embedded derivative instruments at fair value if their economic characteristics and risks are not clearly and closely related to those of the host contract. If the embedded derivative cannot be measured separately from the host contract, the Bank aggregately designates the host contract and embedded derivative as a financial instrument at fair value through profit or loss. Changes due to the fair value assessment of embedded derivative instruments are recognized in profit or loss

(iii) Other derivative financial instruments

Changes in the fair value of other derivative financial instrument, not designated as a hedging instrument, are recognized immediately in profit or loss.

(8) Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is considered to be a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•

Loans: The fair value of loans is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Held-to-maturity financial assets: The fair value of held-to-maturity financial assets are computed by widely-accepted appraisal agencies upon request.

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June 30, 2013

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•

Deposits: The fair value of deposits is computed using the discounted cash flow method. However for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

•

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Bonds: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(9) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the Bank amortizes the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, by using the straight line method over time on an appropriate basis.

(10) Property and equipment

The Bank’s property and equipment are recognized at the carrying amount as historical costs less accumulated depreciations and accumulated impairments in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognized in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognized. Furthermore, any other repairs or maintenances are charge to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment are impaired when its carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and makes adjustments to its useful life when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in non-operating income (expense) in the statement of comprehensive income.

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(11) Investment property

The Bank classifies property held for the purpose of rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment properties.

Depreciation of investment property is calculated using the straight line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(12) Intangible assets

An intangible asset is recognized only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognized at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognized as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and reviews the recognition of this loss.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets as to determine whether or not it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(13) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether or not the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years.

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June 30, 2013

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(14) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for the purpose of repurchasing in the near future. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognized as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognized as profit or loss.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognized at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognized in the statement of comprehensive income over the periods of the liabilities using the EIR.

Fees paid on the establishment of a loan facility are recognized as transaction costs of the loan, if the probability that some or all of the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all of the facility will occur, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged or cancelled or expired. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in profit or loss.

(15) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

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(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a retirement plan in which a fixed amount of contribution is paid on a separate fund. The Bank holds no future responsibility once the contribution has been paid to the separate fund, and recognizes the payment made on the due date of the contribution as payroll costs. Furthermore, in the occurrence of excessive contribution due to prepayment, contributions already paid are deducted from future payments or the repayable amounts are recognized as assets.

(iii) Retirement benefits: defined benefit plans

The liability recognized in the statement of financial position in respect to the defined benefit pension plans is the present value of the defined benefit obligation at the date of the statement of financial position less the fair value of plan assets, together with adjustments for unrecognized actuarial gains or losses. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity similar to the terms of the related pension liability.

Actuarial gains and losses arising from adjustments and changes in actuarial assumptions and actual results are recognized as other comprehensive income in the current year.

(16) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(17) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given, and amortized over the period of the guarantee. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS No. 1037 ‘Provisions, Contingent Liabilities and Contingent Assets,’ and

•	The initial amount less amortization of fees recognized in accordance with K-IFRS No. 1018 ‘Revenue.’

(18) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

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(19) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for the purpose of measuring the impairment loss.

(20) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS No. 1039 ‘Financial Instrument: Recognition and Measurement,’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(21) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

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(22) Income tax expense

The Bank computes income tax expense by summing income tax payable of the corresponding annual period, according to income tax law, and the change in deferred income tax of the same year.

The Bank recognizes temporary differences between the tax bases of assets and liabilities and their carrying amount as deferred income tax assets and deferred income tax liabilities. Deferred income tax assets and deferred income tax liabilities are estimated as the increased or decreased payable income tax due to the elimination of temporary differences in the future. Income tax effects of temporary differences are reflected in the income tax expense of the corresponding period, and income tax effects of temporary differences related to items that are directly reflected in the capital category are reflected in the corresponding capital category directly.

The realization possibility of deferred income tax assets is reviewed at each reporting date, and in the case the possibility that subsequent income tax will occur is high and it is probable that the decrease effect of income tax on deferred income tax assets will be realized, deferred income tax assets are recognized in assets. Furthermore, in the case of carried forward tax credit and tax credit, deferred income tax assets are recognized in the extent of taxable income upon the condition that the possibility future taxable income, where deduction carried forward can be applied, will occur is high.

Deferred income tax assets and liabilities may be off-set if the Bank has a legally enforceable right to offset the related current income tax assets and liabilities, they relate to income tax levied by the same tax authority, they are intended to be settled on a net basis, or the Bank has intentions to realize assets and settle liabilities during each accounting period.

(23) Accounting for trust accounts

The Bank, upon accounting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principals and interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts

(24) Regulatory reserve for loan loss

In the case that the total sum of allowance for possible loan loss does not meet the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank, according to K-IFRS, records the difference at the end of each reporting period, and saves the equal amount as a reserve for loan loss

In the case that the existing total sum of reserve for possible loan loss exceeds the amount needed to be set aside as of the closing date, the difference is to be reversed. Furthermore, in the case that unappropriated deficit exists, reserves for loan loss is to be saved from the time the unappropriated deficit is disposed.

(25) Earnings per share

Basic earnings per share (“EPS”) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Diluted earnings per share is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares and weighted average number of dilutive potential common shares outstanding during the reporting period. Dilutive potential common shares are only regarded once dilution effects occur.

(26) Changes in accounting policies and the impact of changes

(i) Changes in accounting policies

Amendments to K-IFRS No. 1001, ‘Presentation of Financial Statements’

The amendments to K-IFRS No. 1001, ‘Presentation of Financial Statements’ require items in other comprehensive income to be grouped, according to character, under two categories: items that will not be reclassified subsequently to profit or loss, and items that may be reclassified subsequently to profit or loss upon satisfying specific conditions. The Bank has adopted the amendments for annual periods beginning on or after January 1, 2013.

Amendments to K-IFRS No. 1019, ‘Employee Benefits’

The amendments to K-IFRS No. 1019, ‘Employee Benefits’ require recognition of actuarial gains and losses immediately in other comprehensive income and the calculation of expected return on plan assets based on the rate used to discount the defined benefit obligation. The Bank has adopted the amendments for annual periods beginning on or after January 1, 2013.

K-IFRS No. 1113, ‘Fair Value Measurement’

K-IFRS No. 1113, ‘Fair Value Measurement’ defines fair value and a single framework for fair value, and requires disclosures about fair value measurements. The Bank has adopted the standard for annual periods beginning on or after January 1, 2013.

(ii) Impact of changes in accounting policy Amendments to K-IFRS No. 1019, ‘Employee Benefits’

Financial effects succeeding the amendments to K-IFRS No. 1019, ‘Employee Benefits’ are as follows:

- Statements of financial position

(In millions of won)	December 31, 2012		January 1, 2012
Increase effect on amount of accumulated other comprehensive income	￦	12,629	7,258
Decrease effect on retained earnings		(12,629)	(7,258)

- Statements of comprehensive income

(In millions of won)	Six-month period ended June 30, 2013		Six-month period ended June 30, 2012
Decrease effect on defined benefits	￦	247	240
Increase effect on income tax expense		(60)	(58)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(27) New standards and interpretations not yet adopted

The following new standards, interpretations and amendments to existing standards have been issued but are not yet effective for the annual period beginning January 1, 2013, and the Bank has not early adopted them. The impacts of adopting these new changes cannot be estimated as of June 30, 2013.

K-IFRS No. 1032, ‘Financial Instruments: Presentation’

The amendments clarified the application guidance related to ‘offsetting a financial asset and a financial liability’. The amendment is mandatorily effective for periods beginning on or after January 1, 2014, with earlier application permitted.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Cash	￦	71,407	134,413
Due from banks in Korean won:
Due from Bank of Korea		1,506,722	706,759
Other due from banks in Korean won		2,093	392

		1,508,815	707,151

Due from banks in foreign currencies/off-shores		1,765,167	1,854,387
Provisions		(110)	(103)

	￦	3,345,279	2,695,848

(2)	Restricted due from banks as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Reserve deposit	￦	1,237,982	782,064
Others		101,555	83,910

	￦	1,339,537	865,974

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

5. Financial Assets Held for Trading

(1)	Financial assets held for trading as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Financial assets held for trading denominated in Korean won:
Equity securities:
Stocks and equity investments	￦	38,493	7,117
Debt securities:
Government and public bonds		1,156,551	1,346,611
Financial bonds		472,380	482,696

		1,628,931	1,829,307

		1,667,424	1,836,424

Financial assets held for trading denominated in foreign currencies/off-shores:
Equity securities		4,422	2,741
Debt securities		13,816	28,101

		18,238	30,842

Loaned financial assets held for trading:
Debt securities		69,998	10,098

	￦	1,755,660	1,877,364

(2)	The details of debt securities in financial assets held for trading as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Face value		Acquisition cost	Fair value (Carrying amount)
Government and public bonds	￦	1,153,000	1,165,233	1,156,551
Financial bonds		472,000	473,992	472,380
Debt securities in foreign currencies/off-shores		13,796	12,995	13,816
Loaned debt securities		70,000	70,807	69,998

	￦	1,708,796	1,723,027	1,712,745

	December 31, 2012
	Face value		Acquisition cost	Fair value (Carrying amount)
Government and public bonds	￦	1,328,000	1,340,957	1,346,611
Financial bonds		482,500	484,363	482,696
Debt securities in foreign currencies /off-shores		28,123	31,285	28,101
Loaned debt securities		10,000	10,166	10,098

	￦	1,848,623	1,866,771	1,867,506

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Debt securities in Korean won are measured at the lower of fair values provided by NICE Bonds Pricing Services Inc. and FN Financing Inc. Debt securities in foreign currencies are measured at the lower of the fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

6. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Available-for-sale financial assets denominated in Korean won:
Equity securities:
Stocks and equity investments	￦	2,397,466	2,459,652
Beneficiary certificates		3,510,991	3,548,949

		5,908,457	6,008,601
Debt securities:
Government and public bonds		194,989	212,514
Financial bonds		2,502,725	3,009,245
Corporate bonds		12,290,839	11,616,007
Others		—	216,386

		14,988,553	15,054,152

		20,897,010	21,062,753

Available-for-sale financial assets denominated in foreign currencies/off-shores:
Equity securities		431,944	280,374
Debt securities		4,144,800	3,523,621

		4,576,744	3,803,995

Loaned available-for-sale financial assets:
Debt securities		321,846	19,262

	￦	25,795,600	24,886,010

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost amounting to ￦163,764 million as of June 30, 2013 (￦217,248 million as of December 31, 2012).

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(2)	Changes in available-for-sale financial assets for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013		2012
Beginning balance	￦	24,886,010	25,701,034
Acquisition		14,583,927	21,663,087
Disposal		(13,581,395)	(19,626,656)
Change due to amortization		24,400	13,238
Unrealized change in fair value recorded in equity		(78,962)	8,517
Impairment loss		(459,768)	(119,648)
Reversal of impairment loss		19,059	45,255
Reclassification		(2,907)	(1,180)
Foreign exchange differences		353,520	(105,808)
Others(*1)		51,716	35,201

Ending balance	￦	25,795,600	27,613,040

(*1)	Represents the value increase in available-for-sale equity securities acquired from Oriental Precision & Engineering Co., Ltd., Daewoo Electronics Corp. and Kukdong Co., Ltd. in the six-month period ended June 30, 2013 after a debt-for-equity swap decision, of The Creditor Financial Institutions Committee, based upon Corporate Restructuring Promotion Act.

(3)	Equity securities with disposal restrictions in available-for-sale financial assets as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
Company	Number of shares	Carrying amount		Restricted period
Oriental Precison & Engineering Co., Ltd.	60,511,999	￦	110,737	Until December 31, 2016
KUMHO Tire Co., Inc.	27,357,555		299,565	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd.	11,090,842		77,858	Undecided
KUMHO Industrial Co., Ltd.	1,272,921		17,312	Until December 31, 2014
Taesan LCD Co., Ltd.	1,405,514		9,754	Until December 31, 2013
Hanchang Paper Co., Ltd.	6,409,200		4,352	Until December 31, 2014
Jaeyoung Solutec Co., Ltd.	1,962,000		2,315	Until December 31, 2013
Byucksan Engineering & Construction Co., Ltd.	1,328,918		37,537	Until July 11, 2013
Namkwang Engineering & Construction Co., Ltd.	938,891		28,120	Until August 15, 2013
Hanil Engineering & Construction Co., Ltd.	909,600		—	Until December 31, 2014

	113,187,440	￦	587,550

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
Company	Number of shares	Carrying amount		Restricted period
Pantech Co., Ltd.	249,427,382	￦	109,499	Subject to shareholders’ committee’s decision
Chinhung International Inc.	37,516,000		15,307	Until March 31, 2013
Oriental Precison & Engineering Co., Ltd.	22,920,666		27,642	Until December 31, 2016
KUMHO Tire Co., Inc.	13,161,600		145,409	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd.	11,090,842		61,321	Undecided
KUMHO Industrial Co., Ltd.	8,910,453		13,455	Until December 31, 2014
Taesan LCD Co., Ltd.	7,027,574		2,117	Until December 31, 2013
Hanchang Paper Co., Ltd.	6,409,200		3,339	Until December 31, 2012
Kumho Petrochemical Co., Ltd.	4,281,715		507,041	Until May 3, 2013
Jaeyoung Solutec Co., Ltd.	1,962,000		1,550	Until December 31, 2012
Byucksan Engineering & Construction Co., Ltd.	1,480,833		28,660	Until April 12, 2014
Namkwang Engineering & Construction Co., Ltd.	1,406,139		20,280	Until March 31, 2013
Hanil Engineering & Construction Co., Ltd.	909,600		635	Until December 31, 2014

	366,504,004	￦	936,255

(4)	The details of debt securities in available for sale financial assets as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Face value		Acquisition cost	Fair value (Carrying amount)
Government and public bonds	￦	198,644	204,320	194,989
Financial bonds		2,500,000	2,507,116	2,502,725
Corporate bonds		12,426,777	12,419,158	12,290,839
Debt securities denominated in foreign currencies/off shores		4,129,206	4,244,873	4,144,800
Loaned debt securities		330,000	331,602	321,846

	￦	19,584,627	19,707,069	19,455,199

	December 31, 2012
	Face value		Acquisition cost	Fair value (Carrying amount)
Government and public bonds	￦	208,645	214,341	212,514
Financial bonds		3,000,000	3,010,092	3,009,245
Corporate bonds		11,540,988	11,533,463	11,616,007
Debt securities denominated in foreign currencies/off shores		3,455,038	3,540,277	3,523,621
Loaned debt securities		20,000	19,749	19,262
Others		306,735	132,431	216,386

	￦	18,531,406	18,450,353	18,597,035

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Debt securities in Korean won are measured at the lower of fair values provided by NICE Bonds Pricing Services Inc. and FN Financing Inc. Debt securities in foreign currencies are measured at the lower of the fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

7. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013			December 31, 2012
	Amortized cost		Fair value	Amortized cost	Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	￦	7,441	7,443	7,178	8,195
Corporate bonds		40,000	40,410	80,600	81,713
Corporate paper		—	—	379	379
Others		—	—	533	533

	￦	47,441	47,853	88,690	90,820

(2)	Changes in held-to-maturity financial assets for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013		2012
Beginning balance	￦	88,690	110,844
Acquisition		379	884
Redemption		(41,830)	(15,492)
Change due to amortization		202	172

Ending balance	￦	47,441	96,408

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

8. Loans

(1)	Loans as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013			December 31, 2012
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	￦	26,050,229	25,571,445	24,196,948	23,961,755
Loans for facility development		32,228,858	32,300,929	31,787,122	32,066,639
Loans for households		1,527,126	1,536,362	1,042,170	1,066,849
Inter-bank loans		801,938	725,477	716,934	667,329

		60,608,151	60,134,213	57,743,174	57,762,572

Loans in foreign currencies:
Loans		12,980,125	13,194,625	11,847,735	12,026,708
Inter-bank loans		941,320	941,595	928,339	928,666
Loans borrowed from overseas financial institution		363,981	366,570	323,191	328,803
Off-shore loans receivables		7,645,629	7,891,272	5,846,209	6,036,169

		21,931,055	22,394,062	18,945,474	19,320,346

Other loans receivables:
Bills bought in foreign currency		1,692,097	1,688,896	1,979,494	1,972,617
Advance payments on acceptances and guarantees		258,253	149,165	99,342	87,816
Privately-placed corporate bonds		4,093,151	4,024,599	4,915,016	4,998,176
Others		7,286,209	7,272,361	8,192,687	8,189,675

		13,329,710	13,135,021	15,186,539	15,248,284

		95,868,916	95,663,296	91,875,187	92,331,202

Less:
Allowance for possible loan losses		(1,291,969)		(782,541)
Present value discount		(25,981)		(49,006)
Deferred loan origination costs and fees		1,844		(9,235)

	￦	94,552,810		91,034,405

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(2)	Changes in allowance for loan losses for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	Loans in Korean won				Loans in foreign currencies	Other loans		Total
	Loans for working capital		Loans for facility development	Others		Private placed corporate bonds	Others
Beginning balance	￦	334,652	183,359	2,720	120,995	88,108	52,707	782,541
Provision for loan losses		306,376	76,132	2,876	41,516	110,391	123,413	660,704
Write-offs		(28,697)	(31,571)	—	(19,446)	—	—	(79,714)
Foreign exchange differences		—	—	—	2,871	—	—	2,871
Others		(47,909)	(25,130)	—	8,679	(4,089)	(5,984)	(74,433)

Ending balance	￦	564,422	202,790	5,596	154,615	194,410	170,136	1,291,969

	2012
	Loans in Korean won				Loans in foreign currencies	Other loans		Total
	Loans for working capital		Loans for facility development	Others		Private placed corporate bonds	Others
Beginning balance	￦	306,430	177,551	722	146,126	180,906	53,519	865,254
Provision for loan losses		129,899	4,966	777	33,372	26,144	15,720	210,878
Write-offs		(69,601)	(19,494)	—	(15,229)	(61,616)	—	(165,940)
Foreign exchange differences		—	—	—	(63)	—	—	(63)
Others		(28,487)	(26,987)	—	(9,219)	(31,210)	(5,028)	(100,931)

Ending balance	￦	338,241	136,036	1,499	154,987	114,224	64,211	809,198

(3)	Losses related to loans for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for loan losses	￦	(492,860)	(660,704)	(104,550)	(210,878)
Losses on disposal of loan		(60,177)	(58,700)	(239,037)	(238,549)

	￦	(553,037)	(719,404)	(343,587)	(449,427)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(4)	Changes in loan origination cost (fees) for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013		2012
Beginning balance	￦	(9,235)	(30,661)
Increase in loan origination costs and fees		12,146	4,561
Decrease in loan origination costs and fees		1,067	5,033

Ending balance	￦	1,844	(21,067)

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging fair value risk related to changes in fair value of the underlying assets and liabilities.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currency by changing in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The notional amounts outstanding for derivatives contracts and the carrying amount of the derivative financial instruments as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Notional amounts			Carrying amount
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest	￦	294,356,764	293,942,576	1,809,366	1,738,499
Currency		62,564,631	59,855,078	2,105,688	1,962,727
Stock		24,807	76,979	1,487	129
Commodities		511,690	511,690	11,699	11,699
Embedded derivatives		262,649	—	18,549	—
Allowance and other adjustment		—	—	(36,056)	3,768

		357,720,541	354,386,323	3,910,733	3,716,822

Hedging purpose derivative financial instruments:
Interest		10,743,425	10,743,425	540,955	92,234
Currency		6,164,375	6,184,170	177,387	201,748
Allowance and other adjustment		—	—	(1,220)	—

		16,907,800	16,927,595	717,122	293,982

	￦	374,628,341	371,313,918	4,627,855	4,010,804

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Notional amounts			Carrying amount
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest	￦	213,966,676	213,815,527	2,045,492	1,981,840
Currency		47,659,949	45,108,471	2,167,155	1,959,234
Stock		24,568	84,638	324	1,029
Commodities		575,854	575,854	13,353	13,353
Embedded derivatives		359,872	—	105,981	—
Allowance and other adjustments		—	—	(11,357)	4,750

		262,586,919	259,584,490	4,320,948	3,960,206

Hedging purpose derivative financial instruments:
Interest		10,812,917	10,812,917	605,683	49,616
Currency		5,924,299	5,824,391	252,528	77,034
Allowance and other adjustments		—	—	(1,269)	—

		16,737,216	16,637,308	856,942	126,650

	￦	279,324,135	276,221,798	5,177,890	4,086,856

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Subsidiaries:
KDB Asia Ltd.	￦	214,807	214,807
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan		47,937	—
UzKDB Bank(*1)		—	29,207
RBS Uz(*1)		—	18,730
KDB Bank Europe Ltd.		151,952	151,952
Banco KDB Do Brazil S.A(*2)		48,523	48,523
Korea Infrastructure Fund		32,151	33,294
KDB Consus Value PEF		260,056	258,297
KDB Value PEF III		44,286	44,286
KDB Value PEF VI		2,384,911	2,343,423
KDB Turn Around(*3)		5,783	14,445
Components and Materials M&A PEF		165,756	165,756
KoFC-KDB Materials and Components Investment Fund No. 1		37,500	37,500
Busan Hi – technology
Industrial Complex		150	150

		3,456,201	3,422,759

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		1,052,166	1,040,486
GM Korea Company		287,774	287,774
Korea BTL Fund I		240,642	252,512
Korea Railroad Fund I		198,857	200,430
Korea Infrastructure Fund II		152,222	141,315
Troika Resources Investment PEF		107,173	107,173
KDB electronic power PEF		94,008	96,724
Korea Education Fund		86,849	88,482
Shinbundang Railroad Co., Ltd.		30,999	30,999
Others		314,997	315,959

		2,565,687	2,561,854

	￦	6,021,888	5,984,613

(*1)	KDB Bank Uzbekistan was established by the merger of UzKDB and RBS NB Uzbekistan during the six-month period ended June 30, 2013.
(*2)	The Bank recognized ￦51,008 million of impairment loss considering the deteriorating business circumstances in Brazil as an indication of impairment for the year ended December 31, 2012. Brazil has been in economic depression, and the continuous decline in consumption has led to a slowdown in the growth of both the economy and the financial market.
(*3)	The Bank recognized ￦8,662 million and ￦58,372 million of impairment loss due to financial troubles affected by management deterioration in subsidiary SunStar Co. Ltd for the six-month period ended June 30, 2013, and annual period ended December 31, 2012, respectively.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2013 and December 31, 2012 is as follows:

	Market value			Carrying amount
	June 30, 2013		December 31, 2012	June 30, 2013	December 31, 2012
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	￦	1,520,484	1,624,265	1,052,166	1,040,486

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Ratio (%)
Subsidiaries :
KDB Asia Ltd.	Hongkong	December	Finance	￦	968,040	698,052	269,988	32,773	8,915	100.00
KDB Ireland Ltd.	Ireland	December	Finance		383,872	302,619	81,253	11,849	2,622	100.00
KDB Bank Uzbekistan	Uzbekistan	December	Finance		875,968	796,709	79,259	17,654	8,178	86.34
KDB Bank Europe Ltd.	Hungary	December	Finance		990,004	843,072	146,932	69,826	4,581	100.00
Banco KDB Do Brazil S.A	Brazil	December	Finance		269,646	230,195	39,451	33,316	3,554	100.00
Korea Infrastructure Fund	Korea	December	Financial investment		34,369	13	34,356	1,228	1,052	85.00
KDB Consus Value PEF(*1)	Korea	December	Financial investment		12,032,338	11,425,704	606,634	1,926,209	(2,133)	40.67
KDB Value PEF III	Korea	December	Financial investment		57,795	129	57,666	285	2,204	100.00
KDB Value PEF VI	Korea	December	Financial investment		12,423,108	7,980,621	4,442,487	4,779,184	(49,191)	99.84
KDB Turn Around	Korea	December	Financial investment		6,389	8,597	(2,208)	103	(9,983)	95.17
Components and Materials M&A PEF	Korea	December	Financial investment		188,691	6,333	182,358	3,832	518	83.33
KoFC-KDB Materials and Components Investment Fund No.1	Korea	December	Financial investment		75,612	164	75,448	643	316	50.00
Associates :
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing	￦	18,302,982	13,693,686	4,609,296	7,346,795	102,074	31.46
GM Korea Company(*2)	Korea	December	Manufacturing		11,490,821	9,546,862	1,943,959	9,506,677	(472,948)	17.02
Korea BTL Fund I	Korea	December	Financial investment		586,790	393	586,397	14,574	13,661	41.67
Korea Railroad Fund I	Korea	December	Financial investment		404,376	9	404,367	9,510	9,000	50.00
Korea Infrastructure Fund II	Korea	December	Financial investment		660,185	84,651	575,534	22,593	16,592	26.67
Troika Resources Investment PEF	Korea	December	Financial investment		210,729	1,431	209,298	19,896	17,401	45.79
KDB electronic power PEF	Korea	December	Financial investment		185,345	2,537	182,808	7,748	7,511	50.00
Korea Education Fund	Korea	December	Financial investment		176,119	8	176,111	4,474	4,246	50.00
Shinbundang Railroad Co., Ltd.(*3)	Korea	December	Other		847,929	810,396	37,533	24,190	(39,209)	10.98

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Ratio (%)
Subsidiaries :
KDB Asia Ltd.	Hongkong	December	Finance	￦	820,085	569,034	251,051	46,132	17,533	100.00
KDB Ireland Ltd.	Ireland	December	Finance		351,588	277,374	74,214	21,289	4,836	100.00
UzKDB Bank	Uzbekistan	December	Finance		425,398	383,820	41,578	20,156	9,922	88.89
RBS Uz	Uzbekistan	December	Finance		561,427	533,365	28,062	17,079	7,130	82.35
KDB Europe	Hungary	December	Finance		862,951	725,446	137,505	109,972	8,844	100.00
Banco KDB Do Brazil S.A	Brazil	December	Finance		341,961	305,940	36,021	61,877	2,429	100.00
Korea Infrastructure Fund	Korea	December	Financial investment		35,556	14	35,542	2,622	2,245	85.00
KDB Consus Value PEF(*1)	Korea	December	Financial investment		11,289,225	10,638,202	651,023	3,377,857	7,552	40.63
KDB Value PEF III	Korea	December	Financial investment		55,618	121	55,497	213	(75)	100.00
KDB Value PEF VI	Korea	December	Financial investment		12,328,691	7,934,723	4,393,968	8,390,285	(86,169)	99.84
KDB Turn Around	Korea	December	Financial investment		333,109	336,965	(3,856)	354,019	(8,252)	95.17
Components and Materials M&A PEF	Korea	December	Financial investment		192,715	572	192,143	4,879	2,403	83.33
KoFC-KDB Materials and Components Investment Fund No.1	Korea	December	Financial investment		75,132	—	75,132	1,081	316	50.00
Associates :
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing	￦	16,113,671	11,559,543	4,554,128	14,057,819	175,720	31.26
GM Korea Company(*2)	Korea	December	Manufacturing		9,900,039	7,469,622	2,430,417	2,070,636	302,904	17.02
Korea BTL Fund I	Korea	December	Financial investment		620,514	420	620,094	37,342	35,440	41.67
Korea Railroad Fund I	Korea	December	Financial investment		407,356	11	407,345	19,149	18,214	50.00
Korea Infrastructure Fund II	Korea	December	Financial investment		650,319	118,429	531,890	42,581	29,457	26.67
Troika Resources Investment PEF	Korea	December	Financial investment		192,766	1,574	191,192	(38,720)	(44,003)	45.93
KDB electronic Power PEF	Korea	December	Financial investment		190,713	2,623	188,090	21,638	30,844	50.00
Korea Education Fund	Korea	December	Financial investment		179,660	9	179,651	9,607	9,144	50.00
Shinbundang Railroad Co., Ltd.(*3)	Korea	December	Other		881,841	805,099	76,742	42,279	(87,429)	10.98

(*1)	Although the Bank holds less than half of all voting rights, it is considered to have significant control of KDB Consus Value PEF. The Bank is notably open to variable profit of the investee company’s performance and influences variable profit through the decision of performance.
(*2)

Although the Bank’s ownership of GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors, etc. The Bank used the financial statement of GM Korea Company as of March 31, 2013

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

in applying the equity method since the Bank was not able to obtain the financial statement as of June 30, 2013. The Bank made adjustments for the effects of any significant events or transactions that occurred between the date of the investee’s financial statement and the date of the Bank’s financial statement.

(*3)	The ownership ratio of Shinbundang Railroad Co. Ltd. is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank practices significant influence over associate Shinbundang Railroad.

11. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	January 1, 2013		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2013
Acquisition cost:
Land	￦	199,865	—	—	2,471	(19)	202,317
Buildings and structures		286,590	111	—	3,175	30	289,906
Leasehold improvements		26,346	561	(562)	473	(53)	26,765
Vehicles		1,136	262	(178)	—	26	1,246
Equipment		38,315	2,076	(883)	—	84	39,592
Construction in progress		100	1,369	—	(1,413)	—	56
Others		83,748	3,148	(596)	—	141	86,441

		636,100	7,527	(2,219)	4,706	209	646,323

Accumulated depreciation :
Buildings and structures		88,165	4,585	—	786	(91)	93,445
Leasehold improvements		13,441	3,437	(130)	—	(68)	16,680
Vehicles		832	62	(51)	—	11	854
Equipment		28,297	1,483	(722)	—	75	29,133
Others		60,208	4,487	(495)	—	35	64,235

		190,943	14,054	(1,398)	786	(38)	204,347

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361
		5,384	—	—	—	—	5,384

Carrying amount	￦	439,773	(6,527)	(821)	3,920	247	436,592

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	2012
	January 1, 2012		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2012
Acquisition cost:
Land	￦	209,947	—	—	(3,632)	(8)	206,307
Buildings and structures		285,092	4,660	—	(5,239)	(41)	284,472
Leasehold improvements		19,119	2,773	—	7	(151)	21,748
Vehicles		1,212	—	(22)	—	4	1,194
Equipment		35,784	2,150	(20)	—	43	37,957
Construction in-progress		1,065	8,217	—	(8,985)	—	297
Others		74,332	3,717	(1,885)	—	4	76,168

		626,551	21,517	(1,927)	(17,849)	(149)	628,143

Accumulated depreciation:
Buildings and structures		80,922	4,071	—	(1,152)	(36)	83,805
Leasehold improvements		11,085	1,149	—	—	(149)	12,085
Vehicles		769	63	(22)	—	2	812
Equipment		28,477	1,174	(20)	—	47	29,678
Others		60,188	3,143	(1,884)	—	1	61,448

		181,441	9,600	(1,926)	(1,152)	(135)	187,828

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

Carrying amount	￦	439,726	11,917	(1)	(16,697)	(14)	434,931

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

12. Investment Property

Changes in investment property for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	January 1, 2013		Acquisition/ depreciation	Reclassification	June 30, 2013
Acquisition cost:
Land	￦	62,023	—	(2,471)	59,552
Buildings and structures		48,862	—	(2,235)	46,627

		110,885	—	(4,706)	106,179

Accumulated depreciation :
Buildings and structures		15,424	874	(786)	15,512
Accumulated impairment loss:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

Carrying amount	￦	92,486	(874)	(3,920)	87,692

The fair value of the Bank’s investment property, as determined on the basis of a valuation by an independent appraiser, amounted to ￦94,578 million as of June 30, 2013 (￦95,267 million as of December 31, 2012). Additionally, the fair value of investment in real properties is classified as level 3 according to the fair value hierarchy in Note 43.

	2012
	January 1, 2012		Acquisition/ depreciation	Reclassification	June 30, 2012
Acquisition cost:
Land	￦	65,428	—	3,632	69,060
Buildings and structures		44,981	—	5,239	50,220

		110,409	—	8,871	119,280

Accumulated depreciation:
Buildings and structures		13,361	610	1,152	15,123
Accumulated impairment loss:
Land		8,371	—	—	8,371
Buildings and structures		1,778	—	—	1,778

		10,149	—	—	10,149

Carrying amount	￦	86,899	(610)	7,719	94,008

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

13. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	January 1, 2013		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2013
Development expense	￦	44,259	5,471	—	(5,656)	—	44,074
Equipment usage right		949	—	(5)	(31)	57	970
Other deposits provided		10,904	15	—	—	4	10,923
Others		15,391	2,178	—	(3,355)	6	14,220

	￦	71,503	7,664	(5)	(9,042)	67	70,187

	2012
	January 1, 2012		Acquisition	Disposal	Amortization	Impairment loss	Foreign exchange differences	June 30, 2012
Development expense	￦	38,261	4,291	—	(5,386)	—	—	37,166
Equipment usage right		335	—	—	(15)	—	—	320
Other deposits provided		11,642	684	—	—	(160)	1	12,167
Others		8,731	2,541	(295)	(2,175)	—	—	8,802

	￦	58,969	7,516	(295)	(7,576)	(160)	1	58,455

14. Other Assets

Other assets as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Accounts receivable	￦	7,250,201	7,634,651
Unsettled domestic exchange receivables		1,742,367	2,360,742
Accrued income		515,704	464,588
Guarantee deposits		156,000	150,649
Prepaid expenses		8,677	10,038
Advance payments		1,289	1,348
Others		86,423	96,471

		9,760,661	10,718,487
Allowance for possible losses		(73,794)	(80,845)
Present value discount		(5,229)	(6,309)

	￦	9,681,638	10,631,333

The carrying amount of financial assets included in other assets above amounted to ￦9,654,586 million as of June 30, 2013, (￦10,605,122 million as of December 31, 2012) and their fair value amounted to ￦9,642,884 million as of June 30, 2013 (￦10,605,259 million as of December 31, 2012).

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

15. Financial Liabilities Designated at Fair Value Through Profit or Loss

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Borrowings	￦	7,131	10,770
Bonds		834,565	864,427

	￦	841,696	875,197

Borrowings, designated at “Fair Value Through Profit or Loss,” (FVTPL) consist of equity-index-linked securities, and others. Through designating embedded derivatives and host contracts as FVTPL items, changes in fair value of complex financial products are recognized in profit or loss. Additionally, changes in fair value of structured loans, with hedge accounting applied, are recognized in profit or loss as well. Structured loans, not applied by hedge accounting, are measured at amortized costs. Therefore, such structured loans, not applied by hedge accounting, have been designated at FVTPL in order to eliminate mismatch in measurements of accounting profit and loss.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Carrying amount	￦	841,696	875,197
Contractual cash flow amounts		710,469	711,400

Difference	￦	131,227	163,797

16. Deposits

Deposits as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013			December 31, 2012
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	￦	296,544	296,544	267,844	267,844
Time and saving deposits		32,444,511	32,479,771	33,612,346	33,664,474
Certificates of deposit		82,860	82,967	74,996	75,339

		32,823,915	32,859,282	33,955,186	34,007,657

Deposits in foreign currencies:
Demand deposits		1,515,856	1,515,856	1,400,675	1,400,675
Time and saving deposits		2,238,378	2,239,483	2,595,635	2,598,006
Certificates of deposit		912,818	912,745	700,836	701,184

		4,667,052	4,668,084	4,697,146	4,699,865

	￦	37,490,967	37,527,366	38,652,332	38,707,522

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

17. Borrowings

(1)	Borrowings as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.25	5.30	￦	4,694,526	4,694,353
Borrowings in foreign currencies	0.01	6.20		12,226,098	12,284,501
Off-shore borrowings in foreign currencies	0.22	4.27		2,802,922	2,806,966
Others	0.05	8.90		4,790,579	4,791,002

				24,514,125	24,576,822

Deferred borrowing costs				(9,396)

			￦	24,504,729

	December 31, 2012
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.04	5.54	￦	4,836,678	4,837,474
Borrowings in foreign currencies	0.79	7.19		10,132,654	10,240,754
Off-shore borrowings in foreign currencies	0.14	4.27		2,208,683	2,214,110
Others	0.01	6.55		4,810,255	4,810,849

				21,988,270	22,103,187

Deferred borrowing costs				(10,803)

			￦	21,977,467

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2013 and December 31, 2012 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2013		December 31, 2012
Ministry of Strategy and Finance	Borrowings from government fund(*1)	1.63 ~ 5.00	￦	619,716	641,195
Industrial Bank of Korea	Borrowings from industrial technology fund	1.83 ~ 2.05		3,704	5,816
Small & Medium Business Corp.	Borrowings from small and medium enterprise promotion fund	1.89 ~ 4.23		343,692	384,467
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.38 ~ 2.50		1,191,225	1,168,333
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.25 ~ 3.75		1,198,114	1,225,670
Local governments	Borrowings from local small and medium enterprise promotion fund	1.20 ~ 5.30		102,865	110,292
Others	Borrowings from environment improvement support fund	0.25 ~ 3.35		1,235,210	1,300,905

			￦	4,694,526	4,836,678

(*1)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2013, and December 31, 2012 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2013		December 31, 2012
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.44 ~ 2.16	￦	363,981	323,191
Mizuho and others	Bank loans from foreign funds	3M Libor+0.45~3.80		2,875,469	2,906,302
DBS Bank and others	Off-shore short term borrowings	0.22 ~ 0.99 6M Telerate+0.27 ~ 0.65 6M Libor+0.27 ~ 0.65		1,813,004 228,790 —	1,766,783 — 85,688

				2,041,794	1,852,471
Nippon Life Insurance Company and Others	Off-shore long term borrowings	3M Libor+0.35 ~ 0.75 3M Telerate+0.75 ~ 1.05		436,886 172,455	246,353 —
				609,341	246,353
Japan Bank for International Cooperation (“JBIC”)	Off-shore borrowings from JBIC	1.79 4.27 ~ 6M Libor+1.20		102,521 49,266	60,902 48,957

				151,787	109,859

Others	Short term borrowings in foreign currencies	0.01 ~ 5.40		7,292,568	5,389,648
	Long term borrowings in foreign currencies	0.01 ~ 6.20		1,694,080	1,513,513

			￦	15,029,020	12,341,337

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

18. Bonds

(1)	Bonds as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	2.54	10.00	￦	32,097,142	32,142,609
Discount on bonds				(52,216)
Valuation adjustment for fair value hedges				68,303

				32,113,229	32,142,609

Bonds in foreign currencies:
Bonds	3M Libor+0.24	3M Libor+6.28		11,817,390	12,316,094
Discount on bonds				(33,286)
Premium on bonds				17,869
Valuation adjustment for fair value hedges				185,637

				11,987,610	12,316,094

Off-shore bonds:
Bonds	3M Libor+0.01	3M Libor+6.18		6,743,569	6,780,284
Discount on bonds				(21,922)
Premium on bonds				(615)
Valuation adjustment for fair value hedges				(35,505)

				6,685,527	6,780,284

			￦	50,786,366	51,238,987

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	2.54	10.00	￦	29,150,751	29,633,040
Discount on bonds				(39,489)
Valuation adjustment for fair value hedges				90,165

				29,201,427	29,633,040

Bonds in foreign currencies:
Bonds	3M Libor+0.24	3M Libor+6.28		11,777,389	12,442,760
Discount on bonds				(26,552)
Premium on bonds				18,849
Valuation adjustment for fair value hedges				275,343

				12,045,029	12,442,760

Off-shore bonds:
Bonds	3M Libor+0.42	3M Libor+6.18		5,736,595	5,834,461
Discount on bonds				(16,844)
Valuation adjustment for fair value hedges				(64,530)

				5,655,221	5,834,461

			￦	46,901,677	47,910,261

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

19. Defined Benefit Liabilities

(1)	Details of defined benefit liabilities as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Present value of defined benefit liabilities	￦	197,680	183,401
Fair value of plan assets		(161,480)	(164,516)

	￦	36,200	18,885

(2)	Changes in defined benefit liabilities for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	￦	183,401	(164,516)	18,885
Current service costs		18,132	—	18,132
Interest expense (income)		3,266	(3,000)	266
Benefits paid by the plan		(7,119)	6,036	(1,083)

Ending balance	￦	197,680	(161,480)	36,200

	2012
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	￦	162,471	(144,935)	17,536
Current service costs		13,490	—	13,490
Interest expense (income)		3,524	(2,659)	865
Benefits paid by the plan		(4,818)	538	(4,280)
Others		(1)	—	(1)

Ending balance	￦	174,666	(147,056)	27,610

(3)	Fair value of plan assets for each type as of June 30, 2013 and December 31, 2012 is as follows:

	June 30, 2013			December 31, 2012
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market prices
Due from banks	￦	—	161,480	—	164,516

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(4)	Defined benefit costs recognized in profit or loss for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	￦	9,053	18,132	6,745	13,490
Interest expense (income)		134	266	432	865

	￦	9,187	18,398	7,177	14,355

(5)	The principal actuarial assumptions used as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013	December 31, 2012
Discount rate (%)	3.70	4.50
Future salary increasing rate (%)	5.60	5.60

(6)	The present value sensitivity of defined benefit liabilities as principal actuarial assumptions change as of June 30, 2013 is as follows:

Sensitivity
	1% increase from assumption	1% decrease from assumption
Discount rate	8.98% decrease	10.47% increase
Future salary increasing rate	10.18% increase	8.92% decrease

(7)	The weighted-average expected time to maturity of defined benefit liabilities is 11.2 years as of June 30, 2013, and the expected contributions to the plan until the upcoming annual report amount to ￦9,097 million.

20. Provisions

(1)	Changes in provisions for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	￦	49,180	37,031	1,900	1,032	89,143
Increase of provision		192,716	5,580	—	—	198,296
Foreign exchange differences		(351)	62	—	—	(289)

Ending balance	￦	241,545	42,673	1,900	1,032	287,150

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	2012
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	￦	63,748	194,122	2,953	1,032	261,855
Reversal of provision		(3,259)	(147,908)	(758)	—	(151,925)
Foreign exchange differences		1	(6)	—	—	(5)
Others		—	—	(314)	—	(314)

Ending balance	￦	60,490	46,208	1,881	1,032	109,611

(2)	Provision for payment guarantees

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees.

(3)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates.

(4)	Provision for possible losses from lawsuits

As of June 30, 2013, the Bank is involved in 12 lawsuits as a plaintiff and 22 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to ￦3,985,515 million and ￦508,754 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2013, and additional losses may be incurred depending on the final result of pending lawsuits.

The financial institution creditors of Renault Samsung Motors (including KDB) filed a lawsuit against Kun-hee Lee and 28 Samsung affiliates (including Samsung Electronics), claiming compensation for delays in payment of liquidated damages and contract bills based on the agreement signed on August 24, 1999. In connection to the litigation, the financial institution creditors partially won the second trial at the Seoul High Court, but both parties filed an appeal to the Supreme Court judgment, and are waiting for the final decision as of June 30, 2013.

(5)	Other provision

The Bank has recognized other possible losses.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

21. Other Liabilities

Other liabilities as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Accounts payable	￦	7,229,363	7,596,780
Accrued expense		1,413,427	1,377,364
Advance receipts		170	463
Unearned income		40,229	44,753
Deposits withholding tax		31,012	31,016
Guarantee money received		92,763	302,617
Foreign exchanges payable		28,749	6,277
Domestic exchanges payable		1,286,582	1,931,584
Borrowing from trust accounts		446,209	287,073
Others		208,205	248,011

		10,776,709	11,825,938
Present value discount		(421)	(604)

	￦	10,776,288	11,825,334

The carrying amount of financial liabilities included in other liabilities above amounted to ￦10,582,538 million as of June 30, 2013 (￦11,617,104 million as of December 31, 2012) and their fair value amounted to ￦10,582,551 million as of June 30, 2013 (￦11,617,210 million as of December 31, 2012).

22. Equity

(1) Issued capital

The Bank is authorized to issue 3,000 million shares of common stock and has 1,850,372,235 shares issued and outstanding with a total par value of ￦9,251,861 million as of June 30, 2013.

(2) Capital surplus

The Bank reduced ￦5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ￦5,134,227 million. As the result of the capital reduction, ￦44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income (loss) as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Valuation gain on available-for-sale financial assets:
Valuation gain on available-for-sale financial assets (before tax)	￦	658,361	737,323
Income tax effect		(159,298)	(178,386)

		499,063	558,937

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(8,043)	(49,320)
Income tax effect		1,946	11,935

		(6,097)	(37,385)

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		16,661	16,661
Income tax effect		(4,032)	(4,032)

		12,629	12,629

	￦	505,595	534,181

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013
	January 1, 2013		Increase (Decrease)	Tax Effect	June 30, 2013
Valuation gain (loss) on available-for-sale financial assets	￦	558,937	(78,962)	19,088	499,063
Exchange differences on translation of foreign operations		(37,385)	41,277	(9,989)	(6,097)
Remeasurements of defined benefit liabilities		12,629	—	—	12,629

	￦	534,181	(37,685)	9,099	505,595

	June 30, 2012
	January 1, 2012		Increase (Decrease)	Tax Effect	June 30, 2012
Valuation gain (loss) on available-for-sale financial assets	￦	565,171	8,517	(2,036)	571,652
Exchange differences on translation of foreign operations		6,128	(5,803)	1,404	1,729
Remeasurements of defined benefit liabilities		7,258	—	—	7,258

	￦	578,557	2,714	(632)	580,639

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(4) Retained earnings

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit. In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Legal reserve	￦	6,022,263	5,641,363
Voluntary reserve Regulatory reserve for loan losses		1,306,925	1,034,949
Unappropriated retained earnings		559,171	1,711,670

	￦	7,888,359	8,387,982

(ii)	Changes in legal reserve for the six-month period ended June 30, 2013 and the year ended December 31, 2012 are as follows:

	2013		2012
Beginning balance	￦	5,641,363	5,076,393
Transferred from unappropriated retained earnings		380,900	564,970

Ending balance	￦	6,022,263	5,641,363

(iii)	Changes in unappropriated retained earnings for the six-month period ended June 30, 2013 and the year ended December 31, 2012 are as follows:

	2013		2012
Beginning balance	￦	1,711,670	2,712,586
Profit (loss) for the period		(266,476)	946,873
Contribution to legal reserve		(380,900)	(564,970)
Contribution to regulatory reserve for loan losses		(271,976)	(1,034,949)
Dividends		(233,147)	(347,870)

Ending balance	￦	559,171	1,711,670

(5) Regulatory reserve for loan losses

The Bank is required to provide a regulatory reserve for possible loan losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for loan losses are as follows:

(i)	Regulatory reserve for loan losses as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Beginning balance	￦	1,306,925	1,034,949
Planned reserve for possible loan losses		126,663	271,976

Ending balance	￦	1,433,588	1,306,925

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(ii)	Provision for regulatory reserve for possible loan losses and profit (loss) after adjusting regulatory reserve for loan losses for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) for the period	￦	(322,348)	(266,476)	245,257	619,412
Provision for regulatory reserve for possible loan losses		(34,255)	(126,663)	(67,404)	(138,327)

Profit (loss) after adjusting regulatory reserve for possible loan losses	￦	(356,603)	(393,139)	177,853	481,085

Profit (loss) per share after adjusting regulatory reserve for possible loan losses (won)	￦	(192)	(212)	96	260

23. Net Interest Income

Net interest income for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	￦	8,639	13,798	8,295	15,785
Financial assets held for trading		15,767	33,437	17,245	29,938
Available-for-sale financial assets		182,044	368,312	288,147	527,003
Held-to-maturity financial assets		1,151	2,348	1,343	2,787
Loans		992,586	1,971,158	985,857	1,974,229

		1,200,187	2,389,053	1,300,887	2,549,742

Interest expense:
Financial liabilities designated at fair value through profit or loss		(12,168)	(24,002)	(12,741)	(26,795)
Deposits		(280,807)	(590,073)	(271,512)	(512,639)
Borrowings		(84,759)	(159,554)	(118,691)	(245,063)
Bonds		(375,530)	(749,746)	(420,692)	(856,623)

		(753,264)	(1,523,375)	(823,636)	(1,641,120)

Net interest income	￦	446,923	865,678	477,251	908,622

Interest received from impaired assets relating to loan receivables for the six-month periods ended June 30, 2013 and 2012 were ￦21,174 million and ￦23,267 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

24. Net Fees and Commission Income

Net fees and commission income for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	￦	52,808	105,846	57,575	111,335
Underwriting and investment consulting commissions		54,264	83,562	72,947	126,678
Brokerage and agency commissions		2,648	7,276	13,939	17,270
Trust and retirement pension plan commissions		8,833	18,109	10,250	18,363
Fees on asset management commissions		333	701	918	1,197
Other fees		20,497	26,791	15,668	20,937

		139,383	242,285	171,297	295,780

Fees and commission expenses:
Brokerage and agency fees		(2,489)	(4,538)	(2,226)	(4,100)
Other fees		(8,684)	(16,261)	(4,047)	(16,483)

		(11,173)	(20,799)	(6,273)	(20,583)

	￦	128,210	221,486	165,024	275,197

25. Dividend Income

Dividend income for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Financial assets held for trading	￦	146	146	76	130
Available-for-sale financial assets		21,837	35,343	11,710	43,753
Investments in subsidiaries and associates		2,942	38,717	49,849	113,554

	￦	24,925	74,206	61,635	157,437

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

26. Net Gain (Loss) on Financial Assets Held for Trading

Net gain (loss) related to financial assets held for trading for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial assets held for trading:
Gains on sale	￦	5,730	11,334	4,895	11,539
Gains on valuation		—	1,662	4,508	1,939

		5,730	12,996	9,403	13,478

Losses on financial assets held for trading:
Losses on sale		(18,366)	(20,054)	(6,801)	(11,870)
Losses on valuation		(14,965)	(7,431)	—	(1,805)
Purchase related expense		(58)	(111)	(106)	(200)

		(33,389)	(27,596)	(6,907)	(13,875)

	￦	(27,659)	(14,600)	2,496	(397)

27. Net Gain (Loss) on Financial Liabilities Designated at Fair Value Through Profit or Loss

Net gain (loss) related to financial liabilities designated at fair value through profit or loss for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities designated at FVTPL:
Gains on redemption	￦	—	134	633	850
Gains on valuation		56,470	32,033	—	1,475

		56,470	32,167	633	2,325

Losses on financial liabilities designated at FVTPL:
Losses on redemption		(15)	(17)	(36)	(36)
Losses on valuation		—	—	(20,562)	(19,016)

		(15)	(17)	(20,598)	(19,052)

	￦	56,455	32,150	(19,965)	(16,727)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

28. Net Gain (Loss) on Available-for-sale financial assets

Net gain (loss) on available-for-sale financial assets for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on available-for-sale financial assets:
Gains on sale	￦	210,188	261,030	52,541	129,366
Reversal of impairment losses		1,659	19,059	45,255	45,255

		211,847	280,089	97,796	174,621

Losses on available-for-sale financial assets:
Losses on sale		(3,905)	(5,181)	(11,868)	(20,058)
Impairment losses		(440,802)	(459,768)	(98,735)	(119,648)

		(444,707)	(464,949)	(110,603)	(139,706)

	￦	(232,860)	(184,860)	(12,807)	34,915

29. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	￦	607,809	1,224,361	288,866	984,819
Currency		1,911,971	3,881,631	524,219	1,972,133
Stock		3,067	4,743	6,956	32,948
Commodity		6,575	20,371	21,557	36,046
Embedded derivatives		4,990	14,349	31,544	91,549
Gains on adjustment of derivatives		854	2,236	1,556	4,866

		2,535,266	5,147,691	874,698	3,122,361

Losses on trading purpose derivatives:
Interest		(643,772)	(1,275,458)	(262,359)	(894,378)
Currency		(1,821,968)	(3,690,328)	(454,734)	(1,869,500)
Stock		(1,476)	(2,705)	(6,724)	(31,855)
Commodity		(6,568)	(20,367)	(19,710)	(34,199)
Embedded derivatives		(773)	(1,939)	(6,616)	(17,175)
Losses on adjustment of derivatives		(23,193)	(30,243)	(4,950)	(8,919)

		(2,497,750)	(5,021,040)	(755,093)	(2,856,026)

	￦	37,516	126,651	119,605	266,335

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net loss on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest	￦	2,788	34,547	38,329	61,703
Currency		17,418	73,262	—	46,207
Gains on adjustment of derivatives		524	1,102	2,389	4,833

		20,730	108,911	40,718	112,743

Losses on hedging purpose derivatives:
Interest		(131,738)	(165,375)	(24,367)	(161,783)
Currency		(139,846)	(263,372)	(74,567)	(208,366)
Losses on adjustment of derivatives		(714)	(1,407)	(1,400)	(2,494)

		(272,298)	(430,154)	(100,334)	(372,643)

		(251,568)	(321,243)	(59,616)	(259,900)

Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		211,928	305,836	—	258,262
Gains on redemption		76,411	117,402	6,201	13,150

		288,339	423,238	6,201	271,412

Losses on fair value hedged items:
Losses on valuation		(82,137)	(247,437)	(51,801)	(103,335)
Losses on redemption		(75,893)	(118,334)	(16,560)	(21,888)

		(158,030)	(365,771)	(68,361)	(125,223)

		130,309	57,467	(62,160)	146,189

	￦	(83,743)	(137,125)	(2,171)	152,624

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

30. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on sales	￦	219,170	414,144	143,433	272,612
Losses on sales		(253,965)	(464,635)	(164,626)	(301,599)

		(34,795)	(50,491)	(21,193)	(28,987)

Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		607,612	1,334,572	274,991	180,215
Losses on foreign exchange translations		(561,975)	(1,225,728)	(209,712)	(188,929)

		45,637	108,844	65,279	(8,714)

	￦	10,842	58,353	44,086	(37,701)

31. Other Operating Income (loss), net

Other operating income (loss) for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	￦	34,574	36,053	43,847	44,538
Reversal of provisions		1,798	1,798	165,126	151,981
Gains on investments in subsidiaries and associates		—	2	—	—
Reversal of other provisions		—	—	4,119	—
Others		4,400	5,670	979	5,262

		40,772	43,523	214,071	201,781

Other operating expenses:
Losses on sale of loans		(94,751)	(94,753)	(282,884)	(283,087)
Contribution to provision for other assets		(1,703)	(3,078)	—	(4,742)
Provision for other allowances		(23,940)	(200,094)	—	(56)
Losses on investments in subsidiaries and associates		(3)	(144)	—	—
Insurance expenses		(15,935)	(31,189)	(9,850)	(19,121)
Others(*1)		(46,464)	(87,354)	(36,380)	(74,171)

		(182,796)	(416,612)	(329,114)	(381,177)

	￦	(142,024)	(373,089)	(115,043)	(179,396)

(*1)	Others consist of credit guarantee fund salary, foreign security contributions, etc.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

32. General and Administrative Expenses

General and administrative expenses for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	￦	78,010	138,298	85,670	142,856
Defined benefit costs		9,187	18,398	7,178	14,355
Defined contribution costs		88	88	—	—
Termination benefits		7,376	7,501	185	2,039

		94,661	164,285	93,033	159,250

Depreciation and amortization:
Depreciation of property and equipment		7,594	14,054	4,982	9,600
Amortization of intangible assets		4,532	9,042	3,940	7,576

		12,126	23,096	8,922	17,176

Other:
Employee welfare benefits		8,444	15,262	6,687	12,813
Rent expenses		5,720	11,041	5,345	10,155
Taxes and dues		3,213	6,631	3,059	6,559
Advertising expenses		5,184	7,801	14,695	16,887
Others(*1)		24,927	46,797	24,421	39,695

		47,488	87,532	54,207	86,109

	￦	154,275	274,913	156,162	262,535

(*1)	Others consist of electronic data processing expenses, fees and charges, etc.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

33. Non-Operating Income and Expense

Non-operating income and expense for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Non-operating income:
Gain on disposal of property and equipment	￦	—	—	198	198
Rental income on investment property		112	239	213	402
Others		890	3,653	253	776

		1,002	3,892	664	1,376

Non-operating expenses:
Loss on disposal of property and equipment		(14)	(15)	(1)	(1)
Depreciation of investment property		(435)	(874)	(340)	(610)
Impairment losses on intangible assets		—	—	(160)	(160)
Donations		(177)	(244)	(8,071)	(8,615)
Others		(715)	(895)	(13)	(422)

		(1,341)	(2,028)	(8,585)	(9,808)

	￦	(339)	1,864	(7,921)	(8,432)

34. Income Tax Expense

(1)	Income tax expenses for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax(*1)	￦	1,559	83,105	52,086	167,036
Changes in deferred income taxes due to temporary differences		(161,271)	(228,280)	24,072	27,773
Deferred income tax recognized directly to equity		3,827	9,099	11,228	(632)
Changes in income taxes due to consolidated tax return		661	(169)	(1,042)	(1,132)

Income tax expense (benefit)	￦	(155,224)	(136,245)	86,344	193,045

(*1)	Includes changes such as those that arise from final tax returns

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(3)	Profit (loss) before income taxes and income tax expense for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013		June 30, 2012
Profit (loss) before income taxes	￦	(402,721)	812,457
Income taxes calculated using enacted tax rates		(97,458)	196,615
Adjustments:
Non-deductible losses and tax free gains		(21,523)	(4,011)
Tax credit		(11,959)	(83)
Changes in income taxes due to consolidated tax return		(169)	(1,132)
Others		(5,136)	1,656

		(38,787)	(3,570)

Income tax expense (benefit)	￦	(136,245)	193,045

Effective tax rate	%	33.83	23.76

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	June 30, 2013		Deferred tax assets (liabilities)	December 31, 2012	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Gains on valuation of available-for-sale financial assets	￦	499,063	(159,298)	558,937	(178,386)	19,088
Exchange differences on translation of foreign operations		(6,097)	1,946	(37,385)	11,935	(9,989)
Remeasurements of defined benefit liabilities		12,629	(4,032)	12,629	(4,032)	—

	￦	505,595	(161,384)	534,181	(170,483)	9,099

	2012
	June 30, 2012		Deferred tax liabilities	December 31, 2011	Deferred tax liabilities	Changes in deferred tax assets (liabilities)
Gains on valuation of available-for-sale financial assets	￦	571,652	(182,473)	565,171	(180,437)	(2,036)
Exchange differences on translation of foreign operations		1,729	(552)	6,128	(1,956)	1,404
Remeasurements of defined benefit liabilities		7,258	(2,317)	7,258	(2,317)	—

	￦	580,639	(185,342)	578,557	(184,710)	(632)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

35. Earnings (loss) per Share

(1) Basic earnings (loss) per share

The Bank’s basic earnings (loss) per share for the six-month periods ended June 30, 2013 and 2012 are computed as follows:

(i) Basic earnings (loss) per share

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) attributable to ordinary shareholders of the Bank (A)	￦	(322,347,542,841)	(266,475,697,176)	245,256,953,227	619,411,875,782
Weighted-average number of ordinary shares outstanding (B)		1,850,372,235	1,850,372,235	1,850,372,235	1,850,372,235

Basic earnings (loss) per share (A/B)	￦	(174)	(144)	133	335

(ii) Weighted-average number of shares of ordinary shares outstanding

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Number of ordinary shares outstanding	￦	1,850,372,235	1,850,372,235	1,850,372,235	1,850,372,235

Days		91	181	91	182

Cumulative shares		166,383,873,385	334,917,374,535	168,383,873,385	336,767,746,770

Weighted-average number of ordinary shares outstanding	￦	1,850,372,235	1,850,372,235	1,850,372,235	1,850,372,235

(2) Diluted earnings (loss) per share

Diluted and basic earnings (loss) per share for the six-month periods ended June 30, 2013 and 2012 are equal because there is no potential dilutive instrument.

36. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013			December 31, 2012
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Available-for-sale financial assets(*)	￦	6,773,984	3,475,028	8,632,564	1,647,768

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

37. Guarantees and Commitments

Guarantees and commitments as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Confirmed acceptances and guarantees:
Acceptances in foreign currency	￦	828,383	720,522
Guarantees for bond issuance		1,078,425	682,447
Guarantees for loans		540,715	872,997
Acceptances for foreign loans		2,873	2,940
Acceptances for letter of guarantee		47,507	46,664
Others		5,784,429	5,928,214

		8,282,332	8,253,784

Unconfirmed acceptances and guarantees:
Letter of guarantee		2,846,868	2,657,180
Others		1,966,792	1,874,333

		4,813,660	4,531,513

Commitments:
Commitments on loans		7,025,403	8,403,055
Securities purchase agreement		20,709	20,709
Others		400,108	227,179

		7,446,220	8,650,943

Bills endorsed
With recourse		—	266

	￦	20,542,212	21,436,506

38. Day One Profit or Loss

Changes in day one profit or loss for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013		2012
Beginning balance	￦	(5,999)	(2,716)
New deferrals		(651)	(1,788)
Recognized in current profit or loss		757	6,284
Others (end of transaction, etc.)		878	(717)

Ending balance	￦	(5,015)	1,063

Day one profit or loss arose from derivative financial instruments at level 3 on the fair value hierarchy.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

39. Trust Accounts

(1)	Trust accounts as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Accrued trust management fee	￦	24,042	11,198
Deposits		1,756,128	1,591,145
Trust accounts payable		348,913	340,003
Accrued interest on deposits		34,173	26,899

(2)	Transactions with trust accounts for the six-month periods ended June 30, 2013 and 2012 are as follows:

	June 30, 2013			June 30, 2012
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees on trust accounts	￦	8,571	17,584	10,037	17,934
Gains from trading of derivative instruments		452	873	967	1,104
Interest expenses on deposits		16,758	35,527	23,073	46,302
Interest expenses of trust accounts payable		2,641	4,961	2,248	4,669
Losses from trading of derivative instruments		—	—	—	1,315

(3)	Principals guaranteed money trust and principals and interest guaranteed money trust

The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Principals guaranteed money trust	￦	285,813	289,227
Principals and interest guaranteed money trust and non-guaranteed trust		205,359	202,343

	￦	491,172	491,570

Principal of money trust	￦	463,280	466,225
Income from trust deposits payable		27,892	25,345

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

40. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2013 are as follows:

Classification	Corporate name
Ultimate controlling party	KoFC
Controlling entities	KDBFG
Entities under common control	Daewoo Securities Co., Ltd., KDB Capital Corporation, KDB Asset Management Co., Ltd., Korea Infrastructure Investments Asset Management Co., Ltd
Subsidiaries	KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A, KDB Bank Uzbekistan, Korea Infrastructure Fund, KDB Value PEF II, KDB Value PEF III, KDB Value PEF VI, KDB Venture M&A PEF, KDB Consus Value PEF, KDB Turnaround PEF, Components and Materials M&A PEF, KoFC-KDB Materials and Components Investment Fund No. 1, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, KDB SPC I and 9 others, KDB Shipping Private Fund KL I and 16 others,
Associates	Daewoo Shipbuilding & Marine Engineering Co., Ltd. GM Korea Company and 122 others, Troika Resource Investment PEF and 5 others, National Pension Service 06-2 Neoplux Corporate Restructuring Fund and 8 others
Others	Key management personnel

(2)	Significant balances with related parties as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Controlling entities		Subsidiaries	Associates	Entities under common control	Total
Assets:
Cash and due from banks	￦	—	451,114		—	451,114
Available-for-sale financial assets		—	324,589	—	—	324,589
Loans		—	2,148,361	1,793,915	41,499	3,983,775
(Allowance for doubtful accounts)		—	(2,376)	(346)	(719)	(3,441)
Derivative financial assets		90,242	32,266	88,412	72,343	283,263
Other assets		—	34,732	842	5,267	40,841
(Allowance for doubtful accounts)		—	(26)	(2)	(1)	(29)

	￦	90,242	2,988,660	1,882,821	118,389	5,080,112

Liabilities:
Deposits	￦	693,657	237,693	258,227	47,147	1,236,724
Borrowings		780,676	20,780	1,500	—	802,956
Bonds		—	162,357	—	256,404	418,761
Derivative financial liabilities		10,735	1,389	8,322	52,494	72,940
Other liabilities		47,338	3,421	962	2,612	54,333

	￦	1,532,406	425,640	269,011	358,657	2,585,714

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Controlling entities		Subsidiaries	Associates	Entities under common control	Total
Assets:
Cash and due from banks	￦	—	370,584	—	—	370,584
Available-for-sale financial assets		—	325,929	350,370	—	676,299
Loans		63,390	2,171,061	1,858,510	80,696	4,173,657
(Allowance for doubtful accounts)		—	(1,678)	(12,300)	—	(13,978)
Derivative financial assets		13,079	23,953	30,742	78,505	146,279
Other assets		—	50,962	912	4,522	56,396
(Allowance for doubtful accounts)		—	(17)	(2)	—	(19)

	￦	76,469	2,940,794	2,228,232	163,723	5,409,218

Liabilities:
Deposits	￦	643,155	324,533	7,124	40,407	1,015,219
Borrowings		826,299	15,900	—	—	842,199
Bonds		—	162,357	—	431,936	594,293
Derivative financial liabilities		44,625	6,202	132,010	63,515	246,352
Other liabilities		177,069	3,132	917	3,634	184,752

	￦	1,691,148	512,124	140,051	539,492	2,882,815

(3)	Significant transactions with related parties for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	Controlling entities		Subsidiaries	Associates	Entities under common control	Key management	Total
Revenues:
Interest income	￦	—	48,253	38,915	3	—	87,171
Reversal of allowance for loan losses		—	354	—	—	—	354
Fees and commission income, other revenues		1,401	48,813	315,648	34,089	—	399,951

	￦	1,401	97,420	354,563	34,092	—	487,476

Expenses:
Interest expenses	￦	19,242	863	2,217	4,535	—	26,857
Provision for loan losses		—	77	8	—	—	85
General and administrative expenses		—	—	—	—	1,090	1,090
Other operating expenses		23,295	2,251	26,315	40,252	—	92,113

	￦	42,537	3,191	28,540	44,787	1,090	120,145

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	2012
	Controlling entities		Subsidiaries	Associates	Entities under common control	Key management	Total
Revenues:
Interest income	￦	1,960	46,118	35,547	220	—	83,845
Reversal of allowance for loan losses		—	190	654	—	—	844
Fees and commission income, other revenues		26,531	143,791	75,756	31,120	—	277,198

	￦	28,491	190,099	111,957	31,340	—	361,887

Expenses:
Interest expenses	￦	25,155	794	2,891	5,635	—	34,475
Provision for loan losses		—	42	—	—	—	42
General and administrative expenses		—	—	—	—	1,301	1,301
Other operating expenses		37,965	18,581	17,401	24,456	—	98,403

	￦	63,120	19,417	20,292	30,091	1,301	134,221

(4)	The Bank provided various commitments amounting to ￦496,700 million (￦603,000 million as of December 31, 2012) and payment guarantees amounting to ￦1,169,485 million (￦1,165,896 million as of December 31, 2012) in the transactions with related parties as of June 30, 2013.

41. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of June 30, 2013 and 2012 are as follows:

	June 30, 2013		June 30, 2012
Cash and due from banks:
Cash and foreign currencies	￦	71,407	71,644
Due from banks denominated in Korean won		1,508,815	811,197
Due from banks denominated in foreign currencies		1,765,167	2,265,112

		3,345,389	3,147,953

Less: Restricted due from banks, others		(2,293,115)	(1,514,300)
Add: Financial instruments reaching maturity within three months from date of acquisition		2,545,222	3,816,102
Financial assets held for trading
Government and public bonds		7,964	160,047
Available-for-sale financial assets
Government and public bonds		—	417,562
Loans:
Call-loans		2,009,521	2,840,432
Inter-bank loans		527,737	398,061

		2,537,258	3,238,493

Cash and cash equivalents	￦	3,597,496	5,449,755

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013		2012
Decrease in loans due to write-offs	￦	79,715	165,939
Increase in available-for-sale financial assets due to debt-to-equity swap		51,716	35,201
Increase (decrease) in accumulated other comprehensive income due to securities valuation		(78,962)	8,517
Deferred income tax effect due to securities valuation		19,088	(2,036)
Reclassification of available-for-sale financial assets to investments in subsidiaries and associates		6,141	3,769
Reclassification of investments in subsidiaries and associates to available-for-sale financial assets		3,234	2,589
Transfer from investment property to property and equipment		3,995	(7,719)

42. Transfers of Financial Assets that do not Qualify for Derecognition

Transfers of financial assets that do not qualify for derecognition as of June 30, 2013, and December 31, 2012 are as follows:

	June 30, 2013
	Date of sale	Carrying amount of the assets		Carrying amount of the liabilities	Reason for not qualifying for derecognition
KDB SOC securitization SPC	December 7, 2010	￦	15,860	3,000	(*1)

	December 31, 2012
	Date of sale	Carrying amount of the assets		Carrying amount of the liabilities	Reason for not qualifying for derecognition
KDB SOC securitization SPC	December 7, 2010	￦	15,923	6,000	(*1)

(*1)	Most of the risks and rewards from ownership of the securitized financial assets have not been transferred to the Bank’s credit supports. Accordingly, the Bank does not derecognize the securitized financial assets.

43. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as fair value level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	￦	1,266,168	489,492	—	1,755,660
Available-for-sale financial assets		1,810,544	22,199,867	1,785,189	25,795,600
Derivative financial assets		36	4,563,269	64,550	4,627,855

	￦	3,076,748	27,252,628	1,849,739	32,179,115

Financial liabilities:
Financial liabilities designated at FVTPL	￦	—	834,565	7,131	841,696
Derivative financial liabilities		—	3,981,440	29,364	4,010,804

	￦	—	4,816,005	36,495	4,852,500

	December 31, 2012
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	￦	1,346,544	530,820	—	1,877,364
Available-for-sale financial assets		1,524,035	21,509,242	1,852,733	24,886,010
Derivative financial assets		45	5,028,289	149,556	5,177,890

	￦	2,870,624	27,068,351	2,002,289	31,941,264

Financial liabilities:
Financial liabilities designated at FVTPL	￦	—	864,427	10,770	875,197
Derivative financial liabilities		—	4,052,362	34,494	4,086,856

	￦	—	4,916,789	45,264	4,962,053

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2013 and 2012 are as follows:

	2013
	January 1, 2013		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	Adjustments in level	June 30, 2013
Financial assets:
Available-for-sale financial assets	￦	1,852,733	31,453	(41,723)	580,663	(87,784)	(550,153)	1,785,189
Derivative financial assets		149,556	4,309	—	9,402	(98,717)	—	64,550

	￦	2,002,289	35,762	(41,723)	590,065	(186,501)	(550,153)	1,849,739

Financial liabilities:
Financial liabilities designated at FVTPL	￦	10,770	2,305	—	—	(5,944)	—	7,131
Derivative financial liabilities		34,494	(4,409)	—	6,300	(7,021)	—	29,364

	￦	45,264	(2,104)	—	6,300	(12,965)	—	36,495

	2012
	January 1, 2012		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	Adjustments in level	June 30, 2012
Financial assets:
Available-for-sale financial assets	￦	2,136,111	68,625	57,695	130,831	(156,794)	(6,682)	2,229,786
Derivative financial assets		159,974	30,909	—	33,441	(22,220)	—	202,104

	￦	2,296,085	99,534	57,695	164,272	(179,014)	(6,682)	2,431,890

Financial liabilities:
Financial liabilities designated at FVTPL	￦	798	9	—	2,576	—	—	3,383
Derivative financial liabilities		83,309	(63,120)	—	26,122	(97)	—	46,214

	￦	84,107	(63,111)	—	28,698	(97)	—	49,597

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(iii)	Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy as of June 30, 2013 are as follows:

June 30, 2013
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	2.82 ~ 21.90
	method	Growth rate	0.00
Rate of increase in
		liquidation value	0.00

Derivatives financial assets:
Interest rate swaps	Discounted cash flow	Correlation coefficient	0.30 ~ 0.73
method
Interest rate options	Modified Black model	Volatility	10.90 ~ 22.75
Stock index options	Black-Scholes model	Volatility	11.16 ~ 43.80
Equity options	Finite difference	Volatility	16.10 ~ 69.00
	method	Correlation coefficient	0.00 ~ 0.95

Financial liabilities designated at FVTPL:
Borrowings	Finite difference	Volatility	16.10 ~ 69.00
	method	Correlation coefficient	0.00 ~ 0.95

(2) Fair value hierarchy of financial instruments disclosed by fair value

The fair value hierarchy of financial instruments disclosed by fair value as of June 30, 2013 are as follows:

	June 30, 2013
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	￦	1,052,274	2,293,005	—	3,345,279
Loans(*1)		—	2,414,272	93,249,024	95,663,296
Held-to-maturity financial assets		7,071	40,782	—	47,853
Other financial assets(*1)		—	8,811,417	831,467	9,642,884

	￦	1,059,345	13,559,476	94,080,491	108,699,312

Financial liabilities:
Deposits(*1)	￦	—	1,812,400	35,714,966	37,527,366
Borrowings(*1)		—	1,087,333	23,489,489	24,576,822
Bonds		—	51,238,987	—	51,238,987
Other financial liabilities(*1)		—	8,357,077	2,225,474	10,582,551

	￦	—	62,495,797	61,429,929	123,925,726

(*1)	For financial instruments categorized as level 2, the carrying amount is considered a rational approximation of the fair value and is thus, disclosed as the fair value.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

44. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Financial assets:
Cash and due from banks	￦	1,399,703	—	—	—	—	1,945,576	—	—	3,345,279
Financial assets held for trading		7,964	1,747,696	—	—	—	—	—	—	1,755,660
Available-for-sale financial assets		—	—	—	25,795,600	—	—	—	—	25,795,600
Held-to-maturity financial assets		—	—	—	—	47,441	—	—	—	47,441
Loans		2,537,258	—	—	—	—	92,015,552	—	—	94,552,810
Derivative financial assets		—	3,910,733	—	—	—	—	—	717,122	4,627,855
Other financial assets		—	—	—	—	—	9,654,586	—	—	9,654,586

	￦	3,944,925	5,658,429	—	25,795,600	47,441	103,615,714	—	717,122	139,779,231

Financial liabilities:
Financial liabilities designated at FVTPL	￦	—	—	841,696	—	—	—	—	—	841,696
Deposits		—	—	—	—	—	—	37,490,967	—	37,490,967
Borrowings		—	—	—	—	—	—	24,504,729	—	24,504,729
Bonds		—	—	—	—	—	—	50,786,366	—	50,786,366
Derivative financial liabilities		—	3,716,822	—	—	—	—	—	293,982	4,010,804
Other financial liabilities		—	—	—	—	—	—	10,582,538	—	10,582,538

	￦	—	3,716,822	841,696	—	—	—	123,364,600	293,982	128,217,100

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Financial assets:
Cash and due from banks	￦	1,337,942	—	—	—	—	1,357,906	—	—	2,695,848
Financial assets held for trading		2,416	1,874,948	—	—	—	—	—	—	1,877,364
Available-for-sale financial assets		—	—	—	24,886,010	—	—	—	—	24,886,010
Held-to-maturity financial assets		—	—	—	—	88,690	—	—	—	88,690
Loans		4,285,145	—	—	—	—	86,749,260	—	—	91,034,405
Derivative financial assets		—	4,320,948	—	—	—	—	—	856,942	5,177,890
Other financial assets		—	—	—	—	—	10,605,122	—	—	10,605,122

	￦	5,625,503	6,195,896	—	24,886,010	88,690	98,712,288	—	856,942	136,365,329

Financial liabilities:
Financial liabilities designated at FVTPL	￦	—	—	875,197	—	—	—	—	—	875,197
Deposits		—	—	—	—	—	—	38,652,332	—	38,652,332
Borrowings		—	—	—	—	—	—	21,977,467	—	21,977,467
Bonds		—	—	—	—	—	—	46,901,677	—	46,901,677
Derivative financial liabilities		—	3,960,206	—	—	—	—	—	126,650	4,086,856
Other financial liabilities		—	—	—	—	—	—	11,617,104	—	11,617,104

	￦	—	3,960,206	875,197	—	—	—	119,148,580	126,650	124,110,633

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

45. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Loaned debt securities	￦	391,844	—	391,844	391,844	—	—
Repurchase agreement bought		711,699	—	711,699	711,699	—	—
Derivative financial assets		4,627,855	—	4,627,855	2,934,285	60,418	1,633,152
Receivable spot exchange		7,069,050	—	7,069,050	7,013,694	—	55,356

	￦	12,800,448	—	12,800,448	11,051,522	60,418	1,688,508

	June 30, 2013
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Repurchase agreement sold	￦	3,702,952	—	3,702,952	3,702,952	—	—
Derivative financial liabilities		4,010,804	—	4,010,804	3,006,957	—	1,003,847
Outstanding spot exchange		7,070,495	—	7,070,495	7,013,694	—	56,801

	￦	14,784,251	—	14,784,251	13,723,603	—	1,060,648

	December 31, 2012
	Gross amounts of recognized financial assets		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Loaned debt securities	￦	29,359	—	29,359	29,359	—	—
Repurchase agreement bought		457,020	—	457,020	457,020	—	—
Derivative financial assets		5,177,890	—	5,177,890	3,420,660	268,620	1,488,610
Receivable spot exchange		7,435,915	—	7,435,915	7,435,031	—	884

	￦	13,100,184	—	13,100,184	11,342,070	268,620	1,489,494

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Repurchase agreement sold	￦	2,037,387	—	2,037,387	2,037,387	—	—
Derivative financial liabilities		4,086,856	—	4,086,856	3,095,449	—	991,407
Outstanding spot exchange		7,435,456	—	7,435,456	7,435,031	—	425

	￦	13,559,699	—	13,559,699	12,567,867	—	991,832

46. Operating Segments

(1)	The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. The following summary describes the operations in each of the Bank’s reportable segments:

Industry	General information
Corporate finance	Provides trading services, and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Financial information about the Bank’s operating segments for the six-month periods ended June 30, 2013 and 2012, is as follows:

	June 30, 2013
	Corporate finance		Investment finance	Asset management	Others	Total
Operating revenues:
Net interest income	￦	761,527	9,258	1,079	93,814	865,678
Non-interest income (loss), net		130,842	129,286	18,747	(117,656)	161,219
Income (loss) related to securities(*1)		(161,862)	(88,053)	—	50,455	(199,460)

		730,507	50,491	19,826	26,613	827,437
General administrative expenses		(172,387)	(41,263)	(5,504)	(55,759)	(274,913)
Provision for loan loss and others(*2)		(905,208)	(41,421)	—	687	(945,942)

Operating income (loss)	￦	(347,088)	(32,193)	14,322	(28,459)	(393,418)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	June 30, 2012
	Corporate finance		Investment finance	Asset management	Others	Total
Operating revenues:
Net interest income	￦	712,854	56,329	—	139,439	908,622
Non-interest income (expense), net		146,672	308,934	18,486	(32,004)	442,088
Income (loss) related to securities(*1)		(25,700)	500	—	59,718	34,518

		833,826	365,763	18,486	167,153	1,385,228
General administrative expenses		(162,752)	(49,502)	(5,942)	(44,339)	(262,535)
Provision for loan loss and others(*2)		(187,931)	(113,737)	—	136	(301,532)

Operating income	￦	483,143	202,524	12,544	122,950	821,161

(*1)	Income related to securities comprises losses (gains) relating to financial assets held for trading and available-for-sale financial assets.
(*2)	Provision for loan loss and others comprises provision for loan losses, provision for derivative credit risks, losses (gains) on sales of loans, and provision for other losses.

(3)	Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2013 and 2012, and the geographical non-current asset information as of June 30, 2013 and December 31, 2012, are as follows:

	Revenues(*1)			Non-current assets(*2)
	June 30, 2013		June 30, 2012	June 30, 2013	December 31, 2012
Domestic	￦	9,382,052	6,805,906	6,612,635	6,584,961
Overseas		463,065	353,898	3,724	3,414

	￦	9,845,117	7,159,804	6,616,359	6,588,375

(*1)	Revenues consist of interest income, fees and commission income, income related to securities, foreign currency transaction gain, gain on derivative and other operating income.
(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipments, investment properties, and intangible assets.

47. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management, and seeks to change from its previously adaptive and limited role to a more leading and comprehensive form.

Furthermore, the Bank focuses on consistent communication among different departments in order to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Commitee (the “Committee”) is composed of the President of the committee (an outside director), and four other commissioners including the CEO of the Bank. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Consulting Service Department

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management in order to sustain efficiency and internal control. The head of the Consulting Service Department is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Practice Committee

The Bank’s Risk Management Practice Committee is composed of the main leaders of business segments, and exercises its role to review matters for decision on allocation by segment of internal capital limits and other material risk-related matters.

(iv) Performance of Risk Management Committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the six-month period ended June 30, 2013, the key activities of the Risk Management Committee were as follows:

•	Major deliberation and resolution

•	Issuance plan and planning of subordinated Industrial Financial Debentures

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

•	Major reporting

•	Report on simulation of Business Continuity Planning (BCP)

•	Assessment and approval standards of franchise loans

•	Resolutions from the Credit Committee and the Board of Investment in the fourth quarter of 2012

•	Allocation and management standards of internal capital limits for 2013

•	Issuance and amendments to assessment and approval standards of household loans by instruments

•	Resolutions from the Credit Committee and the Board of Investment in the first quarter of 2013

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel II

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (“FSS”) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (“LDP”)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Pre-operation of the Advanced Measurement Approach (“AMA”) since 2009, in arrangement with the FSS, to apply the risk management AMA

•	Expansion of risk management infrastructure to the global IB level

•	Establishment of the RAPM system in order to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Risk management of retail banking

•	On-going planning of asset expansion in the retail banking risk management operations sector of the department of risk management since the introduction of retail loan business in 2010

•

Establishment and application of assessment and approval standards by retail loan instruments, and expansion of retail banking risk management infrastructure such as accumulating databases in order to support analytic decision-making and develop a personal credit assessment model through the establishment of a “retail banking Data Mart”

•	To supplement the limit of a evaluation process with computerized system, the group adopted ‘underwriter’ which compensate the evaluation system in sophisticated level.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets, and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010	Calculate corporate credit rating
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limits and calculate Market VaR
Interest/Liquidity Risk Management System	OFSA	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
Operational Risk Management System	Standardized Approach AMA	May 2006 May 2009	Manage process and calculate CSA, KRI, OP and VaR Pre-operate the AMA

(vii) Response to Basel II

The Korean authority implemented Basel II as of January 2008, and adopted the Standardized Approach and the Foundation Internal Ratings-Based Approach. The Advanced Approaches were adopted later in 2009.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

To establish credibility and maintain financial soundness, the Bank plans to adopt the Advanced Approaches (Credit risk: Advanced Internal Ratings-Based Approach, Operational risk: Advanced Measurement Approach etc) by continuously improving related systems and policies. Furthermore, the Bank is proceeding with “Basel3 standard risk management system” project since January 2013, in preparation of the adoption of Basel 3 regulations announced December 2010.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

•	Internal capital adequacy assessment

For the purpose of the internal capital adequacy assessment, the Bank calculates its aggregated internal capital and available capital by evaluating all significant risks and taking into account the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, in order to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(“BIS”) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management

•	Allocation of internal capital

The Bank’s entire internal capital is allocated to each headquarter and department, according to the extent of possible risk faced and size of operations, after the Risk Management Committee’s deliberation and the board of directors’ approval. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be retrieved properly or from substitute payments.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most important risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (“RM”), the credit officer (“CO”) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently, and inspects the borrower’s status regularly and frequently in order to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Under the early warning system, a borrower that is highly likely to be insolvent is classified as an early warning borrower or a precautionary borrower The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used in order to provision an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward Looking Criteria (“FLC”), which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Loans

The details of loans as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
Neither past due nor impaired	￦	92,629,434	89,892,960
Past due but not impaired		278,099	113,921
Impaired		2,961,383	1,868,306

		95,868,916	91,875,187
Allowance for doubtful accounts		(1,291,969)	(782,541)
Present value discount		(25,981)	(49,006)
Deferred loan origination costs and fees		1,844	(9,235)

Net value	￦	94,552,810	91,034,405

Ratio of allowance for loan loss to total loans		%1.35	0.85

Loans that are neither past due nor impaired

Loans that are neither past due nor impaired as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B- (Normal)	￦	23,119,876	31,274,876	2,325,775	21,239,522	3,176,008	8,329,348	89,465,405
CCC (Precautionary)		1,207,836	358,483	—	344,677	220,957	593,822	2,725,775
CC (Substandard)		141,285	64,427	—	45,729	156,273	30,540	438,254
C (Doubtful)		—	—	—	—	—	—	—
D (Estimated loss)		—	—	—	—	—	—	—

	￦	24,468,997	31,697,786	2,325,775	21,629,928	3,553,238	8,953,710	92,629,434

	December 31, 2012
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B- (Normal)	￦	22,485,377	31,009,479	1,758,924	18,413,199	4,385,189	9,824,481	87,876,649
CCC (Precautionary)		774,545	291,950	—	404,803	76,078	283,689	1,831,065
CC (Substandard)		43,365	14,323	—	—	95,036	32,522	185,246
C (Doubtful)		—	—	—	—	—	—	—
D (Estimated loss)		—	—	—	—	—	—	—

	￦	23,303,287	31,315,752	1,758,924	18,818,002	4,556,303	10,140,692	89,892,960

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Loans that are past due but not impaired

Loans that are past due but not impaired as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	￦	60,511	99,097	3,028	38,148	980	9,003	210,767
Within 30 ~ 60 days		3,270	1,673	260	1,163	—	—	6,366
Within 60 ~ 90 days		53,200	6,599	—	1,167	—	—	60,966

	￦	116,981	107,369	3,288	40,478	980	9,003	278,099

	December 31, 2012
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	￦	50,028	24,718	180	19,010	3,000	7,068	104,004
Within 30 ~ 60 days		5,025	183	—	—	—	—	5,208
Within 60 ~ 90 days		2,739	1,970	—	—	—	—	4,709

	￦	57,792	26,871	180	19,010	3,000	7,068	113,921

Impaired loans

Impaired loans as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Loans in Korean won				Other loans
	Loans for working capital		Loans for facility developments	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual	￦	1,425,922	409,890	231,278	536,453	272,489	2,876,032
Collective		38,330	13,813	29,371	2,480	1,357	85,351

	￦	1,464,252	423,703	260,649	538,933	273,846	2,961,383

	December 31, 2012
	Loans in Korean won				Other loans
	Loans for working capital		Loans for facility developments	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual	￦	793,612	428,059	68,646	351,433	120,547	1,762,297
Collective		42,258	16,439	39,816	4,280	3,216	106,009

	￦	835,870	444,498	108,462	355,713	123,763	1,868,306

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(iii) Measurement methodology of credit risk

Pursuant to Basel II, the Bank selects the measurement methodology of credit risk considering the difficulty of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating(*)	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.00%	0.00%	20.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%	350.00%
B+ ~ B-	150.00%	100.00%	100.00%	Deducted from Equity (1,250%)
Below B-	150.00%	150.00%	150.00%	”
Unrated	100.00%	100.00%	100.00%	”

(*)	Credit rating refer to those evaluated by global credit rating agencies such as S&P or Moody’s

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

Internal Ratings-Based Approach (“IRB”)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach currently, June 30, 2013.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS permanently, and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

The Standard Approach is applied to special finance, non-residents, non-banking financial institutions currently, and will be replaced by the Internal Ratings-Based Approach in the future.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA(*1)	— Countries, public institutions and banks
	SA(*2)	— Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		— Corporate and small and medium enterprises and asset securitization (at each credit level)
Application of IRB by phase		— Special lending, non-residence, non-bank financial institutions

(*1)	Pursuant to the interpretation of the FSS, the Standardized Approach is applied to the exposures of governments, banks, and other public institutions.
(*2)	The Standardized Approach is applied, pursuant to prior consultation with the FSS, in the case the credit risk-weighted assets of a specific business segment is less than 15% of the entire credit risk-weighted assets.

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Exposure less credit risk mitigation by asset type as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	￦	5,918,599	—	5,918,599
Bank		6,639,042	—	6,639,042
Corporate		113,802,294	(111,356)	113,690,938
Equity securities		8,556,266	—	8,556,266
Indirect investments		3,994,191	—	3,994,191
Asset securitization		6,759,531	—	6,759,531
Over-the-counter derivatives		8,211,413	(4,134,015)	4,077,398
Others		23,928,975	(130,415)	23,798,560

	￦	177,810,311	(4,375,786)	173,434,525

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	￦	5,932,290	—	5,932,290
Bank		8,204,972	—	8,204,972
Corporate		108,002,924	(98,347)	107,904,577
Equity securities		8,523,869	—	8,523,869
Indirect investments		3,864,830	—	3,864,830
Asset securitization		8,117,135	—	8,117,135
Over-the-counter derivatives		8,181,229	(3,925,954)	4,255,275
Others		22,466,698	(170,509)	22,296,189

	￦	173,293,947	(4,194,810)	169,099,137

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the identical grade. As a result, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating is applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for bad debts assessment.

Credit process control structure

According to the Principle of Checks and Balances the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated

•

Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s consulting service department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Consulting Service Department.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.
The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method

(iv) Credit exposure

Geographical information of credit exposure

Geographical information of credit exposure as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	￦	875,276	103,090	108,505	681,220	1,768,091
Available-for-sale financial assets:
Bonds (excluding government bonds)		14,087,353	711,669	523,132	414,234	15,736,388
Held-to-maturity financial assets:
Bonds (excluding government bonds)		40,000	—	—	—	40,000
Loans		127,438,150	218,778	516,948	3,182,333	131,356,209
Derivative financial assets		707,460	3,427	—	370	711,257
Other assets		9,339,709	56,339	1,786	11,716	9,409,550

		152,487,948	1,093,303	1,150,371	4,289,873	159,021,495

Financial guarantees		38,619,376	—	33,220	363,289	39,015,885
Credit related commitment (Commitments on loans and others)		7,651,573	192,138	738,456	3,177,025	11,759,192

		46,270,949	192,138	771,676	3,540,314	50,775,077

	￦	198,758,897	1,285,441	1,922,047	7,830,187	209,796,572

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	￦	1,247,477	48,518	103,460	455,322	1,854,777
Available-for-sale financial assets:
Bonds (excluding government bonds)		13,093,877	616,525	446,087	389,799	14,546,288
Held-to-maturity financial assets:
Bonds (excluding government bonds)		80,979	—	—	—	80,979
Loans		120,016,827	332,480	310,503	2,915,243	123,575,053
Derivative financial assets		856,936	6	—	—	856,942
Other assets		10,629,322	3,536	2,398	13,511	10,648,767

		145,925,418	1,001,065	862,448	3,773,875	151,562,806

Financial guarantees		47,530,780	—	36,302	324,785	47,891,867
Credit related commitment (Commitments on loans and others)		8,888,424	148,123	702,982	2,676,264	12,415,793

		56,419,204	148,123	739,284	3,001,049	60,307,660

	￦	202,344,622	1,149,188	1,601,732	6,774,924	211,870,466

Industry information of credit exposure

Industry information of credit exposure as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Loans for corporate
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	￦	—	984,035	784,056	1,768,091
Available-for-sale financial assets:
Bonds (excluding government bonds)		3,836,926	9,788,083	2,111,379	15,736,388
Held-to-maturity financial assets:
Bonds (excluding government bonds)		20,000	20,000	—	40,000
Loans		67,161,324	52,877,955	11,316,930	131,356,209
Derivative financial assets		—	703,989	7,268	711,257
Other assets		1,541	35,885	9,372,124	9,409,550

		71,019,791	64,409,947	23,591,757	159,021,495

Financial guarantees		29,094,068	4,632,402	5,289,415	39,015,885
Credit related commitment (Commitments on loans and others)		2,747,438	8,282,386	729,368	11,759,192

		31,841,506	12,914,788	6,018,783	50,775,077

	￦	102,861,297	77,324,735	29,610,540	209,796,572

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Loans for corporate
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	￦	—	716,223	1,138,554	1,854,777
Available-for-sale financial assets:
Bonds (excluding government bonds)		3,570,141	9,180,716	1,795,431	14,546,288
Held-to-maturity financial assets:
Bonds (excluding government bonds)		20,000	60,979	—	80,979
Loans		63,659,216	49,753,630	10,162,207	123,575,053
Derivative financial assets		—	848,042	8,900	856,942
Other assets		1,480	35,885	10,611,402	10,648,767

		67,250,837	60,595,475	23,716,494	151,562,806

Financial guarantees		37,287,897	3,647,415	6,956,555	47,891,867
Credit related commitment (Commitments on loans and others)		2,317,677	9,412,911	685,205	12,415,793

		39,605,574	13,060,326	7,641,760	60,307,660

	￦	106,856,411	73,655,801	31,358,254	211,870,466

Credit rate information of credit exposure

Credit rate information of credit exposure as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	￦	154,174	3,058,203	—	3,212,377
A+ ~ A-		463,994	1,390,558	—	1,854,552
BBB+ ~ BB-		251,907	5,787,020	20,000	6,058,927
Less than BB-		—	446,669	—	446,669
Unrated		898,016	5,053,938	20,000	5,971,954

	￦	1,768,091	15,736,388	40,000	17,544,479

	December 31, 2012
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	￦	171,077	3,095,310	600	3,266,987
A+ ~ A-		335,305	1,209,179	—	1,544,484
BBB+ ~ BB-		187,532	5,273,528	20,000	5,481,060
Less than BB-		—	323,879	—	323,879
Unrated		1,160,863	4,644,392	60,379	5,865,634

	￦	1,854,777	14,546,288	80,979	16,482,044

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Company has been using the same approach when calculating credit risk-weighted assets since the end of June, 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for the purpose of such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis.

BIS capital adequacy ratio

	June 30, 2013		December 31, 2012
Equity capital based on BIS (A):
Tier 1 capital	￦	14,874,329	15,347,588
Tier 2 capital		2,206,113	1,648,534

		17,080,442	16,996,122

Risk-weighted assets (B):
Credit risk-weighted assets		120,016,833	107,681,202
Market risk-weighted assets		563,020	938,405
Operational risk-weighted assets		4,627,726	4,581,928

	￦	125,207,579	113,201,535

BIS capital adequacy ratio (A/B):	%	13.64	15.01
Tier 1 capital ratio		11.88	13.55
Tier 2 capital ratio		1.76	1.46

Equity capital based on BIS

	June 30, 2013		December 31, 2012
Equity capital (A+B)	￦	17,080,442	16,996,122
Tier 1 capital (A):
Capital stock		9,251,861	9,251,861
Capital surplus		44,455	44,859
Retained earnings		8,008,661	8,584,659
Non-controlling interest		15,982	15,247
Deductions		(2,446,630)	(2,549,038)

	￦	14,874,329	15,347,588

Tier 2 capital (B):
45% of unrealized gain on financial assets available-for-sale	￦	295,049	285,310
Term subordinated liabilities		1,602,835	1,134,812
Others		864,594	775,700
Deductions		(556,365)	(547,288)

	￦	2,206,113	1,648,534

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives. Trading position is exposed to risks, such as interest rates, stock prices, and foreign exchange rates, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

Trading position includes securities, foreign exchange position, and derivatives which are traded for short-term profits.

Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (stock price, interest rates, foreign exchange rates and option). The trading department regulates and operates terms of stop loss and investment limits.

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used for risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

Upon the estimation of market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used in order to calculate the required capital from market risk and the internal model is used in order to manage risks internally.

Since July 2007 the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored on a daily basis.

In the implementation of the stress test, the Bank applies three scenarios based on the fluctuation of market index that occurred at the time of the historical events that resulted in the significant shock such as the IMF crisis and the 9/11 attacks. The stress test is implemented by the system daily in order to provide for crisis occurrences. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, precrisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the back testing that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

VaR of trading position

The Bank’s VaR of trading position as of June 30, 2013 and December 31, 2012 are as follows:

	Six-month period ended June 30, 2013
	Average		Max	Min	June 30, 2013
Interest rates	￦	3,032	4,483	1,079	2,341
Stock price		510	941	196	290
Foreign exchange rates		532	2,035	202	401
Option		151	614	50	142
Diversification effect		(1,230)	(3,624)	(115)	(787)

	￦	2,995	4,449	1,412	2,387

	Year ended December 31, 2012
	Average		Max	Min	December 31, 201 2
Interest rates	￦	3,322	4,251	2,364	3,229
Stock price		778	3,219	53	263
Foreign exchange rates		687	4,789	167	573
Option		217	927	40	361
Diversification effect		(1,607)	(7,017)	(470)	(1,041)

	￦	3,397	6,169	2,154	3,385

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of a decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the Oracle Financial Services Application (OFSA) and are reported on a monthly basis to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on a consolidated basis are calculated using the Standardized Approach in order to retain the consistency in the methods used by the Bank and its subsidiaries.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

EaR/VaR of non-trading positions

The Bank’s EaR and VaR of non-trading positions as of June 30, 2013 December 31, 2012 are as follows:

June 30, 2013
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	￦ 223,802	57,802

December 31, 2012
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	￦ 269,006	46,927

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	￦	1,570,729	1,636,263	54,273	39,846	730	43,438	3,345,279
Financial assets held for trading		1,737,422	13,816	—	—	—	4,422	1,755,660
Available-for-sale financial assets		21,218,856	4,111,636	141,293	230,393	—	93,422	25,795,600
Held-to-maturity financial assets		47,441	—	—	—	—	—	47,441
Loans		64,033,244	26,340,202	551,764	3,184,318	35,419	407,863	94,552,810
Derivative financial assets		3,764,114	775,887	74,936	12,105	—	813	4,627,855
Other assets		5,660,294	3,856,184	56,067	27,113	14,030	40,898	9,654,586

Total financial assets		98,032,100	36,733,988	878,333	3,493,775	50,179	590,856	139,779,231

Financial liabilities:
Financial liabilities designated at FVTPL		841,696	—	—	—	—	—	841,696
Deposits		32,823,915	4,237,067	29,310	393,608	70	6,997	37,490,967
Borrowings		8,079,314	14,182,424	284,380	1,894,402	58,874	5,335	24,504,729
Bonds		32,178,300	11,751,763	1,930,337	1,117,138	—	3,808,828	50,786,366
Derivative financial liabilities		3,229,089	703,239	59,258	18,240	—	978	4,010,804
Other liabilities		5,278,141	3,722,604	48,982	1,466,106	15,616	51,089	10,582,538

Total financial liabilities		82,430,455	34,597,097	2,352,267	4,889,494	74,560	3,873,227	128,217,100

Net financial position	￦	15,601,645	2,136,891	(1,473,934)	(1,395,719)	(24,381)	(3,282,371)	11,562,131

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	￦	832,377	1,775,148	9,862	55,951	—	22,510	2,695,848
Financial assets held for trading		1,846,521	18,181	9,920	—	—	2,742	1,877,364
Available-for-sale financial assets		21,082,015	3,298,030	128,280	289,087	—	88,598	24,886,010
Held-to-maturity financial assets		88,690	—	—	—	—	—	88,690
Loans		63,322,712	23,783,430	428,325	3,154,232	64,380	281,326	91,034,405
Derivative financial assets		3,613,255	1,445,046	94,201	25,388	—	—	5,177,890
Other assets		6,496,755	3,841,387	28,177	225,267	—	13,536	10,605,122

Total financial assets		97,282,325	34,161,222	698,765	3,749,925	64,380	408,712	136,365,329

Financial liabilities:
Financial liabilities designated at FVTPL		875,197	—	—	—	—	—	875,197
Deposits		33,955,187	3,849,986	386,370	459,379	64	1,346	38,652,332
Borrowings		8,339,318	11,284,692	207,331	1,999,235	83,958	62,933	21,977,467
Bonds		29,152,307	11,360,239	808,152	1,009,564	—	4,571,415	46,901,677
Derivative financial liabilities		2,706,621	1,284,487	74,767	20,981	—	—	4,086,856
Other liabilities		7,055,176	4,229,599	153,030	122,024	407	56,868	11,617,104

Total financial liabilities		82,083,806	32,009,003	1,629,650	3,611,183	84,429	4,692,562	124,110,633

Net financial position	￦	15,198,519	2,152,219	(930,885)	138,742	(20,049)	(4,283,850)	12,254,696

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

Since the methodology to quantifiably measure liquidity risk does not formally exist, the Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets liquidity ratio and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	Liquidity ratio : (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap : (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early Warning Indicator

In order to identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 13 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crises specific to the Bank, market risk, and complex emergency, and reports to the Risk Management Committee for the purpose of the Bank’s solvency securitization.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Within 1 month		1~3 Months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	￦	2,801,855	87,798	245,018	246,214	2,001	3,382,886
Financial assets held for trading		1,694,733	—	2,072	72,710	—	1,769,515
Available-for-sale financial assets		506,461	4,432,211	5,978,768	12,611,126	3,759,133	27,287,699
Held-to-maturity financial assets		20,257	—	22,161	10,139	—	52,557
Loans		10,710,607	9,536,303	30,695,199	41,316,795	11,139,989	103,398,893
Other assets		8,812,536	573	7,522	14,898	1,006,569	9,842,098

Total financial asset	￦	24,546,449	14,056,885	36,950,740	54,271,882	15,907,692	145,733,648

Financial liabilities:
Financial liabilities designated at FVTPL	￦	614	155,410	1,536	217,252	1,052,574	1,427,386
Deposits		13,114,121	4,931,785	20,106,469	512,797	34,462	38,699,634
Borrowings		5,374,462	3,958,890	8,660,803	5,478,263	1,608,240	25,080,658
Bonds		913,513	3,785,483	16,377,081	28,590,261	6,735,700	56,402,038
Other liabilities		8,803,917	295	10,504	44,379	2,347,129	11,206,224

Total financial liabilities	￦	28,206,627	12,831,863	45,156,393	34,842,952	11,778,105	132,815,940

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

	December 31, 2012
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	￦	2,137,432	64,871	266,749	177,528	—	2,646,580
Financial assets held for trading		1,884,607	—	434	10,589	—	1,895,630
Available-for-sale financial assets		155,717	4,187,777	5,582,788	13,570,932	3,069,601	26,566,815
Held-to-maturity financial assets		1,101	569	62,581	30,937	727	95,915
Loans		10,340,760	8,827,969	29,634,064	41,193,941	9,739,209	99,735,943
Other assets		9,796,657	17	11,573	18,601	837,235	10,664,083

Total financial asset	￦	24,316,274	13,081,203	35,558,189	55,002,528	13,646,772	141,604,966

Financial liabilities:
Financial liabilities designated at FVTPL	￦	—	2,081	160,483	225,910	1,102,915	1,491,389
Deposits		12,225,615	5,487,976	21,630,828	412,034	1,692	39,758,145
Borrowings		5,932,615	2,759,943	7,031,195	5,243,919	1,580,937	22,548,609
Bonds		1,755,209	3,105,797	13,405,597	27,860,046	6,765,133	52,891,782
Other liabilities		9,654,121	82	15,051	43,013	2,522,612	12,234,879

Total financial liabilities	￦	29,567,560	11,355,879	42,243,154	33,784,922	11,973,289	128,924,804

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2013 and December 31, 2012 are as follows:

Net settlement of derivative financial instruments

	June 30, 2013
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	￦	(10,347)	(831,255)	(978)	(2,230)	—	(844,810)
Interest		(7,892)	1,129,142	240,413	(184,471)	1,520,358	2,697,550
Stock		—	(12,319)	(3,803)	(11,841)	—	(27,963)
Hedging purpose derivatives:
Interest		—	651,887	(23,471)	(840,781)	(122,976)	(335,341)

	￦	(18,239)	937,455	212,161	(1,039,323)	1,397,382	1,489,436

	December 31, 2012
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	￦	—	(403,844)	(860,736)	(10,794)	—	(1,275,374)
Interest		264	(369,218)	1,041,549	218,111	1,531,877	2,422,583
Stock		—	8,271	1,611	(8,959)	—	923
Hedging purpose derivatives:
Interest		—	906,839	—	(818,134)	(34,443)	54,262

	￦	264	142,048	182,424	(619,776)	1,497,434	1,202,394

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Gross settlement of derivative instruments

	June 30, 2013
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	￦	1,124,186	15,227,097	16,702,582	11,776,199	502,803	45,332,867
Outflow		1,126,471	15,175,649	16,628,586	11,636,322	496,347	45,063,375
Hedging purpose derivatives:
Currency
Inflow		72,856	296,724	2,273,780	3,304,816	216,199	6,164,375
Outflow		74,129	300,270	2,192,914	3,398,581	218,277	6,184,171

Total inflow	￦	1,197,042	15,523,821	18,976,362	15,081,015	719,002	51,497,242

Total outflow	￦	1,200,600	15,475,919	18,821,500	15,034,903	714,624	51,247,546

	December 31, 2012
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	￦	1,000,135	8,501,828	14,808,039	9,406,311	659,643	34,375,956
Outflow		994,579	8,496,906	14,814,296	9,720,509	645,799	34,672,089
Hedging purpose derivatives:
Currency
Inflow		587,715	83,793	1,904,595	2,954,402	393,795	5,924,300
Outflow		628,831	79,563	1,823,168	2,930,400	362,428	5,824,390

Total inflow	￦	1,587,850	8,585,621	16,712,634	12,360,713	1,053,438	40,300,256

Total outflow	￦	1,623,410	8,576,469	16,637,464	12,650,909	1,008,227	40,496,479

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2013

(Unaudited)

(In millions of won)

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Off-Balance:
Guarantees	￦	523,296	1,361,674	3,038,088	3,164,387	5,008,547	13,095,992
Commitments		556,642	288,679	1,872,982	3,866,385	861,532	7,446,220

	￦	1,079,938	1,650,353	4,911,070	7,030,772	5,870,079	20,542,212

	December 31, 2012
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Off-Balance:
Guarantees	￦	589,145	829,795	3,320,574	3,317,502	4,728,281	12,785,297
Commitments		16,002	357,133	2,666,716	4,951,842	659,250	8,650,943

	￦	605,147	1,186,928	5,987,290	8,269,344	5,387,531	21,436,240

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first half of 2013 was 1.9% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.9% and exports of goods and services increased by 4.6% but gross domestic fixed capital formation decreased by 0.1%, each compared with the corresponding period of 2012.

Based on preliminary data, GDP growth in the third quarter of 2013 was 3.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.3%, exports of goods and services increased by 2.4%, and gross domestic fixed capital formation increased by 5.9%, each compared with the corresponding period of 2012.

Prices, Wages and Employment

The inflation rate was 1.4% in the first quarter of 2013, 1.1% in the second quarter of 2013 and 1.2% in the third quarter of 2013. The unemployment rate was 3.6% in the first quarter of 2013, 3.1% in the second quarter of 2013 and 3.0% in the third quarter of 2013.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 1,863.3 on June 28, 2013, 1,914.0 on July 31, 2013, 1,926.4 on August 30, 2013, 1,997.0 on September 30, 2013, 2,030.1 on October 31, 2013, 2,044.8 on November 29, 2013, 2,011.3 on December 30, 2013 and 1,938.5 on January 10, 2014.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,149.7 to US$1.00 on June 28, 2013, Won 1,113.6 to US$1.00 on July 31, 2013, Won 1,110.9 to US$1.00 on August 30, 2013, Won 1,075.6 to US$1.00 on September 30, 2013, Won 1,061.4 to US$1.00 on October 31, 2013, Won 1,062.1 to US$1.00 on November 29, 2013, Won 1,055.3 to US$1.00 on December 31, 2013 and Won 1,064.8 to US$1.00 on January 10, 2014.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$58.3 billion in the first ten months of 2013. The current account surplus in the first ten months of 2013 increased from the current account surplus of US$38.2 billion in the corresponding period of 2012, primarily due to an increase in surplus from the goods account to US$48.8 billion in the first ten months of 2013 from US$31.0 billion in the corresponding period of 2012.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$35.8 billion in the first ten months of 2013. Exports increased by 1.9% to US$463.8 billion and imports decreased by 1.2% to US$428.0 billion from US$455.2 billion of exports and US$433.1 billion of imports, respectively, in the corresponding period of 2012.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$311.5 billion as of November 29, 2013.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-189409.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent. The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Floating Rate Notes

The Floating Rate Notes are initially limited to US$             aggregate principal amount and will mature on                             , 20     (the “Floating Rate Maturity Date”). The Floating Rate Notes will bear interest for each Interest Period (as defined below) at a rate equal to Three-Month USD LIBOR plus     % per annum, payable quarterly in arrears on January     , April     , July      and October      of each year (each a “Floating Rate Interest Payment Date”), beginning on April     , 2014. Interest on the Floating Rate Notes will accrue from January     , 2014. If any Floating Rate Interest Payment Date or the Floating Rate Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Interest Payment Date or the Floating Rate Maturity Date will be postponed to the following day that is a business day, except that if such next business day is in the next calendar month, then that Floating Rate Interest Payment Date or the Floating Rate Maturity Date will be the immediately preceding day that is a business day. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York and Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Floating Rate Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

The term “Three-Month USD LIBOR” means, with respect to any Interest Determination Date (as defined below):

(a) the rate for three-month deposits in United States dollars commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, that appears on the Reuters Page LIBOR01 (as defined below) as of 11:00 a.m., London time, on the Interest Determination Date; or

(b) if no rate appears on the particular Interest Determination Date on the Reuters Page LIBOR01, the rate calculated by the Calculation Agent (as defined below) as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, to prime banks in the

London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months commencing on the second London Banking Day succeeding the Interest Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), Three-Month USD LIBOR in effect immediately prior to the particular Interest Determination Date.

“Reuters Page LIBOR01” means the display on Reuters (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the British Bankers’ Association or any successor thereof as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

“Interest Determination Date” for any Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” refers to the period from and including January     , 2014 to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Notes. In the absence of willful default, bad faith or manifest error, the Calculation Agent’s determination of Three-Month USD LIBOR and its calculation of the applicable interest rate for each Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Notes are held in global form. In the event that the Notes are held in certificated form, the interest rates for current and preceding Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with the London office of another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Interest Period, we have a duty to appoint the London office of such other leading commercial bank or investment bank in New York or London as may be approved in writing by the fiscal agent.

Fixed Rate Notes

The Fixed Rate Notes are initially limited to US$                     aggregate principal amount and will mature on                      (the “Maturity Date”). The Fixed Rate Notes will bear interest at the rate of     % per annum, payable semi-annually in arrears on January              and July              of each year (each, an “Interest Payment Date”), beginning on July             , 2014. Interest on the Fixed Rate Notes will accrue from January             , 2014. If any Interest Payment Date or the Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of

New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Fixed Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Fixed Rate Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. However, under the KDB Act, the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDBFG, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus. The following are supplemental Korean tax considerations.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the Notes, as long as such Notes are denominated in a currency other than Won, provided that the disposition does not involve a transfer of such Notes within Korea or the disposition does not involve a transfer of such Notes to a resident of Korea or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation). If you sell or otherwise dispose of such Notes to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lesser of 22% of net gain or 11% of gross sale proceeds with respect to transactions), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the Notes, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Taxation—Korean Taxation—Tax Treaties” in the accompanying prospectus.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in this prospectus supplement and the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated January             , 2014 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement— Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Barclays Bank PLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., The Hongkong and Shanghai Banking Corporation Limited, KDB Asia Limited, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. International plc, Standard Chartered Bank and ANZ Securities, Inc. are acting as representatives of the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the Floating Rate Notes	Principal Amount of the Fixed Rate Notes
Barclays Bank PLC	US$	US$
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
The Hongkong and Shanghai Banking Corporation Limited
KDB Asia Limited
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. International plc
Standard Chartered Bank
ANZ Securities, Inc.

	US$	US$

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any Notes of a series, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

Each of the Fixed Rate Notes and the Floating Rate Notes are a new class of securities with no established trading market. Application will be made to the SGX-ST for the listing of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds from our Floating Rate Notes is US$             after deducting underwriting discounts but not estimated expenses. Expenses associated with the Floating Rate Notes offering are estimated to be US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Floating Rate Notes.

The amount of net proceeds from our Fixed Rate Notes is US$             after deducting underwriting discounts but not estimated expenses. Expenses associated with the Fixed Rate Notes offering are estimated to be US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Fixed Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January             , 2014, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the next succeeding business day, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus has been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore)(the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than under exemptions provided in the SFA for offers made (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are acquired by persons who are relevant persons specified in Section 275 of the SFA, namely:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)	the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the Offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Price Stabilization and Short Position

In connection with this offering, Citigroup Global Markets Inc. (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Lee & Ko, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Lee & Ko, and Lee & Ko may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 13, 2013 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated December 13, 2013. On January 10, 2014, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP
Floating Rate Notes	US500630CB28	500630 CB2
Fixed Rate Notes	US500630CC01	500630 CC0

PROSPECTUS

$3,000,000,000

The Korea Development Bank

Debt Securities

Warrants to Purchase Debt Securities

Guarantees

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 24, 2013

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “￦” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “$”, “USD” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese yen”, “JPY” or “¥” are to the currency of Japan, references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling”, “GBP” or “£” are to the currency of the United Kingdom, references to “Chinese offshore renminbi” or “CNH” are to the currency of the People’s Republic of China traded outside of mainland China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Malaysian ringgit” or “MYR” are to the currency of Malaysia, references to “Indian rupee” or “INR” are to the currency of India, references to “Thai baht” or “THB” are to the currency of Thailand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “Norwegian krone” or “NOK” are to the currency of Norway and references to “Brazilian real” or “BRL” are to the currency of the Federative Republic of Brazil.

All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Commencing in 2011, we prepare our financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and our separate financial information as of December 31, 2011 and 2012 and for the years ended December 31, 2011 and 2012 included in this prospectus has been prepared in accordance with Korean IFRS. References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE KOREA DEVELOPMENT BANK

Overview

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended (the “KDB Act”). Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. The Government indirectly owns all of our paid-in capital. Our registered office is located at 16-3 Youido-dong, Youngdeungpo-gu, Seoul, The Republic of Korea.

In June 2008, the Financial Services Commission announced the Government’s preliminary plan for our privatization and, in May 2009, the KDB Act was amended to facilitate our privatization. The preliminary plan reflected the Government’s intention to nurture a more competitive corporate and investment banking sector and trigger reorganization and further advancement of the Korean financial industry.

As a first step in implementing our privatization, the Government established KDB Financial Group, or KDBFG, a financial holding company, and Korea Finance Corporation, or KoFC, a public policy financing vehicle, in October 2009, by spinning off a portion of our assets, liabilities and equity. In the spin-off, our interests in Daewoo Securities Co., Ltd., KDB Asset Management Co., Ltd. and KDB Capital Corp. were transferred to KDBFG, and our equity holdings in certain government-controlled companies, including Korea Electric Power Corporation, or KEPCO, and certain companies under restructuring programs, including Hyundai Engineering & Construction Co., Ltd., were transferred to KoFC. The Government transferred its ownership interest in us to KDBFG in exchange for all of KDBFG’s share capital on November 24, 2009 and contributed 94.27% of KDBFG’s shares to KoFC as a capital contribution on December 30, 2009 based on preliminary valuation of KDBFG shares as of December 31, 2009. In March 2010, the Government made a further capital contribution of ￦10.0 billion in cash to KDBFG. In July 2010, KDBFG’s valuation as of December 30, 2009 was finalized and the Government’s initial contribution was adjusted to reflect an increase in the value of the KDBFG shares. As KoFC’s authorized capital is ￦15,000.0 billion, KoFC is permitted to hold only that percentage of KDBFG shares of which the aggregate value (together with cash contributed by the Government) does not exceed ￦15,000.0 billion. Accordingly, as of the date of this prospectus, KoFC, which is wholly owned by the Government, owns 90.26% of KDBFG’s share capital and the Government directly owns 9.74% of KDBFG’s share capital. KDBFG owns 100.0% of our share capital.

The following diagram shows our ownership structure before and after the spin-off and the share transfer.

Under the KDB Act, as amended in May 2009, the sale of KDBFG’s shares directly or indirectly owned by the Government is to commence by May 2014, and the Government will guarantee the repayment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (“mid-to-long term foreign currency debt”) outstanding as of the date of the initial sale of its direct or indirect equity interest in KDBFG, subject to the authorization by the National Assembly of the Government guarantee amount. Pursuant to the KDB Act and the Enforcement Decree of the KDB Act (the “KDB Decree”), the Government may also directly or indirectly guarantee, within the limit and scope determined by the Government and subject to the authorization by the National Assembly, the repayment of the principal of and interest on our mid-to-long term foreign currency debt incurred during the period when the Government directly or indirectly owns more than 50% of KDBFG to refinance our foreign currency debt referred to in the preceding sentence, in the event that (i) the repayment of our outstanding foreign currency debt would be difficult unless the Government provides a guarantee, (ii) the terms and conditions of our newly incurred foreign currency debt would become notably unfavorable unless the Government provides a guarantee or (iii) any other circumstances equivalent to (i) or (ii) above exist, as determined by the Minister of Strategy and Finance. In addition, the Government’s financial support to us stipulated by Article 44 of the KDB Act is expected to remain effective for so long as the Government owns, directly or indirectly, a majority of our share capital. For more information on the Government’s financial support under the KDB Act, see “—Business—Government Support and Supervision.”

We expect that both we and KoFC will perform policy bank roles until the Government through KoFC transfers a controlling stake in KDBFG to unrelated third parties and ceases to hold a majority ownership interest in us. Under the KDB Act, as amended in May 2009, if the Government ceases to be our controlling shareholder, the Government’s financial support to us stipulated by Article 44 of the KDB Act is expected to cease to be provided.

However, the implementation of the Government’s privatization plan may be delayed or changed depending on a variety of factors, such as domestic and international economic conditions, and the timing discussed above is only preliminary and is subject to change. There can be no assurance that such privatization plan will be implemented as contemplated or that the contemplated privatization will be implemented at all. In addition, the Government’s financial support to us under the KDB Act may be discontinued in connection with the privatization and the Government may decide not to provide direct guarantees for the notes offered hereby or otherwise protect our creditworthiness.

Our primary purpose, as stated in the KDB Act, the KDB Decree and our Articles of Incorporation, is to “furnish funds in order to expedite the development of the national economy.” We make loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

As of December 31, 2012, we had ￦91,875.2 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ￦142,997.6 billion and total equity of ￦18,218.6 billion, as compared to ￦81,380.7 billion of loans outstanding, ￦127,874.4 billion of total assets and ￦17,658.0 billion of total equity as of December 31, 2011. In 2012, we recorded interest income of ￦5,030.4 billion, interest expense of ￦3,284.2 billion and net income of ￦952.2 billion, as compared to ￦4,574.4 billion of interest income, ￦2,996.7 billion of interest expense and ￦1,412.4 billion of net income in 2011. See “—Selected Financial Statement Data.”

Currently, the Government indirectly holds all of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities, in the form of loans or guarantees. The Government, through KDBFG, our sole shareholder, has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor. Pursuant to the KDB Act, the Financial Services Commission has supervisory power and authority over matters relating to our general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports our operations pursuant to Article 44 of the KDB Act. Article 44 provides that “the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 44 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 44, may be amended at any time by action of the National Assembly. If the Government ceases to be our controlling shareholder as a result of our privatization, the Government’s financial support to us stipulated by Article 44 of the KDB Act is expected to cease to be provided.

In January 1998, the Government amended the KDB Act to:

•	subordinate our borrowings from the Government to other indebtedness incurred in our operations;

•

allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

•	allow direct injections of capital by the Government without prior National Assembly approval.

The Government amended the KDB Act in May 1999 and the KDB Decree in March 2000, to allow the Financial Services Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

In March 2002, the Government amended the KDB Act to enable us, among other things, to:

•

obtain low-cost funds from The Bank of Korea and from the issuance of debt securities (in addition to already permitted Industrial Finance Bonds), which funds may be used for increased levels of lending to small and medium size enterprises;

•

broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are “closely related” to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

•	extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

In July 2005 and May 2009, the Government amended Article 43 of the KDB Act. The revised Article 43 provides that:

(1)	our annual net profit, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

(i)	forty percent or more of the net profit shall be credited to reserve, until the reserve amounts equal the total amount of paid-in capital; and

(ii)	any net profit remaining following the apportionment required under subparagraph (i) above shall be distributed in accordance with the resolution of our Board of Directors and the approval of our shareholders;

(2)	accumulated amounts in reserve may be capitalized; and

(3)	any distributions made in accordance with paragraph (1)(ii) above may be in the form of cash dividends or dividends in kind, provided that any distributions of dividends in kind must be made in accordance with applicable provisions of the KDB Decree.

In February 2008, the Government further amended the KDB Act, primarily to transfer most of the Government’s supervisory authority over us from the Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) to the Financial Services Commission.

In May 2009, the Government amended the KDB Act to facilitate our privatization. The amendment provided for, among others:

•	the preparation for the transformation of us from a special statutory entity into a corporation, including the application of the Banking Act as applicable;

•	the expansion of our operation scope that enables us to engage in commercial banking activities, including retail banking;

•

the provision of government guarantees for our mid-to-long term foreign currency debt outstanding at the time of initial sale of the Government’s stake in KDBFG (subject to the National Assembly’s authorization of the Government guarantee amount) and possible guarantees for our foreign currency debt incurred for the refinancing of such mid-to-long term foreign currency debt with the government guarantee during the period when the Government owns more than 50% of our shares; and

•	the establishment of KDBFG and KoFC and application of the Financial Holding Company Act to KDBFG.

The revised KDB Act, which was filed as an exhibit to the registration statement of which this prospectus forms a part, became effective as of November 18, 2010.

In January 2012, the Government took three Government-owned financial institutions (including us) off the list of public institutions to grant them more autonomy in such areas as budgeting and human resources and to facilitate their privatization. Although the Government has previously announced plans to privatize us, the specific timing and procedure for our privatization have not yet been announced. In April 2013, the Government launched a task force for considering and planning the reorganization of policy roles for Government-owned banks and financial corporations, such as Korea Finance Corporation, The Korea Development Bank, The Export-Import Bank of Korea, and the Korea Trade Insurance Corporation. The task force, composed of representatives from various government branches responsible for overseeing such Government-owned entities as well as members of the academia, is currently in the process of collecting views and considering various reorganization options with respect to policy financial functions. It was reported that the task force plans to announce a definitive roadmap by July 2013.

The Minister of Strategy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

Capitalization

As of December 31, 2012, our authorized capital was ￦15,000 billion and capitalization was as follows:

	December 31, 2012(1)
	(billions of won) (unaudited)
Long-term debt:
Won currency borrowings	￦	4,565.7
Industrial finance bonds		46,623.5
Foreign currency borrowings		5,319.8

Total long-term debt		56,509.0	(2)(3)

Capital:
Paid-in capital		9,251.9
Capital surplus		44.4
Retained earnings		8,400.6
Accumulated other comprehensive income		521.7

Total capital		18,218.6

Total capitalization	￦	74,727.6

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2012.
(2)	We have translated borrowings in foreign currencies into Won at the rate of ￦1,071.1 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2012.
(3)	As of December 31, 2012, we had contingent liabilities totaling ￦8,253.8 billion under outstanding guarantees issued on behalf of our clients.

Business

Purpose and Authority

Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation’s economic growth and development.

Under the KDB Act, the KDB Decree and our Articles of Incorporation, our primary purpose is to “furnish funds for the expansion of the national economy.” Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

Under the KDB Act, we may:

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the Financial Services Commission;

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions, including currency and interest swap transactions;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

•	carry out other businesses incidental to the foregoing (subject to the approval of the Financial Services Commission).

Government Support and Supervision

The Government owns indirectly all of our paid-in capital. On February 20, 2000, the Government contributed ￦100 billion in cash to our capital. On December 29, 2000, we reduced our paid-in capital by ￦959.8 billion to offset our expected net loss for the year. To compensate for the resulting deficit under the KDB Act, on June 20, 2001, the Government contributed ￦3 trillion in the form of shares of common stock of KEPCO to our capital. On December 29, 2001, the Government contributed ￦50 billion in cash to our capital. On August 13, 2003, the Government contributed ￦80 billion in cash to our capital to support our existing fund for facilitating the Republic’s regional economies. On April 30, 2004, the Government contributed ￦1 trillion in the form of shares of common stock of KEPCO and Korea Water Resources Corporation to our capital to support our lending to small-and medium-sized companies and to compensate for our contribution to LG Card Ltd. in the form of loans, cash injections and debt-for-equity swaps. On December 19, 2008, the Government contributed ￦500 billion in the form of shares of common stock of Korea Expressway Corporation to our capital and, in

January 2009, the Government contributed ￦900 billion in cash to our capital, in each case to bolster our capital base in order to stabilize the Korean financial market by supporting small and medium-sized enterprises and providing increased liquidity to corporations. In October 2009, our paid-in capital decreased by ￦400.0 billion in connection with the establishment by the Government of KDBFG and KoFC by spinning off a portion of our assets, liabilities and equity (including paid-in capital) as described under the heading “Overview” and “Selected Financial Statement Data” in this prospectus. In March 2010, the Government, through KDBFG, made a further capital contribution of ￦10.0 billion in cash to our capital. Taking into account these capital contributions and reduction, as of December 31, 2012, our total paid-in capital was ￦9,251.9 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2012 and 2011—Note 22.”

In addition to capital contributions, the Government directly supports our financing activities by:

•	lending us funds to on-lend;

•	allowing us to administer Government loans made from a range of special Government funds;

•	allowing us to administer some of The Bank of Korea’s surplus foreign exchange holdings; and

•	allowing us to receive credit from The Bank of Korea.

The Government also supports our operations pursuant to Articles 43 and 44 of the KDB Act. Article 43 provides that “40% or more of the annual net profit of the Korea Development Bank shall be transferred to reserve, until the reserve amounts equal the total amount of paid-in capital” and that accumulated amounts in reserve may be capitalized. Article 44 provides that “the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and the guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 44 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 44, may be amended at any time by action of the National Assembly. If the Government ceases to be our controlling shareholder as a result of our privatization, the Government’s financial support to us stipulated by Article 44 of the KDB Act is expected to cease to be provided.

When the initial sale by the Government of its equity interest in KDBFG is made by May 2014 in accordance with the KDB Act, as amended in May 2009, the Government will guarantee the repayment of the principal of and interest on our mid-to-long term foreign currency debt outstanding as of the date of the initial sale of its equity interest in KDBFG, subject to the authorization by the National Assembly of the Government guarantee amount, pursuant to Article 18-2 of the KDB Act. In addition, under Article 18-2 of the KDB Act, the Government may directly or indirectly guarantee, within the limit and scope determined by the Government and subject to the authorization by the National Assembly, the repayment of the principal of and interest on our mid-to-long term foreign currency debt incurred during the period when the Government directly or indirectly owns more than 50% of KDBFG to refinance our foreign currency debt referred to in the preceding sentence, in the event that (i) the repayment of our outstanding foreign currency debt would be difficult unless the Government provides a guarantee, (ii) the terms and conditions of our newly incurred foreign currency debt would become notably unfavorable unless the Government provides a guarantee or (iii) any other circumstances equivalent to (i) or (ii) above exist, as determined by the Minister of Strategy and Finance.

The Government closely supervises our operations in the following ways:

•	the Government, through KDBFG, our sole shareholder, has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor;

•	within three months after the end of each fiscal year, we must submit our financial statements for the fiscal year to the Financial Services Commission;

•

the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Financial Services Commission may issue any orders deemed necessary to enforce the KDB Act;

•	the Financial Services Commission must approve our operating manual, which sets out the guidelines for all principal operating matters;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Services Commission and may issue orders deemed necessary for such supervision; and

•	we may amend our Articles of Incorporation only with the approval of the Financial Services Commission.

In addition, the conditions of the IMF aid package stated that domestic banks in the Republic, including us, should undergo external audits from internationally recognized accounting firms. Accordingly, we have had our annual financial statements for years commencing 1998 audited by an external auditor. See “—Financial Statements and the Auditors” and “Experts.”

Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic’s economic and industrial structure, including financing of promising small and medium sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

Selected Financial Statement Data

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Consolidated Financial Statement Data

The following tables present selected consolidated financial information as of and for the years ended December 31, 2011 and 2012, which has been derived from our consolidated K-IFRS financial statements as of and for the years ended December 31, 2011 and 2012.

	As of December 31,
	2011	2012
	(billions of won) (audited)
Statements of Financial Position Data
Total Loans(1)	83,668.9	93,854.9
Total Borrowings(2)	103,624.2	113,598.1
Total Assets	149,021.8	165,524.6
Total Liabilities	128,448.1	144,638.7
Equity	20,573.7	20,885.9

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total Borrowings include due to customers, financial liabilities designated at fair value through profit or loss (“FVTPL”), borrowings and debt issued.

	Year Ended December 31,
	2011	2012
	(billions of won) (audited)
Income Statement Data
Total Interest Income	5,036.8	5,418.8
Total Interest Expenses	3,136.7	3,348.7
Net Interest Income	1,900.1	2,070.1
Operating Income	1,642.8	1,144.8
Net Income	1,340.3	935.0

Separate Financial Statement Data

The following tables present selected separate financial information as of and for the years ended December 31, 2011 and 2012, which has been derived from our separate K-IFRS financial statements as of and for the years ended December 31, 2011 and 2012 included in this prospectus. You should read the following financial statement data together with the financial statements and notes included in this prospectus.

	As of December 31,
	2011	2012
	(billions of won) (audited)
Statements of Financial Position Data
Total Loans(1)	81,380.7	91,875.2
Total Borrowings(2)	99,253.5	108,406.7
Total Assets	127,874.4	142,997.6
Total Liabilities	110,216.4	124,779.0
Equity	17,658.0	18,218.6

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include due to customers, financial liabilities designated at FVTPL, borrowings and debt issued.

	Year Ended December 31,
	2011	2012
	(billions of won) (audited)
Income Statement Data
Total Interest Income	4,574.4	5,030.4
Total Interest Expenses	2,996.7	3,284.2
Net Interest Income	1,577.7	1,746.2
Operating Income	1,813.2	1,340.4
Net Income	1,412.4	952.2

2012

We had net income of ￦952.2 billion in 2012 compared to net income of ￦1,412.4 billion in 2011, on a separate K-IFRS basis.

Principal factors for the decrease in net income in 2012 compared to 2011 included:

•

a decrease in net gain from foreign currency transactions and derivatives to ￦109.4 billion in 2012 from ￦502.6 billion in 2011; the ￦502.6 billion of net gain from foreign currency transactions and derivatives in 2011 principally reflected a one-time valuation gain on Kumho Petrochemical convertible bonds, as embedded derivative instruments (such as conversion rights) were treated as separate derivatives and recorded at fair value under Korean IFRS, commencing in 2011 compared to no such gain in 2012; and

•

an increase in provision for loan losses to ￦455.4 billion in 2012 from ￦208.1 billion in 2011, primarily due to an increase in provision for loans to small-and-medium sized enterprises as a result of weak domestic economic conditions.

The above factors were partially offset by an increase in net interest income to ￦1,746.2 billion in 2012 from ￦1,577.7 billion in 2011, primarily due to an increase in interest-bearing assets exceeding an increase in interest-bearing liabilities.

2011

We had net income of ￦1,412.4 billion in 2011 compared to net income of ￦1,072.7 billion in 2010, on a separate K-IFRS basis.

Principal factors for the increase in net income in 2011 compared to 2010 included:

•	a decrease in provision for loan losses to ￦208.1 billion in 2011 from ￦966.0 billion in 2010, primarily due to a decrease in non-performing loans;

•

an increase in net gain from foreign currency transactions and derivatives to ￦502.6 billion in 2011 from ￦143.4 billion in 2010, primarily due to a valuation gain on Kumho Petrochemical convertible bonds; commencing in 2011, embedded derivative instruments (such as conversion rights) were treated as separate derivatives and recorded at fair value under Korean IFRS;

•

a decrease in impairment losses on investments in subsidiaries and associates to ￦3.9 billion in 2011 from ￦115.1 billion in 2010; the ￦115.1 billion of impairment losses on investments in subsidiaries and associates in 2010 reflected principally the impairment loss on investments in Banco KDB do Brasil S.A. (our Brazilian subsidiary); and

•	an increase in net fee and commission income to ￦541.7 billion in 2011 from ￦492.8 billion in 2010, primarily due to an increase in advisory and arrangement commissions.

The above factors were partially offset by a decrease in net gain from financial assets available-for-sale to ￦16.2 billion in 2011 from ￦1,045.7 billion in 2010, primarily due to a decrease in sales of available-for-sale securities.

Provisions for Possible Loan Losses and Loans in Arrears

We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. As of December 31, 2012, we established provisions of ￦782.5 billion for possible loan losses, 9.6% lower than the provisions as of December 31, 2011 of ￦865.3 billion. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings. See Note 45 of the notes to our separate financial statements included in this prospectus.

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2012, we have provided loans of ￦2,981.4 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ￦1,296.5 billion following debt-equity swaps. As of December 31, 2012, we had established provisions of ￦394.2 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of December 31, 2011(1)				As of December 31, 2012(1)
		Loan Amount		Loan Loss Provisions		Loan Amount		Loan Loss Provisions
		(billions of won)
Loan Classification	Normal(2)	￦	77,874.8	￦	229.3	￦	88,282.4	￦	177.5
	Precautionary		2,054.5		153.0		2,136.4		211.6
	Substandard		1,301.4		395.7		1,105.3		277.0
	Doubtful		10.1		6.3		18.3		11.1
	Expected Loss		139.9		81.0		332.8		105.3

	Total	￦	81,380.7	￦	865.3	￦	91,875.2	￦	782.5

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.

As of December 31, 2012, our non-performing loans totaled ￦1,456.4 billion, representing 1.6% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On December 31, 2012, our legal reserve was ￦5,641.4 billion, representing 6.1% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tire Co., Inc., Daehan Shipbuilding Co., Ltd., Daewoo Songdo Development Co, Kumho Industrial and Shina SB Yard Co. As of December 31, 2012, our credit extended to these companies totaled ￦2,089.3 billion, accounting for 1.5% of our total assets as of such date.

As of December 31, 2012, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Kumho Tires increased to ￦1,174.5 billion from ￦1,088.2 billion as of December 31, 2011, primarily due to extension of additional loans. As of December 31, 2012, our exposure to Daehan Shipbuilding was ￦195.7 billion, a decrease from ￦369.6 billion as of December 31, 2011, primarily due to repayment of debt. As of December 31, 2012, our exposure to Daewoo Songdo Development decreased to ￦173.1 billion from ￦222.4 billion as of December 31, 2011, primarily due to the write-off of certain of our exposure to Daewoo Songdo Development. As of December 31, 2012, our exposure to Kumho Industrial decreased to ￦151.8 billion from ￦289.2 billion as of December 31, 2011, primarily due to repayment of debt. As of December 31, 2012, our exposure to Shina SB Yard increased to ￦394.2 billion from ￦157.9 billion as of December 31, 2011, primarily due to extension of new loans and guarantees.

As of December 31, 2012, we established provisions of ￦46.3 billion for our exposure to Kumho Tires, ￦12.7 billion for Daehan Shipbuilding, ￦0.2 billion for Daewoo Songdo Development, ￦1.8 billion for Kumho Industrial and ￦14.8 billion for Shina SB Yard.

In January 2010, Kumho Tires Co., Inc. and Kumho Industrial Co., Ltd. agreed with their creditors, including us, to begin an out-of-court debt restructuring program under the Corporate Restructuring Promotion Act. In March and May 2010, the creditors of these companies agreed on work-out plans, which included debt-to-equity swaps and extensions of additional credit. In connection with these work-out plans, we provided emergency loans of ￦100.0 billion and ￦280.0 billion to Kumho Tires and Kumho Industrial, respectively. We and other creditors of Kumho Tires and Kumho Industrial decided to freeze the repayment of both companies’ debt until December 31, 2014. In addition, we and other creditors of Kumho Petrochemical Co., Ltd. and Asiana Airlines decided to freeze the repayment of both companies’ debt until December 31, 2011, which was later extended to December 31, 2012. These four companies are members of Kumho Asiana Group, which has been undergoing financial difficulties resulting from its heavily leveraged purchase of Daewoo Engineering & Construction Co., Ltd. (“Daewoo E&C”) in 2006. We, a main creditor of Kumho Asiana Group, acquired 50.75% of Daewoo E&C by participating in a ￦1,000.0 billion rights issue in December 2010 and by acquiring ￦2,178.5 billion of additional equity shares through our private equity arm in January 2011. In addition, in December 2011, we converted convertible bonds of Kumho Petrochemical Co., Ltd. into 14.1% of the latter’s equity shares. In March 2012, we increased our equity interest in Kumho Industrial from 5.99% to 6.34% by participating in a debt-to-equity swap, but our equity interest decreased to 5.44% following a capital contribution by the former controlling shareholders in June 2012.

As of December 31, 2012, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was ￦1,174.5 billion, ￦151.8 billion, ￦1,418.4 billion and ￦715.4 billion, respectively. As of December 31, 2012, we established provisions of ￦46.3 billion, ￦1.8 billion, ￦1.2 billion and ￦0.8 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

In 2012, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

Operations

Loan Operations

We mainly provide equipment capital loans and working capital loans to private Korean enterprises that undertake major industrial projects. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

We charge, on average, interest of 2.3% over our prime rate, although we provide a discount between 0.2% and 0.7% to small- and medium-sized companies. We adjust the prime rate monthly. The spread depends on the purpose of the loan, maturity date and the borrower’s credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of three to five years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

We generally obtain collateral valued in excess of the original loan from large companies and up to the value of the loan from small- and medium-sized companies. Depending on the type of borrower and loan, the collateral may be equipment purchased with the loan proceeds, industrial plants, real estate and marketable securities. We appraise the value of our collateral at least once a year.

The following table sets out, by currency and category of loan, our total outstanding loans:

Loans(1)

	December 31,
	2011		2012
	(billions of won)
Equipment Capital Loans:
Domestic Currency	￦	28,189.4	￦	31,787.1
Foreign Currency(2)		9,015.7		7,529.7

		37,205.1		39,316.8
Working Capital Loans:
Domestic Currency(3)		18,154.8		25,239.1
Foreign Currency(2)		3,965.4		4,274.1

		22,120.2		29,513.3
Other Loans(4)		22,055.4		23,045.1

Total Loans	￦	81,380.7	￦	91,875.2

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ￦9,349.3 billion as of December 31, 2011 and ￦7,971.6 billion as of December 31, 2012. See “—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies.”
(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of December 31, 2012, we had ￦91,875.2 billion in outstanding loans, which represents a 12.9% increase from ￦81,380.7 billion of outstanding loans as of December 31, 2011.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	December 31,				As % of December 31, 2012 Total
	2011		2012
	(billions of won, except percentages)
Loans with Remaining Maturities of One Year or Less	￦	25,769.2	￦	28,788.7	41.8%
Loans with Remaining Maturities of More Than One Year		33,556.2		40,041.4	58.2

Total	￦	59,325.4	￦	68,830.1	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	December 31,				As % of December 31, 2012 Total
	2011		2012
	(billions of won, except percentages)
Manufacturing	￦	35,258.3	￦	38,957.8	56.6%
Banking and Insurance		5,811.8		7,326.5	10.7
Transportation and Communication		5,217.7		5,808.5	8.4
Public Administration		593.7		414.5	0.6
Electric, Gas and Water Supply Industry		1,779.2		1,979.4	2.9
Others		10,664.6		14,343.3	20.8

Total	￦	59,325.4	￦	68,830.1	100.0%

Percentage increase (decrease) from previous period		18.0%		16.0%

(1)	Includes loans extended to affiliates.

The manufacturing sector accounted for 56.6% of our outstanding equipment capital and working capital loans as of December 31, 2012. As of December 31, 2012, loans to the transportation equipment manufacturing businesses and chemical product manufacturing businesses accounted for 14.6% and 13.6%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Korea Deposit Insurance Corporation was our single largest borrower as of December 31, 2012, accounting for 1.7% of our outstanding equipment capital and working capital loans. As of December 31, 2012, our five largest borrowers and 20 largest borrowers accounted for 6.7% and 17.0%, respectively, of our outstanding equipment capital and working capital loans. The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of December 31, 2012 by industry sector:

20 Largest Borrowers by Industry Sector

As % of December 31, 2012 Total Outstanding Equipment Capital and Working Capital Loans
Manufacturing	51.6%
Banking and Insurance	18.4
Transportation and Communication	12.4
Public Administration	3.0
Others	14.6

Total	100.0%

The following table categorizes the new loans made by us by industry sector:

New Loans by Industry Sector

	Year Ended December 31,				As % of Year Ended December 31, 2012 Total
	2011		2012
	(billions of won, except percentages)
Manufacturing	￦	15,965.8	￦	19,113.8	57.9%
Banking and Insurance		3,613.7		3,246.0	9.8
Transportation and Communication		1,539.3		2,071.1	6.3
Electric, Gas and Water Supply Industry		361.0		559.0	1.7
Others		5,821.1		8,046.0	24.3

Total	￦	27,300.9	￦	33,035.9	100.0%

Percentage increase (decrease) from previous period		29.1%		21.0%

Loans by Categories

In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

•	industrial fund loans;

•	foreign currency loans;

•	local currency loans denominated in foreign currencies;

•	offshore loans in foreign countries; and

•	government fund loans.

See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2012 and 2011—Note 8” for more information on the types of credit extended by us and the amounts of each type outstanding as of December 31, 2012.

The following table sets out equipment capital and working capital loans by categories as of December 31, 2012:

	Equipment Capital Loans(1)			Working Capital Loans(1)
	December 31, 2012%			December 31, 2012%
	(billions of won, except percentages)
Industrial fund loans	￦	28,154	71.6%	￦	23,011	80.8%
Foreign currency loans		6,456	16.4		1,398	4.9
Offshore loans in foreign currencies		1,074	2.8		2,758	9.7
Government fund loans		637	1.6		—	—
Overdraft		—	—		389	1.4
Others		2,996	7.6		915	3.2

Total	￦	39,317	100.0%	￦	28,471	100.0%

(1)	Excludes loans on households and loans extended to affiliates.

Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

We currently make equipment capital industrial fund loans at floating or fixed rates for terms of up to 10 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating or fixed rates and in amounts constituting up to 40% of the borrower’s estimated annual sales.

Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 10 years and, in the case of working capital foreign currency loans, of up to three years.

Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 10 years and, in the case of working capital loans, of up to three years.

Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

•	the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

•	the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, of up to 10 years and, working capital foreign currency loans, of up to three years.

Government Fund Loans. We make government fund loans primarily to finance:

•	water supply and drainage facilities;

•	the Seoul subway system;

•	freight terminal facilities;

•	hospitals; and

•	other facilities.

Government fund loans that are equipment capital loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at floating interest rates with original maturities of 10 to 20 years.

Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

•	the Tourism Promotion Fund (hotel and resort projects);

•	the Rational Use of Energy Fund (energy conservation projects and collective energy supply projects); and

•	the Small- and Medium-sized Enterprises Promotion Fund (small- and medium-sized enterprises).

For further information relating to such loans, see “—Sources of Funds” and “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2012 and 2011—Note 8.”

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our Articles of Incorporation limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See “—Sources of Funds.”

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and/or marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2011		2012
	(billions of won)
Acceptances	￦	845.4	￦	723.5
Guarantees on local borrowing		890.9		784.3
Guarantees on foreign borrowing		11,189.6		6,699.3
Letter of guarantee for importers		39.1		46.7

Total	￦	12,965.1	￦	8,253.8

On November 13, 2002, we entered into a guarantee agreement with KEPCO with respect to certain of KEPCO’s debt securities in connection with KEPCO’s restructuring and privatization. Pursuant to the guarantee agreement, we issued in February 2003 our guarantee to holders of KEPCO’s Yankee and Global debt securities with final maturities ranging from 2003 to 2096 (although our guarantee obligations only run through 2016) in an aggregate principal amount of approximately ￦3.3 trillion, based on exchange rates prevailing on the guarantee issuance date, February 25, 2003. The guarantees described above constitute full, irrevocable and unconditional guarantees, on an unsecured and unsubordinated basis, in respect of the principal, interest and other payments due with respect to those debt obligations. KEPCO paid and will continue to pay us an annual guarantee fee of 0.05% of (i) the aggregate outstanding principal amount of all issues of debt securities that will be covered by the benefit of our guarantee and (ii) the sum of all interest payments due on such debt securities from the date of calculation until the earlier of their maturity or their stated redemption date.

KoFC, which indirectly owns 90.3% of our paid-in capital, currently owns approximately 29.9% of the outstanding shares of common stock of KEPCO, and the Government, which indirectly owns all of our paid-in capital, owns an additional 21.2% of such shares of KEPCO.

Investments

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the Government specifically instructs us to do so. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government’s privatization program, and we expect to continue such sales in the future. The Government plans to sell its direct or indirect interest in certain private sector companies acquired during previous restructuring programs, including Daewoo Electronics Corp. and Daewoo Shipbuilding & Marine Engineering Co. Ltd. In accordance with such plan, we expect to sell our equity holdings in certain private sector companies if favorable opportunities for sale arise. Our equity investments decreased to ￦8,439.6 billion as of December 31, 2012 from ￦8,448.1 billion as of December 31, 2011.

The KDB Act and our Articles of Incorporation provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. The 15% limit, however, does not apply to certain investments, including those in Government-controlled companies financed by capital contributions from the Government. As of December 31, 2012, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ￦8,439.6 billion, equal to 28.3% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors.”

The following table sets out our equity investments by industry sector on a book value basis as of December 31, 2012:

Equity Investments

	Book Value as of December 31, 2012
	(billions of won)
Electric, Gas and Water Supply Industry	￦	96.2
Construction		85.1
Banking and Insurance		4,824.2
Real Estate Business		135.7
Manufacturing		1,317.3
Transportation and Communication		1,810.4
Others		170.7

Total	￦	8,439.6

As of December 31, 2012, we held total equity investments, on a book value basis, of ￦2,343.4 billion in one of our five largest borrowers and ￦4,111.9 billion in five of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of December 31, 2012, the aggregate value of our equity investments accounted for approximately 106% of their aggregate cost basis.

As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

Other Activities

We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

•	conducting economic and industrial research;

•	performing engineering surveys;

•	providing business analyses and managerial assistance; and

•	offering trust services.

As of December 31, 2012, we held in trust cash and other assets totaling ￦24,398.4 billion, and we generated in 2012 trust fee income equaling ￦506.9 billion. As of December 31, 2011, we held in trust cash and other assets totaling ￦21,396.6 billion, and we generated in 2011 trust fee income equaling ￦311.3 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if our trust operations fail to preserve the principal of our clients’ trust assets, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. In 2011 and 2012, we did not transfer any funds from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into the clients’ accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

Sources of Funds

In addition to our capital and reserves, we obtain funds primarily from:

•	borrowings from the Government;

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from international financial institutions or foreign banks; and

•	deposits.

All of our borrowings are unsecured.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to 20 years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2012:

Type of Funds Borrowed	As of December 31, 2012
	(billions of won)
General Purpose	￦	641.2
Special Purpose		4,195.5

Total	￦	4,836.7

Domestic and International Capital Markets

We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of our industrial finance bonds as of December 31, 2012:

Outstanding Balance	As of December 31, 2012
	(billions of won)
Denominated in Won	￦	29,633.0
Denominated in Other Currencies		18,277.3

Total	￦	47,910.3

The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of our on-balance sheet and off-balance sheet guarantee obligations, other than those excepted by statute, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of December 31, 2012, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2012) was ￦60,151.0 billion, equal to 13.5% of our authorized amount under the KDB Act, which was ￦446,796.7 billion.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of one to five years. As of December 31, 2012, the outstanding amount of our foreign currency borrowings was US$11.5 billion.

Our long term and short term foreign currency borrowings decreased to ￦12,341.3 billion as of December 31, 2012 from ￦13,895.9 billion as of December 31, 2011.

Deposits

We take demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2012, demand deposits held by us totaled ￦1,668.5 billion and time and savings deposits held by us totaled ￦36,208.0 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of December 31, 2012:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2013		2014		2015		2016		Thereafter
	(billions of won)
Won	￦	13,948.3	￦	8,430.6	￦	4,565.3	￦	1,048.5	￦	8,023.6
Foreign		15,647.9		5,208.2		2,952.3		2,557.5		4,258.6

Total Won Equivalent	￦	29,596.2	￦	13,638.8	￦	7,517.6	￦	3,606.0	￦	12,282.2

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2012, as announced by the Seoul Money Brokerage Services Ltd.
(2)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of KDB:

Direct Internal Debt of KDB

	(billions of Won)
2010	￦	36,802.2
2011		39,185.4
2012		37,515.4

The following table summarizes, as of December 31 of the years indicated, the outstanding direct external debt of KDB:

Direct External Debt of KDB

	(billions of Won)
2010	￦	26,476.2
2011		31,107.9
2012		29,780.4

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external bonds of KDB as of December 31, 2012:

External Bonds of KDB

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	10,377.0	US$	10,377.0
Japanese yen (¥)		¥83,100.0		967.9
Euro (EUR)	EUR	600.0		793.3
Singapore dollar (SGD)	SGD	285.0		233.0
Hong Kong dollar (HKD)	HKD	6,112.0		788.4
Chinese offshore renminbi (CNH)	CNH	3,064.0		492.4
Swiss franc (CHF)	CHF	931.5		1,020.2
Brazilian real (BRL)	BRL	947.1		462.6
Australian dollar (AUD)	AUD	520.0		539.6
Thai Baht (THB)	THB	6,000.0		195.6
Malaysian Ringgit (MYR)	MYR	500.0		163.3
Turkish Lira (TRY)	TRY	443.9		248.0

Total			US$	16,281.3

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2012.

For further information on the outstanding indebtedness of KDB, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Overseas Operations

We operate overseas subsidiaries in Hong Kong, Dublin, Budapest, Sao Paulo and Tashkent. The subsidiaries engage in a variety of banking and merchant banking services, including:

•	managing and underwriting new securities issues;

•	syndicating medium and long-term loans;

•	trading securities;

•	trading in the money market; and

•	providing investment management and advisory services.

We currently maintain branches in Tokyo, Shanghai, Singapore, New York, London, Beijing and Guangzhou and three overseas representative offices in Frankfurt, Shenyang and Ho Chi Minh City.

Property

Our head office is located at 16-3 Youido-dong, Youngdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 65 branches in major cities throughout the Republic, including 24 in Seoul. We generally own our domestic office space and lease our overseas offices under long-term leases.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of not more than nine directors, including our Chief Executive Officer and Chairman of the Board of Directors. Under the KDB Act, as amended in May 2009, we elect our directors, including our Chief Executive Officer and Chairman of the Board of Directors, at a general meeting of shareholders. Under our Articles of Incorporation, our executive directors serve for three-year terms and our independent non-executive directors serve for not more than two years as determined by the general meeting of shareholders, and they may be re-appointed. Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors:	Kyttack Hong	April 8, 2016

Chief Operating Officer and Vice Chairman of the Board of Directors	Han Chul Kim	February 3, 2016

Independent Directors	Jean Gon Cheong	November 25, 2013
	Sung Duck Park	April 26, 2014
	Tae Joon Kim	April 26, 2014

As of December 31, 2012, we employed 2,861 persons with 1,741 located in our Seoul head office.

Tables and Supplementary Information

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2012
USD	750,000,000	5.75	September 10, 2003	September 10, 2013		750,000,000
USD	1,000,000,000	5.3	January 17, 2008	January 17, 2013		1,000,000,000
USD	1,700,000,000	8	January 23, 2009	January 23, 2014		1,700,000,000
USD	550,000,000	4.375	February 10, 2010	August 10, 2015		550,000,000
USD	450,000,000	3.250	September 9, 2010	March 9, 2016		450,000,000
USD	250,000,000	3.250	September 9, 2010	March 9, 2016		250,000,000
USD	50,000,000	3M USD Libor + 1.15	October 28, 2010	October 28, 2013		50,000,000
USD	300,000,000	8	January 23, 2009	January 23, 2014		300,000,000
USD	50,000,000	3M USD Libor + 4.3	May 13, 2009	May 13, 2016		50,000,000
USD	200,000,000	4.375	February 10, 2010	August 10, 2015		200,000,000
USD	200,000,000	3.250	September 9, 2010	March 9, 2016		200,000,000
USD	750,000,000	4.000	March 9, 2011	September 9, 2016		750,000,000
USD	50,000,000	3M USD Libor + 0.75	April 18, 2011	April 18, 2018		50,000,000
USD	700,000,000	3.875	November 4, 2011	May 4, 2017		700,000,000
USD	300,000,000	3.875	November 4, 2011	May 4, 2017		300,000,000
USD	50,000,000	3M USD Libor + 1.02	February 17, 2011	February 17, 2013		50,000,000
USD	20,000,000	3M USD Libor + 1.00	June 2, 2011	June 2, 2014		20,000,000
USD	10,000,000	1.945	January 31, 2012	February 14, 2013		10,000,000
USD	33,000,000	1.95	January 31, 2012	January 31, 2013		33,000,000
USD	10,000,000	1.93	February 2, 2012	January 30, 2013		10,000,000
USD	15,000,000	1.98	February 6, 2012	February 6, 2013		15,000,000
USD	10,000,000	1.76	February 9, 2012	February 14, 2013		10,000,000
USD	150,000,000	3.50	February 22, 2012	August 22, 2017		150,000,000
USD	100,000,000	3.50	February 22, 2012	August 22, 2017		100,000,000
USD	250,000,000	3.50	February 22, 2012	August 22, 2017		250,000,000
USD	250,000,000	3.50	February 22, 2012	August 22, 2017		250,000,000
USD	50,000,000	1.46	March 7, 2012	March 7, 2013		50,000,000
USD	40,000,000	1.45	March 21, 2012	March 21, 2013		40,000,000
USD	50,000,000	1.45	April 13, 2012	April 13, 2013		50,000,000
USD	15,000,000	1.40	April 24, 2012	April 25, 2013		15,000,000
USD	50,000,000	3M USD Libor + 0.98	April 25, 2012	April 25, 2013		50,000,000
USD	30,000,000	1.45	April 26, 2012	April 26, 2013		30,000,000
USD	20,000,000	3M USD Libor + 1.25	May 2, 2012	May 2, 2014		20,000,000
USD	20,000,000	3M USD Libor + 1.25	May 2, 2012	May 2, 2014		20,000,000
USD	65,000,000	3M USD Libor + 0.95	May 10, 2012	May 10, 2013		65,000,000
USD	19,000,000	1.77	May 11, 2012	May 12, 2014		19,000,000
USD	20,000,000	3M USD Libor + 1.25	May 14, 2012	May 14, 2014		20,000,000
USD	40,000,000	3M USD Libor + 0.99	May 30, 2012	May 31, 2013		40,000,000
USD	30,000,000	3M USD Libor + 0.78	June 14, 2012	June 17, 2013		30,000,000
USD	15,000,000	3M USD Libor + 1.45	June 15, 2012	June 15, 2015		15,000,000
USD	20,000,000	3M USD Libor + 1.25	June 25, 2012	June 25, 2014		20,000,000
USD	50,000,000	1.32	June 27, 2012	June 27, 2013		50,000,000
USD	500,000,000	3.50	July 5, 2012	August 22, 2017		500,000,000
USD	20,000,000	1.60	August 17, 2012	August 17, 2014		20,000,000
USD	300,000,000	3.00	September 14, 2012	September 14, 2022		300,000,000
USD	350,000,000	3.00	September 14, 2012	September 14, 2022		350,000,000
USD	100,000,000	3.00	September 14, 2012	September 14, 2022		100,000,000
USD	20,000,000	3M USD Libor + 0.95	September 27, 2012	September 29, 2015		20,000,000
USD	20,000,000	0.95	October 2, 2012	October 2, 2013		20,000,000
USD	100,000,000	3M USD Libor + 0.60	October 19, 2012	October 10, 2013		100,000,000
USD	50,000,000	3M USD Libor + 0.80	October 17, 2012	October 17, 2014		50,000,000
USD	50,000,000	3M USD Libor + 0.48	November 26, 2012	November 27, 2013		50,000,000
USD	85,000,000	3M USD Libor + 0.45	November 26, 2012	November 26, 2013		85,000,000
USD	50,000,000	3M USD Libor + 0.70	December 3, 2012	December 3, 2014		50,000,000

		Subtotal in Original Currency			USD	10,377,000,000

		Subtotal in Equivalent Amount of Won(1)			￦	11,114,804,700,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2012
THB	3,000,000,000	2.940	November 24, 2010	November 24, 2013		3,000,000,000
THB	3,000,000,000	3.880	May 27, 2011	May 27, 2014		3,000,000,000

		Subtotal in Original Currency			THB	6,000,000,000

		Subtotal in Equivalent Amount of Won(2)			￦	209,820,000,000

SGD	30,000,000	5.65	May 18, 2009	May 18, 2014		30,000,000
SGD	40,000,000	5.65	May 18, 2009	May 18, 2014		40,000,000
SGD	15,000,000	5.02	May 29, 2009	May 29, 2014		15,000,000
SGD	28,000,000	1.91	August 19, 2010	August 19, 2013		28,000,000
SGD	30,000,000	1.73	June 16, 2011	June 16, 2014		30,000,000
SGD	30,000,000	1.68	July 6, 2011	July 6, 2014		30,000,000
SGD	30,000,000	1.70	July 12, 2011	July 14, 2014		30,000,000
SGD	30,000,000	1.12	August 10, 2011	August 12, 2013		30,000,000
SGD	52,000,000	1.12	April 24, 2012	April 24, 2013		52,000,000

		Subtotal in Original Currency			SGD	285,000,000

		Subtotal in Equivalent Amount of Won(3)			￦	249,511,800,000

JPY	15,000,000,000	3.22	May 30, 2008	May 30, 2018		15,000,000,000
JPY	4,400,000,000	1.560	July 1, 2010	June 28, 2013		4,400,000,000
JPY	3,000,000,000	2.07	April 8, 2008	April 8, 2013		3,000,000,000
JPY	7,000,000,000	2.97	September 14, 2009	September 12, 2014		7,000,000,000
JPY	2,000,000,000	0.55	August 26, 2011	August 26, 2014		2,000,000,000
JPY	3,700,000,000	1.45	October 21, 2011	October 21, 2013		3,700,000,000
JPY	600,000,000	1.57	October 21, 2011	October 21, 2014		600,000,000
JPY	2,400,000,000	1.91	October 21, 2011	October 21, 2016		2,400,000,000
JPY	2,000,000,000	0.80	February 24, 2011	February 25, 2013		2,000,000,000
JPY	2,000,000,000	1.21	January 30, 2012	January 30, 2015		2,000,000,000
JPY	3,000,000,000	1.15	February 3, 2012	February 4, 2013		3,000,000,000
JPY	2,000,000,000	0.73	March 28, 2012	March 28, 2013		2,000,000,000
JPY	2,000,000,000	0.69	April 25, 2012	April 26, 2013		2,000,000,000
JPY	21,20,000,000	1.05	June 20, 2012	June 20, 2014		21,200,000,000
JPY	5,100,000,000	1.17	June 20, 2012	June 19, 2015		5,100,000,000
JPY	3,700,000,000	1.31	June 20, 2012	June 20, 2017		3,700,000,000
JPY	2,000,000,000	0.515	October 9, 2012	October 9, 2013		2,000,000,000
JPY	2,000,000,000	0.32	November 29, 2012	November 29, 2013		2,000,000,000

		Subtotal in Original Currency			JPY	83,100,000,000

		Subtotal in Equivalent Amount of Won(4)			￦	103,667,250,000

HKD	150,000,000	5.00	November 20, 2007	November 20, 2017		150,000,000
HKD	80,000,000	4.71	December 18, 2007	December 18, 2017		80,000,000
HKD	230,000,000	2.28	May 13, 2010	May 13, 2013		230,000,000
HKD	300,000,000	3.25	July 20, 2010	July 20, 2015		300,000,000
HKD	308,000,000	2.15	August 6, 2010	August 6, 2013		308,000,000
HKD	200,000,000	2.33	April 14, 2011	April 14, 2014		200,000,000
HKD	133,000,000	2.12	September 29, 2011	September 29, 2014		133,000,000
HKD	144,000,000	3.30	October 20, 2011	October 20, 2016		144,000,000
HKD	303,000,000	4.30	October 21, 2011	October 21, 2021		303,000,000
HKD	320,000,000	2.37	February 18, 2011	February 18, 2014		320,000,000
HKD	155,000,000	1.68	February 18, 2011	February 19, 2013		155,000,000
HKD	150,000,000	2.37	May 3, 2011	November 3, 2014		150,000,000
HKD	170,000,000	2.07	July 9, 2011	December 9, 2014		170,000,000
HKD	200,000,000	1.70	September 6, 2011	September 6, 2014		200,000,000
HKD	219,000,000	2.40	September 6, 2011	September 6, 2016		219,000,000
HKD	89,000,000	3.60	September 16, 2011	September 16, 2021		89,000,000
HKD	230,000,000	3M Libor + 1.53	December 7, 2011	June 7, 2013		230,000,000
HKD	95,000,000	1.82	January 18, 2012	January 18, 2013		95,000,000
HKD	580,000,000	3M Libor + 1.38	February 6, 2012	February 6, 2013		580,000,000
HKD	230,000,000	3M Libor + 1.20	February 13, 2012	February 13, 2013		620,000,000
HKD	620,000,000	3M Libor + 1.20	February 13, 2012	February 13, 2013		230,000,000
HKD	500,000,000	2.80	April 3, 2012	April 3, 2017		500,000,000
HKD	380,000,000	1.20	June 27, 2012	June 28, 2013		380,000,000
HKD	326,000,000	1.40	November 23, 2012	November 23, 2015		326,000,000

		Subtotal in Original Currency			HKD	6,112,000,000

		Subtotal in Equivalent Amount of Won(5)			￦	844,556,160,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2012
CNH	130,000,000	3.23	January 9, 2012	January 9, 2013		130,000,000
CNH	70,000,000	3.40	January 13, 2012	January 14, 2013		70,000,000
CNH	91,000,000	3.30	January 17, 2012	January 17, 2013		91,000,000
CNH	130,000,000	3.22	January 18, 2012	January 18, 2013		130,000,000
CNH	130,000,000	3.40	January 18, 2012	January 18, 2013		130,000,000
CNH	1,000,000,000	3.30	June 21, 2012	June 21, 2015		1,000,000,000
CNH	128,000,000	2.75	August 14, 2012	November 14, 2013		128,000,000
CNH	600,000,000	3.30	September 13, 2012	June 21, 2015		600,000,000
CNH	155,000,000	3.30	November 7, 2012	November 14, 2013		155,000,000
CNH	500,000,000	3.25	November 20, 2012	November 20, 2013		500,000,000
CNH	130,000,000	3.25	November 23, 2012	November 25, 2013		130,000,000

		Subtotal in Original Currency			CNH	3,064,000,000

		Subtotal in Equivalent Amount of Won(6)			￦	527,314,400,000

EUR	300,000,000	3M Euribor + 0.24	April 3, 2007	April 3, 2014		300,000,000
EUR	10,000,000	3M Euribor + 0.755	June 21, 2010	June 21, 2013		10,000,000
EUR	50,000,000	1.0625	April 25, 2012	April 25, 2013		50,000,000
EUR	50,000,000	0.52	October 4, 2012	October 4, 2013		50,000,000
EUR	60,000,000	0.525	October 4, 2012	October 4, 2013		60,000,000
EUR	60,000,000	0.44	October 16, 2012	December 20, 2013		60,000,000
EUR	50,000,000	1.015	November 6, 2012	November 6, 2015		50,000,000
EUR	20,000,000	1.17	December 24, 2012	December 15, 2017		20,000,000

		Subtotal in Original Currency			EUR	600,000,000

		Subtotal in Equivalent Amount of Won(7)			￦	849,756,000,000

CHF	50,000,000	4.125	May 16, 2008	May 16, 2013		50,000,000
CHF	200,000,000	1.750	October 1, 2010	October 1, 2014		200,000,000
CHF	200,000,000	4.204	May 16, 2008	May 16, 2013		200,000,000
CHF	100,000,000	4.198	May 16, 2008	May 16, 2013		100,000,000
CHF	180,000,000	1.438	May 23, 2012	May 23, 2016		180,000,000
CHF	21,500,000	3M CHF Libor + 0.25	June 7, 2012	June 10, 2013		21,500,000
CHF	180,000,000	1.000	December 21, 2012	December 21, 2018		180,000,000

		Subtotal in Original Currency			CHF	931,500,000

		Subtotal in Equivalent Amount of Won(8)			￦	1,092,742,650,000

BRL	348,600,000	CDI*91.1%	February 2, 2012	February 4, 2013		348,600,000
BRL	150,000,000	7.35	February 27, 2012	February 27, 2015		150,000,000
BRL	45,500,000	7.02	June 19, 2012	June 21, 2017		45,500,000
BRL	403,000,000	5.81	July 3, 2012	July 2, 2015		403,000,000

		Subtotal in Original Currency			BRL	947,100,000

		Subtotal in Equivalent Amount of Won(9)			￦	495,456,423,000

AUD	100,000,000	5.400	September 30, 2011	September 30, 2013		100,000,000
AUD	20,000,000	4.800	May 10, 2012	May 10, 2013		20,000,000
AUD	400,000,000	3M BBSW + 1.15	December 7, 2012	December 7, 2015		400,000,000

		Subtotal in Original Currency			AUD	520,000,000

		Subtotal in Equivalent Amount of Won(10)			￦	577,943,600

MYR	300,000,000	4.05	February 24, 2012	February 24, 2016		300,000,000
MYR	200,000,000	4.10	February 24, 2012	February 24, 2017		200,000,000

		Subtotal in Original Currency			MYR	500,000,000

		Subtotal in Equivalent Amount of Won(11)			￦	174,900,000

TRY	120,000,000	8.50	March 1, 2012	March 3, 2014		120,000,000
TRY	323,900,000	8.35	June 19, 2012	June 18, 2015		323,900,000

		Subtotal in Original Currency			TRY	443,900,000

		Subtotal in Equivalent Amount of Won(12)			￦	265,607,565,000

Total External Bonds of KDB in Equivalent Amount of Won					￦	17,439,085,800,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,071.10, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Thai baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 34.97, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Singapore dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 875.48, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Japanese yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 1,247.50, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 138.18, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(6)	Chinese offshore renminbi amounts are converted to Won amounts at the rate of CNH 1.00 to Won 171.88, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(7)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,416.26, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(8)	Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,173.10, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(9)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 523.13, the prevailing market rate on December 31, 2012.
(10)	Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 1,111.43, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(11)	Malaysian ringgit amounts are converted to Won amounts at the rate of MYR 1.00 to Won 349.80, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(12)	Turkish lira amounts are converted to Won amounts at the rate of TRY 1.00 to Won 598.35, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2012(1)
		(%)			(millions of Won)
JBIC	Borrowings from JBIC	1.43~2.16	2009~2011	2013~2025	￦	323,191
Mizuho and others	Borrowings from foreign banks	3M Libor + 0.6~3.8	2007~2012	2012~2016		2,906,302
DBS Bank and others	Off-shore short-term borrowings	0.25~ 1.75 6M Libor + 0.55~1.20	2012 2012	2013 2013		1,766,783 85,688
Nippon Life Insurance Co Company and others	Off-shore long-term borrowings	3M Libor+0.60~1.3	2010~2012	2013~2014		246,353
JBIC	Off-shore borrowings from JBIC	1.79~6M Libor + 1.2	2010	2012~2020		109,859
Others	Short-term borrowings in foreign currency	0.0~6.03 0.3~5.8	2011~2012	2013~2014		5,389,648
Long-term borrowings in foreign currency			2008~2012	2013~2015		1,513,513

Total External Borrowings of KDB					￦	12,341,337

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2012 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2012
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	2.77 ~ 8.11	2010~2012	2010~2013		30,558
Long-term Industrial Finance Bonds	2.54~10.00	2003~2012	2008~2032		29,120,193

Total Bonds	2.54~10.00	2003~2012	2008~2032		29,150,751
2. Borrowings
Borrowings from the Ministry of Strategy and Finance	1.81~5.00	1993~2012	2013~2032	￦	641,195
Borrowings from Industrial Bank of Korea	2.01~2.73	2005~2008	2013~2016		5,816
Borrowings from Small Business Corp.	1.19~3.53	2004~2012	2013~2022		384,467
Borrowings from the Ministry of Culture and Tourism	0.56~4.00	2004~2012	2013~2022		1,168,333
Borrowings from Korea Energy Management Corporation	0.25~3.75	1998~2012	2013~2027		1,225,670
Others	0.04~5.54	1998~2012	2012~2044		1,411,197

Total Borrowings(1)					4,836,678
3. Other Debt(2)					3,527,940

Total Internal Floating Debt(3)					3,829,456
Total Internal Funded Debt(4)					33,685,913

Total Internal Debt				￦	37,515,369

(1)	Consist of short term borrowings in the amount of ￦270,958 million and long term borrowings in the amount of ￦4,565,720 million.
(2)	Other debt includes bonds sold under repurchase agreements and call money.
(3)	Floating debt is debt that has a maturity at issuance of less than one year.
(4)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The Government, through KDBFG, our sole shareholder, elects our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Hae Jong Lim, who was appointed by the Financial Services Commission for a three-year term on April 11, 2011.

We prepare our financial statements annually for submission to the Financial Services Commission, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm has audited our non-consolidated and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external independent auditor is KPMG Samjong Accounting Corp., located at 10th Floor, Star Tower, 737 Yeoksam-dong, Gangnam-gu, Seoul, Korea, which has audited our separate financial statements as of and for the year ended December 31, 2012 included in this prospectus. Ernst & Young Han Young, located at Taeyoung Bldg., #10-2, Yeouido-dong, Yeongdeungpo-gu, Seoul, Korea, has audited our separate and consolidated financial statements as of and for the year ended December 31, 2011 included in this prospectus.

Our separate financial statements appearing in this prospectus were prepared in conformity with Korean IFRS, as summarized in “—Financial Statements and the Auditors—Notes to Separate Financial Statements of

December 31, 2012 and 2011—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States. Our non-consolidated financial statements included in our previous prospectuses filed with the SEC were prepared in accordance with generally accepted accounting principles in Korea (“Korean GAAP”). Beginning in 2011, companies in Korea, including us, are generally required to prepare their interim and annual financial statements under Korean IFRS. Korean IFRS differs in significant respects from Korean GAAP, particularly with respect to accounting for loan loss allowances and provisions. As a result, our levels of loan loss allowances and provisions, as well as certain other statements of financial position and income statement items, reflected in our financial statements prepared in accordance with Korean IFRS may differ substantially from those reflected under Korean GAAP.

We generally record our debt securities investments, except for our trading portfolio of marketable debt securities, at the cost of acquisition (including incidental expenses related to purchase), computed on the specific identification method. We record our trading portfolio of marketable debt securities at market value. Starting in April 1999, we record all our debt securities investments at market value except for debt securities invested with the intention of holding until maturity, which we record at the cost of acquisition or amortized cost.

We record the value of our premises and equipment on our statements of financial position on the basis of a revaluation conducted as of July 1, 1998. The Minister of Strategy and Finance approved the revaluation in accordance with applicable Korean law. We value additions to premises and equipment since such date at cost.

KPMG Samjong Accounting Corp.
10th Floor, Gangnam Finance Center,	Tel +82(2) 2112 0100
737 Yeoksam-dong,	Fax +82(2) 2112 0101
Gangnam-ku, Seoul 135-984,	www.kr.kpmg.com
Republic of Korea

Independent Auditors’ Report

The Board of Directors and Shareholders

Korea Development Bank:

We have audited the accompanying separate statement of financial position of Korea Development Bank (the “Bank”) as of December 31, 2012 and the related separate statements of comprehensive income, changes in equity and cash flows for the year then ended. Management is responsible for the preparation and fair presentation of these separate financial statements in accordance with Korean International Financial Reporting Standards. Our responsibility is to express an opinion on these separate financial statements based on our audit. The accompanying separate statement of financial position of the Bank as of December 31, 2011, and the related separate statements of comprehensive income, changes in equity and cash flows for the year then ended, were audited by other auditors, whose report thereon dated March 29, 2012, expressed an unqualified opinion.

We conducted our audit in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the separate financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the separate financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

In our opinion, the separate financial statements referred to above present fairly, in all material respects, the financial position of the Bank as of December 31, 2012 and its financial performance and its cash flows for the year then ended in accordance with Korean International Financial Reporting Standards.

Without qualifying our opinion, we draw attention to the following:

The procedures and practices utilized in the Republic of Korea to audit such separate financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report is for use by those knowledgeable about Korean auditing standards and their application in practice.

KPMG Samjong Accounting Corp.

Seoul, Korea

March 12, 2013

This report is effective as of March 12, 2013, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above audit report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

Korea Development Bank

Separate Statements of Financial Position

As of December 31, 2012 and 2011

(In millions of won)	Notes	2012		2011
Assets
Cash and due from banks	4,43	￦	2,695,848	1,965,839
Financial assets held-for-trading	5,42,43		1,877,364	2,585,909
Available-for-sale financial assets	6,35,42,43		24,905,131	25,713,538
Held-to-maturity financial assets	7,43		88,690	110,844
Loans	8,43,45		91,034,405	80,414,794
Derivative financial assets	9,42,43		5,177,890	5,597,095
Investments in subsidiaries and associates	10		5,965,714	5,696,767
Property and equipment, net	11		439,773	439,726
Investment property, net	12		92,486	86,899
Intangible assets, net	13		71,503	58,969
Deferred tax assets	33		17,432	—
Other assets	14,43		10,631,333	5,204,055

Total assets		￦	142,997,569	127,874,435

Liabilities
Financial liabilities designated at fair value through profit or loss	15,42,43	￦	875,197	992,136
Deposits	16,43		38,652,332	25,222,278
Borrowings	17,43		21,977,467	25,842,421
Bonds	18,43		46,901,677	47,196,659
Derivative financial liabilities	9,42,43		4,086,856	4,289,264
Defined benefit liabilities	19		18,885	17,536
Provisions	20		89,143	261,855
Deferred tax liabilities	33		198,792	357,694
Income taxes payable			153,321	128,204
Other liabilities	21,43		11,825,334	5,908,341

Total liabilities			124,779,004	110,216,388

Equity
Issued capital	22		9,251,861	9,251,861
Capital surplus	22		44,373	44,373
Accumulated other comprehensive income	22		521,720	565,577
Retained earnings	22		8,400,611	7,796,236
(Regulatory reserve for loan losses ￦1,034,949 at December 31, 2012)
(Planned regulatory reserve for loan losses ￦271,976 at December 31, 2012 and ￦1,034,949 at December 31, 2011)

Total equity			18,218,565	17,658,047

Total liabilities and equity		￦	142,997,569	127,874,435

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Comprehensive Income

For the years ended December 31, 2012 and 2011

(In millions of won, except earnings per share information)	Notes	2012		2011
Interest income	23	￦	5,030,370	4,574,415
Interest expense	23		(3,284,200)	(2,996,744)

Net interest income			1,746,170	1,577,671

Net fees and commission income	24		573,739	541,742
Dividend income	25		250,282	180,650
Net gain on financial instruments held-for-trading	26		6,828	120,696
Net loss on financial instruments designated at fair value through profit and loss	27		(64,095)	(43,801)
Net gain on available-for-sale financial assets	28		129,847	16,184
Net foreign currency transaction gain and net gain on derivatives	29		109,379	502,560
Other operating loss, net	30		(437,321)	(375,108)

Non-interest income, net			568,659	942,923

Provision for loan loss	8		455,392	208,083

General and administrative expenses	31		519,034	499,352

Operating income	44		1,340,403	1,813,159

Impairment loss on investments in associates	10		(134,362)	(3,937)
Other non-operating income	32		4,454	4,150
Other non-operating expense	32		(15,209)	(27,154)

Non-operating expense, net			(145,117)	(26,941)

Profit before income taxes			1,195,286	1,786,218
Income tax expense	33		243,041	373,817

Profit for the year			952,245	1,412,401

(Net income after adjusting regulatory reserve for possible loan losses : ￦680,269 million at December 31, 2012 and ￦1,199,484 million at December 31, 2011)
Other comprehensive income (loss) for the period
Net changes in unrealized fair values of available-for-sale financial assets	22		(6,496)	(236,401)
Exchange differences on translation of foreign operations	22		(57,404)	16,125
Income tax effect	33		20,043	30,814

Other comprehensive loss for the period, net of income tax			(43,857)	(189,462)

Total comprehensive income for the period		￦	908,388	1,222,939

Earnings per share
Basic and diluted earnings per share (won)	34	￦	515	763

See accompanying notes to the separate financial statement.

Korea Development Bank

Separate Statements of Changes in Equity

For the years ended December 31, 2012 and 2011

(In millions of won)	Notes	Issued capital		Capital surplus	Capital adjustment	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2011		￦	9,251,861	44,373	(51)	755,039	6,681,795	16,733,017
Dividends	22		—	—	—	—	(297,909)	(297,909)
Discounts on stock issuance amortization			—	—	51	—	(51)	—

			9,251,861	44,373	—	755,039	6,383,835	16,435,108

Net income for the period			—	—	—	—	1,412,401	1,412,401
Net changes in unrealized fair values of available-for-sale financial assets	22		—	—	—	(236,401)	—	(236,401)
Changes in exchange differences on translation of foreign operations	22		—	—	—	16,125	—	16,125
Income tax effect	22		—	—	—	30,814	—	30,814

Total comprehensive income for the period			—	—	—	(189,462)	1,412,401	1,222,939

Balance at December 31, 2011		￦	9,251,861	44,373	—	565,577	7,796,236	17,658,047

Balance at January 1, 2012		￦	9,251,861	44,373	—	565,577	7,796,236	17,658,047
Dividends	22		—	—	—	—	(347,870)	(347,870)

			9,251,861	44,373	—	565,577	7,448,366	17,310,177

Net income for the period			—	—	—	—	952,245	952,245
Net changes in unrealized fair values of available-for-sale financial assets	22		—	—	—	(6,496)	—	(6,496)
Changes in exchange differences on translation of foreign operations	22		—	—	—	(57,404)	—	(57,404)
Income tax effect	22		—	—	—	20,043	—	20,043

Total comprehensive income for the period			—	—	—	(43,857)	952,245	908,388

Balance at December 31, 2012		￦	9,251,861	44,373	—	521,720	8,400,611	18,218,565

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Cash Flows

For the years ended December 31, 2012 and 2011

(In millions of won)	Notes	2012		2011
Cash flows from operating activities
Profit for the year		￦	952,245	1,412,401
Adjustments for:
Income tax expense	33		243,041	373,817
Loss (gain) on financial instruments held-for-trading	26		1,291	(5,857)
Loss on financial instruments designated at fair value through profit or loss	27		65,056	43,467
Gain on disposal of available-for-sale financial assets	28		(391,340)	(202,417)
Impairment loss on available-for-sale financial assets	28		261,493	186,233
Loss (gain) on foreign exchange translation	29		221,361	(29,146)
Loss (gain) on derivative instruments			(82,828)	2,280,136
Loss (gain) from hedge accounting			(797,008)	137,278
Net interest income			(21,542)	(25,720)
Gain on disposal of investments in subsidiaries and associates			—	(1,393)
Impairment loss on investments in subsidiaries and associates			134,362	3,937
Provision for loan loss	8		455,392	208,083
Defined benefit costs	19		21,625	53,733
Depreciation of property and equipment	11		20,707	17,096
Loss (gain) on disposal of property and equipment	32		(13)	4
Depreciation of investment properties	12		1,490	1,056
Loss on disposal of investment properties	32		3,003	—
Amortization of intangible assets	13		16,446	15,676
Gain on disposal of intangible assets	13		(192)	(70)
Impairment loss on intangible assets	32		684	—
Other operating income and expenses, net			(166,890)	11,827
Loss on redemption of bonds			410	328

			(13,452)	3,068,068

Changes in operating assets and liabilities:
Due from banks			(453,646)	(328,743)
Financial assets held-for-trading			707,257	1,661,147
Loans			(8,212,857)	(10,911,279)
Derivative financial assets			3,623,379	(1,933,958)
Other assets			(5,418,443)	(1,023,606)
Financial liabilities designated at fair value through profit or loss			(181,995)	(3,082)
Deposits			13,377,139	6,296,984
Derivative financial liabilities			(3,310,236)	(335,825)
Defined benefit liabilities			(20,276)	(82,961)
Provisions			(2,006)	88,579
Other liabilities			5,937,408	43,758

			6,045,724	(6,528,986)

Income tax paid			(374,215)	(325,851)

Net cash provided by (used in) operating activities		￦	6,610,302	(2,374,368)

Korea Development Bank

Separate Statements of Cash Flows—(Continued)

For the years ended December 31, 2012 and 2011

(In millions of won)	Notes	2012		2011
Cash flows from investing activities
Disposal of available-for-sale financial assets		￦	36,368,574	20,572,506
Acquisition of available-for-sale financial assets			(35,749,826)	(23,826,703)
Disposal of held to maturity financial assets			24,176	29,113
Acquisition of held to maturity financial assets			(1,642)	(2,166)
Disposal of property and equipment	11		106	469
Acquisition of property and equipment	11		(36,681)	(19,082)
Disposal of investment property	12		3,569	—
Disposal of intangible assets	13		487	448
Acquisition of intangible assets	13		(30,029)	(16,926)
Disposal of investments in subsidiaries and associates			100,920	71,590
Acquisition of investments in subsidiaries and associates			(340,536)	(1,660,654)

Net cash provided by (used in) investing activities			339,118	(4,851,405)

Cash flows from financing activities
Proceeds from borrowings			141,199,600	34,187,912
Repayment of borrowings			(144,048,144)	(31,223,049)
Issuance of bonds			23,614,851	15,025,495
Repayment of bonds			(23,495,644)	(11,099,478)
Dividends paid	22		(347,870)	(297,909)

Net cash provided by (used in) financing activities			(3,077,207)	6,592,971

Effects from changes in foreign currency exchange rate for cash and cash equivalents			(266,484)	11,237

Net increase (decrease) in cash and cash equivalents			3,605,729	(621,565)
Cash and cash equivalents at beginning of period			2,019,774	2,641,339

Cash and cash equivalents at end of period	40	￦	5,625,503	2,019,774

See accompanying notes to the separate financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

For the year ended December 31, 2012

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with Korea Development Bank Act of the Republic of Korea to finance and manage major industrial projects to expedite industrial development and enhance the national economy.

The Bank is engaged in the banking industry under the Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

The Bank is a fully-owned subsidiary of the KDB Finance Group (“KDBFG”), which is owned by Korea government and Korea Finance Corporation (“KoFC”), and its capital stock amounts to ￦9,251,861 million as of December 31, 2012.

The Bank’s head office is located in Yeouido-dong, Yeongdeungpo-gu, Seoul and its service network is as follows:

	Head Office	Domestic branches	Overseas branches	Overseas subsidiaries	Overseas Representative offices	Total
KDB	1	82	7	6	3	99

2. Basis of Preparation

(1) Statement of compliance

The separate financial statements of the Bank have been prepared under Korea International Financial Reporting Standards (“K-IFRS”) in accordance with the Act of External Audits of corporations in the republic of Korea, Article 13(1)(1).

These financial statements are separate financial statements prepared in accordance with K-IFRS No.1027 Consolidated and Separate Financial Statements presented by a parent, an investor in an associate or a venturer in a jointly controlled entity, in which the investments are accounted for on the basis of the direct equity interest rather than on the basis of the reported results and net assets of the investees.

(2) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments at fair value through profit or loss measured at fair value

•	Available-for-sale financial instruments measured at fair value

•	Liabilities for defined benefit plans are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets and unrecognized past service costs

(3) Functional and presentation currency

These financial statements are presented in Korean won (“￦”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(4) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are evaluated on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future years affected.

Information about critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the separate financial statements is included in the following notes:

•	Note 3.(6)—Impairment of financial assets

•	Note 3.(15)—Employee benefits

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year are included in the following notes:

•	Note 8—Loans and allowance for possible loan loss

•	Note 19—Defined benefit liabilities

•	Note 20—Provisions

(5) Approval date for the separate financial statements

The separate financial statements were authorized for issue by the Board of Directors on March 7, 2013, which will be submitted for approval to the shareholders’ meeting to be held on March 26, 2013.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements

(1) Investments in subsidiaries and associates

The accompanying financial statements is the separate financial statements presented by a parent or an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost, not based on performance and net asset which is reported, in accordance with K-IFRS No.1027 Consolidated and Separate Financial Statements. On the other hand, the dividends received from subsidiaries and associates are recognized as income when the right to receive the dividends is established.

(2) Operating segments

An operating segment is a component of the Bank that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Bank’s other components. Segment results that are reported to the chief operating decision maker include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Unallocated items comprise

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

mainly corporate assets (primarily the Bank’s headquarters), head office expenses, and income tax assets and liabilities. The Bank’s chief operating decision maker makes decisions about resources to be allocated to the segment and assess its performance, and makes strategic decisions.

(3) Foreign currency

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of Bank entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on translation are recognized in profit or loss, except for differences arising on the translation of available-for-sale equity instruments, a financial liability designated as a hedge of the net investment in a foreign operation, or in a qualifying cash flow hedge, which are recognized in other comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

The assets and liabilities of foreign operations are translated to presentation currency at exchange rates at the reporting date. The income and expenses of foreign operations are translated to functional currency at exchange rates at the dates of the transactions. Foreign currency differences are recognized in other comprehensive income.

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition of that foreign operation is treated as assets and liabilities of the foreign operation. Thus they are expressed in the functional currency of the foreign operation and translated at the closing rate.

When a foreign operation is disposed of, the relevant amount in the translation is transferred to profit or loss as part of the profit or loss on disposal. In any other partial disposal of a foreign operation, the relevant proportion is reclassified to profit or loss.

(iii) Foreign exchange of net investment in foreign operations

Foreign exchange gain or loss arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

comprehensive income in the translation reserve. Any foreign exchange differences which have been incurred from these monetary assets and liabilities are presented in other comprehensive income and will be reclassified to the net income when they are sold.

(4) Cash and cash equivalents

Cash and cash equivalents comprise balances with less than three months’ maturity from the date of acquisition, including cash on hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

(5) Non-derivative financial assets

The Bank recognizes and measures non-derivative financial assets by the following four categories: financial assets at fair value through profit or loss, held to maturity investments, loans and receivables and available-for-sale financial assets. The Bank recognizes financial assets in the statement of financial position when the Bank becomes a party to the contractual provisions of the instrument.

Upon initial recognition, non-derivative financial assets are measured at their fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the asset’s acquisition or issuance.

(i) Financial assets at fair value through profit or loss

A financial asset is classified as fair value through profit or loss if it is classified as held for trading or is designated as such upon initial recognition. Financial assets at fair value through profit or loss (“FVTPL”) are measured at fair value upon initial recognition and changes therein are recognized in profit or loss. Upon initial recognition, attributable transaction costs are recognized in profit or loss as incurred.

(ii) Held-to-maturity financial assets

If the non-derivative assets have a fixed maturity with fixed or determinable payments, and the Bank has the positive intent and ability to hold them until maturity, then such financial assets are classified as held to maturity. Subsequent to initial recognition, held to maturity financial assets are measured at amortized cost using the effective interest rate method.

(iii) Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method. Interest income on financial investments is recognized using the effective interest rate (“EIR”), except short-term receivables, which is not significantly relevant from the EIR method.

(iv) Available-for-sale financial assets

Available-for-sale financial assets are those non-derivative financial assets that are designated as available-for-sale or are not classified as financial assets at fair value through profit or loss, held to maturity investments or loans and receivables. Subsequent to initial recognition, they are measured at fair value, which changes in fair

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

value, net of any tax effect, recorded in other comprehensive income in equity. Investments in equity instruments that do not have a quoted market price in an active market and whose fair value cannot be reliably measured and derivatives that are linked to and must be settled by delivery of such unquoted equity instruments are measured at cost. Accumulated other comprehensive income previously recognized in equity is recognized in the statement of comprehensive income when the investment is disposed of or impairment loss for the investment is recognized. Dividends earned whilst holding financial investments available-for-sale are recognized in the statement of comprehensive income when the right to receive the payment has been established.

(v) De-recognition of financial assets

The Bank de-recognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Bank is recognized as an asset or liability.

If the Bank retains substantially all the risks and rewards of ownership of the transferred financial assets, the Bank continues to recognize the transferred financial assets and recognizes financial liabilities for the consideration received.

(vi) Offsetting between financial assets and financial liabilities

Financial assets and financial liabilities are offset and the net amount is presented in the statement of financial position only when the Bank currently has a legally enforceable right to offset the recognized amounts, and there is the intention to settle on a net basis or to realize the asset and settle the liability simultaneously.

(6) Impairment of financial assets

A financial asset not carried at fair value through profit or loss is assessed at each reporting date to determine whether there is objective evidence that it is impaired. A financial asset is impaired if objective evidence indicates that a loss event has occurred after the initial recognition of the asset, and that the loss event had a negative effect on the estimated future cash flows of that asset that can be estimated reliably. However, loss expected as a result of future events, regardless of likelihood, are not recognized.

If there is objective evidence for impairment, impairment loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows.

(i) Impairment of loans and receivables

The Bank assesses at each reporting date whether there is objective evidence that a loan is impaired. If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured as the difference between the loans’ carrying amount and the present value of estimated future cash flows, which is discounted using the initial effective interest rate (“EIR”). The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the statement of comprehensive income.

The Bank first assesses whether objective evidence of impairment exists for individual loan that is significant (“individual assessment”). If the Bank determines that no objective evidence of impairment exists for

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

an individually assessed loan, the Bank includes the loan in a group of loans with similar credit risk characteristics and collectively assesses them for impairment (“collective assessment”).

When an individual loan is impaired, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows (including estimated future cash flows from its collateral). In collective assessments, the amount of loss is statistically evaluated using the Bank’s historical loss data.

The present value of estimated future cash flows is measured using the loan’s initial EIR. If the loan has a floating interest rate, the Bank uses the current EIR for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For the purpose of a collective assessment of impairment, loans are analyzed on the basis of the Bank’s internal credit rating system that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows of the loans collectively assessed are estimated on the basis of historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based and to remove the effects of conditions in the historical period that no longer exists. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred loss in the Bank and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(ii) Impairment of available-for-sale financial assets

The Bank assesses at each reporting date whether there is objective evidence that an investment is impaired. If any such evidence exists, the amount recorded for impairment is the cumulative loss measured as the difference between the acquisition cost (or amortized cost for debt instrument) and current fair value, less any impairment loss on that investment previously recognized in profit or loss.

When there is a significant or prolonged decline in the fair value of an investment in an equity instrument below its original cost, there is objective evidence that available-for-sale equity investments are impaired. The Bank considers a decline in the fair value of more than 30% and 50% against the original cost for marketable and non-marketable equity securities, respectively, as “significant decline”. When market price declines for marketable equity securities of less than 30% against the original cost and for a period of six consecutive months is considered to be a “prolonged decline”.

Since the year ended December 31, 2012, the Bank changed the accounting estimation for the non-marketable equity securities from decline in the fair value of more than 50% to 30% as “significant decline” and a “prolonged decline” was changed into the status when the market price for marketable equity against the original cost the carrying amounts of instruments for a six consecutive months. The change is reasonably accounted for as a change in an accounting estimate which is influenced by the fact that domestic stock market is less volatile than before. The Bank recognized additional impairment loss of ￦22,510 million resulted from the change in an accounting estimate.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

Impairment loss on equity securities are not reversed through profit or loss. If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the financial assets available-for- sale.

(iii) Impairment of held-to-maturity financial assets

The Bank assesses individually at each reporting date whether there is objective evidence that a held to maturity financial asset is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial EIR. The amount of loss is recognized in the statement of comprehensive income. If, in a subsequent period, the fair value of a financial assets held to maturity increases and the increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the financial assets held to maturity.

(iv) Loss events of financial assets

Objective evidences that a financial asset is impaired include the following loss events:

•	Significant financial difficulty of the issuer or obligor

•	A breach of contract, such as a default or delinquency in interest or principal payments

•	The lender, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider

•	It becoming probable that the borrower will enter bankruptcy or other financial reorganization

•	The disappearance of an active market for that financial asset because of financial difficulties

•

Observable data indicating that there is a measurable decrease in the estimated future cash flows from a group of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the group

(7) Derivative financial instruments including hedge accounting

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge and the method that will be used to assess the effectiveness of the hedging relationship. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are either recognized in profit or loss or, when the derivatives are designated in a hedging relationship and the hedge is determined to be an effective hedge, other comprehensive income.

(i) Hedge accounting

Derivative instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives. A fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and actual result was so.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item attributable to the risk hedged is recorded as part of the carrying value of the hedged item and is also recognized in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecasted transaction is ultimately recognized in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

(ii) Embedded derivative instruments

Derivatives embedded in other financial instruments are treated as separate derivatives and recorded at fair value if their economic characteristics and risks are not clearly and closely related to those of the host contract and the host contract is not itself held for trading or designated at fair value through profit or loss. Unless the Bank aggregately designates the host contract and embedded derivative as financial instrument at fair value through profit or loss. These embedded derivatives separated from the host contract are carried at fair value and changes in their fair value are recognized in profit or loss.

(iii) Other derivative financial instruments

Changes in the fair value of other derivative financial instrument not designated as a hedging instrument are recognized immediately in profit or loss.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(8) Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s policies for measuring fair value of financial instruments are as follows:

•

Loans: The fair value of loans is estimated future cash flows reflecting premature redemption ratio, using the market discounted interest rate, which is adjusted by credit spread considering the probability of default. For the loans with credit line facilities, short-term loans with three-month maturity or less, and impaired loans, the Bank regards their carrying amount as fair value.

•	Held-to-maturity financial assets: The Bank uses the fair value measured by appraisal agencies for financial assets held to maturity.

•

Deposits: The fair value of deposits is estimated using discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank considered their carrying amount as fair value.

•

Borrowings: For borrowings that have a short term maturity (less than three months) and borrowings with floating rate readjustment period of less than three months, it is assumed that the carrying amounts approximate to their fair value. The estimated fair value of fixed interest bearing borrowings is based on and discounted cash flows using prevailing money-market interest rates for debts with similar credit risk and maturity.

•

Bonds: The fair values of bonds issued are determined based on quoted market prices. For those bonds issued where quoted market prices are not available, a discounted cash flow model is used based on a current interest rate yield curve appropriate for the remaining term to maturity and credit spreads.

•

The Bank defines quoted market prices in active markets into Level 1, the fair value determined using appropriate valuation techniques with observable market data into Level 2 and the fair value Determined using valuation techniques with unobservable market data into Level 3.

(9) Day one profit or loss recognition

In cases where fair value is determined using data, which is not observable in the market, the difference between the transaction price and initial value is amortized in the statement of comprehensive income by using straight line method over time on an appropriate basis.

(10) Property and equipment

The Bank’s property and equipment is recognized at the carrying amount as costs less accumulated depreciation and accumulated impairment in value. Costs include the expenditures directly related to cost of acquisition.

Subsequent costs are recognized in the asset’s carrying amount at cost or, if appropriated as separate items if it is probable that future economic benefits associated with the item will flow to the Bank and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenances are charged to profit or loss as incurred.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to allocate their cost to their residual values over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment is impaired when its carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and makes adjustments to its useful life when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in non-operating income (expense) in the statement of comprehensive income.

(11) Investment property

The Bank classifies property held for the purpose of rental income or benefiting from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment properties.

Depreciation of investment property is calculated using the straight-line method over their estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(12) Intangible assets

An intangible asset is recognized only when its cost can be measured reliably and it is probable that the expected future economic benefits that are attributable to it will flow to the Bank. If the intangible assets are acquired separately, they are initially recognized as acquisition cost and subsequently recognized as cost less accumulated depreciation and accumulated impairment.

Intangible assets with finite lives are amortized over the useful economic life using straight line method over 4 to 30 years. The Bank reviews intangible assets for impairment annually if events or changes in

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

circumstances indicate that the carrying amount may not be recoverable. Intangible assets are de-recognized when it has been disposed of or when no future economic benefit is expected from disposal or usage.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

(13) Impairment of non-financial assets

The Bank tests annually whether the non-financial assets suffered any impairment. Assets that have an indefinite useful life are tested annually for impairment. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years.

(14) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities in accordance with the substance of the contractual arrangement and the definitions of financial liabilities. The Bank recognizes financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as held for trading if they are acquired for the purpose of repurchasing in the near term. Derivative financial instruments presented in the statement of financial position include derivative financial instruments that are designated as hedging instruments in hedge relationships. The Bank’s management may only designate a financial liability designated at fair value through profit or loss upon initial recognition when a judgment is made that such classification provides more useful information. Gain or loss from financial liabilities at fair value through profit or loss are credited or charged to current operation results.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognized initially at fair value, net of transaction costs incurred. They are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the statement of comprehensive income over the period of the other financial liabilities using the EIR.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in profit or loss.

(15) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled within 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined benefit plans

The liability recognized in the statement of financial position in respect to the defined benefit pension plans is the present value of the defined benefit obligation at the date of the statement of financial position less the fair value of plan assets, together with adjustments for unrecognized actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity similar to the terms of the related pension liability.

Actuarial gains and losses arising from adjustments and changes in actuarial assumptions and actual results are recognized as income or expense in the current year.

(16) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(17) Financial guarantees

Financial guarantee contracts are contracts that require the issuer to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS No. 1037 Provisions, Contingent Liabilities and Contingent Assets and

•	The initial amount less amortization of fees recognized in accordance with K-IFRS No. 1018 Revenue.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(18) Securities under resale or repurchase agreements

Securities purchased or sold under agreements to resell or repurchase are recorded as loans and receivables or borrowings, and the related interest from those securities is recorded as interest income or expense, respectively.

(19) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest rate is the rate that exactly discounts the estimated future cash payments and receipts through the expected life of the financial asset or liability to the carrying amount of the financial asset or liability.

When calculating the effective interest rate, the Bank estimates future cash flows considering all contractual terms of the financial instrument, but not future credit loss. The calculation of the effective interest rate includes all fees and points paid or received that are an integral part of the effective interest rate. Transaction costs include incremental costs that are directly attributable to the acquisition or issue of a financial asset or liability.

Once an impairment loss has been recognized on a loan, although the accrual of interest in accordance with the contractual terms of the instrument is discontinued, interest income is recognized on the rate of interest that was used to discount future cash flow for the purpose of measuring the impairment loss.

(20) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. When financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS No. 1039 Financial Instrument: Recognition and Measurement, is not applied for the commitment, the related loan commitment fees are recognized over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(21) Dividend income

Dividend income is recognized when the Bank’s right to receive the payment is established.

(22) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income.

The Company and its two subsidiaries file consolidated tax returns and are considered as one tax-paying entity pursuant to related regulations. Therefore, the Company files its national income tax return with the Korean tax authorities under the consolidated corporate tax system, which allows it to make income tax payments based on the combined profits or loss of the Company and its wholly owned domestic subsidiaries. Deferred income taxes are measured based on the future tax benefits expected to be realized in consideration of the expected combined profits or loss of eligible companies in accordance with the consolidated corporate tax system. Consolidated corporate tax amounts, once determined, are allocated to each of the subsidiaries and are used as a basis for the income tax to be recorded in their respective financial statements.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, and interests in joint ventures, except to the extent that the Bank is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in subsidiaries and associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred income tax assets and deferred income tax liabilities reflects the tax consequences that would follow from the manner in which the Bank expects, at the end of the reporting period to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduces the carrying amount to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are offset only if there is a legally enforceable right to offset the related current income tax liabilities and assets, and they relate to income tax levied by the same tax authority and they intend to settle current income tax liabilities and assets on a net basis.

Additional income taxes arising from dividend payments are recognized when expenses related to dividend payments are recognized.

(23) Accounting for trust accounts

Assets held in an agency or trust management capacities are not included in the separate financial statement in accordance with the Capital Market and Financial Investment Business Act, as they are not owned by the Bank. The Bank recognizes trust fees earned from the trust accounts as income from trust operations.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

When a loss is incurred arising from trust accounts where the Bank provided a guarantee of principal or principal and interest repayment, the loss is recognized as a loss from trust operations.

(24) Regulatory reserve for loan loss

In the case that the total sum of allowance for possible loan loss does not meet the amount prescribed in the Regulations on supervision of Banking Business, Regulations on Supervision of Credit Finance Service, and Regulations on Financial Investment Business, the Bank is to record the difference, if any, at the reporting date as a regulatory reserve for possible loan loss.

In the case that the amount of existing regulatory reserve for loan loss is greater than the amount needed to be set aside as at the reporting date, the difference, if any, shall be reversed, and when the undisposed deficit exist, the regulatory reserve for loan loss can be laid aside from the time when the undisposed deficit are disposed.

The transferred (reversed) amount of regulatory reserve for loan loss during the settlement year, net income after subtracting (adding) the transferred (reversed) amount of reserve for loan loss and earnings per share are disclosed in the Notes.

(25) Earnings per share

The Bank represents its diluted and basic earnings per ordinary share in separate comprehensive statement of income. Basic earnings per share amounts are calculated by dividing net profit for the period attributable to ordinary share holders of the Bank by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share amounts are calculated by adjusting net profit attributable to ordinary shareholders of the Bank for basic earnings considered potential ordinary shares with dilution effect and weighted average number of ordinary shares outstanding.

(26) Changes in accounting policies

(i) Disclosure of financial instrument

As the Bank adopted amendments to K-IFRS No. 1107 Financial Instrument: Disclosure as of January 1, 2012, it is required to disclose the description of the nature of the transferred assets, nature of risk and rewards for transfers of financial assets. Any gain or loss from the entity’s continuing involvement in the derecognized financial assets requires additional disclosures.

(27) New standards and interpretations not yet adopted

The following new standards, interpretations and amendments to existing standards have been published that are mandatory for the Bank for annual periods beginning after January 1, 2012, and the Bank has not early adopted them.

(i) Amendments to K-IFRS No. 1019 Employee Benefits

The standard requires recognition of actuarial gain and loss immediately in other comprehensive income and to calculate expected return on plan assets based on the rate used to discount the defined benefit obligation. The standard will be applied retrospectively for the Bank’s annual periods beginning on or after January 1, 2013.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(ii) K-IFRS No. 1113 Fair Value Measurement

The standard defines fair value and a single framework for fair value, and requires disclosures about fair value measurements. The standard will be applied prospectively for the Bank’s annual periods beginning on or after January 1, 2013.

(iii) Amendments to K-IFRS No. 1001 Presentation of Financial Statements

The amendments require presenting in other comprehensive income on the basis of whether they are potentially reclassifiable to profit or loss subsequently (reclassification adjustments). The amendment is mandatorily effective for annual periods beginning on or after July 1, 2012.

4. Cash and Due from Banks

(1)	Cash and due from banks as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Cash	￦	134,413	91,476
Due from banks in Korean Won:
Due from Bank of Korea		706,759	262,554
Other Due from banks		392	88,464

		707,151	351,018
Due from banks in foreign currencies /off-shores		1,854,387	1,523,345
Provisions		(103)	—

	￦	2,695,848	1,965,839

(2)	Restricted due from banks as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Deposits with Bank of Korea (“BOK”)	￦	782,064	353,639
Reserve for payment of principal on behalf of SPC		—	88,050
Others		83,910	66,215

	￦	865,974	507,904

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

5. Financial Assets Held-for-Trading

(1)	Financial assets held-for-trading as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Financial assets held-for-trading denominated in Korean won:
Equity securities	￦	7,117	2,621
Debt securities:
Government bonds		1,346,611	847,204
Financial bonds		482,696	131,314
Corporate paper		—	88,677

		1,829,307	1,067,195
Beneficiary certificates		—	1,452,781

		1,836,424	2,522,597

Financial assets held-for-trading denominated in foreign currencies /off-shores:
Equity securities		2,741	3,988
Debt securities		28,101	13,833
Others		—	45,491

		30,842	63,312

Loaned financial assets held-for-trading (debt securities)		10,098	—

	￦	1,877,364	2,585,909

(2)	The details of debt securities in financial assets held-for-trading as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Face Value		Acquisition cost	Fair Value (Carrying amount)
Government bonds	￦	1,328,000	1,340,957	1,346,611
Financial bonds		482,500	484,363	482,696
Debt securities in foreign currency		28,123	31,285	28,101
Loaned financial assets held-for-trading		10,000	10,166	10,098

	￦	1,848,623	1,866,771	1,867,506

	December 31, 2011
	Face value		Acquisition cost	Fair Value (Carrying amount)
Government bonds	￦	840,000	849,767	847,204
Financial bonds		132,000	132,094	131,314
Corporate paper		90,000	88,671	88,677
Debt securities in foreign currency		13,840	13,121	13,833

	￦	1,075,840	1,083,653	1,081,028

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

Debt securities in Korean won are measured at the lower of fair values provided by NICE Bonds Pricing Inc. and FN Asset Pricing Co. Debt securities in foreign currency are measured at the lower of the fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

6. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Financial investments available-for-sale denominated in Korean won:
Equity securities	￦	2,478,773	2,810,301
Debt securities:
Government bonds		212,514	842,553
Financial bonds		3,009,245	4,027,149
Corporate bonds		11,616,007	12,482,509
Others		216,386	453,519

		15,054,152	17,805,730
Beneficiary certificates		3,548,948	729,811

		21,081,873	21,345,842

Financial investments available-for-sale denominated in foreign currencies:
Equity securities		44,536	22,138
Debt securities		3,523,621	4,089,237
Others		235,839	194,622

		3,803,996	4,305,997

Loaned available-for-sale financial assets (debt securities)		19,262	61,699

	￦	24,905,131	25,713,538

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost amounting to ￦217,248 million as of December 31, 2012 (￦208,322 million as of December 31, 2011).

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(2)	Changes in available-for-sale financial assets for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Beginning balance	￦	25,713,538	22,676,895
Acquisition		35,749,826	23,826,703
Disposal (sale or redemption)		(36,011,754)	(20,370,089)
Change due to amortization		31,670	13,798
Unrealized change in fair value recorded in equity		28,024	(235,968)
Impairment loss		(308,372)	(263,842)
Reversal of impairment loss		46,879	77,609
Reclassification		(163,693)	(11,135)
Foreign exchange differences		(297,818)	(433)
Others(*1)		116,831	—

Ending balance	￦	24,905,131	25,713,538

(*1)	Represents available-for-sale equity securities investments, Kumho Industrial Co., Ltd., Chinhung International Inc., Namkwang Engineering & Construction Co., Ltd., and etc, acquired in 2012 by converting convertible bonds under Company Restructuring Promotion Act.

(3)	Equity securities available-for-sale with disposal restrictions as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
Company	Number of shares	Carrying amount		Restricted period
Pantech Co., Ltd.	249,427,382	￦	109,499	Subject to shareholders’ committee’s decision
Chinhung International Inc.	37,516,000		15,307	Until March 31, 2013
Oriental Precision & Engineering Co., Ltd.	22,920,666		27,642	Until December 31, 2016
Kumho Tire Co., Inc.	13,161,600		145,409	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd.	11,090,842		61,321	Undecided
Kumho Industrial Co., Ltd.	8,910,453		13,455	Until December 31, 2014
Taesan LCD Co., Ltd.	7,027,574		2,117	Until December 31, 2013
Hanchang Paper Co., Ltd.	6,409,200		3,339	Until December 31, 2012
Kumho Petrochemical Co., Ltd.	4,281,715		507,041	Until May 3, 2013
Jaeyoung Solutec Co., Ltd.	1,962,000		1,550	Until December 31, 2012
Byucksan Engineering & Construction Co.,Ltd.	1,480,833		28,660	Until April 12, 2014
Namkwang Engineering & Construction Co., Ltd.	1,406,139		20,280	Until March 31, 2013
Hanil Engineering & Construction Co., Ltd.	909,600		635	Until December 31, 2014

	366,504,004	￦	936,255

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 31, 2011
Company	Number of shares	Carrying amount		Restricted period
Pantech Co., Ltd.	249,427,382	￦	108,501	Subject to shareholders’ committee’s decision
Daehan Shipbuilding Co., Ltd.	14,753,600		109,634	Until December 31, 2013
Kumho Tire Co., Inc.	13,161,600		115,282	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd.	11,090,842		44,740	Undecided
Taesan LCD Co., Ltd.	7,027,574		7,772	Until December 31, 2013
Kumho Industrial Co., Ltd	6,633,608		40,133	Until December 31, 2014
Hanchang Paper Co., Ltd	6,409,200		3,237	Until December 31, 2012
Kumho Petrochemical Co, Ltd.	4,281,715		590,984	Until May 3, 2013
Jaeyoung Solutec Co., Ltd.	1,962,000		1,283	Until December 31, 2012
MB Shiroyama Co., Ltd.	480,975		345	Until January 12, 2012
Hanil Engineering & Construction Co., Ltd.	909,600		1,519	Until December 31, 2014
Young Gwang Stainless Co., Ltd.	413,000		681	Until December 31, 2012
Daewoo Electronics Corp.	12,063		1,790	Until March 31, 2013

	316,563,159	￦	1,025,901

(4)	The details of debt investments-available-for-sale as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Face value		Acquisition cost	Fair value (Carrying amount)
Government bonds	￦	208,645	214,341	212,514
Financial bonds		3,000,000	3,010,092	3,009,245
Corporate paper		11,540,988	11,533,463	11,616,007
Financial assets held-for-trading denominated in foreign currencies		3,455,038	3,540,277	3,523,621
Loaned debt securities		20,000	19,749	19,262
Others		306,735	132,431	216,386

	￦	18,531,406	18,450,353	18,597,035

	December 31, 2011
	Face value		Acquisition cost	Fair value (Carrying amount)
Government bonds	￦	808,048	850,285	842,553
Financial bonds		4,020,000	4,036,573	4,027,149
Corporate paper		12,638,672	12,634,175	12,482,509
Financial assets held-for-trading denominated in foreign currencies		4,862,584	4,950,270	4,089,237
Loaned debt securities		60,000	62,385	61,699
Others		614,388	265,259	453,519

	￦	23,003,692	22,798,947	21,956,666

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

Debt securities in Korean won are measured at the lower of fair values provided by NICE Bonds Pricing Inc. and FN Asset Pricing Co. Debt securities in foreign currency are measured at the lower of the fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

7. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of December 31, 2012 and 2011 are as follows:

	December 31, 2012			December 31, 2011
	Amortized cost		Fair value	Amortized cost	Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	￦	7,178	8,195	9,266	9,250
Corporate bonds		80,600	81,713	100,600	102,113
Corporate paper		379	379	—	—
Others		533	533	978	978

	￦	88,690	90,820	110,844	112,341

(2)	Changes in Held-to-maturity financial assets for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Beginning balance	￦	110,844	137,695
Acquisition		1,642	2,166
Disposal (sale or redemption)		(24,176)	(29,113)
Change due to amortization		380	96

Ending balance	￦	88,690	110,844

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

8. Loans and Allowance for Possible Loan Losses

(1)	Loans as of December 31, 2012 and 2011 are as follows:

	December 31, 2012			December 31, 2011
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	￦	24,196,948	23,961,755	17,831,132	17,626,321
Loans for facility development		31,787,122	32,066,639	28,189,410	28,390,219
Loans for households		1,042,170	1,066,849	323,691	333,985
Inter-bank loans		716,934	667,329	581,865	549,002

		57,743,174	57,762,572	46,926,098	46,899,527

Loans in foreign currencies:
Loans		11,847,735	12,026,708	12,988,603	13,070,379
Inter-bank loans		928,339	928,666	1,906,361	1,906,281
Loans borrowed from overseas financial institution		323,191	328,803	328,521	333,233
Off-shore loans receivables		5,846,209	6,036,169	4,809,746	4,905,964

		18,945,474	19,320,346	20,033,231	20,215,857

Other loans receivables:
Bills bought in foreign currency		1,979,494	1,972,617	1,890,729	1,881,596
Advance payments on acceptances and guarantees		99,342	87,816	68,426	66,000
Privately-placed corporate bonds		4,915,016	4,998,176	5,704,030	5,687,223
Others		8,192,687	8,189,675	6,758,141	6,742,967

		15,186,539	15,248,284	14,421,326	14,377,786

		91,875,187	92,331,202	81,380,655	81,493,170

Less:
Allowance for possible loan loss		(782,541)		(865,254)
Present value discount		(49,006)		(69,946)
Deferred loan origination costs and fees		(9,235)		(30,661)

	￦	91,034,405		80,414,794

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(2)	Changes in allowance for loan loss for the years ended December 31, 2012 and 2011 are as follows:

	2012
	Loans in Korean won				Loans in foreign currency	Other loans		Total
	Loans for working capital		Loans for facility development	Others		Private placed corporate bonds	Others
Beginning balance	￦	306,430	177,551	722	146,126	180,906	53,519	865,254
Provision for loan loss		264,978	68,565	1,998	27,255	81,808	10,788	455,392
Foreign exchange differences		—	—	—	(63)	—	—	(63)
Write off		(187,170)	(33,012)	—	(42,301)	(124,192)	(5,757)	(392,432)
Others		(49,586)	(29,745)	—	(10,022)	(50,414)	(5,843)	(145,610)

Ending Balance	￦	334,652	183,359	2,720	120,995	88,108	52,707	782,541

	2011
	Loans in Korean won				Loans in foreign currency	Other loans		Total
	Loans for working capital		Loans for facility development	Others		Private placed corporate bonds	Others
Beginning balance	￦	403,465	154,547	46	230,978	235,739	120,631	1,145,406
Provision for (reversal of allowance for) loan loss		230,786	69,985	676	348	(34,244)	(59,468)	208,083
Foreign exchange differences		—	—	—	1,710	—	—	1,710
Write off		(248,827)	(12,295)	—	(62,776)	(5,610)	(1,390)	(330,898)
Others		(78,994)	(34,686)	—	(24,134)	(14,979)	(6,254)	(159,047)

Ending balance	￦	306,430	177,551	722	146,126	180,906	53,519	865,254

(3)	Losses related to loans for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Provision for loan loss	￦	(455,392)	(208,083)
Loss on disposal of loan		(367,691)	(94,105)

	￦	(823,083)	(302,188)

(4)	Changes in loan origination cost (fees) for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Beginning balance	￦	(30,661)	(25,497)
Increase in loan origination costs and fees		15,201	(22,426)
Decrease in loan origination costs and fees		(6,225)	(17,262)

Ending balance	￦	(9,235)	(30,661)

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging fair value risks related to changes in fair values of the underlying assets and liabilities.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying assets. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currency by changing in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The notional amounts outstanding for derivatives contracts and the fair value of the derivative financial instruments as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Notional amounts			Fair value (Carrying amount)
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest	￦	213,966,676	213,815,527	2,045,492	1,981,840
Currency		47,659,949	45,108,471	2,167,155	1,959,234
Stock		24,568	84,638	324	1,029
Commodities		575,854	575,854	13,353	13,353
Embedded derivatives		359,872	—	105,981	—
Allowance and other adjustment		—	—	(11,357)	4,750

		262,586,919	259,584,490	4,320,948	3,960,206

Hedging purpose derivative financial instruments:
Interest		10,812,917	10,812,917	605,683	49,616
Currency		5,924,299	5,824,391	252,528	77,034
Allowance and other adjustment		—	—	(1,269)	—

		16,737,216	16,637,308	856,942	126,650

	￦	279,324,135	276,221,798	5,177,890	4,086,856

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 31, 2011
	Notional amounts			Fair value (Carrying amount)
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest	￦	184,515,634	185,305,873	1,645,241	1,660,279
Currency		58,529,502	56,874,593	2,772,533	2,419,664
Stock		345,923	569,890	8,333	24,727
Commodities		614,478	614,478	24,390	24,390
Embedded derivatives		391,822	—	85,792	—
Allowance and other adjustments		—	—	(25,253)	1,305

		244,397,359	243,364,834	4,511,036	4,130,365

Hedging purpose derivative financial instruments:
Interest		12,627,955	12,627,955	613,357	55,174
Currency		5,128,962	4,870,341	465,364	101,277
Allowance and other adjustments		—	—	7,338	2,448

		17,756,917	17,498,296	1,086,059	158,899

	￦	262,154,276	260,863,130	5,597,095	4,289,264

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Subsidiaries
KDB Asia Ltd.	￦	214,807	214,807
KDB Ireland Ltd.		62,389	62,389
UzKDB Bank		29,207	18,634
RBS Uz		18,730	18,730
KDB Hungary Ltd.		151,952	151,952
Banco KDB Do Brazil S.A(*1)		48,523	99,531
Korea Infrastructure Fund		33,294	36,232
KDB Consus Value PEF		258,297	254,828
KDB Value PEF III		44,286	42,419
KDB Value PEF VI		2,343,423	2,228,660
KDB Turn Around(*2)		14,445	64,436
Components and Materials M&A PEF		165,756	116,441
KoFC-KDB Materials and Components Investment Fund		37,500	25,000
Others		150	1,868

		3,422,759	3,335,927

Associates
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		1,040,486	1,040,486
GM Korea Company		287,774	287,774
Korea BTL Fund No. 1		252,512	252,997
Korea Railroad Fund I		200,430	172,179
KDB electronic power PEF		96,724	149,858
Korea Infrastructure Fund II		141,315	125,347
Korea Education Fund		88,482	84,211
Shinbundang Railroad Co., Ltd.		30,999	—
Troika Resources Investment PEF		107,173	104,655
Others		297,060	143,333

		2,542,955	2,360,840

	￦	5,965,714	5,696,767

(*1)	The bank recognized ￦51,008 million of impairment loss considering the deteriorating business circumstances in Brazil as an indication of impairment. Brazil has been in economic depression and the consumption has declined continuously, which resulted slowdown in economic growth in financial market.
(*2)	The bank recognized ￦58,372 million of impairment loss considering the financial troubles affected by financial difficulties of major subsidiary, SunStar Co., Ltd, as an indication of impairment.

(2)	The market value of marketable investments in subsidiaries and associates as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Market value		Carrying amount
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	￦	1,624,265	1,040,486

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 31, 2011
	Market value		Carrying amount
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	￦	1,453,762	1,040,486

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Ratio (%)
Subsidiaries :
KDB Asia Ltd.	Hongkong	December	Finance	￦	820,085	569,034	251,051	46,132	17,533	100.00
KDB Ireland Ltd.	Ireland	December	Finance		351,588	277,374	74,214	21,289	4,836	100.00
UzKDB Bank	Uzbekistan	December	Finance		425,398	383,820	41,578	20,156	9,922	88.89
RBS Uz	Uzbekistan	December	Finance		561,427	533,365	28,062	17,079	7,130	82.35
KDB Hungary Ltd.	Hungary	December	Finance		862,951	725,446	137,505	109,972	8,844	100.00
Banco KDB Do
Brazil S.A	Brazil	December	Finance		341,961	305,940	36,021	61,877	2,429	100.00
Korea Infrastructure Fund	Korea	December	Financial Investment		35,556	14	35,542	2,622	2,245	85.00
KDB Consus Value PEF	Korea	December	Financial Investment		11,289,225	10,638,202	651,023	3,377,857	7,552	40.63
KDB Value PEF III	Korea	December	Financial Investment		55,618	121	55,497	213	(75)	100.00
KDB Value PEF VI	Korea	December	Financial Investment		12,328,691	7,934,723	4,393,968	8,390,285	(86,169)	99.84
KDB Turn Around	Korea	December	Financial Investment		333,109	336,965	(3,856)	354,019	(8,252)	95.17
Components and Materials M&A PEF	Korea	December	Financial Investment		192,715	572	192,143	4,879	2,403	83.33
KoFC-KDB Materials and Components Investment Fund No. 1	Korea	December	Financial Investment		75,132	—	75,132	1,081	316	50.00
Associates :
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing	￦	16,113,671	11,559,543	4,554,128	14,057,819	175,720	31.26
GM Korea Company(*1)	Korea	September	Manufacturing		9,900,039	7,469,622	2,430,417	2,070,636	302,904	17.02
Korea BTL Fund I	Korea	December	Financial Investment		620,514	420	620,094	37,342	35,440	41.67
Korea Railroad Fund I	Korea	December	Financial Investment		407,356	11	407,345	19,149	18,214	50.00
KDB electronic Power PEF	Korea	December	Financial Investment		190,713	2,623	188,090	21,638	30,844	50.00
Korea Infrastructure Fund II	Korea	December	Financial Investment		650,319	118,429	531,890	42,581	29,457	26.67
Korea Education Fund	Korea	December	Financial Investment		179,660	9	179,651	9,607	9,144	50.00
Shinbundang Railroad Co., Ltd.	Korea	December	Other		881,841	805,099	76,742	42,279	(87,429)	10.98
Troika Resources Investment PEF	Korea	December	Financial Investment		192,766	1,574	191,192	(38,720)	(44,003)	45.93

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 31, 2011
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Ratio (%)
Subsidiaries
KDB Asia Ltd.	Hongkong	December	Finance	￦	866,871	621,406	245,465	39,508	15,179	100.00
KDB Ireland Ltd.	Ireland	December	Finance		370,981	300,195	70,786	23,393	5,666	100.00
UzKDB Bank	Uzbekistan	December	Finance		480,524	441,830	38,694	18,598	7,464	61.11
RBS Uz	Uzbekistan	December	Finance		345,438	319,786	25,652	11,110	753	82.35
KDB Hungary Ltd.	Hungary	December	Finance		775,936	648,354	127,582	99,186	3,051	100.00
Banco KDB Do Brazil S.A	Brazil	December	Finance		399,183	359,645	39,538	136,551	3,492	100.00
Korea Infrastructure Fund	Korea	December	Financial Investment		37,696	15	37,681	2,565	2,135	85.00
KDB Consus Value PEF	Korea	December	Financial Investment		10,008,311	9,370,334	637,977	2,763,055	(32,684)	40.52
KDB Value PEF III	Korea	December	Financial Investment		58,701	131	58,570	250	(1,471)	100.00
KDB Value PEF VI	Korea	December	Financial Investment		12,171,388	7,597,954	4,573,434	7,237,869	(93,183)	99.84
KDB Turn Around	Korea	December	Financial Investment		309,205	300,428	8,777	209,267	(24,646)	95.17
Components and Materials M&A PEF	Korea	December	Financial Investment		135,255	1,120	134,135	1,961	(2,834)	83.33
KoFC-KDB Materials and Components Investment Fund No. 1	Korea		Financial Investment		50,071	255	49,816	1,028	15	50.00
Associates
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufactur -ing	￦	16,690,081	12,186,237	4,503,844	13,911,836	650,532	31.26
GM Korea Company(*1)	Korea	September	Manufactur -ing		10,336,775	8,173,418	2,163,357	2,015,990	(39,534)	17.02
Korea BTL Fund I	Korea	December	Financial Investment		618,198	412	617,786	16,304	15,397	41.67
Korea Railroad Fund I	Korea	December	Financial Investment		350,556	10	350,546	9,392	8,536	50.00
KDB electronic power PEF	Korea	December	Financial Investment		303,889	12,476	291,413	12,867	12,425	50.00
Korea Infrastructure Fund II	Korea	December	Financial Investment		601,235	123,597	477,638	23,777	17,708	26.67
Korea Education Fund	Korea	December	Financial Investment		170,914	9	170,905	4,536	4,315	50.00
Troika Resources Investment PEF	Korea	December	Financial Investment		231,436	1,036	230,400	8,022	5,053	45.79

(*1)	Equity method is applied to GM Korea Company although its ownership is less than 20%, as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors, etc. The Bank used the financial statements of GM Korea Company as of September 30, 2012 in applying the equity method since the Bank was not able to obtain the financial statements as of December 31, 2012. The Bank made adjustments for the effects of any significant events or transactions occurred between the date of the investee’ financial statements and the date of the Bank’s financial statements.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

11. Property and Equipment

Changes in property and equipment for the years ended December 31, 2012 and 2011 are as follows:

	2012
	January 1, 2012		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	December 31, 2012
Acquisition cost:
Land	￦	209,947	—	—	(10,026)	(56)	199,865
Buildings and structures		285,092	840	(3)	929	(268)	286,590
Leasehold improvements		19,119	—	—	7,596	(369)	26,346
Vehicles		1,212	—	(22)	—	(54)	1,136
Equipment		35,784	5,315	(2,455)	—	(329)	38,315
Construction in-progress		1,065	14,163	—	(15,128)	—	100
Others		74,332	16,363	(6,955)	—	8	83,748

		626,551	36,681	(9,435)	(16,629)	(1,068)	636,100

Accumulated depreciation:
Buildings and structures		80,922	8,333	(1)	(823)	(266)	88,165
Leasehold improvements		11,085	2,712	—	—	(356)	13,441
Vehicles		769	120	(22)	—	(35)	832
Equipment		28,477	2,565	(2,444)	—	(301)	28,297
Others		60,188	6,977	(6,882)	—	(75)	60,208

		181,441	20,707	(9,349)	(823)	(1,033)	190,943

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

Carrying amount	￦	439,726	15,974	(86)	(15,806)	(35)	439,773

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	2011
	January 1, 2011		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	December 31, 2011
Acquisition cost:
Land	￦	207,818	270	—	1,838	21	209,947
Buildings and structures		282,587	1,688	(35)	741	111	285,092
Leasehold improvements		15,464	4,899	(941)	—	(303)	19,119
Vehicles		1,197	—	—	—	15	1,212
Equipment		32,581	3,568	(472)	—	107	35,784
Construction in- progress		—	1,065	—	—	—	1,065
Others		68,957	7,592	(2,242)	—	25	74,332

		608,604	19,082	(3,690)	2,579	(24)	626,551

Accumulated depreciation:
Buildings and structures		73,486	6,998	(17)	357	98	80,922
Leasehold improvements		10,421	1,619	(656)	—	(299)	11,085
Vehicles		621	136	—	—	12	769
Equipment		26,932	1,909	(467)	—	103	28,477
Others		55,971	6,434	(2,077)	—	(140)	60,188

		167,431	17,096	(3,217)	357	(226)	181,441

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

Carrying amount	￦	435,789	1,986	(473)	2,222	202	439,726

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

12. Investment Property

Changes in carrying value of investment property for the years ended December 31, 2012 and 2011 are as follows:

	2012
	January 1, 2012		Acquisition/ depreciation	Disposal	Reclassification	December 31, 2012
Acquisition cost:
Land	￦	65,428	—	(13,431)	10,026	62,023
Buildings and structures		44,981	—	(565)	4,446	48,862

		110,409	—	(13,996)	14,472	110,885

Accumulated depreciation:
Buildings and structures		13,361	1,490	(251)	824	15,424

		13,361	1,490	(251)	824	15,424

Accumulated Impairment loss:
Land		8,371	—	(7,174)	—	1,197
Buildings and structures		1,778	—	—	—	1,778

		10,149	—	(7,174)	—	2,975

Carrying amount	￦	86,899	(1,490)	(6,571)	13,648	92,486

The fair value of the Bank’s investment property, as determined on the basis of a valuation by an independent appraiser amounted to ￦95,267 million as of December 31, 2012 (￦92,937 million as of December 31, 2011).

	2011
	January 1, 2011		Acquisition/ depreciation	Reclassification	December 31, 2011
Acquisition cost:
Land	￦	67,266	—	(1,838)	65,428
Buildings and structures		45,722	—	(741)	44,981

		112,988	—	(2,579)	110,409

Accumulated depreciation:
Buildings and structures		12,662	1,056	(357)	13,361

		12,662	1,056	(357)	13,361

Accumulated Impairment loss:
Land		8,371	—	—	8,371
Buildings and structures		1,778	—	—	1,778

		10,149	—	—	10,149

Carrying amount	￦	90,177	(1,056)	(2,222)	86,899

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

13. Intangible Assets

Changes in intangible assets for the years ended December 31, 2012 and 2011 are as follows:

	2012
	January 1, 2012		Acquisition	Reclassification	Disposal	Amortization	Impairment loss	Foreign exchange differences	December 31, 2012
Development expense	￦	38,261	17,345	—	—	(11,347)	—	—	44,259
Equipment usage right		335	—	650	—	(63)	—	27	949
Other deposits provided		11,642	685	(650)	—	—	(684)	(89)	10,904
Others		8,731	11,999	—	(298)	(5,036)	—	(5)	15,391

	￦	58,969	30,029	—	(298)	(16,446)	(684)	(67)	71,503

	2011
	January 1, 2011		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2011
Development expense	￦	36,482	13,637	—	(11,858)	—	38,261
Equipment usage right		296	66	—	(28)	1	335
Other deposits provided		11,198	794	(364)	—	14	11,642
Others		10,090	2,429	—	(3,790)	2	8,731

	￦	58,066	16,926	(364)	(15,676)	17	58,969

14. Other Assets

Other assets as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Accounts receivable	￦	7,634,651	1,941,139
Unsettled domestic exchange receivables		2,360,742	2,480,046
Accrued income		464,588	631,527
Guarantee deposits		150,649	124,402
Prepaid expenses		10,038	19,646
Advance payments		1,348	916
Others		96,471	87,136

		10,718,487	5,284,812
Allowance for possible losses		(80,845)	(75,432)
Present value discount		(6,309)	(5,325)

	￦	10,631,333	5,204,055

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

The carrying amount of financial assets included in other assets above amounted to ￦10,605,108 million as of December 31, 2012, (￦5,165,036 million as of December 31, 2011) and their fair value amounted to ￦10,605,259 million as of December 31, 2012 (￦5,171,629 million as of December 31, 2011).

15. Financial Liabilities Designated at Fair Value Through Profit or Loss

(1)	Financial liabilities designated at fair value through profit or loss as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Borrowings	￦	10,770	798
Bonds		864,427	991,338

	￦	875,197	992,136

The borrowings designated at FVTPL consist of equity index linked securities, and others. The embedded derivatives that do not qualify for hedge accounting are not separated from host contracts, and the entire financial asset is designated at FVTPL. Changes in fair value of structured loans, which hedge accounting is applied, are recognized in profit or loss. Structured loans, which hedge accounting is not applied, are measured at amortized costs. The structured loans, which hedge accounting is not applied are designated at FVTPL in order to eliminate accounting mismatch with structured loans, which hedge accounting is applied.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Carrying amount	￦	875,197	992,136
Principal and interest at maturity		711,400	892,025

Difference	￦	163,797	100,111

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

16. Deposits

Deposits as of December 31, 2012 and 2011 are as follows:

	December 31, 2012			December 31, 2011
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	￦	267,844	267,844	460,057	460,057
Time and saving deposits		33,612,346	33,664,474	22,352,587	22,377,042
Certificates of deposit		74,996	75,339	87,437	87,794

		33,955,186	34,007,657	22,900,081	22,924,893

Deposits in foreign currencies:
Demand deposits		1,400,675	1,400,675	556,804	556,804
Time and saving deposits		2,595,635	2,598,006	1,683,061	1,683,220
Certificates of deposit		700,836	701,184	82,332	82,335

		4,697,146	4,699,865	2,322,197	2,322,359

	￦	38,652,332	38,707,522	25,222,278	25,247,252

17. Borrowings

(1)	Borrowings as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.04	5.54	￦	4,836,678	4,837,474
Borrowings in foreign currencies	0.79	7.19		10,132,654	10,240,754
Off-shore borrowings in foreign currencies	0.14	4.27		2,208,683	2,214,110
Others	0.01	6.55		4,810,255	4,810,849

				21,988,270	22,103,187

Deferred borrowing costs				(10,803)

			￦	21,977,467

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 31, 2011
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.50	5.59	￦	5,226,121	5,229,415
Borrowings in foreigncurrencies	0.01	6.20		12,305,307	12,338,508
Off-shore borrowings in foreign currencies	0.20	4.32		1,590,590	1,594,710
Others	3.42	6.90		6,730,445	6,730,411

				25,852,463	25,893,044

Deferred borrowing costs				(10,042)

			￦	25,842,421

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing cost as of December 31, 2012 and 2011 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2012		December 31, 2011
Ministry of Strategy and Finance	Borrowings from government fund(*1)	1.81 ~ 5.00	￦	641,195	715,628
Industrial Bank of Korea	Borrowings from industrial technique fund	2.01 ~ 2.73		5,816	63,402
Small & Medium Business Corp.	Borrowings from local small and medium company promotion fund	1.19 ~ 3.53		384,467	438,358
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.56 ~ 4.00		1,168,333	1,131,518
Korea Energy Management Corporation	Borrowings from und for rational use of energy	0.25 ~ 3.75		1,225,670	1,181,303
Local governments	Borrowings from local small and medium company promotion fund	0.07 ~ 5.54		110,292	—
Others	Borrowings from environment improvement support fund	0.04 ~ 4.46		1,300,905	1,695,912

			￦	4,836,678	5,226,121

(*1)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(3)	Borrowings in foreign currency and off-shore borrowings won before adjusting for gains and losses on deferred borrowing cost as of December 31, 2012 and 2011 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2012		December 31, 2011
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.43 ~ 2.16	￦	323,191	328,521
Mizuho and others	Off-shore short term	3M Libor+0.60 ~ 3.80		2,906,302	2,321,553
	borrowings	6M Libor+0.30 ~ 0.75		—	76,896

				2,906,302	2,398,449
DBS Bank and others	Off-shore short term	0.25 ~ 1.75		1,766,783	784,489
	borrowings	6M Libor+0.55 ~ 1.20		85,688	110,717

				1,852,471	895,206
Nippon Life Insurance Company and Others	Off-shore long term borrowings	3M Libor+0.60 ~ 1.30		246,353	636,180
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.79		60,902	—
		4.27 ~ 6M Libor+1.20		48,957	59,304

				109,859	59,304
Others	Short term borrowings in foreign currency	0.30 ~ 5.80		5,389,648	7,652,470
		6M Libor+0.6 ~ 1.20		—	381,379

				5,389,648	8,033,849
	Long term borrowings in foreign currency	0.70 ~ 6.20		1,513,513	1,544,388

			￦	12,341,337	13,895,897

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

18. Bonds

(1)	Bonds as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	2.54	10.00	￦	29,150,751	29,633,040
Discount on bonds				(39,489)
Valuation adjustment for fair value hedges				90,165

				29,201,427	29,633,040

Bonds in foreign currencies:
Bonds	3M Libor+0.24	3M Libor+6.28		11,777,389	12,442,760
Discount on bonds				(26,552)
Premium on bonds				18,849
Valuation adjustment for fair value hedges				275,343

				12,045,029	12,442,760

Off-shore bonds:
Bonds	3M Libor+0.42	3M Libor+6.18		5,736,595	5,834,461
Discount on bonds				(16,844)
Valuation adjustment for fair value hedges				(64,530)

				5,655,221	5,834,461

			￦	46,901,677	47,910,261

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 31, 2011
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	3.09	10.00	￦	28,989,957	29,275,305
Discount on bonds				(28,149)
Premium on bonds				183
Valuation adjustment for fair value hedges				52,929

				29,014,920	29,275,305

Bonds in foreign currencies:
Bonds	3M Libor+0.23	3M Libor+6.28		12,235,066	12,775,426
Discount on bonds				(34,427)
Premium on bonds				837
Valuation adjustment for fair value hedges				568,897

				12,770,373	12,775,426

Off-shore bonds:
Bonds	3M Libor+0.46	3M Libor+6.18		4,976,980	5,459,906
Discount on bonds				(5,770)
Premium on bonds				220
Valuation adjustment for fair value hedges				439,936

				5,411,366	5,459,906

			￦	47,196,659	47,510,637

19. Defined Benefit Liabilities

(1)	Defined benefit liabilities as of December 31, 2012 and 2011 and recognized defined benefit costs for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Defined benefit obligation	￦	18,885	17,536
Defined benefit costs		21,625	53,733

(2)	Defined benefit liabilities as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Present value of defined benefit obligation	￦	183,401	162,471
Fair value of plan assets		(164,516)	(144,935)

	￦	18,885	17,536

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(3)	Changes in defined benefit liabilities for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Beginning balance	￦	162,471	120,758
Current service cost		26,980	19,687
Interest expense		7,048	6,840
Actuarial gain on obligation		(5,743)	(7,430)
Benefits paid by the plan		(7,355)	(14,362)
Past service costs		—	36,978

Ending balance	￦	183,401	162,471

(4)	Plan assets as of December 31, 2012 and 2011 are as follows:

	December 31, 2012			December 31, 2011
	Amounts		% of total	Amounts	% of total
Cash and due from banks	￦	147,566	90	115,045	79
Others		16,950	10	29,890	21

	￦	164,516	100	144,935	100

(5)	Changes in the fair value of plan assets for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Beginning balance	￦	144,935	73,994
Expected return on plan assets		5,797	2,590
Actuarial loss (gain)		863	(248)
Contributions by employer		15,400	76,601
Contributions by employee		2,778	5,249
Benefits paid by the plan		(5,257)	(13,251)

Ending balance	￦	164,516	144,935

(6)	Defined benefit costs for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Current service cost	￦	26,980	19,687
Interest expense		7,048	6,840
Expected return on plan assets		(5,797)	(2,590)
Actuarial loss (gain)		(6,606)	(7,182)
Past service costs		—	36,978

	￦	21,625	53,733

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(7)	Historical information for the amounts related to defined benefit plans recognized for the current year and previous years are as follows:

	December 31, 2012		December 31, 2011	December 31, 2010	January 1, 2010
Defined benefit obligation	￦	183,401	162,471	120,758	109,056
Plan assets		(164,516)	(144,935)	(73,994)	(43,881)

Deficit		18,885	17,536	46,764	65,175
Experience adjustments on plan liabilities		(5,743)	(7,430)	(2,951)	—
Experience adjustments on plan assets		(863)	248	—	—

(8)	The principal actuarial assumptions used as of December 31, 2012 and 2011 are as follows:

	December 31, 2012	December 31, 2011
Discount rate (%)	3.70	4.50
Expected return on plan assets (%)	4.00	4.00
Future salary increasing rate (%)	5.60	5.60

20. Provisions

(1)	Changes in provisions for the years ended December 31, 2012 and 2011 are as follows:

	2012
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	￦	63,748	194,122	2,953	1,032	261,855
Reversal of provision		(14,449)	(156,878)	953	—	(170,374)
Foreign exchange differences		(119)	(213)	—	—	(332)
Others		—	—	(2,006)	—	(2,006)

Ending balance	￦	49,180	37,031	1,900	1,032	89,143

	2011
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	￦	89,645	80,715	1,884	1,032	173,276
Increase (reversal) of provision		(25,910)	113,334	1,069	—	88,493
Others		13	73	—	—	86

Ending balance	￦	63,748	194,122	2,953	1,032	261,855

(2)	Provision for payment guarantees

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees

(3)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which are calculated using a CCF as provision for unused commitments applying provision rates.

(4)	Provision for possible losses from lawsuits

As of December 31, 2012, the Bank is involved in 10 lawsuits as a plaintiff and 22 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to ￦3,977,841 million and ￦508,331 million, respectively. The Bank provided a provision for contingent loss as from pending lawsuits as of December 31, 2012.

The financial institution creditors of Renault Samsung Motors (including KDB) filed a lawsuit against Kun-hee Lee and 28 Samsung affiliates (including Samsung Electronics), claiming compensation for delays in payment of liquidated damages and contract bills of ￦2,450,000 million based on the agreement signed at August 24, 1999. In connection with this litigation, the financial institution creditors partially won the second trial at the Seoul High Court, but both parties filed an appeal to the Supreme Court judgment, and are waiting for the final decision as of December 31, 2012.

21. Other Liabilities

Other liabilities as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Accounts payable	￦	7,596,780	1,869,980
Accrued expense		1,377,364	1,194,890
Advance receipts		463	—
Unearned income		44,753	52,840
Deposits withholding tax		31,016	23,234
Guarantee money received		302,617	322,848
Foreign exchanges payable		6,277	17,869
Domestic exchanges payable		1,931,584	1,823,364
Borrowing from trust accounts		287,073	392,392
Others		248,011	211,761

		11,825,938	5,909,178
Present value discount		(604)	(837)

	￦	11,825,334	5,908,341

The carrying amount of financial liabilities included in other liabilities above amounted to ￦11,617,104 million as of December 31, 2012, (￦5,719,401 million as of December 31, 2011) and their fair value amounted to ￦11,617,210 million as of December 31, 2012 (￦5,719,452 million as of December 31, 2011).

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

22. Equity

(1) Issued capital

The Bank is authorized to issue 3,000 million shares of common stock and has 1,850,372,235 shares issued and outstanding with a total par value of ￦9,251,861 million as of December 31, 2012.

(2) Capital surplus

The Bank reduced ￦5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ￦5,134,227 million. As the result of the capital reduction, ￦44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income (loss) as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Valuation gain on available-for-sale financial assets	￦	559,105	559,449
Valuation gain on available-for-sale financial assets (before tax)		737,545	744,041
Income tax effect		(178,440)	(184,592)
Exchange differences on translation of foreign operations		(37,385)	6,128
Exchange differences on translation of foreign operations (before tax)		(49,320)	8,084
Income tax effect		11,935	(1,956)

	￦	521,720	565,577

(ii)	Changes in accumulated other comprehensive income for the years ended December, 2012 and 2011 are as follows:

	2012
	January 1, 2012		Increase (Decrease)	Tax Effect	December 31, 2012
Valuation gain on available-for-sale financial assets	￦	559,449	(6,496)	6,152	559,105
Exchange differences on translation of foreign operations		6,128	(57,404)	13,891	(37,385)

	￦	565,577	(63,900)	20,043	521,720

	2011
	January 1, 2011		Increase (Decrease)	Tax Effect	December 31, 2011
Valuation gain on available-for-sale financial assets	￦	761,311	(236,401)	34,539	559,449
Exchange differences on translation of foreign operations		(6,272)	16,125	(3,725)	6,128

	￦	755,039	(220,276)	30,814	565,577

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(4) Retained earnings

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Legal reserves	￦	5,641,363	5,076,393
Voluntary Reserves
Reserve for possible loan losses		1,034,949	—
Unappropriated retained earnings		1,724,299	2,719,843

	￦	8,400,611	7,796,236

(ii)	Changes in legal reserves for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Legal reserves
Beginning balance	￦	5,076,393	4,658,028
Transferred from unappropriated retained earnings		564,970	418,365

	￦	5,641,363	5,076,393

(iii)	Changes in unappropriated retained earnings for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Beginning balance	￦	2,719,843	2,023,767
Net income		952,245	1,412,401
Contribution to legal reserves		(564,970)	(418,365)
Contribution to reserve for loan losses		(1,034,949)	—
Dividend		(347,870)	(297,909)
Offset with discount on stock issuance		—	(51)

	￦	1,724,299	2,719,843

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(iv)	Statements of appropriation of retained earnings for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
I. Unappropriated retained earnings	￦	1,724,299	2,719,843
Unappropriated retained earning carried forward from the prior year		772,054	1,307,442
Net income		952,245	1,412,401
II. Appropriation of retained earnings		886,023	1,947,789

Legal reserve		380,900	564,970
Regulatory reserve for possible loan losses		271,976	1,034,949
Dividends
(Dividends per share ￦126 at December 31,2012 and ￦188 at December 31,2011		233,147	347,870

III. Unappropriated retained earnings to be carried over to subsequent year	￦	838,276	772,054

(5) Regulatory reserve for loan loss

The Bank is required to provide a regulatory reserve for possible loan losses in accordance with Regulations on Supervision of Bank Business 29(1), and (2), and details are as follows:

(i)	Regulatory reserve for loan losses as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Beginning balance	￦	1,034,949	—
Planned reserve for loan losses		271,976	1,034,949

	￦	1,306,925	1,034,949

(ii)	Provision for regulatory reserve for possible loan losses and net income after adjusting regulatory reserve for loan losses for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Net Income	￦	952,245	1,412,401
Provision for regulatory reserve for possible loan losses		(271,976)	(212,917)

Net income after adjusting reserve for possible loan losses		680,269	1,199,484

Earnings per share after adjusting regulatory reserve for loan losses	￦	368	648

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

23. Net Interest Income

Net interest income for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Interest income:
Due from banks	￦	30,941	24,614
Financial assets held-for-trading		65,432	45,887
Financial assets available-for-sale		966,555	904,230
Financial assets held-to-maturity		5,309	6,587
Loans		3,962,133	3,593,097

		5,030,370	4,574,415

Interest expense:
Financial liabilities designated at fair value through profit or loss		(50,263)	(55,238)
Due to customers		(1,127,281)	(837,366)
Borrowings		(441,374)	(457,733)
Debt issued		(1,665,282)	(1,646,407)

		(3,284,200)	(2,996,744)

Net interest income	￦	1,746,170	1,577,671

Interest received from impaired assets relating to loan receivables for the years ended December 31, 2012 and 2011 was ￦19,766 million and ￦29,056 million, respectively, and there was no interest received from impaired assets relating to financial assets other than loans.

24. Net Fees and Commission Income

Net fees and commission income for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Fees and commission income:
Loan commissions	￦	232,400	213,640
Underwriting and investment consulting commissions		261,669	222,558
Brokerage and agency commissions		22,408	30,987
Trust and retirement pension plan commissions		33,529	23,816
Asset Management commissions		2,351	3,326
Other fees		64,048	67,701

		616,405	562,028

Fees and commission expenses:
Brokerage and agency fees		(8,749)	(7,251)
Other fees		(33,917)	(13,035)

		(42,666)	(20,286)

	￦	573,739	541,742

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

25. Dividend Income

Dividend income for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Financial assets held-for-trading	￦	167	347
Available-for-sale financial assets		62,024	66,147
Investments in subsidiaries and associates		188,091	114,156

	￦	250,282	180,650

26. Net Gain on Financial Assets and Liabilities Held-for-Trading

Net gain related to financial assets and liabilities held-for-trading for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Gains on financial assets held-for-trading:
Gains on sale	￦	28,603	149,693
Gains on valuation		1,825	6,702

		30,428	156,395

Losses on financial assets held-for-trading:
Losses on sale		(20,201)	(34,432)
Losses on valuation		(3,116)	(845)
Purchase related expense		(283)	(422)

		(23,600)	(35,699)

	￦	6,828	120,696

27. Net Loss on Financial Assets and Liabilities Designated at Fair Value Through Profit or Loss

Net gain/loss related to financial assets and liabilities designated at fair value through profit or loss for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Gains on financial assets and liabilities designated at FVTPL:
Gains on redemption	￦	1,252	52
Gains on valuation		2,039	5,486

		3,291	5,538

Losses from financial assets and liabilities designated at FVTPL:
Losses on redemption		(291)	(386)
Losses on valuation		(67,095)	(48,953)

		(67,386)	(49,339)

	￦	(64,095)	(43,801)

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

28. Net Gain on Available-for-Sale Financial Assets

Net gain on available-for-sale financial assets for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Gains on available-for-sale financial assets:
Gains on sale	￦	434,555	216,370
Reversal of impairment loss		46,879	77,609

		481,434	293,979

Losses on available-for-sale financial assets:
Losses on sale		(43,215)	(13,953)
Impairment loss		(308,372)	(263,842)

		(351,587)	(277,795)

	￦	129,847	16,184

29. Net Foreign Currency Transaction Gains and Net Gains on Derivatives

Net foreign currency transaction gains and net gains on derivatives for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Gains (losses) on foreign currencies:
Net losses on foreign currencies trading:
Gains	￦	556,057	937,925
Losses		(610,696)	(979,147)

		(54,639)	(41,222)

Net gains (losses) on foreign exchange translation:
Gains		1,388,357	182,923
Losses		(1,609,718)	(153,777)

		(221,361)	29,146

		(276,000)	(12,076)

Gains (losses) from trading purpose of derivatives:
Gains from trading purpose of derivatives:
Interest related derivatives		1,696,417	1,920,498
Currency related derivatives		4,707,670	5,505,469
Stock related derivatives		45,433	87,472
Commodity related derivatives		73,679	61,090
Embedded derivatives		61,023	366,545
Gains on adjustment of derivatives		4,687	6,952

		6,588,909	7,948,026

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	2012		2011
Losses on trading purpose of derivatives:
Interest related derivatives	￦	(1,749,543)	(1,910,900)
Currency related derivatives		(4,838,268)	(5,183,196)
Stock related derivatives		(45,534)	(93,910)
Commodity related derivatives		(68,047)	(55,067)
Embedded derivatives		(25,277)	(41,724)
Loss on adjustment of derivatives		(11,614)	(11,315)

		(6,738,283)	(7,296,112)

		(149,374)	651,914

Gains (losses) from hedging purpose of derivatives:
Gains from hedging purpose of derivatives:
Interest related derivatives		97,699	160,183
Currency related derivatives		127,087	80,373
Gain on adjustment of derivatives		2,051	9,704

		226,837	250,260

Losses from hedging purpose of derivatives:
Interest related derivatives		(89,027)	(136,290)
Currency related derivatives		(151,090)	(127,640)
Loss on adjustment of derivatives		(3,180)	(4,240)

		(243,297)	(268,170)

		(16,460)	(17,910)

Gains (losses) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		568,982	228,115
Gains on redemption		204,255	56,790

		773,237	284,905

Losses on fair value hedged items:
Losses on valuation		(124,062)	(349,732)
Losses on redemption		(97,962)	(54,541)

		(222,024)	(404,273)

		551,213	(119,368)

	￦	109,379	502,560

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

30. Net Other Operating Expense

Net other operating expense for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Other operating income:
Gains on sales of loans	￦	49,938	81,819
Reversal of provisions		171,424	31,111
Gains on investments in subsidiaries and associates		708	4,170
Others		10,575	14,329

		232,645	131,429

Other operating expenses:
Losses on sale of loans		(417,629)	(175,924)
Provision for other allowances		(1,050)	(119,604)
Losses on investments in subsidiaries and associates		(1,859)	(2,777)
Insurance expense		(45,185)	(30,124)
Others		(204,243)	(178,108)

		(669,966)	(506,537)

	￦	(437,321)	(375,108)

31. General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Payroll costs:
Salary	￦	263,656	233,962
Retirement benefits		21,625	53,733
Termination benefits		3,953	4,403

		289,234	292,098

Employee welfare benefits		26,104	30,097
Depreciation of property and equipment		20,707	17,096
Amortization of property and equipment		16,446	15,676
Other:
Rental fees		22,105	19,256
Taxes and dues		16,645	15,852
Advertising expenses		32,810	27,725
Others		94,983	81,552

		166,543	144,385

	￦	519,034	499,352

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

32. Other Non-Operating Income and Expense

Non-operating income and expense for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Non-operating income:
Gain on disposal of property and equipment	￦	231	35
Gains on disposition of intangible assets		192	70
Rental income on investment property		1,721	1,706
Others		2,310	2,339

		4,454	4,150

Non-operating expense:
Loss on disposal of property and equipment		(218)	(39)
Depreciation of investment property		(1,490)	(1,056)
Loss on disposition of real-estate investment		(3,003)	—
Impairment losses on tangible assets		(684)	—
Donations		(9,255)	(24,352)
Others		(559)	(1,707)

		(15,209)	(27,154)

	￦	(10,755)	(23,004)

33. Income Tax Expense and Deferred Income Taxes

(1)	Income tax expense for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Current income tax	￦	404,756	267,724
Change in deferred income taxes due to temporary differences		(176,334)	80,750
Deferred income tax recognized directly to equity		20,043	30,814
Change in income taxes due to consolidated tax return		(5,424)	(5,471)
Income tax expense		243,041	373,817

Income from continuing operations	￦	1,195,286	1,786,218

Effective tax rate	%	20.3	20.9

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(2)	The net income before income taxes and income tax expense for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Net income before income taxes	￦	1,195,286	1,786,218
Income taxes calculated using an enacted tax rate		289,259	432,238
Adjustments:
Non-deductible losses and tax free gains		34,898	126,891
Non-recognition effect of deferred income taxes		(29,921)	(3,697)
Tax credit		(16,292)	(13,980)
Change in income taxes due to consolidated tax return		(5,424)	(5,471)
Others		(29,479)	(162,164)

		(46,218)	(58,421)

Income tax expense	￦	243,041	373,817

Average effective tax rate	%	20.3	20.9

(3)	Changes in temporary differences and deferred tax assets(liabilities) for the years ended December 31, 2012 and 2011 are as follows:

	2012
	January 1, 2012(*)		Decrease	Increase	December 31, 2012	Deferred tax Liabilities
Derivative	￦	(1,329,182)	(1,329,182)	(1,108,677)	(1,108,677)	(268,300)
Investments in subsidiaries and associates		(855,580)	(945)	130,044	(724,591)	(175,351)
Gains on fair value hedged items valuation		906,762	906,762	250,641	250,641	60,655
Gains(losses) on foreign exchange translation liability		(467,782)	(467,782)	87,228	87,228	21,109
Investment bonds impairment losses		429,598	46,879	53,534	436,253	105,573
Investment securities impairment losses		739,874	74,706	194,838	860,006	208,122
Allowance for employee retirement benefits		143,378	2,479	16,377	157,276	38,061
Deposits for severance insurance		(140,076)	(2,479)	(8,556)	(146,153)	(35,369)
Held-for-trading securities		(6,134)	(5,792)	(18,839)	(19,181)	(4,642)
Available-for-sale bonds		(383,702)	(235,284)	(141,385)	(289,803)	(70,132)
Bad debt charge		362,316	8,346	106,170	460,140	111,354
Other provisions		178,610	280,808	98,618	(3,580)	(866)
Property impairment losses		15,187	7,347	—	7,840	1,897
Loan origination cost (fees)		20,622	20,622	(1,569)	(1,569)	(380)
Gains on sales of loans		(428,714)	(9,557)	(18,796)	(437,953)	(105,985)
Other		61,322	38,051	188,478	211,749	51,244

	￦	(753,501)	(665,021)	(171,894)	(260,374)	(63,010)

(*)	Deferred income taxes as of January 1, 2012 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	2011
	January 1, 2011(*)		Decrease	Increase	December 31, 2011	Deferred tax Liabilities
Derivative	￦	(1,375,553)	(1,375,553)	(1,329,182)	(1,329,182)	(321,662)
Investments in subsidiaries and associates		(852,564)	2,303	—	(854,867)	(206,878)
Gains on fair value hedged items valuation		1,158,118	1,158,118	906,762	906,762	219,436
Gains (losses) on foreign exchange translation liability		(755,756)	(755,756)	(467,782)	(467,782)	(113,203)
Investment bonds impairment losses		527,176	104,267	6,689	429,598	103,963
Investment securities impairment losses		533,391	12,947	250,568	771,012	186,585
Allowance for employee retirement benefits		110,525	9,579	46,353	147,299	35,646
Deposits for severance insurance		(67,265)	(9,579)	(87,249)	(144,935)	(35,074)
Held-for-trading securities		2,023	2,366	(5,792)	(6,135)	(1,485)
Available-for-sale bonds		(345,126)	(198,089)	(233,198)	(380,235)	(92,017)
Bad debt charge		587,459	253,978	28,382	361,863	87,571
Other provisions		103,560	205,758	280,808	178,610	43,224
Property impairment losses		15,360	173	—	15,187	3,675
Loan origination cost (fees)		19,675	19,675	20,622	20,622	4,990
Gains on sales of loans		(3,236)	(692)	(426,170)	(428,714)	(103,749)
Other		(129,047)	(131,570)	43,925	46,448	11,241

	￦	(471,260)	(702,075)	(965,264)	(734,449)	(177,737)

(*)	Deferred income taxes as of January 1, 2011 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(4)	Change in deferred income taxes recognized directly to equity for the years ended December 31, 2012 and 2011 are as follows :

	2012
	December 31, 2012		Deferred tax liabilities	December 31, 2011	Deferred tax liabilities	Changes in deferred tax liabilities
Gains (loss) on valuation of available-for-sale securities	￦	559,105	(178,440)	559,449	(184,592)	6,152
Exchange differences on translation of foreign operations		(37,385)	11,935	6,128	(1,956)	13,891

	￦	521,720	(166,505)	565,577	(186,548)	20,043

	2011
	December 31, 2011		Deferred tax assets (liabilities)	December 31, 2010	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Gain (loss) on valuation of available-for-sale securities	￦	559,449	(184,592)	761,311	(219,131)	34,539
Exchange differences on translation of foreign operations		6,128	(1,956)	(6,272)	1,769	(3,725)

	￦	565,577	(186,548)	755,039	(217,362)	30,814

34. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the years ended December 31, 2012 and 2011 are computed as follows:

(i) Basic earnings per share

	2012		2011
Net income attributable to ordinary shareholders of the Bank(A)	￦	952,245,381,257	1,412,400,545,773
Weighted average number of ordinary shares outstanding(B)		1,850,372,235	1,850,372,235

Basic earnings per share(A/B)	￦	515	763

(ii) Weighted-average number of shares of common stocks outstanding

	2012		2011
Number of ordinary shares outstanding	￦	1,850,372,235	1,850,372,235

Days		366	365

Cumulative shares		677,236,238,010	675,385,865,775

Weighted average number of ordinary shares outstanding	￦	1,850,372,235	1,850,372,235

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(2) Diluted earnings per share

Diluted and basic earnings per share for the years ended December 31, 2012 and 2011 are the same because there were no potential dilutive instruments.

35. Pledged Assets

Assets pledged by the Bank as collateral relating to futures, options and securities trading as of December 31, 2012 and 2011 are as follows:

	December 31, 2012			December 31, 2011
	Pledged assets		Relating liabilities	Pledged assets	Relating liabilities
Financial assets available-for-sale(*1)	￦	8,632,564	1,647,768	8,946,778	4,296,466

(*1)	Pledged as collateral for bonds sold under repurchase agreements

36. Guarantees and Commitments

Guarantees and commitments as of December 31, 2012 and 2011 are as follows:

	2012		2011
Confirmed acceptances and guarantees:
Acceptances in foreign currency	￦	720,522	841,123
Guarantees for bond issuance		682,447	563,758
Guarantees for loans		872,997	866,201
Acceptances for foreign loans		2,940	—
Acceptances for letter of guarantee		46,664	39,112
Others		5,928,214	10,654,874

		8,253,784	12,965,068

Unconfirmed acceptances and guarantees
Letter of guarantee		2,657,180	2,991,547
Others		1,874,333	4,423,100

		4,531,513	7,414,647

Commitments:
Commitments on loans		8,403,055	10,875,138
Commitments on purchase of securities		20,709	—
Others		227,179	258,774

		8,650,943	11,133,912

Bills endorsed
With recourse		266	—

		266	—

	￦	21,436,506	31,513,627

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

37. Day One Profit or Loss

Changes in day one profit or loss for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Beginning balance	￦	(2,716)	(12,237)
Difference between the transaction price and fair value at initial recognition		(2,634)	(4,414)
Recognized in current profit or loss		4,669	11,443
Others (transfer levels)		(5,318)	2,492

Ending balance	￦	(5,999)	(2,716)

The day one profit or loss arose from derivative financial instruments at level 3 fair value hierachy.

38. Trust Accounts

(1)	Trust account as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Accrued trust management fee	￦	18,226	11,198
Deposits		2,004,818	1,591,145
Trust accounts payable		264,399	340,003
Deposits accrued interest		30,284	26,899

(2)	Transactions with trust accounts for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Fees and commissions from trust account	￦	32,712	23,165
Gains on redemption of derivatives		1,521	2,223
Interest expense of trust accounts deposits		90,292	38,546
Interest expense of trust accounts payable		9,164	12,473
Losses on redemption of derivatives		8,321	70

(3)	Guaranteed principal money trust and guaranteed principal and interest money trust

The carrying amounts of guaranteed principal money trust and guaranteed principal and interest money trust as of December 31, 2012 and December 31, 2011 are as follows:

	December 31, 2012		December 31, 2011
Guaranteed principal money trust	￦	289,227	574,281
Guaranteed principal and interest money trust and trust without guarantees		4,110,669	3,740,341

	￦	4,399,896	4,314,622

Principal of money trust	￦	4,355,473	4,272,289
Income from trust deposits payable	￦	44,423	42,333

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

39. Related Party Transactions

(1)	The Bank’s related parties as of December 31, 2012 are as follows:

Classification	Corporate name
Ultimate controlling party	KoFC
Controlling entities	KDBFG
Entities under same control	Daewoo Securities Co., Ltd., KDB Capital Corporation,
KDB Asset Management Co., Ltd., Korea Infrastructure
Investments Asset Management Co., Ltd
Subsidiaries	KDB Asia Ltd., KDB Ireland Ltd., KDB Hungary Ltd.,
Banco KDB Do Brazil S.A, RBS Uz, UzKDB Bank, Korea
Infrastructure Fund, KDB Value PEF II, KDB Value PEF
III, KDB Value PEF VI, KDB Venture M&A PEF, KDB
Consus Value PEF, KDB Turnaround PEF, Components
and Materials M&A PEF, KoFC-KDB Materials and
Components Investment Fund No. 1, Certain trust
accounts of KDB, KDB SPC I and 11 others, KDB
Shipping Private Fund KL I and 22 others,
Associates	Daewoo shipbuilding & Marine engineering Co., Ltd,
GM Korea Company and 94 others, Troika Resource
Investment PEF and 5 others, National Pension Service
05-4 Saneun Venture Inverstment Inc. and 5 others.
Others	Key management personnel

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(2)	Significant balances with related parties as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Controlling entities		Subsidiaries	Associates	Entities under same control	Total
Assets:
Cash and due from banks	￦	—	370,584	—	—	370,584
Financial assets available-for-sale		—	325,929	350,370	—	676,299
Loans		63,390	2,171,061	1,858,510	80,696	4,173,657
Allowance for doubtful accounts		—	(1,678)	(12,300)	—	(13,978)
Derivative financial assets		13,079	23,953	30,742	78,505	146,279
Other assets		—	46,400	912	4,522	51,834
Allowance for doubtful accounts		—	(17)	(2)	—	(19)

		76,469	2,936,232	2,228,232	163,723	5,404,656

Liabilities:
Deposits		643,155	324,533	7,124	40,407	1,015,219
Borrowings		826,299	15,900	—	—	842,199
Bonds		—	162,357	—	431,936	594,293
Derivative financial liabilities		44,625	6,202	132,010	63,515	246,352
Other liabilities		177,069	3,132	917	3,634	184,752

	￦	1,691,148	512,124	140,051	539,492	2,882,815

	December 31, 2011
	Controlling entities		Subsidiaries	Associates	Entities under same control	Total
Assets:
Cash and due from banks	￦	—	380,589	—	—	380,589
Financial assets available-for-sale		1,399,684	315,150	463,575	—	2,178,409
Loans		136,509	1,885,372	1,006,882	706	3,029,469
Allowance for doubtful accounts		—	(1,055)	(251)	—	(1,306)
Derivative financial assets		10,910	50,676	56,721	57,294	175,601
Other assets		246	174,711	44,233	4,865	224,055
Allowance for doubtful accounts		—	(2)	—	—	(2)

		1,547,349	2,805,441	1,571,160	62,865	5,986,815

Liabilities:
Deposits		822,770	265,332	105,201	244,935	1,438,238
Borrowings		—	245,505	2,051	—	247,556
Bonds		—	161,236	—	191,250	352,486
Derivative financial liabilities		14,239	4,441	12,975	45,087	76,742
Other liabilities		129,265	837	386	4,230	134,718
Other provisions		—	56	454	—	510

	￦	966,274	677,407	121,067	485,502	2,250,250

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(3)	Significant transactions with related parties for the years ended December 31, 2012 and 2011 are as follows:

	2012
	Controlling entities		Subsidiaries	Associates	Entities under same control	Key management	Total
Revenues:
Interest income	￦	3,834	95,649	96,802	350	—	196,635
Reversal of allowance for loan loss		—	557	—	1	—	558
Fees and commission income, other revenues		41,243	504,706	319,606	81,783	—	947,338

		45,077	600,912	416,408	82,134	—	1,144,531

Expenses:
Interest expense		48,076	2,128	8,085	15,874	—	74,163
Provision for loan loss		—	693	2,379	—	—	3,072
Administrative expenses		—	—	—	21	1,677	1,698
Other operating expenses		67,638	34,528	241,453	88,051	—	431,670

	￦	115,714	37,349	251,917	103,946	1,677	510,603

	2011
	Controlling entities		Subsidiaries	Associates	Entities under same control	Key management	Total
Revenues:
Interest income	￦	86,280	—	207,111	72,117	—	365,508
Reversal of allowance for loan loss		—	—	2,285	—	—	2,285
Fees and commission income, other revenues		4,418	—	12,769	2,456	—	19,643

		90,698	—	222,165	74,573	—	387,436

Expenses:
Interest expense		59,756	—	96,374	67,331	—	223,461
Provision for loan loss		—	—	—	—	—	—
Administrative expenses		—	—	—	—	1,519	1,519
Other operating expenses		775	—	1,146	2,682	—	4,603

	￦	60,531	—	97,520	70,013	1,519	229,583

(4)	The Bank provided various commitments amounting to ￦603,000 million and payments guarantees amounting to ￦1,165,896 million in the transactions with related parties as of December 31, 2012.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

40. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Cash and due from banks:	￦
Cash and foreign currencies		134,413	91,476
Due from banks denominated in Korean won		707,151	351,018
Due from banks denominated in foreign currencies		1,854,387	1,523,345

		2,695,951	1,965,839

Less: Restricted due from banks, others		(1,358,009)	(928,814)
Add: Financial instruments with a maturity within three months from date of acquisition		4,287,561	982,749
Held-for-trading financial assets
Treasury bonds		2,416	2,004
Loans:
Call-loans		4,060,214	800,830
Interbank loans		224,931	179,915

		4,285,145	980,745

Cash and cash equivalents	￦	5,625,503	2,019,774

(2)	Significant transactions not involving cash flows for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Decrease in loans due to write-offs	￦	(367,717)	—
Increase in allowance for credit losses due to recovery of write-offs		10,537	—
Increase in available-for-sale securities due to debt-to equity swap		116,830	—
Increase in accumulated other comprehensive income due to securities valuation		28,024	(235,968)
Deferred income tax effect due to securities valuation		6,782	57,104
Increase in accumulated other comprehensive income due to disposition of securities		(34,519)	—
Increase in investments in subsidiaries and associates due to reclassification of securities from available-for-sale securities		177,064	—
Reclassification from property and equipment to investment property		(13,371)	(11,135)
Transfer from property and equipment to investment property		14,471	(2,222)

(3)	Total interest and dividend that received or paid for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011
Total interest received	￦	5,197,310	4,429,996
Total interest paid		3,101,726	2,765,645
Total dividend received		—	180,650

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(4)	Cash flows from due from banks are reclassified as operating activities compare to classified as investing activities on the statement of cash flows until the year ended December 31, 2011. Effects from changes in foreign currency exchange rate for cash and cash equivalents are disclosed, and also income tax expenses, loss or gain on foreign exchange translation and provision for loan loss are added on details of adjusting profit and loss.

41. Transfers of Financial Assets that do not Qualify for Derecognition

Transfers of financial assets that do not qualify for derecognition as of December 31, 2012, and 2011 are as follows:

	December 31, 2012
	Date of sale	Carrying amount of the assets		Carrying amount of the liabilities	Reason for not qualifying for derecognition
Songsan II Industrial Complex Securitization SPC	February 25, 2010	￦	—	—	(*1)
KDB SOC securitization SPC	December 7, 2010		15,923	6,000	(*1)

		￦	15,923	6,000

	December 31, 2011
	Date of sale	Carrying amount of the assets		Carrying amount of the liabilities	Reason for not qualifying for derecognition
Songsan II Industrial Complex Securitization SPC	February 25, 2010	￦	202,778	203,019	(*1)
KDB SOC securitization SPC	December 7, 2010		17,147	12,000	(*1)

		￦	219,925	215,019

(*1)	Most of the risks and rewards from ownership of the securitized financial assets have not been transferred to the Bank’s credit supports. Accordingly, the Bank does not derecognize the securitized financial assets.

42. Fair Value of Financial Assets and Liabilities

(1) Fair value classification of financial instruments

The Bank classifies and discloses fair value of the financial instruments into the following three- level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as fair value level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

The tables below analyze financial instruments measured at the fair value as of December 31, 2012 and 2011 by the level in the fair value hierarchy into which the fair value measurement is categorized:

	December 31, 2012
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held-for- trading	￦	1,346,544	530,820	—	1,877,364
Available-for-sale financial assets		1,524,035	21,509,242	1,871,854	24,905,131
Derivative financial assets		45	5,028,289	149,556	5,177,890

		2,870,624	27,068,351	2,021,410	31,960,385

Financial liabilities:
Financial liabilities designated at FVTPL		—	864,427	10,770	875,197
Derivative financial liabilities		—	4,052,362	34,494	4,086,856

	￦	—	4,916,789	45,264	4,962,053

	December 31, 2011
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held-for- trading	￦	853,813	1,732,096	—	2,585,909
Available-for-sale financial assets		2,351,007	20,255,062	3,107,469	25,713,538
Derivative financial assets		—	5,437,121	159,974	5,597,095

		3,204,820	27,424,279	3,267,443	33,896,542

Financial liabilities:
Financial liabilities designated at FVTPL		—	991,338	798	992,136
Derivative financial liabilities		—	4,205,955	83,309	4,289,264

	￦	—	5,197,293	84,107	5,281,400

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(2)	Changes in the fair value of level 3 financial instruments for the years ended December 31, 2012 and 2011 are as follows:

	2012
	January 1, 2012		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	Transfer levels	Foreign exchange differences	December 31, 2012
Assets:
Available-for- sale financial assets	￦	3,107,469	128,486	(93,789)	575,956	(1,683,988)	(178,128)	15,848	1,871,854
Derivative financial assets		159,974	35,602	—	21,883	(67,903)	—	—	149,556

		3,267,443	164,088	(93,789)	597,839	(1,751,891)	(178,128)	15,848	2,021,410

Liability:
Financial liabilities designated at FVTPL		798	(1,006)	—	13,569	(2,591)	—	—	10,770
Derivative financial liabilities		83,309	56	—	11,269	(60,140)	—	—	34,494

	￦	84,107	(950)	—	24,838	(62,731)	—	—	45,264

	2011
	January 1, 2011		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	Foreign exchange differences	December 31, 2011
Assets:
Available-for-sale financial assets	￦	2,432,041	(117,118)	164,591	1,348,797	(1,105,152)	384,310	3,107,469
Derivative financial assets		307,378	(61,517)	—	378,228	(472,551)	8,436	159,974

		2,739,419	(178,635)	164,591	1,727,025	(1,557,703)	392,746	3,267,443

Liability:
Financial liabilities designated at FVTPL		4,093	214	—	—	(3,509)	—	798
Derivative financial liabilities		87,111	(43,497)	—	70,729	(31,034)	—	83,309

	￦	91,204	(43,283)	—	70,729	(34,543)	—	84,107

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

43. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Cash and cash equivalents		Financial instruments held-for- trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Assets:
Cash and due from banks	￦	1,337,942	—	—	—	—	1,357,906	—	—	2,695,848
Financial assets held-for-trading		2,416	1,874,948	—	—	—	—	—	—	1,877,364
Available-for-sale financial assets		—	—	—	24,905,131	—	—	—	—	24,905,131
Held-to-maturity financial assets		—	—	—	—	88,690	—	—	—	88,690
Loans		4,285,145	—	—	—	—	86,749,260	—	—	91,034,405
Derivative financial assets		—	4,320,948	—	—	—	—	—	856,942	5,177,890
Other financial assets		—	—	—	—	—	10,605,122	—	—	10,605,122

		5,625,503	6,195,896	—	24,905,131	88,690	98,712,288	—	856,942	136,384,450

Liabilities:
Financial liabilities designated at FVTPL		—	—	875,197	—	—	—	—	—	875,197
Deposits		—	—	—	—	—	—	38,652,332	—	38,652,332
Borrowings		—	—	—	—	—	—	21,977,467	—	21,977,467
Bonds		—	—	—	—	—	—	46,901,677	—	46,901,677
Derivative financial liabilities		—	3,960,206	—	—	—	—	—	126,650	4,086,856
Other financial liabilities		—	—	—	—	—	—	11,617,104	—	11,617,104

	￦	—	3,960,206	875,197	—	—	—	119,148,580	126,650	124,110,633

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 31, 2011
	Cash and cash equivalents		Financial instruments held-for- trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Assets:
Cash and due from banks	￦	1,037,025	—	—	—	—	928,814	—	—	1,965,839
Financial assets held-for-trading		2,004	2,583,905	—	—	—	—	—	—	2,585,909
Available-for-sale financial assets		—	—	—	25,713,538	—	—	—	—	25,713,538
Held-to-maturity financial assets		—	—	—	—	110,844	—	—	—	110,844
Loans		980,745	—	—	—	—	79,434,049	—	—	80,414,794
Derivative financial assets		—	4,511,036	—	—	—	—	—	1,086,059	5,597,095
Other financial assets		—	—	—	—	—	5,165,036	—	—	5,165,036

		2,019,774	7,094,941	—	25,713,538	110,844	85,527,899	—	1,086,059	121,553,055

Liabilities:
Financial liabilities designated at FVTPL		—	—	992,136	—	—	—	—	—	992,136
Deposits		—	—	—	—	—	—	25,222,278	—	25,222,278
Borrowings		—	—	—	—	—	—	25,842,421	—	25,842,421
Bonds		—	—	—	—	—	—	47,196,659	—	47,196,659
Derivative financial liabilities		—	4,130,365	—	—	—	—	—	158,899	4,289,264
Other financial liabilities		—	—	—	—	—	—	5,719,401	—	5,719,401

	￦	—	4,130,365	992,136	—	—	—	103,980,759	158,899	109,262,159

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

44. Operating Segments

(1)	Information about operating segments:

Industry	General information
Corporate finance	Loans to or deposits from corporations
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segments not mentioned above

(2)	Financial information about the Bank’s operating segments for the year ended December 31, 2012 is as follows:

	December 31, 2012
	Corporate finance		Investment finance	Asset management	Others	Total
Operating revenues, net Interest income	￦	1,517,933	39,342	1,126	187,769	1,746,170
Non-interest income (loss)		319,071	412,237	34,144	(122,653)	642,799
Income (loss) from securities		(114,185)	86,636	—	162,949	135,400

		1,722,819	538,215	35,270	228,065	2,524,369
Selling and general administrative expenses		(326,165)	(83,771)	(11,685)	(97,413)	(519,034)
Provision for Loan loss, etc		(647,810)	(15,885)	—	(1,237)	(664,932)

Operating income	￦	748,844	438,559	23,585	129,415	1,340,403

The Bank disclosed operating segment information to make decisions regarding asset allocation and assess performance of each segment. The disclosed information is based on the internal report which is regularly reported to the top decision maker of the Bank. However, the operating segment information from the previous periods is not disclosed as the necessary information was unavailable.

(3)	Geographical information about the Bank’s operating segments as of December 31, 2012 and 2011 are as follows:

	Revenues		Non-current assets(*1)
	2012	2011	2012	2011
Domestic	15,119,251	14,608,885	6,566,407	6,279,674
Overseas	696,915	829,341	3,068	2,687

	15,816,166	15,438,226	6,569,475	6,282,361

(*1)	Non-current assets consist of investments in subsidiaries and associates, property and equipments, investment properties, intangible assets

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

45. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. In addition, the Bank has improved the risk management process to reflect the changes in the financial environment. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently.

•	recognized timely, evaluated exactly and managed effectively.

•	maintained to the extent that the risks balance with profit.

•	diversified appropriately to avoid concentration on specific segments.

•	managed to prevent from being excessively exposed by setting up and managing the tolerance limit and the guidelines

(ii) Risk management strategy and process

The Bank measures risks in a way so as to monitor and manage. The Bank’s risk management is at the level that the information generated in the risk management process is integrated and applied strategically to the Bank’s business. In the circumstance that risk management is recognized as the key function in the banking operations, the Bank reestablishes risk management from an adaptive and limited role to a leading and comprehensive role.

In addition, the Bank has focused on regular communications among the various departments to form a consensus on the strategy and process of risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is comprised of the chief commissioner, the president of the Bank, and five commissioners including outside directors. The Committee’s function is to establish the policies of risk management, to evaluate the capital adequacy of the Bank, to discuss material issues relating to risk management, and to present its preliminary decisions on material issues to the board of directors.

The president of the Bank and the head of Risk Management Department

The president abides by risk management policies and manages and monitors whether the Bank’s risk management and internal controls are effectively operated. The head of the Risk Management Department is responsible for supervising overall administration of risk management and providing the risk-related information to members of the board of directors and the Bank’s top management.

Risk Management Practice Committee

The Risk Management Practice Committee which consists of the leaders of business segments perform a prior deliberation for significant issues related to risk management such as distribution of internal capital limit, establish and change standards to approve personal loans and others within the confines of the Risk Management Committee’s decision.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(iv) Performance of Risk Management Committee

The Risk Management Committee performs comprehensive review of all the affairs related to risk management and deliberating the decisions of the board of directors. For the years ended December 31, 2012, the key activities of the Risk Management Committee are as follows:

•	Major deliberation and resolution

•	Improvement on credit evaluation system for K-IFRS adopted counterparties (plan)

•	Change of standards to calculate standard interest rate for retirement pension plan time deposits

•	Plans to issue subordinated Industrial finance bonds (plan)

•	BIS ratio management objectives and Internal capital Limit setting (plan)

•	Plans to raise emergency funds (plan)

•	Major reporting

•	Plans for complying Basel III capital regulation

•	Analysis of enterprise-wide stress test and check capital adequacy

•	Allocate internal capital limitation and set standards for 2012

•	Analysis of equity for each bank and risk adjusted assets

•	Establish and change standards to approve personal loans

•	Check the points of issue for domestic household loans

•	Increase of direct deposit and risk of management

•	Analyze the results of the regular corporate credit rating in 2012

•	Improvement of market risk management system

•	How to strengthen the operational risk management in preparation for the expansion of sales channels

•	Validate the results of the 2012 Credit Evaluation Model and the suitability of the bankruptcy rate

(v) Improvement of risk management system

For continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Improvement of risk management system under Basel II

•

In 2008 the Korean Financial Supervisory (“FSS”) provided a guideline on the capital adequacy and, in turn, the Bank improved the internal capital adequacy assessment process for more effective capital adequacy management. Pursuant to Roll-Out Plan, the Bank plans to improve the model for Low Default Portfolio (“LDP”).

•	The Bank elaborated the risk measuring criteria (including credit risk parameter and measuring logic) to enhance the practical uses of risk management system under Basel II.

•	The Advanced Measurement Approach (“AMA”) was preliminarily operated for calculating the operational risk.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

•	Set-up of the risk management infrastructure

•

The Bank completed the development of RAPM system in order to reflect risks to the Bank’s business and enhance decision-making support function. Using the RAPM, the Bank evaluates the performances of each branch from 2010.

•

The Bank enforced the risk management related to irregular compound derivatives and as part of the enforcement, the Bank validated the derivative pricing model that the Bank’s front office had developed.

•	Risk management in retail financing

•	The group is broadening the scope of risk management process as a business is expanding in retail financing since 2012 when retail credit business started.

•

The group is operating “Screening and approval standards” for each retail financing products adaptive to system and supporting analytic evaluation thorough “Retail financing Data Mart”. The infrastructure such as accumulation or related data is under construction for developing personal credit rating model.

•	To supplement the limit of a evaluation process with computerized system, the group adopted ‘underwriter’ which compensate the evaluation system in sophisticated level.

(vi) Risk management reporting and measuring system

The Bank tries consistently to measure and manage objectively and rationally all of significant risk types with reference to the characteristics of operational areas, assets, and risks. In relation to reporting and measurement, the Bank has developed the application systems which are listed as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010	Calculate corporate credit rating
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limit and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limit and calculate Market VaR
Interest/Liquidity Risk Management System	OFSA	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
Operational Risk Management System	Standardized Approach AMA	May 2006 May 2009	Manage the process and calculate CSA, KRI, OP and VaR AMA Use Test

(vii) Response to Basel II

The Korean authority implemented Basel II in January 2008 and adopted the Standardize Approach and the Foundation Internal Rating-Based Approach. The Advanced Approaches were later adopted in 2009.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Rating-Based Approach in the credit risk from the FSS in July 2008 and has applied the approach since June 2008. The Bank has applied Standardized Approach in the market risk and operational risk.

The Bank plans to adopt the Advanced Approaches (Credit risk: Advanced Internal Rating-Based Approach, Operational risk: Advanced Measurement Approach etc) to enhance reliability and financial soundness for the future. In preparing the adoption, the Bank also plans to improve the related systems and policies. Regulations in the Basel 3 which was announced in December 2010, we will be in preparation for the introduction of domestic, conducted from January 2013 project “Development of risk management system Basel 3”.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the purpose of the internal capital adequacy assessment, the Bank calculates its aggregated internal capital and available capital by evaluating all significant risks and taking into account the quality and components of capital and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

•	Composition of internal capital

Internal capital is composed of quantifiable and non- quantifiable risks. The quantifiable risk is composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk. The quantifiable risk is measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risk is comprised of strategy risk, reputation risk, residual risk on asset securitization and others. Non-quantifiable risks not measured quantitatively because appropriate measuring methodology and related data do not exist to rate its risk level.

•	Goal setting in the internal capital management

The Bank sets up on an annual basis, a basic plan of risk management for the maintenance of the internal capital adequacy within the limits of available capital. The Risk Management Committee deliberates on the plan and the board of directors approves the plan. The Bank sets up the goal of the BIS capital adequacy ratio in consideration of the risk appetite, prior year’s internal capital, financial environment, operation’s direction and scale.

•	Allocation of internal capital

The Bank’s entire internal capital is allocated to each headquarter and department reflecting the amount of the available risk and the business scale after the Risk Management Committee’s deliberation and the board of directors’ approval. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee and others. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocation.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(2) Credit Risk

(i) Concept

Credit risk is defined as potential losses resulting from counterparty’s default or refusal to perform obligations.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most important risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risk at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, relationship manager (“RM”), credit officer (“CO”) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank consistently monitors the borrower’s credit rating from the date of the loan to the date of final collection of debt and inspects the borrower’s status regularly and frequently in order to prevent bad debts generated from newer accounts and to stabilize the number of debt recoveries.

In addition, the early warning system is operated timely to find out borrowers that are likely to be highly insolvent. Early warning system provides financial information, financial transaction information, public information and market information of the borrower. Using the information, the relationship officer and the credit officer consistently watch out for the changes in the borrower’s credit rating.

Under the early warning system, the borrower that is highly likely to be insolvent is classified as early warning borrower or precautionary borrower. The Bank sets up a specific and practical stabilization plan on the borrower considering the borrower’s characteristics and constantly manages whether the borrower complies with the plan. The borrower classified as substandard borrower doubtful borrower or estimated loss is managed by the Bank’s department which is exclusively responsible for insolvent borrowers. The department takes legal proceedings, disposals or corporate turnaround with the borrower.

Classification of asset soundness and allowance for bad debts provision

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used in order to prevent further occurrence of insolvent asset and promote the normalization of existing insolvent asset and enhance the stabilization of operational asset.

Based on the Regulation on Supervision of Banking Business, the Bank established guidelines on classification of asset soundness according to Forward Looking Criteria (“FLC”) by which asset soundness is classified reflecting not only the past record of repayment but debt repayment capacity.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

In conformity with the guidelines, the Bank’s assets are classified as normal, precautionary, substandard, doubtful or estimated loss by credit rating and the Bank provides allowance for bad debts for each level of classification.

Loans

The details of loans as of December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
Neither past due nor impaired	￦	89,892,960	79,612,739
Past due but not impaired		113,921	240,455
Impaired		1,868,306	1,527,461

		91,875,187	81,380,655
Allowance for possible loan losses		(782,541)	(865,254)
Present value discount		(49,006)	(69,946)
Deferred loan origination costs and fees		(9,235)	(30,661)

Net value	￦	91,034,405	80,414,794

Ratio of allowance for loan loss to total loans	%	0.85	1.06

Loans that are neither past due nor impaired

Loans as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B-	￦	22,485,377	31,009,479	1,758,924	18,413,199	4,385,189	9,824,481	87,876,649
CCC		774,545	291,950	—	404,803	76,078	283,689	1,831,065
CC		43,365	14,323	—	—	95,036	32,522	185,246
C		—	—	—	—	—	—	—
D		—	—	—	—	—	—	—

	￦	23,303,287	31,315,752	1,758,924	18,818,002	4,556,303	10,140,692	89,892,960

	December 31, 2011
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B-	￦	16,314,373	27,584,415	905,538	19,382,101	5,049,895	8,275,214	77,511,536
CCC		781,946	344,196	—	392,834	207,126	301,083	2,027,185
CC		45,924	8,000	—	2,549	7,923	9,622	74,018
C		—	—	—	—	—	—	—
D		—	—	—	—	—	—	—

	￦	17,142,243	27,936,611	905,538	19,777,484	5,264,944	8,585,919	79,612,739

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

Loans that are past due but not impaired

Loans that are past due but not impaired as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	￦	50,028	24,718	180	19,010	3,000	7,068	104,004
Within 30 ~ 60 days		5,025	183	—	—	—	—	5,208
Within 60 ~ 90 days		2,739	1,970	—	—	—	—	4,709

	￦	57,792	26,871	180	19,010	3,000	7068	113,921

	December 31, 2011
	Loans in Korean won				Other loans
	Loans for working capital		Loans for facility developments	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	￦	68,998	54,803	21,220	41,533	14,363	200,917
Within 30 ~ 60 days		13,087	16,321	4,840	—	—	34,248
Within 60 ~ 90 days		1,988	2,863	439	—	—	5,290

	￦	84,073	73,987	26,499	41,533	14,363	240,455

Impaired loans

Impaired loans as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Loans in Korean won				Other loans
	Loans for working capital		Loans for facility developments	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual impairment	￦	793,612	428,059	68,646	351,433	120,547	1,762,297
Collective impairment		42,258	16,439	39,816	4,280	3,216	106,009

	￦	835,870	444,498	108,462	355,713	123,763	1,868,306

	December 31, 2011
	Loans in Korean won				Other loans
	Loans for working capital		Loans for facility developments	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual impairment	￦	549,605	110,309	80,774	393,053	108,290	1,242,031
Collective impairment		55,210	68,503	148,475	4,500	8,742	285,430

	￦	604,815	178,812	229,249	397,553	117,032	1,527,461

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(iii) Measurement methodology of credit risk

Pursuant to Basel II, the Bank selects the measurement methodology of credit risk considering the difficulty of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Rating-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating(*)	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.00%	0.00%	20.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%	350.00%
B+ ~ B-	150.00%	100.00%	100.00%	Deducted from Equity (1,250%)
Below B-	150.00%	150.00%	150.00%	”
Unrated	100.00%	100.00%	100.00%	”

(*)	Credit rating is referenced that of global credit rating agencies such as S&P or Moody’s The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank assesses the credit rating based on the same borrower’s unsecured and senior loans. In the case where the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case where the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

Internal Rating-Based Approach (“IRB”)

The Bank should be approved by the FSS and also should meet the requirement pre-set by the FSS to use the Internal Rating-Based Approach.

In July 2008, the Bank was approved by the FSS to use the Foundation Internal Rating-Based Approach. The Bank has calculated credit risk weighted asset using the approach since July 2008.

Measurement method of credit risk weighted asset

The Bank has calculated credit risk weighted asset of corporate exposures and asset securitization exposures using the Foundation Internal Rating-Based Approach as of December 31, 2012.

The Standardized Approach is permanently applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS and the Standardized Approach is applied to overseas subsidiary and the Bank’s branch pursuant to the prior consultation with the FSS.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

For the phased exposures, Standard Approach is applied to special finance, non-residents, non-banking financial institutions, and Internal Rating-Based Approach will be applied for these exposures in the future.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA(*1)	—Country, public institution and bank
	SA(*2)	—Overseas subsidiaries and branches, and other assets
Foundation Internal Rating-Based Approach		—Corporate and small and medium enterprises and asset securitization (at each credit level)
Phased Application		—Special lending, non-residence, non-bank financial institution

(*1)	Pursuant to the interpretation of the FSS, the Standardized Approach is applied to the exposures of governments and banks including public institutions.
(*2)	The Standardized Approach is applied in the case where the credit risk weighted assets of a specific business segment is less than 15% of the entire credit risk weighted assets with the consultation of the FSS.

The mitigated effect of credit risk reflects the related policies which considers eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

When calculating credit risk-weighted assets for derivatives, the Bank calculates exposure considering a legally enforceable right to set off the exposures.

Exposures at default by the asset type as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	￦	5,932,290	—	5,932,290
Bank		8,204,972	—	8,204,972
Corporate		108,002,924	(98,347)	107,904,577
Equity securities		8,523,869	—	8,523,869
Indirect investments		3,864,830	—	3,864,830
Asset securitization		8,117,135	—	8,117,135
Over-the-counter derivatives		8,181,229	(3,925,954)	4,255,275
Others		22,466,698	(170,509)	22,296,189

	￦	173,293,947	(4,194,810)	169,099,137

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 31, 2011
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	￦	8,991,805	—	8,991,805
Bank		6,631,048	—	6,631,048
Corporate		101,901,592	(71,932)	101,829,660
Equity securities		8,801,465	—	8,801,465
Indirect investments		1,069,963	—	1,069,963
Asset securitization		9,523,677	—	9,523,677
Over-the-counter derivatives		8,782,731	(3,732,708)	5,050,023
Others		15,550,576	(228,988)	15,321,588

	￦	161,252,857	(4,033,628)	157,219,229

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the identical grade. As a result, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating is applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for bad debts assessment.

Credit process control structure

According to the Principle of Checks and Balances the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s risk management department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Risk Management Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method

(iv) Credit exposure

Geographical information as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	￦	1,247,477	48,518	103,460	455,322	1,854,777
Available-for-sale financial assets:
Bonds (excluding government bonds)		13,093,877	616,525	446,087	389,799	14,546,288
Held-to-maturity financial assets:
Bonds (excluding government bonds)		80,979	—	—	—	80,979
Loans		120,016,827	332,480	310,503	2,915,243	123,575,053
Derivative financial assets		856,936	6	—	—	856,942
Other assets		10,629,322	3,536	2,398	13,511	10,648,767

		145,925,418	1,001,065	862,448	3,773,875	151,562,806

Financial guarantees		47,530,780	—	36,302	324,785	47,891,867
Credit related commitment (Commitments on loans and others)		8,888,424	148,123	702,982	2,676,264	12,415,793

		56,419,204	148,123	739,284	3,001,049	60,307,660

	￦	202,344,622	1,149,188	1,601,732	6,774,924	211,870,466

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 31, 2011
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	￦	889,201	2,461	76,257	643,890	1,611,809
Available-for-sale financial assets:
Bonds (excluding government bonds)		12,641,549	577,363	515,677	683,970	14,418,559
Held-to-maturity financial assets:
Bonds (excluding government bonds)		101,042	—	—	—	101,042
Loans		101,949,752	474,693	976,797	5,010,702	108,411,944
Derivative financial assets		1,086,059	—	—	—	1,086,059
Other assets		5,199,933	2,153	2,523	11,088	5,215,697

		121,867,536	1,056,670	1,571,254	6,349,650	130,845,110

Financial guarantees		57,369,531	—	32,858	624,239	58,026,628
Credit related commitment (Commitments on loans and others)		11,210,285	—	—	258,774	11,469,059

		68,579,816	—	32,858	883,013	69,495,687

	￦	190,447,352	1,056,670	1,604,112	7,232,663	200,340,797

Industry information as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Loans for corporate
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	￦	—	716,223	1,138,554	1,854,777
Available-for-sale financial assets:
Bonds (excluding government bonds)		3,570,141	9,180,716	1,795,431	14,546,288
Held-to-maturity financial assets:		—	—	—	—
Bonds (excluding government bonds)		20,000	60,979	—	80,979
Loans		63,659,216	49,753,630	10,162,207	123,575,053
Derivative financial assets		—	848,042	8,900	856,942
Other assets		1,480	35,885	10,611,402	10,648,767

		67,250,837	60,595,475	23,716,494	151,562,806

Financial guarantees		37,287,897	3,647,415	6,956,555	47,891,867
Credit related commitment (Commitments on loans and others)		2,317,677	9,412,911	685,205	12,415,793

		39,605,574	13,060,326	7,641,760	60,307,660

	￦	106,856,411	73,655,801	31,358,254	211,870,466

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 31, 2011
	Loans for corporate
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	￦	—	938,101	673,708	1,611,809
Available-for-sale financial assets:
Bonds (excluding government bonds)		3,413,690	9,141,481	1,863,388	14,418,559
Held-to-maturity financial assets:
Bonds (excluding government bonds)		20,000	81,042	—	101,042
Loans		57,726,181	42,390,399	8,295,364	108,411,944
Derivative financial assets		—	1,068,956	17,103	1,086,059
Other assets		1,394	36,853	5,177,450	5,215,697

		61,161,265	53,656,832	16,027,013	130,845,110

Financial guarantees		45,368,426	4,444,192	8,214,010	58,026,628
Credit related commitment (Commitments on loans and others)		8,299	10,782,247	678,513	11,469,059

		45,376,725	15,226,439	8,892,523	69,495,687

	￦	106,537,990	68,883,271	24,919,536	200,340,797

Rating information as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	￦	171,077	3,095,310	600	3,266,987
A+ ~ A-		335,305	1,209,179	—	1,544,484
BBB+ ~ BB-		187,532	5,273,528	20,000	5,481,060
Less BB-		—	323,879	—	323,879
Unrated		1,160,863	4,644,392	60,379	5,865,634

	￦	1,854,777	14,546,288	80,979	16,482,044

	December 31, 2011
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	￦	434,807	2,482,470	20,600	2,937,877
A+ ~ A-		380,589	1,264,568	—	1,645,157
BBB+ ~ BB-		—	5,134,763	20,000	5,154,763
Less BB-		—	456,549	—	456,549
Unrated		796,413	5,080,209	60,442	5,937,064

	￦	1,611,809	14,418,559	101,042	16,131,410

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Rating-Based Approach in July 2008. The Company has been using the same approach when calculating credit risk weighted assets since the end of June, 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for the purpose of such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis.

BIS capital adequacy ratio

	December 31, 2012		December 31, 2011
Equity capital based on BIS (A):
Tier 1 capital	￦	15,347,588	15,223,839
Tier 2 capital		1,648,534	1,099,606

		16,996,122	16,323,445

Risk-weighted assets (B):
Credit risk-weighted assets		107,681,202	101,028,212
Market risk-weighted assets		938,405	1,698,215
Operational risk-weighted assets		4,581,928	4,277,871

	￦	113,201,535	107,004,298

BIS capital adequacy ratio (A/B):	%	15.01	15.25
Tier 1 capital ratio		13.55	14.22
Tier 2 capital ratio		1.46	1.03

Equity capital based on BIS

	December 31, 2012		December 31, 2011
Equity capital (A+B)	￦	16,996,122	16,323,445
Tier 1 capital (A):
Capital stock		9,251,861	9,251,861
Capital surplus		44,859	44,178
Retained earnings		8,584,659	7,940,829
Non-controlling interest		15,247	25,227
Deductions		(2,549,038)	(2,038,256)

	￦	15,347,588	15,223,839

Tier 2 capital (B):
45% of unrealized gain on financial assets available-for-sale	￦	285,310	241,674
Term subordinated liabilities		1,134,812	499,660
Others		775,700	861,326
Deductions		(547,288)	(503,054)

	￦	1,648,534	1,099,606

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives. Trading position is exposed to the risk, such as interest rates, equity prices, and foreign exchange rates, etc. And non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risk into either trading or non-trading position.

(ii) Market risk management of trading positions

Measurement method on market risk arising from trading position

Trading position includes securities, foreign exchange position, and derivatives which are traded for short-term profits. Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (price of a stock, interest rates, foreign exchange rates and option). The trading department regulates and operates terms of stop loss and investment limits.

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used at risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

In estimating of market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used in order to calculate the required capital from market risk and the internal model is used in order to manage risks internally.

Since July 2007 the Bank has measured one-day 99% VaR through the historical simulation method using the time series data of past 250 days under 99% confidence level. The calculated VaR is monitored on a daily basis.

In the implementation of the stress test, the Bank applied three scenarios based on the fluctuation of market index occurred at the time of the historical event that resulted in the significant shock. The stress test is implemented by the system daily in order to provide for crisis occurrence. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, precrisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the back testing that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

VaR of trading position

The Bank’s trading VaR for the years ended December 31, 2012 and 2011 are as follows:

	2012
	Average		Max	Min	December 31, 2012
Interest rates	￦	3,322	4,251	2,364	3,229
Price of an equity		778	3,219	53	263
Foreign exchange rates(*1)		687	4,789	167	573
Others		217	927	40	361
Diversification Effect		(1,607)	(7,017)	(470)	(1,041)

	￦	3,397	6,169	2,154	3,385

	2011
	Average		Max	Min	December 31, 2011
Interest rates	￦	4,212	5,481	2,446	2,453
Price of an equity		711	1,425	44	229
Foreign exchange rates(*1)		1,041	3,435	459	1,047
Others		152	222	79	149
Diversification Effect		(1,837)	(4,496)	(254)	(1,100)

	￦	4,279	6,067	2,774	2,778

(*1)	The Bank measured foreign currency risk arising from trading position and non-trading position.

(iii) Market risk management of non-trading positions

Measurement method on market risk arising from non-trading position

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of a decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the Oracle Financial Services Application (OFSA) and are reported on a monthly basis to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on a consolidated basis are calculated using standard methodology provided by Bank for International Settlements (BIS) in order to retain the consistency in the methods used by the Bank and its subsidiaries.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

VaR/EaR of non-trading positions

The Bank’s non-trading VaR and EaR as of December 31, 2012 and 2011 are as follows:

December 31, 2012
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	￦ 269,006	46,927

December 31, 2011
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	￦ 335,134	35,716

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(4) Foreign currency risk

Outstanding balances by currency with significant exposure as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	KRW		USD	EUR	JPY	GBP	Others	Total
Assets:
Cash and due from banks	￦	832,377	1,775,148	9,862	55,951	(3,501)	26,011	2,695,848
Financial assets held-for-trading		1,846,521	18,181	9,920	—	—	2,742	1,877,364
Available-for-sale financial assets		21,101,135	3,298,030	128,280	289,087	—	88,599	24,905,131
Held-to-maturity financial assets		88,690	—	—	—	—	—	88,690
Loans		63,322,712	23,783,430	428,325	3,154,232	64,380	281,326	91,034,405
Derivative financial assets		3,613,255	1,445,046	94,201	25,388	—	—	5,177,890
Other assets		6,496,755	3,841,387	28,177	225,267	—	13,522	10,605,108

Total financial assets		97,301,445	34,161,222	698,765	3,749,925	60,879	412,200	136,384,436

Liabilities:
Financial liabilities designated at FVTPL		875,197	—	—	—	—	—	875,197
Deposits		33,955,187	3,849,986	386,370	459,379	64	1,346	38,652,332
Borrowings		8,339,318	11,284,692	207,331	1,999,235	83,958	62,933	21,977,467
Bonds		29,152,307	11,360,239	808,152	1,009,564	—	4,571,415	46,901,677
Derivative financial liabilities		2,706,621	1,284,487	74,767	20,981	—	—	4,086,856
Other liabilities		7,055,176	4,229,599	153,030	122,024	407	56,868	11,617,104
Total financial liabilities		82,083,806	32,009,003	1,629,650	3,611,183	84,429	4,692,562	124,110,633

Net financial position	￦	15,217,639	2,152,219	(930,885)	138,742	(23,550)	(4,280,362)	12,273,803

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 31, 2011
	KRW		USD	EUR	JPY	GBP	Others	Total
Assets:
Cash and due from banks	￦	434,435	1,412,497	21,472	77,852	637	18,946	1,965,839
Financial assets held-for-trading		2,522,596	13,833	—	—	—	49,480	2,585,909
Available-for-sale financial assets		21,407,540	3,562,252	124,786	607,418	—	11,542	25,713,538
Held-to-maturity financial assets		110,844	—	—	—	—	—	110,844
Loans		51,906,283	23,644,888	797,519	3,755,546	10,361	300,197	80,414,794
Derivative financial assets		3,845,709	1,656,099	70,089	25,198	—	—	5,597,095
Other assets		3,803,988	1,093,065	136,255	121,393	—	10,334	5,165,035

Total financial assets		84,031,395	31,382,634	1,150,121	4,587,407	10,998	390,499	121,553,054

Liabilities:
Financial liabilities designated at FVTPL		992,136	—	—	—	—	—	992,136
Deposits		22,900,082	2,110,120	29,923	181,379	105	669	25,222,278
Borrowings		10,206,101	11,959,394	1,311,337	2,277,223	21,505	66,861	25,842,421
Bonds		29,697,123	11,610,221	390,225	3,122,391	—	2,376,699	47,196,659
Derivative financial liabilities		2,698,898	1,511,465	51,026	27,875	—	—	4,289,264
Other liabilities		4,119,943	1,450,557	66,719	44,311	20	37,851	5,719,401

Total financial liabilities		70,614,283	28,641,757	1,849,230	5,653,179	21,630	2,482,080	109,262,159

Net financial position	￦	13,417,112	2,740,877	(699,109)	(1,065,772)	(10,632)	(2,091,581)	12,290,895

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

Since the methodology to quantifiably measure liquidity risk does not formally exist, the Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets liquidity ratio and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	Liquidity ratio : (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap : (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early Warning Indicator

In order to identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 13 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crises specific to the Bank, market risk, and complex emergency, and reports to the Risk Management Committee for the purpose of the Bank’s solvency securitization.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Assets:
Cash and due from banks	￦	2,137,432	64,871	266,749	177,560	(32)	2,646,580
Financial assets held-for-trading		1,884,607	—	434	10,589	—	1,895,630
Available-for-sale financial assets		155,717	4,187,777	5,582,788	13,570,932	3,069,601	26,566,815
Held-to-maturity financial assets		1,101	569	62,581	30,937	727	95,915
Loans		10,340,760	8,827,969	29,634,064	41,193,941	9,739,209	99,735,943
Other assets		9,796,657	17	11,573	18,601	837,235	10,664,083

Total financial asset		24,316,274	13,081,203	35,558,189	55,002,560	13,646,740	141,604,966

Liabilities:
Financial liabilities designated at FVTPL		—	2,081	160,483	225,910	1,102,915	1,491,389
Deposits		12,225,615	5,487,976	21,630,828	412,034	1,692	39,758,145
Borrowings		5,932,615	2,759,943	7,031,195	5,243,919	1,580,937	22,548,609
Bonds		1,755,209	3,105,797	13,405,597	27,860,046	6,765,133	52,891,782
Other liabilities		9,654,121	82	15,051	43,013	2,522,612	12,234,879

Total financial liabilities	￦	29,567,560	11,355,879	42,243,154	33,784,922	11,973,289	128,924,804

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 31, 2011
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Assets:
Cash and due from banks	￦	1,368,111	162,630	304,829	143,063	444	1,979,077
Financial assets held-for-trading		2,596,516	—	—	—	—	2,596,516
Available-for-sale financial assets		280,781	2,974,195	4,744,571	14,809,868	5,468,678	28,278,093
Held-to-maturity financial assets		—	8	3,550	117,340	4,151	125,049
Loans		6,225,212	11,155,240	27,316,716	36,205,137	7,342,165	88,244,470
Other assets		4,313,779	2	984	24,051	826,261	5,165,077

Total financial asset		14,784,399	14,292,075	32,370,650	51,299,459	13,641,699	126,388,282

Liabilities:
Financial liabilities designated at FVTPL		—	5,334	17,485	237,553	1,385,133	1,645,505
Deposits		9,463,398	4,666,740	11,629,859	466,763	21,744	26,248,504
Borrowings		6,587,504	5,381,194	7,335,323	5,675,362	1,695,842	26,675,225
Bonds		1,397,216	2,466,576	15,660,149	27,777,238	6,875,621	54,176,800
Other liabilities		4,047,380	307	5,812	52,683	1,614,808	5,720,990

Total financial liabilities	￦	21,495,498	12,520,151	34,648,628	34,209,599	11,593,148	114,467,024

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

Remaining contractual maturity risks of derivative financial instruments as of December 31, 2012 and 2011 are as follows:

Net settlement of derivative instruments

	December 31, 2012
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	￦	—	(403,844)	(860,736)	(10,794)	—	(1,275,374)
Interest		264	(369,218)	1,041,549	218,111	1,531,877	2,422,583
Stock		—	8,271	1,611	(8,959)	—	923
Hedging purpose derivatives:
Interest		—	906,839	—	(818,134)	(34,443)	54,262

	￦	264	142,048	182,424	(619,776)	1,497,434	1,202,394

	December 31, 2011
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	￦	(195,738)	3,244	18,896	(439)	—	(174,037)
Interest		34	167,899	115,302	(187,709)	1,373,886	1,469,412
Stock		—	197,410	(14,997)	(14,996)	—	167,417
Hedging purpose derivatives:
Interest		(6,931)	676,248	(64,955)	(696,989)	(36,640)	(129,267)

	￦	(202,635)	1,044,801	54,246	(900,133)	1,337,246	1,333,525

Gross settlement of derivative instruments

	December 31, 2012
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency Inflow	￦	1,000,135	8,501,828	14,808,039	9,406,311	659,643	34,375,956
Outflow		994,579	8,496,906	14,814,296	9,720,509	645,799	34,672,089
Hedging purpose derivatives:
Interest Inflow	￦	587,715	83,793	1,904,595	2,954,402	393,795	5,924,300
Outflow		628,831	79,563	1,823,168	2,930,400	362,428	5,824,390

Total inflow		1,587,850	8,585,621	16,712,634	12,360,713	1,053,438	40,300,256

Total outflow		1,623,410	8,576,469	16,637,464	12,650,909	1,008,227	40,496,479

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the year ended December 31, 2012

(In millions of won)

	December 30, 2011
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency Inflow	￦	706,054	12,599,706	18,701,998	8,977,907	624,597	41,610,262
Outflow		723,417	12,576,310	18,619,201	8,849,180	580,715	41,348,823
Hedging purpose derivatives:
Interest Inflow	￦	297,788	—	1,961,495	2,554,612	315,066	5,128,961
Outflow		285,460	—	1,795,369	2,526,057	263,455	4,870,341

Total inflow		1,003,842	12,599,706	20,663,493	11,532,519	939,663	46,739,223

Total outflow		1,008,877	12,576,310	20,414,570	11,375,237	844,170	46,219,164

Remaining contractual maturity of guarantees and commitments as of December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Off-Balance:
Guarantees	￦	589,145	829,795	3,320,574	3,317,502	4,740,116	12,797,132
Commitments		16,002	357,133	2,666,716	4,951,842	670,537	8,662,230

	￦	605,147	1,186,928	5,987,290	8,269,344	5,410,653	21,459,362

	December 31, 2011
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Off-Balance:
Guarantees	￦	1,234,814	1,967,233	4,502,154	4,637,328	8,076,205	20,417,734
Commitments		666,265	2,076,055	2,031,363	5,887,020	488,253	11,148,956

	￦	1,901,079	4,043,288	6,533,517	10,524,348	8,564,458	31,566,690

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 48 million people. The country’s largest city and capital, Seoul, has a population of about 11 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP in August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. The Lee administration pursued a lively market economy through deregulation, free trade and the attraction of foreign investment.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. The Park administration’s key policy priorities include:

•	facilitating the growth of small and medium-enterprises and job creation;

•	seeking a productive welfare system based on customized welfare benefits and job training;

•	promoting clean and renewable energy technologies;

•	facilitating new growth engine industries;

•	taking initiatives on the denuclearization of North Korea; and

•	establishing an efficient government by reorganizing government functions.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State

Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 82% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises nine provinces and seven cities with provincial status: Seoul, Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan. From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Organizations

The 19th legislative general election was held on April 11, 2012 and the term of the National Assembly members elected in the 19th legislative general election commenced on May 30, 2012. Currently, there are two major political parties, the Saenuri Party (formerly known as the Grand National Party), or SP, and the Democratic Party, or DP.

As of June 3, 2013, the parties control the following number of seats in the National Assembly:

	SP	DP	Others	Total
Number of Seats	154	127	19	300

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War, which took place between 1950 and 1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic’s military forces, composed of approximately 650,000 regular troops and almost 3.0 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. In addition, the United States has historically maintained its military presence in the Republic. In October 2004, the United States and the Republic agreed to a three-phase withdrawal of approximately one-third of the 37,500 troops stationed in the Republic by the end of 2008. By the end of 2004, 5,000 U.S. troops departed the Republic in the first phase of such withdrawal and in the plan’s second phase, the United States removed 5,000 troops by the end of 2006. In the final phase, another 2,500 U.S. troops were scheduled to depart by the end of 2008. In April 2008, however, the United States and the Republic decided not to proceed with the final phase of withdrawal and agreed to maintain 28,500 U.S. troops in the Republic. In February 2007, the United States and the Republic agreed to dissolve their joint command structure by 2012, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula. In June 2010, however, the United States and the Republic agreed to delay the dissolution of their joint command structure to 2015.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapons and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the Republic, the United States, North Korea, China, Japan and Russia have held numerous rounds of six party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program, and calls upon all United Nations member states to take cooperative action, including thorough inspection of cargo to or from North Korea. In response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility, and readmit international inspectors to conduct all necessary monitoring and verifications.

In April 2009, North Korea launched a long-range rocket over the Pacific Ocean. The Republic, Japan and the United States responded that the launch poses a threat to neighboring nations and that it was in violation of the United Nations Security Council resolution adopted in 2006 against nuclear tests by North Korea, and the United Nations Security Council unanimously passed a resolution that condemned North Korea for the launch and decided to tighten sanctions against North Korea. Subsequently, North Korea announced that it would permanently pull out of the six-party talks and restart its nuclear program, and the International Atomic Energy Agency reported that its inspectors had been ordered to remove surveillance devices and other equipment at the Yongbyon nuclear power plant and to leave North Korea. In May 2009, North Korea announced that it had successfully conducted a second nuclear test and test-fired three short-range, surface-to-air missiles. In response, the United Nations Security Council unanimously passed a resolution that condemned North Korea for the nuclear test and decided to expand and tighten sanctions against North Korea. In March 2010, a Korean warship was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking in May 2010. North Korea has denied responsibility for the sinking and has threatened retaliation for any attempt to punish it for the act. In November 2010, North Korean forces fired more than one hundred artillery shells targeting Yeonpyeong Island located near the maritime border between the Republic and North Korea on the west coast of the Korean peninsula, killing two Korean soldiers and two civilians as well as causing substantial property damage. The Republic responded by firing approximately 80 artillery shells and putting the military on its highest alert level. The Government condemned North Korea for the act and vowed stern retaliation should there be further provocation. In April 2012, North Korea launched a long-range rocket over the Yellow Sea. The Republic, Japan and the United States condemned the launch and the United Nations Security Council adopted a chairman’s statement condemning North Korea for the launch. In December 2012, North Korea successfully launched a satellite into orbit using a long-range rocket after an unsuccessful attempt in April 2012, despite concerns in the international community that such a launch would be in violation of the recent agreement with the United States as well as United Nations Security Council resolutions that prohibit North Korea from conducting launches that use ballistic missile technology. In February 2013, North Korea announced that it had successfully conducted a third nuclear test, which increased tensions in the region. In response, the United Nations Security Council strongly condemned North Korea for the nuclear test. In late March 2013, North Korea stated that it had entered “a state of war” with the Republic, declaring the 1953 armistice invalid, and put its artillery at the highest level of combat readiness to protest the Republic-United States allies’ military drills and additional sanctions imposed on North Korea for its missile and nuclear tests. In early April 2013, North Korea blocked access to the inter-Korean industrial complex in its border city of Gaeseong to South Koreans, while the U.S. deployed nuclear-capable stealth bombers and destroyers to Korean air and sea space. In May 2013, North Korea launched several short-range projectiles into waters off its east coast over a three-day period. The Government declared the launches a provocation and urged North Korea to take responsible actions.

There recently has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for economic and political stability in the region. In June 2009, U.S. and Korean officials announced that Kim Jong-il, the North Korean ruler who reportedly suffered a stroke in August 2008, designated his third son, Kim Jong-eun, who is reportedly in his twenties, to become his successor. In September 2010, Kim Jong-eun was made a general in the North Korean army, named the vice chairman of the Central Military Commission and appointed to the Central Committee of the Workers’ Party in a series of measures widely believed to be part of the succession plan. In addition, North Korea’s economy faces severe challenges. For example, in November 2009, the North Korean government redenominated its currency at a ratio of 100 to 1 as part of a currency reform undertaken in an attempt to control inflation and reduce income gaps. In tandem with the currency redenomination, the North Korean government banned the use or possession of foreign currency by its residents and closed down privately run markets, which led to severe inflation and food shortages. Such developments may further aggravate social and political tensions within North Korea.

Since the death of Kim Jong-il, the former North Korean ruler, in mid-December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Although Kim Jong-eun, Kim Jong-il’s third son, assumed power as North Korea’s new ruler, the eventual outcome of the leadership transition remains uncertain. Furthermore, as only limited information is available outside of North Korea about Kim Jong-eun, and it is unclear which individuals or factions, if any, will share political power with Kim Jong-eun or assume the leadership if the transition is not successful, there is significant uncertainty regarding the policies, actions and initiatives that North Korea might pursue in the future.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy or its ability to obtain future funding. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic. In former President Lee’s national address on August 15, 2010, he suggested the possible adoption of a reunification tax as a potential means of alleviating the potential long-term economic burden associated with reunification. Such discussions on reunification are very preliminary, and it has not been decided whether or when such a reunification tax would be implemented. If a reunification tax is implemented, depending on how it is structured, it may lead to a decrease in domestic consumption, which in turn may have a material adverse effect on the Republic’s economy.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO; and

•	the Inter-American Development Bank, or IDB.

In September 1991, the Republic and North Korea became members of the United Nations. During the 1996 and 1997 sessions, the Republic served as a non-permanent member of the United Nations Security Council.

In March 1995, the Republic applied for admission to the Organization for Economic Cooperation and Development, or the OECD, which the Republic officially joined as the twenty-ninth regular member in December 1996.

The Economy

Current Worldwide Economic and Financial Difficulties

In recent years, adverse conditions and volatility in the worldwide financial markets, fluctuations in oil and commodity prices and the general weakness of the U.S. and global economy have contributed to the uncertainty of global economic prospects in general and have adversely affected, and may continue to adversely affect, the Korean economy.

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, the value of the Won relative to the U.S. dollar depreciated at an accelerated rate during the fourth quarter of 2008 and first half of 2009. See “Monetary Policy—Foreign Exchange.” Such depreciation of the Won increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency-denominated debt. Furthermore, as a result of adverse global and Korean economic conditions, there was a significant overall decline and continuing volatility in the stock prices of Korean companies. The Korea Composite Stock Price Index declined by 27.8% from 1,852.0 on May 30, 2008 to 1,336.7 on April 16, 2009. See “The Financial System—Securities Markets”. Moreover, gross domestic product, or GDP, in the first quarter of 2009 contracted by 4.3% at chained 2005 year prices compared with the same period in 2008, and exports in the first quarter of 2009 decreased by 24.8% to US$74.7 billion from US$99.4 billion in the same period in 2008. In addition, increases in credit spreads, as well as limitations on the availability of credit resulting from heightened concerns about the stability of the markets generally and the strength of counterparties specifically that led many lenders and institutional investors to reduce or cease funding to borrowers, adversely affected Korean banks’ ability to borrow, particularly with respect to foreign currency funding, in the fourth quarter of 2008 and first half of 2009.

In response to these developments, legislators and financial regulators in the United States and other jurisdictions, including Korea, implemented a number of policy measures designed to add stability to the financial markets, including the provision of direct and indirect assistance to distressed financial institutions. In particular, the Government implemented, among other things, the following measures in the fourth quarter of 2008 and in 2009:

•

in October 2008, the Government implemented a guarantee program to guarantee foreign currency-denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion, for a period of three years (subsequently extended to five years) from the date such debt was incurred;

•

in October 2008, The Bank of Korea established a temporary reciprocal currency swap arrangement with the Federal Reserve Board of the United States for up to US$30 billion, effective until April 30, 2009 (subsequently extended to October 30, 2009). The Bank of Korea provided U.S. dollar liquidity, through competitive auction facilities, to financial institutions established in Korea, using funds from the swap line;

•

in December 2008, a ￦10 trillion bond market stabilization fund was established to purchase financial and corporate bonds and debentures in order to provide liquidity to companies and financial institutions;

•

in December 2008, The Bank of Korea agreed with the People’s Bank of China to establish a bilateral currency swap arrangement for up to ￦38 trillion, effective for three years, and agreed with the Bank of Japan to increase the maximum amount of their bilateral swap arrangement from US$3 billion to US$20 billion, effective until April 30, 2009;

•	in December 2008 and March 2009, the Government, through Korea Asset Management Corporation, purchased approximately ￦1.7 trillion of non-performing loans held by savings banks;

•

during the first quarter of 2009, the Government, through the Bank of Korea and the Korea Development Bank, purchased from Korean banks approximately ￦4 trillion of hybrid securities and subordinated bonds;

•

during the fourth quarter of 2008 and the first quarter of 2009, The Bank of Korea decreased the policy rate by a total of 3.25% points to 2.00% in order to address financial market instability and to help combat the slowdown of the domestic economy;

•	in April 2009, the National Assembly authorized the expansion of the 2009 national budget by ￦28.4 trillion to provide stimulus for the Korean economy; and

•

in December 2009, the Government, together with the member countries of the Association of Southeast Asian Nations, China and Japan, signed the Chiang Mai Initiative Multilateralization Agreement to address balance-of-payments and short-term liquidity difficulties in the region and to supplement the existing international financial arrangements.

The global financial markets have experienced significant volatility in recent years as a result of, among other things, the downgrading by Standard & Poor’s Rating Services of the long-term sovereign credit rating of the United States to “AA+” from “AAA” in August 2011, as well as the continuing financial difficulties affecting many other governments worldwide, including Greece, Spain, Italy and Portugal. In November 2009, the Dubai government announced a moratorium on the outstanding debt of Dubai World, a government-affiliated investment company. In November 2008, the Icelandic government, facing mounting debt problems, reached an agreement with the IMF to receive loans in the amount of US$2.1 billion over a two-year period, and in May 2010 and March 2012, the Greek government reached an agreement with the IMF and the European Union to receive loans in the amount of Euro 110 billion over a three-year period and to receive additional loans in the amount of Euro 130 billion over a four-year period, respectively. In July 2012, the Spanish government reached an agreement with the European Union under the European Stability Mechanism, or ESM, to receive up to Euro 100 billion to cover the capitalization needs of the Spanish banking sector. In connection with the agreement with the Spanish government, the ESM disbursed Euro 37 billion and Euro 1.9 billion in December 2012 and February 2013, respectively, for the recapitalization of certain Spanish banks. Any of these or other developments could potentially trigger another financial and economic crisis, which could have a material adverse effect on the Korean economy and financial markets (including depreciation of the value of the Won, decline and volatility in the stock prices of Korean companies, increases in credit spreads and funding costs and decreases in exports).

There have been significant volatility in the Korea Composite Stock Index in recent years, due to adverse global financial and economic conditions. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. In the event that such difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

Furthermore, while many governments worldwide are considering or are in the process of implementing “exit strategies”, in the form of reduced government spending, higher interest rates or otherwise, with respect to the economic stimulus measures adopted in response to the global financial crisis, such strategies may, for reasons related to timing, magnitude or other factors, have the unintended consequence of prolonging or worsening global economic and financial difficulties. In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods.

The following table sets out the composition of the Republic’s GDP at current market and chained 2005 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2008	2009	2010	2011	2012(1)	As % of GDP 2012(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	561,627.5	575,970.2	616,982.6	655,386.6	680,756.6	53.5
Government	156,944.1	170,324.7	178,396.1	189,551.6	201,475.9	15.8
Gross Capital Formation	320,368.8	279,858.1	346,430.2	364,507.2	350,616.8	27.6
Exports of Goods and Services	544,110.7	529,645.1	613,368.3	692,121.5	718,967.0	56.5
Less Imports of Goods and Services	(556,197.9)	(490,188.3)	(583,157.3)	(667,181.7)	(679,786.1)	(53.4)
Statistical Discrepancy	(401.4)	(573.0)	1,254.8	775.3	429.3	0.0
Expenditures on Gross Domestic Product	1,026,451.8	1,065,036.8	1,173,274.9	1,235,160.5	1,272,459.5	100.0
Net Factor Income from the Rest of the World	7,663.6	4,746.2	1,478.1	3,244.7	7,086.9	0.6
Gross National Income(2)	1,034,115.4	1,069,783.1	1,174,753.0	1,238,405.3	1,279,546.4	100.6
Gross Domestic Product at Chained 2005 Year Prices:
Private	518,820.8	518,776.0	541,537.3	554,489.5	563,860.5	51.1
Government	140,633.6	148,471.7	152,811.1	155,973.6	161,993.5	14.7
Gross Capital Formation	277,772.8	240,411.7	278,359.2	282,324.0	277,335.6	25.1
Exports of Goods and Services	454,248.9	448,813.8	514,700.8	561,714.8	585,182.1	53.0
Less Imports of Goods and Services	(410,567.7)	(377,795.8)	(442,975.9)	(469,890.1)	(481,648.1)	(43.6)
Statistical Discrepancy	(323.6)	(528.1)	(797.4)	(1,559.8)	(661.2)	(0.1)
Expenditures on Gross Domestic Product(3)	978,498.8	981,625.1	1,043,666.3	1,082,095.6	1,104,214.7	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	6,776.2	4,055.5	1,017.8	2,420.8	5,538.2	0.5
Trading Gains and Losses from Changes in the Terms of Trade	(50,031.9)	(35,622.1)	(41,197.0)	(65,957.2)	(64,973.5)	(5.9)
Gross National Income(4)	935,248.8	950,041.1	1,003,474.7	1,018,515.6	1,044,712.3	94.6
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	5.3	3.8	10.2	5.3	3.0
At Chained 2005 Year Prices	2.3	0.3	6.2	3.7	2.0

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national product.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2008	2009	2010	2011	2012(1)	As % of GDP 2012(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	24,686.0	26,615.0	27,832.1	29,787.7	30,247.8	2.4
Mining and Manufacturing	258,545.4	268,798.7	321,498.4	350,501.3	358,153.3	28.1
Mining and Quarrying	2,336.0	2,220.5	2,223.2	2,301.9	2,317.8	0.2
Manufacturing	256,209.4	266,578.2	319,275.2	348,199.4	355,835.5	28.0
Electricity, Gas and Water	12,298.6	17,258.2	21,473.6	21,571.6	23,514.8	1.8
Construction	64,612.2	66,576.6	66,156.6	65,664.4	66,862.2	5.3
Services:	559,545.8	579,587.5	616,972.0	645,962.8	667,192.7	52.4
Wholesale and Retail Trade, Restaurants and Hotels	100,419.3	103,994.8	114,858.5	123,531.3	125,667.3	9.9
Transportation, Storage and Communication	41,613.1	40,162.5	44,213.6	41,150.4	41,883.9	3.3
Financial Intermediation	65,132.2	65,035.5	71,846.9	77,992.7	76,163.6	6.0
Real Estate, Renting and Business Activities	71,886.2	74,361.1	76,046.5	77,562.8	80,924.0	6.4
Information, Communication	39,666.8	41,225.0	42,421.0	43,561.7	44,909.5	3.5
Business Activities	49,905.7	51,001.9	55,493.9	58,663.8	61,957.1	4.9
Public Administration and Defense; Compulsory Social Security	59,396.8	63,706.6	65,079.2	69,212.7	73,955.5	5.8
Education	60,940.1	63,448.7	64,887.0	67,174.0	69,536.2	5.5
Health and Social Work	38,452.1	43,092.1	47,228.9	50,297.4	53,874.6	4.2
Recreational, Cultural and Sporting	13,048.9	13,693.8	14,289.8	15,230.3	15,880.3	1.2
Other Service Activities	19,084.6	19,865.5	20,606.7	21,585.7	22,440.7	1.8
Taxes less subsidies on products	106,763.8	106,200.8	119,342.2	121,672.8	126,488.6	9.9
Gross Domestic Product at Current Prices	1,026,451.8	1,065,036.8	1,173,274.9	1,235,160.5	1,272,459.5	100.0
Net Factor Income from the Rest of the World	7,663.6	4,746.2	1,478.1	3,244.7	7,086.9	0.6
Gross National Income at Current Price	1,034,115.4	1,069,783.1	1,174,753.0	1,238,405.3	1,279,546.4	100.6

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2008	2009	2010	2011	2012(1)
GDP per capita (thousands of Won)	21,117	21,848	24,005	25,245	26,037
GDP per capita (U.S. dollar)	19,162	17,110	20,765	22,778	23,113
Average Exchange Rate (in Won per U.S. dollar)	1,102.0	1,276.9	1,156.0	1,108.3	1,126.5

(1)	Preliminary.

Source: International Monetary Fund, World Economic Outlook Database, April 2013.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2008	2009	2010	2011	2012(1)
GNI per capita (thousands of Won)	21,130	21,750	23,775	24,878	25,589
GNI per capita (U.S. dollar)	19,161	17,041	20,562	22,451	22,708
Average Exchange Rate (in Won per U.S. dollar)	1,102.6	1,276.4	1,156.3	1,108.1	1,126.8

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2005 year prices:

Gross Domestic Product by Economic Sector

(at chained 2005 year prices)

	2008	2009	2010	2011	2012(1)	As % of GDP 2012(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	28,826.9	29,759.2	28,443.8	27,856.7	27,687.0	2.5
Mining and Manufacturing	256,388.8	252,473.7	289,119.9	310,037.7	316,885.2	28.7
Mining and Quarrying	1,922.1	1,906.0	1,743.0	1,659.1	1,680.1	0.2
Manufacturing	254,466.7	250,567.7	287,376.9	308,378.6	315,205.1	28.5
Electricity, Gas and Water	20,199.0	21,023.6	21,937.4	22,575.7	23,218.5	2.1
Construction	60,611.1	61,716.0	60,047.9	57,467.3	56,557.7	5.1
Services:	515,983.6	521,915.1	542,470.9	556,749.6	570,741.3	51.7
Wholesale and Retail Trade, Restaurants and Hotels	91,512.4	90,725.7	97,125.1	101,841.9	104,259.1	9.4
Transportation and Storage	41,033.4	38,666.2	42,657.4	44,327.3	44,889.9	4.1
Financial Intermediation	64,612.2	67,425.2	69,063.0	70,188.7	72,689.1	6.6
Real Estate and Renting	66,491.6	66,368.7	67,210.4	67,884.3	67,985.4	6.2
Information and Communication	41,024.7	41,933.8	43,589.1	46,149.4	48,097.5	4.4
Business Activities	42,990.6	42,727.5	44,047.8	44,927.1	46,150.0	4.2
Public Administration and Defense: Compulsory Social Security	52,903.0	54,887.7	55,767.5	56,660.2	58,509.7	5.3
Education	51,619.6	52,135.1	52,752.5	52,742.4	52,825.5	4.8
Health and Social Work	34,197.6	36,897.6	39,395.4	40,793.0	43,514.6	3.9
Culture and Entertainment Services	12,175.8	12,477.2	12,739.0	12,963.4	13,308.2	1.2
Other Service Activities	17,422.7	17,670.4	18,123.7	18,271.9	18,512.3	1.7
Taxes less subsidies on products	97,090.1	95,514.0	102,595.5	108,442.9	110,157.2	10.0
Gross Domestic Product at Market Prices(2)	978,498.8	981,625.1	1,043,666.3	1,082,095.6	1,104,214.7	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: The Bank of Korea.

GDP growth in 2008 was 2.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.0% and exports of goods and services increased by 6.6%, which more than offset a decrease in gross domestic fixed capital formation by 1.9%, each compared with 2007.

GDP growth in 2009 was 0.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.2%, which more than offset a decrease in exports of goods and services by 1.2% and a decrease in gross domestic fixed capital formation by 1.0%, each compared with 2008.

GDP growth in 2010 was 6.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 4.1%, exports of goods and services increased by 14.7% and gross domestic fixed capital formation increased by 5.8%, each compared with 2009.

GDP growth in 2011 was 3.7% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.3% and exports of goods and services increased by 9.1%, which more than offset a decrease in gross domestic fixed capital formation by 1.0%, each compared with 2010.

Based on preliminary data, GDP growth in 2012 was 2.0% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.2% and exports of goods and services increased by 4.2%, which more than offset a decrease in gross domestic fixed capital formation by 1.7%, each compared with 2011.

Based on preliminary data, GDP growth in the first quarter of 2013 was 1.5% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.6% and exports of goods and services increased by 3.6%, which more than offset a decrease in gross domestic fixed capital formation by 4.5%, each compared with the corresponding period of 2012.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2005 = 100)

	Index Weight(1)	2008	2009	2010	2011	2012(2)
All Industries	10,000.0	119.8	119.7	139.2	148.8	151.3
Mining and Manufacturing	9,458.5	120.1	119.9	139.8	149.6	152.3
Mining	36.5	82.3	87.9	81.5	80.8	79.2
Petroleum, Crude Petroleum and Natural Gas	8.7	65.7	89.1	87.3	77.8	76.1
Metal Ores	0.5	154.9	122.2	221.5	276.7	240.4
Non-metallic Minerals	27.3	86.4	86.8	77.1	78.2	77.2
Manufacturing	9,422.0	120.3	120.0	140.1	149.9	152.6
Food Products	479.2	99.4	99.0	105.0	105.7	107.2
Beverage Products	159.0	104.8	99.3	104.4	107.9	112.7
Tobacco Products	55.1	120.8	120.3	116.2	118.1	122.7
Textiles	226.0	90.9	85.8	96.3	97.8	94.0
Wearing Apparel, Clothing Accessories and Fur Articles	174.6	122.1	118.5	124.5	126.0	120.5
Tanning and Dressing of Leather, Luggage and Footwear	47.9	98.8	87.1	82.7	78.0	72.9
Wood and Products of Wood and Cork (Except Furniture)	46.7	99.7	88.2	87.3	84.5	74.6
Pulp, Paper and Paper Products	145.0	103.2	100.2	106.9	109.2	109.3
Printing and Reproduction of Recorded Media	77.0	112.0	99.2	113.3	101.3	96.8
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	315.2	103.2	102.0	105.5	113.4	116.5
Chemicals and Chemical Products	772.2	110.8	116.6	126.1	129.9	135.0
Pharmaceuticals, Medicinal Chemicals and Botanical Products	187.1	130.3	138.3	144.2	143.7	148.2
Rubber and Plastic Products	434.2	109.2	100.0	112.2	117.1	118.4
Non-metallic Minerals	309.9	113.4	112.2	118.4	117.1	106.7
Basic Metals	753.2	110.0	99.7	119.7	128.4	129.1
Fabricated Metal Products	490.8	118.3	106.4	115.5	127.3	131.5
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,970.4	151.6	165.7	207.4	228.2	241.2
Medical, Precision and Optical Instruments, Watches and Clocks	102.8	117.9	119.7	133.9	151.3	160.2
Electrical Equipment	449.5	111.4	113.1	124.4	124.3	123.0
Other Machinery and Equipment	737.5	121.2	108.5	150.4	160.9	153.9
Motor Vehicles, Trailers and Semitrailers	1,101.2	111.0	103.9	128.0	145.7	146.3
Other Transport Equipment	254.3	142.6	160.7	149.6	159.6	158.0
Furniture	79.0	102.8	92.0	97.2	100.4	92.8
Other Products	54.2	79.8	75.2	86.8	89.3	90.9
Electricity, Gas	541.5	114.5	116.5	127.5	132.9	133.4
Publishing activities	109.3	94.8	91.5	89.8	86.6	84.3
Total Index (including Publishing Activities)	10,109.3	119.5	119.4	138.6	148.1	150.5

(1)	Index weights were established on the basis of an industrial census in 2005 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production growth was 3.3% in 2008. Industrial production decreased by 0.1% in 2009, primarily due to decreased exports as a result of adverse global economic conditions beginning in the second half of 2008. Industrial production increased by 16.3% in 2010, primarily due to increased exports and domestic consumption. Industrial production increased by 6.9% in 2011, primarily due to increased exports and domestic consumption. Based on preliminary data, industrial production increased by 1.7% in 2012, primarily due to increased domestic consumption and exports of goods and services.

Manufacturing

The manufacturing sector increased production by 3.4% in 2008. In 2009, the manufacturing sector decreased production by 0.2%. The manufacturing sector increased production by 16.8% in 2010 and 7.0% in 2011. Based on preliminary data, the manufacturing sector increased production by 1.8% in 2012.

Automobiles. In 2008, automobile production decreased by 6.4%, domestic sales volume recorded a decrease of 5.3% and export sales volume recorded a decrease of 5.7%, compared with 2007, primarily due to a decrease in the domestic and global demand for automobiles as a result of adverse global and Korean economic conditions. In 2008, export sales of automobiles constituted approximately 7.4% of the Republic’s total exports. In 2009, automobile production decreased by 8.2%, domestic sales volume recorded an increase of 20.7% and export sales volume recorded a decrease of 19.9%, compared with 2008, primarily due to the continued decrease in global demand for automobiles. In 2009, export sales of automobiles constituted approximately 6.2% of the Republic’s total exports. The automobile stimulus programs of a number of governments, including those in the United States and Europe, encouraged demand for automobiles in the relevant countries for the first nine months of 2009, the effect of which partially offset the decrease in global demand for Korean automobiles during the duration of such stimulus programs. In the fourth quarter of 2009, export sales of automobiles increased compared to previous quarters of 2009, primarily due to the recovery of global demand for automobiles, the effect of which more than offset the negative impact of termination of most of such governments’ automobile stimulus programs in the second half of 2009. In 2010, automobile production increased by 21.6%, domestic sales volume recorded an increase of 5.1% and export sales volume recorded an increase of 29.0%, compared with 2009. In 2011, automobile production increased by 9.0%, domestic sales volume recorded an increase of 0.6% and export sales volume recorded an increase of 13.7%, compared with 2010. Based on preliminary data, in 2012, automobile production decreased by 2.1%, domestic sales volume recorded a decrease of 4.3% and export sales volume recorded an increase of 0.6%, compared with 2011.

Electronics. In 2007, electronics production amounted to ￦226,741 billion, an increase of 4.5% from the previous year, and exports amounted to US$130.1 billion, an increase of 9.2% from the previous year. In 2007, export sales of semiconductor memory chips constituted approximately 10.5% of the Republic’s total exports. In 2008, electronics production amounted to ￦252,695 billion, an increase of 11.5% from the previous year, and exports amounted to US$131.2 billion, an increase of 0.8% from the previous year. In 2008, export sales of semiconductor memory chips constituted approximately 7.8% of the Republic’s total exports. In 2009, electronics production amounted to ￦261,457 billion, an increase of 3.5% from the previous year, and exports amounted to US$120.9 billion, a decrease of 7.8% from the previous year. In 2009, export sales of semiconductor memory chips constituted approximately 8.5% of the Republic’s total exports. In 2010, electronics production amounted to ￦322,910 billion, an increase of 23.5% from the previous year, and exports amounted to US$153.9 billion, an increase of 27.3% from the previous year. In 2010, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports. In 2011, electronics production amounted to ￦330,030 billion, an increase of 2.2% from the previous year, and exports amounted to US$156.6 billion, an increase of 1.8% from the previous year. In 2011, export sales of semiconductor memory chips constituted approximately 9.0% of the Republic’s total exports.

Iron and Steel. In 2008, crude steel production totaled 53.6 million tons, an increase of 3.8% from 2007. Domestic sales volume increased by 4.9% and export sales volume increased by 8.6%. In 2009, crude steel production totaled 48.6 million tons, a decrease of 8.9% from 2008. Domestic sales volume and export sales volume decreased by 21.4% and 1.2%, respectively. In 2010, crude steel production totaled 58.9 million tons, an increase of 20.2% from 2009. Domestic sales volume and export sales volume increased by 21.6% and 21.1%, respectively. In 2011, crude steel production totaled 68.5 million tons, an increase of 16.3% from 2010. Domestic sales volume and export sales volume increased by 5.8% and 16.9%, respectively. Based on preliminary data, in 2012, crude steel production totaled 69.1 million tons, an increase of 0.9% from 2011. Domestic sales volume decreased by 5.1% but export sales volume increased by 4.8%.

Shipbuilding. In 2008, the Republic’s shipbuilding orders amounted to approximately 14 million compensated gross tons, a decrease of 56.3% compared to 2007. In 2009, the Republic’s shipbuilding orders amounted to approximately 2 million compensated gross tons, a decrease of 85.7% compared to 2008 as a result of a decrease in ship orders due to adverse global economic conditions. In 2010, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, an increase of 300.0% compared to 2009. In 2011, the Republic’s shipbuilding orders amounted to approximately 12 million compensated gross tons, an increase of 50.0% compared to 2010. Based on preliminary data, in 2012, the Republic’s shipbuilding orders amounted to approximately 7 million compensated gross tons, a decrease of 41.7% compared to 2011.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

In 2008, rice production decreased 6.4% from 2007 to 4.4 million tons. In 2009, rice production increased 9.1% from 2008 to 4.8 million tons. In 2010, rice production increased 2.1% from 2009 to 4.9 million tons. In 2011, rice production decreased 12.2% from 2010 to 4.3 million tons. In 2012, rice production decreased 2.3% from 2011 to 4.2 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2008, the agriculture, forestry and fisheries industry increased by 5.6% compared to 2007. In 2009, the agriculture, forestry and fisheries industry increased by 3.2% compared to 2008. In 2010, the agriculture, forestry and fisheries industry decreased by 4.3% compared to 2009. In 2011, the agriculture, forestry and fisheries industry decreased by 2.0% compared to 2010. Based on preliminary data, in 2012, the agriculture, forestry and fisheries industry decreased by 1.0% compared to 2011.

Construction

In 2008, the construction industry decreased by 2.5% compared to 2007 primarily due to a significant decrease in the construction of commercial and residential buildings. In 2009, the construction industry increased by 1.8% compared to 2008. In 2010, the construction industry decreased by 0.1% compared to 2009. In 2011, the construction industry decreased by 4.6% compared to 2010. Based on preliminary data, in 2012, the construction industry decreased by 1.3% compared to 2011. The construction industry has experienced a significant downturn since the second half of 2009, due to excessive investment in recent years in residential property development projects, stagnation of real property prices and reduced demand for residential property, especially in areas outside of Seoul, as a result of deteriorating conditions in the Korean economy in the second half of 2009 and into 2010. The Government has taken measures to support the Korean construction industry, including a ￦5 trillion program to buy unsold housing units and land from construction companies. However, the effect of these measures is uncertain and the construction industry may continue to experience adverse conditions.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Energy Consumption	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2008	240.8	232.2	96.5
2009	243.3	234.7	96.5
2010	263.8	254.6	96.5
2011	275.7	265.9	96.4
2012	277.6	267.5	96.4

Source: Korea Energy Economics Institute; Korea National Statistical Office.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Consumption of Energy by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents, except percentages)
2008	66.1	27.5	100.2	41.6	32.5	13.5	42.0	17.4	240.8	100.0
2009	68.6	28.2	102.3	42.0	31.8	13.1	40.6	16.7	243.3	100.0
2010	77.1	29.2	104.3	39.5	31.9	12.1	50.5	19.1	263.8	100.0
2011	83.6	30.3	105.1	38.1	32.3	11.7	54.7	19.8	275.7	100.0
2012	80.9	29.1	106.1	38.2	31.7	11.4	58.9	21.2	277.6	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.

Source: Korea Energy Economics Institute; The Bank of Korea.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. Construction of an additional 18 nuclear power plants was completed by July 2004, adding 16,129 megawatts of generating capacity. The Republic’s total nuclear power generating capacity is estimated to be 20,716 megawatts as of December 31, 2011.

Services Sector

In 2008, the transportation and storage sector increased by 4.8%, the financial intermediation sector increased by 4.9% and the real estate and renting sector increased by 1.5%, each compared with 2007. In 2009, the transportation and storage sector decreased by 5.8%, the financial intermediation sector increased by 4.4% and the real estate and renting sector decreased by 0.2%, each compared with 2008. In 2010, the transportation and storage sector increased by 9.6%, the financial intermediation sector increased by 2.5% and the real estate and renting sector increased by 0.3%, each compared with 2009. In 2011, the transportation and storage sector increased by 3.8%, the financial intermediation sector increased by 1.6% and the real estate and renting sector increased by 2.2%, each compared with 2010. Based on preliminary data, in 2012, the transportation and storage sector increased by 1.4%, the financial intermediation sector increased by 3.3% and the real estate and renting sector increased by 0.2%, each compared with 2011.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)		Increase (Decrease) Over Previous Year		Unemployment Rate(1)(3)
	(2010=100)	(%)	(2010=100)	(%)	(2008=100)		(%)		(%)
2008	96.5	8.5	94.5	4.7	100.0		(1.2)		3.2
2009	96.3	(0.2)	97.1	2.8	102.2		2.2		3.6
2010	100.0	3.8	100.0	3.0	111.5		9.1		3.7
2011	106.7	6.7	104.0	4.0	113.3		1.6		3.4
2012	107.5	0.7	106.3	2.2	N/A	(4)	N/A	(4)	3.2

(1)	Average for year.
(2)	Nominal wage index of earnings in manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

The inflation rate was 4.7% in 2008, 2.8% in 2009, 3.0% in 2010, 4.0% in 2011 and 2.2% in 2012. The inflation rate was 1.4% in the first quarter of 2013 compared to the corresponding period of 2012.

The unemployment rate was 3.2% in 2008, 3.6% in 2009, 3.7% in 2010, 3.4% in 2011 and 3.2% in 2012.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2012, the economically active population of the Republic was 25.5 million and the number of employees was 24.7 million.

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees also adopted the five-day workweek on July 1, 2011.

Approximately 10.1% of the Republic’s workers were unionized as of December 31, 2011. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In May 2009, unionized workers of Ssangyong Motor Company went on full-scale strike and illegally occupied the company’s factory premises in Pyungtaek opposing the company’s reorganization plan.

•

In December 2010, unionized workers at Hanjin Heavy Industries went on strike when the company laid-off workers. While the company reached an agreement with the majority of workers in June 2011, one worker continued her protest by occupying a shipyard crane until November 2011.

•

In July 2011, unionized employees at Standard Chartered Korea (formerly, SC First Bank) engaged in a two-month strike, the longest in the Republic’s banking sector, demanding that the bank scrap performance-related pay reforms.

•	In June 2012, unionized taxi drivers went on their first nationwide strike demanding fare increases and protesting against increased fuel costs.

•	In August 2012, unionized workers of Hyundai Motor Company went on a series of partial strikes demanding a higher bonus increase and the end of overnight shifts.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party, which seeks to represent the interests of workers, controlled five seats in the National Assembly from May 30, 2008 as a result of the 18th legislative general election held on April 9, 2008. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party in December 2011. The Unified Progressive Party controlled 13 seats in the National Assembly after the 19th legislative general election held on April 11, 2012. On October 21, 2012, seven members of the National Assembly, previously belonging to the United Progressive Party, and their supporters formed a new party, the Progressive Justice Party.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or FSCMA, under which various industry-based capital markets regulatory systems currently were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements. The Enforcement Decree of the FSCMA classifies the financial investment companies into a total of 78 categories depending on the types of (i) financial investment services, (ii) financial investment products, and (iii) investors.

Prior to the effective date of the Financial Investment Services and Capital Markets Act, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the Financial Investment Services and Capital Markets Act attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the Financial Investment Services and Capital Markets Act categorizes capital markets-related businesses into six different functions, as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the Financial Investment Services and Capital Markets Act, derivative businesses conducted by securities companies and future companies will be subject to the same regulations under the Financial Investment Services and Capital Markets Act, at least in principle.

The banking business and the insurance business are not subject to the Financial Investment Services and Capital Markets Act and will continue to be regulated under separate laws; provided, however, that they are subject to the Financial Investment Services and Capital Markets Act if their activities involve any Financial Investment Businesses requiring a license based on the Financial Investment Services and Capital Markets Act.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2011, commercial banks consisted of seven nationwide banks, all of which have branch networks throughout the Republic, six regional banks and 53 branches of 38 foreign banks operating in the country. Nationwide and regional banks had, in the aggregate, 5,606 domestic branches and offices, 42 overseas branches, 19 overseas representative offices and 31 overseas subsidiaries as of December 31, 2011.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

•	The Korea Development Bank;

•	The Export-Import Bank of Korea;

•	The Industrial Bank of Korea;

•	National Federation of Fisheries Cooperatives; and

•	NH Bank (which was established by a spin-off of the credit and banking unit from the National Agricultural Cooperative Federation in March 2012).

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing loans that more closely followed international standards. The new criteria increased the level of non-performing loans held by banks and other financial institutions. The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks.

	Total Loans	Non-Performing Assets	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2008	1,288.1	11.0	0.9
December 31, 2009	1,285.8	10.4	0.8
December 31, 2010	1,308.9	24.8	1.9
December 31, 2011	1,387.6	18.8	1.4
December 31, 2012	1,390.9	18.3	1.3

Source: Financial Supervisory Service.

As of December 31, 2011, loans denominated in Won held by Korean banks increased by 7.8% to ￦1,068.5 trillion from ￦991.0 trillion as of December 31, 2010, primarily due to (i) an increase in loans to large corporations by 31.0% to ￦130.7 trillion as of December 31, 2011 from ￦99.8 trillion as of December 31, 2010 and (ii) an increase in household loans by 5.8% to ￦452.5 trillion as of December 31, 2011 from ￦427.6 trillion as of December 31, 2010. As of December 31, 2012, loans denominated in Won held by these banks increased by 3.5% to ￦1,106.4 trillion from ￦1,068.5 trillion as of December 31, 2011, primarily due to (i) an increase in loans to large corporations by 19.9% to ￦156.7 trillion as of December 31, 2012 from ￦130.7 trillion as of December 31, 2011 and (ii) an increase in household loans by 2.7% to ￦464.5 trillion as of December 31, 2012 from ￦452.5 trillion as of December 31, 2011.

In 2008, these banks posted an aggregate net profit of ￦7.7 trillion, compared to an aggregate net profit of ￦15.0 trillion in 2007, primarily due to increased loan loss provisions. In 2009, these banks posted an aggregate net profit of ￦6.9 trillion, compared to an aggregate net profit of ￦7.7 trillion in 2008, primarily due to increased non-performing loans. In 2010, these banks posted an aggregate net profit of ￦9.3 trillion, compared to an aggregate net profit of ￦6.9 trillion in 2009, primarily due to increased net interest income. In 2011, these banks posted an aggregate net profit of ￦12.0 trillion, compared to an aggregate net profit of ￦9.3 trillion in 2010, primarily due to decreased non-performing loans. Based on preliminary data, in 2012, these banks posted an aggregate net profit of ￦9.0 trillion, compared to an aggregate net profit of ￦12.0 trillion in 2011, primarily due to a decrease in gain on sale of equity securities and an increase in impairment loss on available-for-sale securities.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

The country had 100 mutual savings banks as of December 31, 2011, with assets totaling ￦65.5 trillion.

As of December 31, 2011, 13 domestic life insurance institutions, two joint venture life insurance institutions and nine wholly-owned subsidiaries of foreign life insurance companies, with assets totaling approximately ￦442.7 trillion as of December 31, 2011, were operating in the Republic.

As of December 31, 2011, seven credit card companies operated in the country with loans totaling approximately ￦81.9 trillion.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short- term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three different markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The

Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 31, 2008	1,124.5
January 30, 2009	1,162.1
February 27, 2009	1,063.0
March 31, 2009	1,206.3
April 30, 2009	1,369.4
May 29, 2009	1,395.9
June 30, 2009	1,390.1
July 31, 2009	1,557.3
August 31, 2009	1,591.9
September 30, 2009	1,673.1
October 31, 2009	1,580.7
November 30, 2009	1,555.6
December 31, 2009	1,682.8
January 29, 2010	1,602.4
February 26, 2010	1,594.6
March 31, 2010	1,692.9
April 30, 2010	1,741.6
May 31, 2010	1,641.3
June 30, 2010	1,698.3
July 30, 2010	1,759.3
August 31, 2010	1,742.8
September 30, 2010	1,872.8
October 29, 2010	1,883.0
November 30, 2010	1,904.6
December 31, 2010	2,051.0
January 31, 2011	2,069.7
February 28, 2011	1,939.3
March 31, 2011	2,106.7
April 30, 2011	2,192.4
May 29, 2011	2,142.5
June 30, 2011	2,100.7
July 31, 2011	2,133.2
August 31, 2011	1,880.1
September 30, 2011	1,769.7
October 31, 2011	1,909.0
November 30, 2011	1,847.5

December 31, 2011	1,825.7
January 31, 2012	1,955.8
February 29, 2012	2,030.3
March 31, 2012	2,014.0
April 30, 2012	1,982.0
May 31, 2012	1,843.5
June 29, 2012	1,854.0
July 31, 2012	1,882.0
August 31, 2012	1,905.1
September 28, 2012	1,996.2
October 31, 2012	1,912.1
November 30, 2012	1,932.9
December 31, 2012	1,997.1
January 31, 2013	1,961.9
February 28, 2013	2,026.5
March 29, 2013	2,004.9
April 30, 2013	1,964.0
May 31, 2013	2,001.1

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach 2,064.9 in late 2007 but since then the index declined. As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline and continuing volatility in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009. The index was 1,900.6 on June 18, 2013.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ￦50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On July 12, 2007, The Bank of Korea raised the policy rate to 4.75% from 4.5%, and raised it further to 5.0% on August 9, 2007. The rationale for this change was the concern that the ample market liquidity might put upside pressure on inflation in the medium to long term as the economic upswing continued. On August 7, 2008, The Bank of Korea raised the policy rate to 5.25% from 5.0%, taking the view that inflation in consumer prices had picked up its pace, due to the direct and indirect effects of high oil prices, at a time when domestic economic activity had slackened. On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012 and to 2.5% on May 9, 2013, in order to address the sluggishness of the global and domestic economy.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2008	2009	2010	2011	2012
	(billions of Won)
Money Supply (M1)(1)	330,623.7	389,394.5	427,791.6	442,077.5	470,010.6
Quasi-money(2)	1,095,263.8	1,177,455.5	1,232,738.4	1,309,380.9	1,365,631.0
Money Supply (M2)(3)	1,425,887.5	1,566,850.0	1,660,530.0	1,751,458.4	1,835,641.6
Percentage Increase Over Previous Year	12.0%	9.9%	6.0%	5.5%	4.8%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.

(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2008	1,257.5
January 31, 2009	1,368.5
February 27, 2009	1,516.4
March 31, 2009	1,377.1
April 30, 2009	1,348.0
May 29, 2009	1,272.9
June 30, 2009	1,284.7
July 31, 2009	1,240.5
August 31, 2009	1,244.9
September 30, 2009	1,188.7
October 31, 2009	1,200.6
November 30, 2009	1,167.4
December 31, 2009	1,167.6
January 29, 2010	1,156.5
February 26, 2010	1,158.4
March 31, 2010	1,130.8
April 30, 2010	1,115.5
May 31, 2010	1,200.2
June 30, 2010	1,210.3
July 30, 2010	1,187.2
August 31, 2010	1,189.1
September 30, 2010	1,142.0
October 29, 2010	1,126.6
November 30, 2010	1,157.3
December 31, 2010	1,138.9
January 31, 2011	1,114.3
February 28, 2011	1,127.9
March 31, 2011	1,107.2
April 30, 2011	1,072.3
May 31, 2011	1,080.6
June 30, 2011	1,078.1
July 30, 2011	1,052.6
August 31, 2011	1,071.7
September 30, 2011	1,179.5
October 31, 2011	1,104.9
November 30, 2011	1,150.3
December 31, 2011	1,153.3
January 31, 2012	1,125.0

Won/U.S. Dollar Exchange Rate
February 29, 2012	1,126.5
March 31, 2012	1,137.8
April 30, 2012	1,134.2
May 31, 2012	1,177.8
June 29, 2012	1,153.8
July 31, 2012	1,136.2
August 31, 2012	1,134.6
September 28, 2012	1,118.6
October 31, 2012	1,094.1
November 30, 2012	1,084.7
December 31, 2012	1,071.1
January 31, 2013	1,082.7
February 28, 2013	1,085.4
March 29, 2013	1,112.1
April 30, 2013	1,108.1
May 31, 2013	1,128.3

Prior to November 1997, the Government permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from ￦888.1 to US$1.00 on June 30, 1997 to ￦1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has generally appreciated against the U.S. dollar, although the trend reversed in March 2008. During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was ￦1,128.0 to US$1.00 on June 18, 2013.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2008	2009	2010	2011	2012(4)
	(millions of dollars)
Current Account	3,197.5	32,790.5	29,393.5	26,068.2	43,138.5
Goods	5,170.1	37,866.0	40,082.5	31,660.0	38,337.7
Exports(2)	434,651.5	358,189.7	461,444.9	551,765.4	552,565.3
Imports(2)	429,481.4	320,323.7	421,362.4	520,105.4	514,227.6
Services	(5,734.1)	(6,640.5)	(8,626.0)	(5,849.5)	2,676.2
Income	4,435.4	2,276.7	1,015.9	2,890.9	4,885.5
Current Transfers	(673.9)	(711.7)	(3,078.9)	(2,633.2)	(2,760.9)
Capital and Financial Account	(1,154.0)	(34,651.2)	(27,478.5)	(26,778.0)	(43,619.1)
Capital Account	109.3	289.6	(217.9)	(24.7)	602.1
Financial Account(3)	(1,263.3)	(34,940.7)	(27,260.6)	(26,753.3)	(44,221.2)
Net Errors and Omissions	(2,043.5)	1,860.7	(1,915.0)	709.8	480.6

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2008 and implemented by the Government in December 2010.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$26.1 billion in 2011. The current account surplus in 2011 decreased from the current account surplus of US$29.4 billion in 2010, primarily due to a decrease in surplus from the goods account which more than offset a decrease in deficit from the services account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$43.1 billion in 2012. The current account surplus in 2012 increased from the current account surplus of US$26.1 billion in 2011, primarily due to (i) an increase in surplus from the goods account and (ii) a surplus of US$2.7 billion from the service account in 2012 compared to a deficit of US$5.8 billion in 2011.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2008	2009	2010	2011	2012
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	7.3	8.1	11.1	11.7	12.5
Merger & Acquisition	4.4	3.4	2.0	2.0	3.8

Total	11.7	11.5	13.1	13.7	16.3

Actual Investment	8.4	6.7	5.4	6.6	10.4

(1)	Includes building new factories and operational facilities.

Source: Ministry of Knowledge Economy

In 2012, the contracted and reported amount of foreign direct investment in the Republic increased to US$16.3 billion from US$13.7 billion in 2011, primarily due to an increase in foreign investment in the service sector to US$9.6 billion in 2012 from US$7.3 billion in 2011 and an increase in foreign investment in the manufacturing sector to US$6.1 billion in 2012 from US$5.7 billion in 2011.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2008	2009	2010	2011	2012
	(billions of dollars)
North America
U.S.A	1.3	1.5	2.0	2.4	3.7
Others	0.6	0.7	0.7	1.3	0.7

	1.9	2.2	2.7	3.7	4.4
Asia
Japan	1.4	1.9	2.1	2.3	4.5
Hong Kong	0.2	0.8	0.1	0.6	1.7
Singapore	0.9	0.4	0.8	0.6	1.4
China	0.4	0.2	0.4	0.7	0.7
Others	0.4	0.4	3.5	0.2	0.5

	3.3	3.7	6.9	4.4	8.8
European Union
England	1.2	2.0	0.6	0.9	0.4
Netherlands	1.2	1.9	1.2	1.0	0.6
Germany	0.7	0.6	0.3	1.5	0.4
France	0.5	0.1	0.2	0.2	0.2
Others	2.7	0.7	1.0	1.8	1.3

	6.3	5.3	3.3	5.4	2.9
Others regions and countries	0.2	0.3	0.2	0.2	0.2

Total	11.7	11.5	13.1	13.7	16.3

Source: Ministry of Knowledge Economy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	Imports(2)	Balance of Trade	Exports as % of Imports
	(millions of dollars, except percentages)
2008	422,007.3	435,274.7	(13,267.4)	97.0
2009	363,533.6	323,084.5	40,449.1	112.5
2010	466,383.8	425,212.2	41,171.6	109.7
2011	555,213.7	524,413.1	30,800.6	105.9
2012(3)	547,869.8	519,584.5	28,285.3	105.4

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Preliminary.

Source: The Bank of Korea.

Overall exports decreased in 2012 compared to 2011 due to a decrease in global demand for goods in general.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2008	As % of Total	2009	As % of Total	2010	As % of Total	2011	As % of Total	2012(2)	As % of Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	4.1	1.0	4.3	1.2	5.4	1.2	6.5	1.2	6.8	1.2
Raw Materials and Fuels	44.1	10.5	27.9	7.7	38.5	8.3	61.7	11.1	65.4	11.9
Petroleum & Derivatives	37.8	9.0	23.2	6.4	31.9	6.8	52.0	9.4	56.6	10.3
Light Industrial Products	29.4	7.0	27.5	7.6	32.7	7.0	39.0	7.0	40.5	7.4
Heavy & Chemical Industrial Products	344.4	81.6	303.9	83.6	389.9	83.6	448.0	80.7	435.2	79.3
Electronic & Electronic Products	127.2	30.0	121.2	33.3	154.2	33.1	156.9	28.3	156.0	28.5
Chemicals & Chemical Products	41.9	9.9	36.6	10.1	47.5	10.2	59.1	10.6	59.6	10.9
Metal Goods	38.1	9.0	29.9	8.2	37.7	8.1	48.6	8.8	47.2	8.6
Machinery & Precision Equipment	42.9	10.3	32.8	9.0	44.0	9.4	54.5	9.8	55.7	10.2
Passenger Cars	31.3	7.4	22.4	6.2	31.8	6.8	40.9	7.4	42.4	7.7
Ship & Boat	41.3	9.8	42.8	11.8	47.1	10.1	54.6	9.8	38.2	7.0

Total	422.0	100.0	363.5	100.0	466.4	100.0	555.2	100.0	547.9	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

Source: The Bank of Korea.

Imports by Major Commodity Groups (C.I.F.)(1)

	2008	As % of Total	2009	As % of Total	2010	As % of Total	2011	As % of Total	2012(2)	As % of Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	269.0	61.8	184.4	57.1	247.2	58.1	324.8	61.9	325.1	62.6
Crude Petroleum	85.9	19.7	50.8	15.7	68.7	16.2	100.8	19.2	108.3	20.8
Mineral	19.6	4.5	13.7	4.2	21.4	5.0	31.1	5.9	28.3	5.4
Chemicals	33.1	7.6	28.7	8.9	37.7	8.9	44.2	8.4	43.8	8.4
Iron & Steel Products	37.1	8.5	21.6	6.7	27.3	6.4	30.4	5.8	26.4	5.1
Non-ferrous Metal	13.4	3.1	9.1	2.8	12.6	3.0	15.1	2.9	12.6	2.4
Capital Goods	124.1	28.5	104.5	32.4	135.7	31.9	146.5	27.9	140.3	27.0
Machinery & Precision Equipment	40.0	9.2	33.6	10.4	47.7	11.2	50.5	9.6	49.8	9.6
Electric & Electronic Machines	70.4	16.2	59.8	18.5	73.3	17.2	80.1	15.3	76.3	14.7
Transport Equipment	11.7	2.7	9.5	3.0	12.9	3.0	13.9	2.7	12.1	2.3
Consumer Goods	42.1	9.7	34.1	10.6	42.3	9.9	53.1	10.1	54.2	10.4
Cereals	7.4	1.7	5.3	1.6	5.9	1.4	7.5	1.4	7.9	1.5
Goods for Direct Consumption	10.2	2.3	8.9	2.7	11.0	2.6	15.0	2.9	14.3	2.8
Consumer Durable Goods	16.4	3.8	12.9	4.0	16.2	3.8	18.6	3.5	19.4	3.7
Consumer Nondurable Goods	8.2	1.9	7.1	2.2	9.2	2.2	12.1	2.3	12.6	2.4

Total	435.3	100.0	323.1	100.0	425.2	100.0	524.4	100.0	519.6	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

In 2008, the Republic recorded a trade deficit of US$13.3 billion. Exports increased by 13.6% to US$422.0 billion and imports increased by 22.0% to US$435.3 billion from US$371.5 billion of exports and US$356.8 billion of imports, respectively, in 2007.

In 2009, the Republic recorded a trade surplus of US$40.4 billion. Exports decreased by 13.9% to US$363.5 billion and imports decreased by 25.8% to US$323.1 billion from US$422.0 billion of exports and US$435.3 billion of imports, respectively, in 2008.

In 2010, the Republic recorded a trade surplus of US$41.2 billion. Exports increased by 28.3% to US$466.4 billion and imports increased by 31.6% to US$425.2 billion from US$363.5 billion of exports and US$323.1 billion of imports, respectively, in 2009.

The Republic recorded a trade surplus of US$30.8 billion in 2011. Exports increased by 19.0% to US$555.2 billion and imports increased by 23.3% to US$524.4 billion from US$466.4 billion of exports and US$425.2 billion of imports, respectively, in 2010.

Based on preliminary data, the Republic recorded a trade surplus of US$28.3 billion in 2012. Exports decreased by 1.3% to US$547.9 billion and imports decreased by 0.9% to US$519.6 billion from US$555.2 billion of exports and US$524.4 billion of imports, respectively, in 2011.

The following table sets forth the Republic’s exports trading partners:

Exports

	2008	As % of 2008 Total	2009	As % of 2009 Total	2010	As % of 2010 Total	2011	As % of 2011 Total	2012(1)	As % of 2012 Total(1)
	(millions of dollars, except percentages)
China	91,388.9	21.7	86,703.2	23.9	116,837.8	25.1	134,185.0	24.2	134,322.6	24.5
United States	46,376.6	11.0	37,649.9	10.4	49,816.1	10.7	56,207.7	10.1	58,524.6	10.7
Japan	28,252.5	6.7	21,770.8	6.0	28,176.3	6.0	39,679.7	7.1	38,796.1	7.1
Hong Kong	19,771.9	4.7	19,661.1	5.4	25,294.3	5.4	30,968.4	5.6	32,606.2	6.0
Singapore	16,293.0	3.9	13,617.0	3.7	15,244.2	3.3	20,839.0	3.8	22,887.9	4.2
Taiwan	11,462.0	2.7	9,501.1	2.6	14,830.5	3.2	18,206.0	3.3	14,814.9	2.7
Germany	10,522.7	2.5	8,820.9	2.4	10,702.2	2.3	9,500.9	1.7	7,509.7	1.4
India	8,977.1	2.1	8,013.3	2.2	11,434.6	2.5	12,654.1	2.3	11,922.0	2.2
Russia	9,748.0	2.3	4,194.1	1.2	7,759.8	1.7	10,304.9	1.9	11,097.1	2.0
Indonesia	7,933.6	1.9	5,999.9	1.7	8,897.3	1.9	13,564.5	2.4	13,955.0	2.5
Others(2)	171,281.0	40.6	147,602.3	40.6	177,390.7	38.0	209,103.5	37.7	201,433.7	36.8

Total	422,007.3	100.0	363,533.6	100.0	466,383.8	100.0	555,213.7	100.0	547,869.8	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower exports levels than those shown above.

Source: The Bank of Korea.

The following table sets forth the Republic’s imports trading partners:

Imports

	2008	As % of 2008 Total	2009	As % of 2009 Total	2010	As % of 2010 Total	2011	As % of 2011 Total	2012(1)	As % of 2012 Total(1)
	(millions of dollars, except percentages)
China	76,930.3	17.7	54,246.1	16.8	71,573.6	16.8	86,432.2	16.5	80,784.6	15.5
Japan	60,956.4	14.0	49,427.5	15.3	64,296.1	15.1	68,320.2	13.0	64,363.1	12.4
United States	38,364.8	8.8	29,039.5	9.0	40,402.7	9.5	44,569.0	8.5	43,341.0	8.3
Saudi Arabia	33,781.5	7.8	19,736.8	6.1	26,820.0	6.3	36,972.6	7.1	39,707.1	7.6
Australia	18,000.3	4.1	14,756.1	4.6	20,456.2	4.8	26,316.3	5.0	22,987.9	4.4
Germany	14,769.1	3.4	12,298.5	3.8	14,304.9	3.4	16,962.6	3.2	17,645.4	3.4
Taiwan	10,642.9	2.4	9,851.4	3.0	13,647.1	3.2	14,693.6	2.8	14,012.0	2.7
United Arab Emirates	19,248.5	4.4	9,310.0	2.9	12,170.1	2.9	14,759.4	2.8	15,115.3	2.9
Indonesia	11,320.3	2.6	9,264.1	2.9	13,985.8	3.3	17,216.4	3.3	15,676.3	3.0
Malaysia	9,909.1	2.3	7,574.1	2.3	9,531.0	2.2	10,467.8	2.0	9,796.4	1.9
Others(2)	141,351.5	32.5	107,580.4	33.3	138,024.7	32.5	187,703.0	35.8	196,155.4	37.8

Total	435,274.7	100.0	323,084.5	100.0	425,212.2	100.0	524,413.1	100.0	519,584.5	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower imports levels than those shown above.

Source: The Bank of Korea.

In 2003, the outbreak of severe acute respiratory syndrome, or SARS, and the avian influenza in Asia (including China) and other parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. The avian influenza carried by migrating wild birds spread to several Asian countries, Russia, Romania and Turkey. In response to these outbreaks of avian influenza, the Government issued an advisory on disease prevention as of October 14, 2005 and conducted special monitoring of poultry farms. In addition, the Government continued to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent SARS, the avian influenza and other diseases. Another outbreak of SARS, the avian influenza or similar incidents in the future may have an adverse effect on Korean and world economies and on international trade.

On October 6, 2010, the Republic and the European Union, or EU, signed an agreement on a bilateral free trade agreement, or FTA, which provisionally came into effect on July 1, 2011 after approval of the EU parliament and ratification by the Republic and EU member states. In April 2007, the Republic and the United States reached an FTA, which was subsequently renegotiated and signed by both nations in December 2010. The FTA was ratified by the U.S. Congress in October 2011 and the Korean National Assembly in November 2011 and came into effect on March 15, 2012.

Non-Commodities Trade Balance

The non-commodities trade deficit was US$2.0 billion in 2008, US$5.1 billion in 2009, US$10.7 billion in 2010 and US$5.6 billion in 2011. Based on preliminary data, the Republic had a non-commodities trade surplus of US$4.8 billion in 2012.

Foreign Currency Reserves

The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2008	2009	2010	2011	2012
	(millions of dollars)
Gold(1)	$75.7	$79.0	$79.6	$2,166.6	$3,761.4
Foreign Exchange	200,479.1	265,202.3	286,926.4	298,232.9	316,897.7

Total Gold and Foreign Exchange	200,554.8	265,281.3	287,006.0	300,399.5	320,659.1

Reserve Position at IMF.	582.6	981.6	1,024.7	2,556.2	2,783.6
Special Drawing Rights	86.0	3,731.8	3,539.9	3,446.7	3,525.6

Total Official Reserves	$201,223.4	$269,994.7	$291,570.7	$306,402.5	$326,968.4

(1)	For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.

Source: The Bank of Korea.

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The amount of the Government’s foreign currency reserve was US$328.8 billion as of April 30, 2013.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	December 31,
	2008	2009	2010	2011	2012(1)
	(billions of Won)
Total Revenues	250,713	250,810	270,923	292,323	311,456
Current Revenues	248,809	248,278	268,540	289,797	307,754
Total Tax Revenues(2)	200,202	198,438	213,319	231,273	246,918
Non-Tax Revenues	48,607	49,840	55,221	58,524	60,836
Capital Revenues	1,904	2,532	2,383	2,527	3,702
Total Expenditures and Net Lending	238,854	268,431	254,231	273,694	292,977
Total Expenditures	229,374	250,382	251,146	269,768	286,921
Current Expenditures	200,935	215,134	216,937	235,458	252,620
Capital Expenditures	28,439	35,248	34,209	34,310	34,301
Net Lending	5,480	18,049	3,084	3,926	6,056

(1)	Preliminary.
(2)	Includes social security contribution.

Source: Ministry of Strategy and Finance; Korea National Statistical Office.

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2008, revenues increased by approximately 2.9% principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of ￦15.9 trillion in 2008.

For 2009, the Republic recorded total revenues of ￦250.8 trillion and total expenditures and net lending of ￦272.9 trillion in 2009. The Republic had a fiscal deficit of ￦17.6 trillion in 2009.

For 2010, the Republic recorded total revenues of ￦270.9 trillion and total expenditures and net lending of ￦254.2 trillion in 2010. The Republic had a fiscal surplus of ￦16.7 trillion in 2010.

For 2011, the Republic recorded total revenues of ￦292.3 trillion and total expenditures and net lending of ￦273.7 trillion in 2011. The Republic had a fiscal surplus of ￦18.6 trillion in 2011.

Based on preliminary data, the Republic recorded total revenues of ￦311.5 trillion and total expenditures and net lending of ￦293.0 trillion in 2012. The Republic had a fiscal surplus of ￦18.5 trillion in 2012.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2012 amounted to approximately ￦458.5 trillion, an increase of 5.5% over the previous year.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2012:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	6,391.4	US$	6,391.4
Japanese Yen (¥)		¥3,140.6		36.6
Euro (EUR)	EUR	875.4		1,157.5

Total			US$	7,585.5

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2012.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2008	288,719.8
2009	331,904.1
2010	360,804.5
2011	390,249.4
2012	414,213.5

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2008	2009	2010	2011	2012
	(billions of Won)
Domestic	28,112.8	28,292.4	33,291.7	33,799.1	32,783.6
External(1)	—	1,508.4	1,508.3	1,258.6	—

Total	28,112.8	29,800.8	34,800.0	35,057.7	32,783.6

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Debt

The following tables set out certain information regarding the Republic’s external debt calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2008 and implemented by the Government in December 2010. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external debt.

	December 31,
	2008	2009	2010	2011	2012
	(billions of dollars)
Long-term Debt	167.5	196.5	220.0	261.4	286.8
General Government	21.1	27.8	44.2	53.5	54.4
Monetary Authorities	13.1	28.3	25.3	21.6	29.0
Banks	59.0	64.6	71.0	93.4	98.1
Other Sectors	74.2	75.8	79.6	92.9	105.3

Short-term Debt	149.9	149.2	139.8	137.4	126.8
Monetary Authorities	18.3	11.7	10.3	8.9	14.9
Banks	110.4	115.7	102.1	103.0	85.8
Other Sectors	21.2	21.8	27.4	25.5	26.1

Total External Liabilities	317.4	345.7	359.8	398.7	413.6

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2012
2003-001	June 3, 2003	June 1, 2013	4.25	USD	1,000,000,000		1,000,000,000
2004-001	September 22, 2004	September 22, 2014	4.875	USD	1,000,000,000		1,000,000,000
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2005-002	November 2, 2005	November 2, 2015	3.625	EUR	500,000,000		500,000,000
2006-001	December 7, 2006	December 7, 2016	5.125	USD	500,000,000		500,000,000
2006-002	December 7, 2006	December 7, 2021	4.25	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2014	5.75	USD	1,500,000,000		1,500,000,000
2009-002	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000

Total External Bonds in Original Currencies						USD	5,900,000,000
						EUR	875,000,000

Total External Bonds in Equivalent Amount of Won(1)						￦	7,558,752,500,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ￦1,071.1, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR1.00 to ￦1,416.3, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

a. Borrowings in U.S. Dollars

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (USD)	Principal Amount Outstanding as of December 31, 2012 (USD)
January 20, 1972	41	3	2,000,000		90,740
February 14, 1972	41	3	40,000,000		1,153,472
March 16, 1972	41	3	17,000,000		420,997
September 13, 1972	41	3	2,500,000		59,049
February 28, 1973	40	3	25,000,000		1,187,283
April 12, 1973	42	3	96,300,000		9,025,698
April 12, 1973	43	3	5,300,000		660,833
April 12, 1973	40	3	25,200,000		789,191
January 28, 1974	40	3	5,000,000		324,754
April 19, 1974	40	3	2,800,000		243,894
September 11, 1974	41	3	25,700,000		3,089,571
September 13, 1975	41	3	5,000,000		655,297
September 13, 1975	41	3	5,000,000		654,578
September 13, 1975	41	3	5,000,000		932,416
February 18, 1976	40	3	11,900,000		1,330,388
February 18, 1976	40	3	27,900,000		3,096,094
February 18, 1976	40	3	23,400,000		4,163,785
February 18, 1976	40	3	90,800,000		11,019,278
July 21, 1977	41	3	59,500,000		10,762,035
July 21, 1977	40	3	43,800,000		6,620,609
June 7, 1979	30	3	40,000,000		8,463,994
January 25, 1980	40	3	30,000,000		7,255,059
May 18, 1981	40	3	27,000,000		7,191,196
October 12, 1994	20	6.25	1,640,370,000		209,617,850
September 14, 1998	16	LIBOR+0.5	48,000,000		2,606,129
October 23, 1998	15	LIBOR+0.75	2,000,000,000		200,000,000

Subtotal in Original Currency				USD	491,414,187

Subtotal in Equivalent Amount of Won(1)				￦	526,353,735,695

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ￦1,071.1, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.

b. Borrowings in Euro

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (EUR)	Principal Amount Outstanding as of December 31, 2012 (EUR)
March 27, 1985	30	2	6,000,000		365,629

Subtotal in Original Currency				EUR	365,629

Subtotal in Equivalent Amount of Won(1)				￦	517,840,353

(1)	Euro amounts are converted to Won amounts at the rate of EUR1.00 to ￦1,416.3, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.

c. Borrowings in Japanese Yen

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (JPY)	Principal Amount Outstanding as of December 31, 2012 (JPY)
June 22, 1988	25	4.25	2,679,000,000		71,465,000
June 22, 1988	25	4.25	5,920,000,000		155,475,000
June 22, 1988	25	4.25	5,254,000,000		103,717,000
June 22, 1988	25	4.25	4,440,000,000		119,825,000
December 13, 1989	25	Floating	8,745,658,966		1,304,852,166
October 31, 1990	25	4	4,320,000,000		675,966,000
October 31, 1990	25	4	5,414,000,000		359,244,000
October 31, 1990	25	4	2,160,000,000		350,034,000

Subtotal in Original Currency				JPY	3,140,578,166

Subtotal in Equivalent Amount of Won(1)				￦	39,178,712,620

Total External Borrowings in Equivalent Amount of Won				￦	566,050,273,570

(1)	Japanese yen amounts are converted to Won amounts at the rate of JPY100.00 to ￦1,247.50, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2012
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.5-5.75	2003-2012	2013-2042	362,893.4
Interest-Bearing Treasury Bond for National Housing I	2.5-3.0	2003-2012	2008-2017	45,805.2
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1988-2012	2008-2030	3,142.2
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	594.2
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	—	1967-1985	—	11.3

Total Bonds				412,446.3

2. Borrowings
Borrowings from The Bank of Korea	3.58	2012	2013	1,117.2
Borrowings from the Sports Promotion Fund	3.36	2011	2014	20.0
Borrowings from the Korea Credit Guarantee Fund	2.74-2.8	2012	2013	35.0
Borrowings from Korea Technology Finance Corporation	2.74-3.33	2012	2013	15.0
Borrowings from the Government Employees’ Pension Fund	2.74-3.88	2011-2012	2014-2015	60.0
Borrowings from the Film Industry Development Fund	3.04-3.85	2010-2011	2013-2014	50.0
Borrowings from the Culture and Arts Promotion Fund	3.29	2010	2013	20.0

Total Borrowings				1,767.2

Total Internal Funded Debt				414,213.5

(1)	Interest Rates and Years of Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2012
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	4.09-6.32	2008-2012	2013-2017	22,820.0
KAMCO	Floating-5.27	2009-2011	2013-2014	2,972.4
Korea Student Aid Foundation	Floating-5.26	2010-2012	2013-2032	6,900.0

Total Bonds				32,692.4

2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	91.2
Total Borrowings				91.2

Total Internal Guaranteed Debt				32,783.6

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and two years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will also not pay any additional amounts for taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (FATCA), U.S. Treasury regulations or administrative guidance promulgated thereunder or any law implementing an intergovernmental approach thereto. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations;

•	rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

•	rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

We may, however, create or permit a security interest:

•

on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea’s discount facilities or facilities for the funding of loans by us to our customers; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

•	of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

•	on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

•	arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

Events of Default

Unless otherwise specified in the applicable prospectus supplement in connection with a particular offering of debt securities, each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4,	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.	Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 44 of the KDB Act as of the issue date of the debt securities of such series, provided, however, that neither such event will constitute an event of default if, at such time, the debt securities of such series shall have the benefit of a Government Guarantee (as defined below).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in paragraph 6 above, “Government Guarantee” means a direct and irrevocable obligation by the Republic to guarantee or repay in full, or otherwise protect against any losses on any amount due under, or to purchase, the debt securities of such series, including principal of, premium, if any, and interest on the debt securities of such series, provided that:

a)	the Republic shall have expressly assumed the payment obligations in respect of the debt securities of such series under such Government Guarantee by way of agreement, deed, statute or any other instrument or law or regulation having a similar effect;

b)	the Government Guarantee shall be subject to the obligation to make all payments of principal of, premium, if any, and interest on the debt securities of such series without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions; any obligation to pay additional amounts as described in “—Additional Amounts” above shall apply to the Government Guarantee and the Republic, as guarantor; and

c)	we shall have obtained an opinion of independent legal advisers that the Government Guarantee is binding upon and enforceable against the Republic, and that the debt securities of such series shall remain our valid, binding and enforceable obligations.

We will notify holders of the debt securities of the occurrence of the cessation of government control or failure of support described under paragraph 6 above as soon as practicable thereafter setting out details of the event, cessation or failure described above and the establishment of the Government Guarantee, and shall make available for inspection by the holders copies of the documentation or statute, law or regulation, as the case may be, evidencing the Government Guarantee and the opinion described in paragraph (c) of the definition of “Government Guarantee” above, during normal business hours at the office of the fiscal agent.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

We may offer additional debt securities with original issue discount (“OID”) for U.S. federal income tax purposes as part of a further issue. Purchasers of debt securities after the date of any further issue will not be able to differentiate between debt securities sold as part of the further issue and previously issued debt securities of the same series. If we were to issue further debt securities with OID, purchasers of debt securities after such further issue may be required to accrue OID (or greater amounts of OID that they would otherwise have accrued) with respect to their debt securities. This may affect the price of outstanding debt securities following a further issue. Purchasers are advised to consult legal counsel with respect to the implications of any future decision by us to undertake a further issue of debt securities with OID.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel, Lee & Ko, has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

We have appointed the General Manager of our New York Branch, Mr. Jae Ik Kim, and the Senior Deputy General Manager of our New York Branch, Mr. Jong Kug Yoon, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Strategy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign

Exchange Transaction Act and Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Strategy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees to be Issued by Us

The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to our other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

Description of Guarantees to be Issued by The Republic of Korea

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax consideration applies to you so long as you are not:

•	a citizen of Korea;

•	a resident of Korea;

•	a corporation organized under Korean law;

•	a corporation of which the place of management is located in Korea; or

•	maintaining a permanent establishment or a fixed base in Korea for business, trade or otherwise.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you on the debt securities issued outside of Korea denominated in a foreign currency, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities issued outside of Korea, as long as such debt securities are denominated in a currency other than Won, provided that the disposition does not involve a transfer of such debt securities within Korea and the disposition does not involve a transfer of such debt securities by a resident of Korea or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation). If you sell or otherwise dispose of such debt securities within Korea, any gain realized on the transaction will generally be taxable at ordinary Korean withholding tax rates (the lesser of 22.0% of net gain or 11% of gross sale proceeds with respect to transactions), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of the debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean transfer tax, stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations or rulings specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us or any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by us under our guarantee on the debt securities denominated in a foreign currency and issued by a third-party Korean issuer are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic or third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, Chile, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Greece, Hungary, India, Indonesia, Iran, Ireland, Israel, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Russia, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5% (including surtax), and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

This summary deals only with debt securities that are properly treated as indebtedness for U.S. federal income tax purposes. Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

The gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain

Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply. Under proposed legislation, U.S. holders described in this paragraph would be required to accrue acquisition discount on short-term debt securities acquired after December 31, 2013, rather than original issue discount. No assurance can be given as to whether the proposed legislation will be enacted, or if so in what form. Prospective investors should consult their own tax advisors concerning the potential application of this proposed legislation to their investment in such debt securities.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by

0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Legislation has been proposed that would require a U.S. holder to accrue market discount on a debt security if the holder acquired the debt security after December 31, 2013. Under the proposed legislation, a U.S. holder would be required to include in gross income the sum of the “daily portions” of market discount, subject to a maximum inclusion amount, for all days during the taxable year that the U.S. holder owns such debt security, in a manner similar to the inclusion of original issue discount described above. No assurance can be given as to whether the proposed legislation will be enacted, or if so in what form. Prospective investors should consult their own tax advisors concerning the potential application of these rules to their investment in debt securities.

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

In addition, a U.S. holder may be subject to certain reporting requirements with respect to the holding of certain foreign financial assets, including debt of foreign issuers, if the aggregate value of all of such assets exceeds US$50,000. A U.S. holder should consult its own tax advisor regarding the application of the information reporting rules to our debt securities and to its particular situation.

In order to avoid potentially adverse U.S. federal tax consequences, “foreign financial institutions” will be required, for years beginning after December 31, 2012, to collect information on certain financial accounts held by U.S. persons and submit such information to the U.S. Internal Revenue Service (“IRS”) by March 31, 2015. We may qualify as a “foreign financial institution” under these rules. However, the application of these rules to amounts paid on or with respect to the debt securities is not clear. For example, it is not yet clear what information we would be required to provide to the IRS with respect to holders of the debt securities. By purchasing the Notes, U.S. holders agree to provide an IRS form W-9, and whatever other information may be necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of an investor’s failure to comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Guarantees

A description of the tax consequences of an investment in guarantees will be provided in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities, warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Jae Ik Kim, General Manager of our New York Branch, or Mr. Jong Kug Yoon, Senior Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Byeong Sun Song, Financial Attache, Korean Consulate General in New York, located at 335 East 45th Street, New York, New York 10017.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under “The Korea Development Bank” (except for the information set out under “The Korea Development Bank—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Korea Development Bank—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our separate financial statements as of and for the year ended December 31, 2012, appearing in this prospectus, have been audited by KPMG Samjong Accounting Corp., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our separate financial statements as of and for the year ended December 31, 2011, appearing in this prospectus, have been audited by Ernst & Young Han Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•

difficulties in the housing and financial sectors in the United States and elsewhere and increased sovereign default risks in selected countries and the resulting adverse effects on the global financial markets;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese Yen exchange rates or revaluation of the Chinese Renminbi), interest rates and stock markets;

•	substantial decreases in the market prices of Korean real estate;

•	increasing delinquencies and credit defaults by consumer and small and medium sized enterprise borrowers;

•	declines in consumer confidence and a slowdown in consumer spending;

•	adverse developments in the economies of countries that are important export markets for the Republic, such as the United States, Japan and China, or in emerging market economies in Asia or elsewhere;

•

the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the Republic to China);

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	the economic impact of any pending or future free trade agreements;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the recurrence of severe acute respiratory syndrome, or SARS, or an outbreak of swine or avian flu in Asia and other parts of the world;

•	deterioration in economic or diplomatic relations between the Republic and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the Republic;

•	hostilities or unrest involving oil producing countries in the Middle East and Northern Africa and any material disruption in the supply of oil or increase in the price of oil;

•

the occurrence of severe earthquakes, tsunamis or other natural disasters in Korea and other parts of the world, particularly in trading partners (such as the March 2011 earthquake in Japan, which also resulted in the release of radioactive materials from a nuclear plant that had been damaged by the earthquake); and

•	an increase in the level of tension or an outbreak of hostilities between North Korea and the Republic or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

HEAD OFFICE OF THE BANK

16-3, Youido-dong,

Youngdeungpo-gu, Seoul 150-973

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Lee & Ko 18th Floor Hanjin Main Building 118 Namdaemun-ro 2 ga, Jung-gu Seoul 100-770 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road Causeway Bay, Hong Kong

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

KPMG Samjung Accounting Corp.

10th Floor, Star Tower

737 Yeoksam-dong

Gangnam-gu, Seoul 135-984

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542